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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
RURAL CELLULAR CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

[LOGO]

      , 2000

Dear Shareholder:

    On behalf of the board of directors and management of Rural Cellular Corporation, it is my pleasure to invite you to a special meeting of shareholders.

    The special meeting will be held on      , March  , 2000, at our headquarters, 3905 Dakota Street S.W., Alexandria, Minnesota, at        p.m., Minnesota time. At the meeting, we will vote on the matters described in the attached proxy statement and notice of special meeting of shareholders.

    We urge you to read the enclosed proxy statement and notice and to exercise your right to vote.

    Please mark, sign and return your proxy(ies) promptly in the enclosed envelope, which requires no postage if mailed in the United States. If you prefer, you may vote by phone. The instructions are contained on the proxy card. Please return your proxy or vote by phone even if you intend to be present at the meeting.

    On behalf of the board of directors and management, I thank you for your participation by voting and for your continued support of and interest in Rural Cellular Corporation.

    We hope that you will be able to attend the meeting and look forward to seeing you there.

Sincerely,

[SIGNATURE]

Richard P. Ekstrand

President and Chief Executive Officer

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
March  , 2000

    Please take notice that a special meeting of the shareholders of Rural Cellular Corporation, a Minnesota corporation, will be held at the Company's headquarters, 3905 Dakota Street S.W., Alexandria, Minnesota, on      , March  , 2000 at       p.m., Minnesota time, to consider and vote upon the following matters:

  •
  To consider and vote upon a proposal to issue up to 200,000 shares of Class M redeemable voting convertible preferred stock, convertible into shares of Class A common stock at a conversion price of $53.00 per share, which, if converted, would result in the issuance of shares of our Class A common stock comprising 20% or more of the Class A common stock outstanding before such issuance;

  •
  To consider and vote upon a proposal to adopt an amendment to the Articles of Incorporation of the Company that will increase the number of authorized shares of capital stock to 300,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 90,000,000 undesignated shares; and

  •
  To consider and vote upon a proposal to amend the Bylaws of the Company to increase the size of the Board of Directors to eleven members.

    The Board of Directors of the Company has fixed the close of business on            , 2000, as the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. The transfer books of the Company will not be closed.

    You are urged to complete, date, sign, and return the accompanying proxy card in the enclosed, self-addressed envelope or to vote by phone as described on the proxy card. In addition, please attend the special meeting if you can do so.

BY ORDER OF THE BOARD OF DIRECTORS

[SIGNATURE]

Don C. Swenson
Secretary

Dated:

RURAL CELLULAR CORPORATION
3905 Dakota Street S.W.
Alexandria, Minnesota 56308

PROXY STATEMENT
FOR SPECIAL MEETING OF SHAREHOLDERS
March   , 2000

SOLICITATION AND REVOCATION OF PROXIES

    The accompanying proxy is solicited by the board of directors of Rural Cellular Corporation in connection with a special meeting of the shareholders of Rural Cellular Corporation, which will be held on            , 2000, and any adjournments thereof.

How To Vote

  •
  By signing and returning the enclosed proxy card, you will be giving your proxy to our board of directors and authorizing them to vote your shares.

How Your Proxy Will be Voted

  •
  Your shares will be voted in accordance with the choices specified by you on the proxy card. If you sign your proxy card but do not give any voting instructions, your proxy, subject to the following, will be voted FOR the issuance of the Class M convertible preferred stock, FOR the amendment of our Articles of Incorporation, and FOR the amendment to our Bylaws to increase the size of the Board of Directors.

How to Revoke Your Proxy

  •
  You have the power to revoke your grant of proxy at any time prior to the convening of the special meeting. Revocation must be in writing, signed in exactly the same manner as the proxy, and dated. Revocations of proxy will be honored if received at our offices, addressed to Don C. Swenson, Secretary, on or before            , 2000. In addition, on the day of the meeting, prior to the convening thereof, revocations may be delivered to the tellers, who will be present at the meeting. Revocation may also be effected by delivery of an executed, later dated proxy. Unless revoked, all properly executed proxies received in time will be voted.

Abstentions

  •
  If you return your signed proxy and you abstain from voting as to any matter, then your shares will be deemed present at the meeting for purposes of determining a quorum and for purposes of calculating the vote with respect to such matter, but shall not be deemed to have been voted in favor of such matter. Abstentions, therefore, as to any proposal will have the same effect as votes against such proposal.

Broker Non-Votes

  •
  If a broker turns in a "non-vote" proxy, indicating a lack of voting instruction by the beneficial holder of the shares and lack of discretionary authority on the part of the broker to vote on a particular matter, then the shares covered by such non-vote proxy shall be deemed present at the meeting for purposes of determining a quorum but shall not be deemed to be represented at the meeting for purposes of calculating the vote required for approval of such matter.

Costs of Solicitation

  •
  We will pay for costs of soliciting proxies, including the costs of preparing and mailing the notice of special meeting of shareholders and this proxy statement. Solicitation will be primarily by mailing this proxy statement to all shareholders entitled to vote at the meeting. Proxies may be solicited by our officers or other employees, who will receive no special compensation for their services. We may reimburse brokers, banks, and others holding shares in their names for others for the costs of forwarding proxy material to, and obtaining proxies from, beneficial owners.

    Copies of this proxy statement and proxies will first be mailed to shareholders on or about            , 2000.

VOTING RIGHTS

    Only shareholders of record at the close of business on            , 2000 are entitled to notice of and to vote at the special meeting or any adjournment thereof. As of that date, there were issued and outstanding            shares of Class A common stock and             shares of Class B common stock, the only classes of our securities entitled to vote at the meeting. Each holder of record of Class A common stock is entitled to one vote for each share registered in his or her name as of the record date, and each holder of record of Class B common stock is entitled to ten votes for each share registered in his or her name as of the record date. No shareholder will have appraisal rights or similar dissenter's rights as a result of any matters expected to be voted on at the meeting. The presence in person or by proxy of holders of a majority of the voting power represented by the outstanding shares of the Class A and Class B common stock, in the aggregate, entitled to vote at the special meeting will constitute a quorum for the transaction of business.

VOTES REQUIRED AND BOARD RECOMMENDATIONS

    Adoption of the proposal to issue the Class M convertible preferred stock and adoption of the amendment to our Articles of Incorporation require the affirmative vote of a majority of voting power of all shares present and entitled to vote (in person or by proxy). Adoption of the amendment to the Bylaws requires the affirmative vote of the holders of not less than 2/3 of the voting power of all shares outstanding and entitled to vote, voting together as a single class.

    Our board of directors recommends that you vote FOR the issuance of the Class M convertible preferred stock, FOR the amendment of our Articles of Incorporation, and FOR the amendment to the Bylaws. Your proxy will be so voted unless you specify otherwise.

OWNERSHIP OF VOTING SECURITIES

    The following table sets forth information provided to us by the holders, or contained in our stock ownership records, regarding beneficial ownership of our common stock as of [            , 2000] (except as otherwise noted), and after giving effect to this offering, by:

  •
  each person known by us to be the beneficial owner of more than 5% of any class of our outstanding common stock;

  •
  each Named Executive Officer (as defined in the rules of the Securities and Exchange Commission);

  •
  each director; and

  •
  all directors and executive officers as a group.

    Unless otherwise indicated, each person has sole voting and investment power with respect to the shares listed.

	Class A		Class B
					Percentage of combined voting power
Name and address of beneficial owner	Number of shares	Percentage of class	Number of shares	Percentage of class
Baron Capital Group, Inc.(1) 767 Fifth Avenue 24th Floor New York, NY 10153	800,000	9.9%	-	-	4.3%
Franklin Resources, Inc.(2) 777 Mariners Island Boulevard San Mateo, CA 94404	732,200	9.1	-	-	4.0
Telephone & Data Systems, Inc.(3) 30 North LaSalle Street Chicago, IL 60602	586,799	7.3	132,597	12.8%	10.4
Goldman Sachs Asset Management (4) 85 Broad Street New York, New York 10004	470,650	5.8	-	-	2.6
Arvig Enterprises, Inc. 160 2nd Ave. S.W. Perham, MN 56573	338,893	4.2	121,664	11.8	8.4
Consolidated Telephone Company 1102 Madison Street Brainerd, MN 56401	171,107	2.1	86,189	8.4	5.6
Sherburne TelCom, Inc. 444 N. Eagle Lake Road Big Lake, MN 55309	133,123	1.6	54,289	5.3	3.7
Melrose Telcom, Inc. 320 East Main Street Melrose, MN 56352	105,822	1.3	79,493	7.7	4.9
Hector Communications Corporation(5) 211 South Main Street Hector, MN 55342	70,381	0.9	75,361	7.3	4.5
Paul Bunyan Rural Telephone Cooperative(6) 1831 Anne Street NW Bemidji, MN 56601	54,106	*	85,332	8.3	4.9
West Central CelCom, Inc. 209 Minnesota Avenue Sebeka, MN 56477	-	-	79,857	7.7	4.3
Richard P. Ekstrand(7)	205,177	2.5	32,708	3.2	2.9
Jeffrey S. Gilbert(8)	70,956	*	85,332	8.3	5.0
Ann K. Newhall(9)	32,000	*	-	-	*
Marvin C. Nicolai(10)	188,257	2.3	86,189	8.4	5.7
George M. Revering(11)	100,100	1.2	-	-	*
Wesley E. Schultz(12)	79,517	1.0%	-	-	*
Don C. Swenson(13)	361,707	4.5	121,664	11.8%	8.6%
George W. Wikstrom(14)	95,535	1.2	34,944	3.4	2.4
Scott G. Donlea(15)	41,664	*	-	-	*
David J. Del Zoppo(16)	8,347	*	-	-	*
All directors and executive officers as a group (10 persons)(17)	1,183,260	14.1%	360,837	35.0%	25.6%

*
Denotes less than 1%.

(1)
Based on Schedule 13G dated May 11, 1998 (updated by information provided to us as of October 31, 1999), filed jointly by Baron Capital Group, Inc., BAMCO, Inc., an investment adviser; Baron Small Cap Fund, an investment company, and Ronald Baron. Baron Capital Group and Mr. Baron disclaim beneficial ownership of securities held by BAMCO, Inc. and Baron Small Cap Fund (or the investment advisory clients thereof) to the extent the shares are held by persons other than Baron Capital Group and Mr. Baron. BAMCO, Inc. disclaims beneficial ownership of shares held by its investment advisory clients other than its affiliates.

(2)
Based on Schedule 13G dated February 2, 1999 (updated by information provided to us as of October 31, 1999), filed jointly by Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr., principal shareholders of Franklin Resources, Inc., and Franklin Advisers, Inc., a subsidiary of Franklin Resources, Inc. Franklin Advisers, Inc. has sole voting and dispositive power over the shares, which are held for the benefit of investment advisory clients.

(3)
Based on Schedule 13G dated February 11, 1999. Includes shares of Class A and Class B common stock owned by Arvig Cellular, Inc. (172,348 Class A and 70,243 Class B); Mid-State Telephone Co. (74,746 Class A and 31,177 Class B); and Minnesota Invco RSA #5 (339,705 Class A and 31,177 Class B). Telephone & Data Systems, Inc. owns (i) 100% of TDS Telecommunications Corporation, which owns 100% of Arvig Telcom, Inc., which in turn owns 100% of Arvig Cellular, Inc., and 100% of Mid-State Telephone Co. and (ii) approximately 96% of the issued and outstanding shares of United States Cellular Corporation, which owns 100% of United States Cellular Investment Company, which owns 100% of Minnesota Invco RSA #5, Inc. In connection with the Triton acquisition (described in the Appendix under "Pending Acquisition"), we will exchange, through the issuance of Class T convertible preferred stock or convertible debentures, a sufficient number of shares held by Telephone & Data Systems, Inc. and its affiliates to reduce their total holdings to 5% or less. This will be done to comply with Federal Communications Commission rules regarding ownership of competing cellular licenses.

(4)
Based on Schedule 13G/A dated January 10, 2000, filed by Goldman Sachs Asset Management, an operating division of Goldman Sachs & Co. Goldman Sachs Asset Management disclaims beneficial ownership of shares owned by (i) any client accounts with respect to which it or its employees have voting or investment discretion, or both, and (ii) certain investment entities of which its affiliate is the general partner or other manager, to the extent interests in such entities are held by persons other than the Asset Management division.

(5)
Includes shares of Class A and Class B common stock owned by Felton Telephone Company (20,000 Class A shares and 37,680 Class B shares) and Loretel Systems, Inc. (50,381 Class A shares and 37,681 Class B shares). Hector Communications Corporation owns 68% of Alliance Telecommunications Corporation. Alliance Telecommunications Corporation owns 100% of Felton Telephone Company and Loretel Systems, Inc.

(6)
Includes 19,285 shares of Class A common stock owned by a subsidiary of Paul Bunyan Rural Telephone Cooperative.

(7)
Includes 97,276 shares of Class A common stock and 32,708 shares of Class B common stock owned by Lowry Telephone Co., Inc., of which Mr. Ekstrand is the sole shareholder and Vice President, and 1,000 shares of Class A common stock held by or on behalf of Mr. Ekstrand's children. Also includes 81,583 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(8)
Includes 34,821 shares of Class A common stock and 85,332 shares of Class B common stock owned by Paul Bunyan Rural Telephone Cooperative, of which Mr. Gilbert is Assistant Manager, and 19,285 shares of Class A common stock owned by Northern Communications, Inc., of which Mr. Gilbert is the General Manager. Mr. Gilbert disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(9)
Includes 29,000 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(10)
Includes 171,107 shares of Class A common stock and 86,189 shares of Class B common stock owned by Consolidated Telephone Company, of which Mr. Nicolai is the General Manager. Mr. Nicolai disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(11)
Includes 15,750 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(12)
Includes 76,846 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(13)
Includes 338,893 shares of Class A common stock and 121,664 shares of Class B common stock owned by affiliates of Arvig Enterprises, Inc., of which Mr. Swenson is a member of the board of directors. Mr. Swenson disclaims beneficial ownership of these shares. Also includes 15,750 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(14)
Includes 81,535 shares of Class A common stock and 34,944 shares of Class B common stock owned by Wikstrom Telephone Company, Inc., of which Mr. Wikstrom is a shareholder and Vice President. Mr. Wikstrom disclaims beneficial ownership of these shares. Also includes 10,500 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(15)
Includes four shares of Class A common stock owned by or on behalf of Mr. Donlea's wife and children and 31,760 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(16)
Includes 8,347 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

(17)
Includes 301,036 shares of Class A common stock that may be purchased upon exercise of currently exercisable options.

PROPOSAL NO. 1
APPROVAL OF ISSUANCE OF CLASS M CONVERTIBLE PREFERRED STOCK

    We propose to issue up to 200,000 shares of Class M convertible preferred stock pursuant to an agreement with Madison Dearborn Capital Partners III, LP, Boston Ventures Limited Partnership V, and Toronto Dominion Investments, Inc. These shares would be immediately convertible, at the initial conversion price of $53.00 per share, to 3,773,585 shares of our Class A common stock (or approximately  % of our outstanding voting securities). This number could increase if we issue additional shares of Class M convertible preferred stock in payment of dividends. The Class M preferred stock is to be issued concurrently with the closing of the Triton acquisition (described in the Appendix under "Pending Acquisition"). The rules that govern continued listing of our Class A common stock by the Nasdaq National Market require shareholder approval prior to the issuance of securities in connection with an acquisition which could result in the issuance of shares of common stock in an amount equal to 20% or more of the number of shares outstanding immediately prior to the issuance. Accordingly, we are seeking your approval of the issuance of the Class M convertible preferred stock in an amount that, upon conversion, would exceed 19.9% of our outstanding common stock.

    If the shareholders do not approve the issuance of Class M convertible preferred stock above the 19.9% ceiling, we may nonetheless proceed to issue the full 200,000 shares of Class M preferred stock, except that shares in excess of the 19.9% ceiling will have no voting or conversion rights. Such nonconvertible shares would have certain additional redemption rights, as described below. Under our agreement with the purchasers of the Class M preferred stock we are obligated, if we consummate the Triton acquisition, to issue a minimum of 100,000 shares of Class M preferred stock (with voting and conversion rights) whether or not the shareholders approve issuance of a greater number of voting convertible securities.

Terms of Class M Preferred Stock

    The 200,000 shares of Class M preferred stock will include redeemable voting convertible preferred stock and may include redeemable nonvoting nonconvertible preferred stock. The issue price is $1,000 per share. Redeemable voting convertible preferred stock will represent no more than 19.9% of the combined voting power or number of shares of common stock outstanding as of the date of issuance of the Class M preferred stock (reduced by any other convertible securities issued in connection with the Triton acquisition) unless our shareholders vote to approve the issuance of additional shares in accordance with the rules of the Nasdaq Stock Market.

    Dividends; Conversion; Ranking.  The Class M preferred stock will be entitled to cumulative dividends at a rate of 8.0% per annum and will participate in any dividends payable on the Class A common stock. If the holders of the Class M preferred stock require that dividends be paid on a periodic basis we may, at our option, pay the dividends through the issuance of additional shares of Class M convertible voting preferred stock or Class M nonconvertible, nonvoting preferred stock, as the case may be. The Class M convertible preferred stock may be converted into Class A common stock at a conversion rate of $53.00 per share at the option of an investor at any time after it is issued. The per share amount represents an 18.3% premium to the trailing 15-trading-day average closing price of the Class A common stock from September 27, 1999 to (and including) October 15, 1999. The Class M preferred stock will rank junior to our senior exchangeable preferred stock, junior exchangeable preferred stock, Class T convertible preferred stock and junior bridge preferred stock, if issued, with respect to dividend rights and rights on liquidation, winding-up, and dissolution.

    Redemption.  The Class M preferred stock is subject to redemption, as described below.

When	Terms	At Whose Election
Within 90 days after issuance	A maximum of $25 million may be redeemed and a minimum of $100 million must remain outstanding after redemption. The redemption price is 102% of issue price ($1,000) plus accrued dividends	At our option, but we must redeem nonconvertible shares (if any) before redeeming any convertible shares
Any time when less than $25 million in Class M preferred stock remains outstanding	The redemption price of Class M convertible preferred stock is $1,000/share (issue price) plus all accrued dividends. The redemption price of Class M nonconvertible preferred stock (if any) (the "nonconvertible redemption price") is the greater of (i) the issue price ($1,000), plus accrued dividends or (ii) a price based on the trailing 15-day average market price of our Class A common stock multiplied by the number of shares of Class A common stock into which the nonconvertible shares could be converted if they were convertible shares	At our option. However, holders of nonconvertible Class M preferred stock can elect to receive the redemption price in cash or Class A common stock. Accordingly, we can exercise this option only if we can pay the redemption price for the nonconvertible Class M preferred stock with shares of our Class A common stock
Twelve years after date of issuance	The redemption price of Class M convertible preferred stock is $1,000/share (issue price) plus all accrued dividends. The redemption price of Class M nonconvertible preferred stock (if any) is the nonconvertible redemption price described above	Mandatory redemption. We may pay the redemption price in cash or Class A common stock, at our option.
Five years after date of issuance	The redemption price of Class M convertible preferred stock is $1,000/share (issue price) plus all accrued dividends. The redemption price of Class M nonconvertible preferred stock (if any) is the nonconvertible redemption price described above	At our option. However, holders of nonconvertible Class M preferred stock can elect to receive the redemption price in cash or Class A common stock. Accordingly, we can exercise this option only if we can pay the redemption price for the Class M nonconvertible preferred stock with shares of our Class A common stock
Any time after three years from date of issuance if the closing price of our Class A common stock is at least 175% of $53 (i.e. $92.75) for 30 consecutive days	The redemption price of Class M convertible preferred stock is $1,000/share (issue price) plus all accrued dividends. The redemption price of Class M nonconvertible preferred stock (if any) is the nonconvertible redemption price described above	At our option. However, holders of nonconvertible Class M preferred stock can elect to receive the redemption price in cash or Class A common stock. Accordingly, we can exercise this option only if we can pay the redemption price for the Class M nonconvertible preferred stock with shares of our Class A common stock
After August 15, 2003	Applies only to nonconvertible shares (if any). The redemption price is the nonconvertible redemption price described above. This option is not exercisable if the repurchase would violate the terms of our outstanding senior securities.	At the option of the holders. We may pay the redemption price in cash or Class A common stock, at our option.

    The investors also have the right to require us to buy back the Class M preferred stock upon a change in control of Rural Cellular.

    Restrictions on Company.  So long as the Class M preferred stock is outstanding, Rural Cellular will not be permitted to declare, pay or set apart for payment any dividends or other distribution on any stock junior to the Class M preferred stock (other than dividends payable in shares of junior stock), or purchase, redeem, retire or otherwise acquire any shares of junior stock, or any option or warrant in respect thereof, other than out of cumulative earnings available to common stock, net proceeds from the sale of junior stock subsequent to the issue date, or equity subscription or stock option agreements in effect on the issue date.

    Registration Rights.  Holders of the Class A stock issued upon conversion of the Class M stock will be entitled to certain demand and participatory registration rights.

    Board Membership.  Madison Dearborn and Boston Ventures will each have the right to designate one member of our board of directors. This right terminates at any time that either of these investors holds an amount of Class M preferred stock less than 50% of the Class M preferred stock originally issued to Madison Dearborn (or Class A common stock issued upon conversion thereof).

    Voting Rights.  With the exception of certain matters affecting their particular rights, the holders of the Class M convertible preferred stock will vote on all matters with the holders of our Class A common stock on an as-converted basis. For example, if all 200,000 shares of the Class M preferred stock are voting preferred shares, the holders of the Class M preferred stock would have the equivalent of 3,773,585 shares of Class A common stock for voting purposes.

Use of Proceeds from Sale of Class M Preferred Stock

    We will use the proceeds of issuance of the Class M preferred stock, with other funds, to complete the proposed acquisition of the licenses, operations, and related assets of Triton Cellular Partners, L.P. The Triton acquisition is described under "Pending Acquisition" in the Appendix to this proxy statement. As stated above, your approval of the issuance of the Class M preferred stock in an amount convertible into Class A common stock at and above the 19.9% ceiling is required by our listing agreement with The Nasdaq Stock Market. We are not asking you to vote on the Triton acquisition since under Minnesota corporate law, your approval of the acquisition is not required.

    Although the issuance of the Class M preferred stock is not a condition precedent to the completion of the Triton acquisition, the failure to approve the issuance of the Class M convertible preferred stock in amounts in excess of the 19.9% ceiling could delay the completion of the acquisition and add to the Company's costs. If the acquisition is not completed, the Class M preferred stock may not be issued.

Effects of Issuance

    The issuance of the Class M convertible preferred stock, like the authorization and potential issuance of capital stock described under Proposal No. 2, could discourage or make more difficult a change in control of the Company. The existence of the Class M convertible preferred stock (and the potential for issuance of additional Class A common stock upon conversion of the Class M convertible preferred stock) could frustrate the efforts of persons seeking to take over or gain control of the Company, whether or not the change in control is favored by a majority of unaffiliated shareholders. The issuance of the Class M convertible preferred stock and its conversion into Class A common stock will have the effect of reducing the percentage voting interest of currently outstanding voting securities. In addition, the issuance of the Class M convertible preferred stock and its conversion to Class A common stock may have a dilutive effect on our earnings per share and on the trading price of our outstanding securities. The likelihood or magnitude of these effects is difficult to predict since they are dependent in part on circumstances beyond our control.

    The funding for the Triton acquisition entails the issuance of additional series of preferred stock (described in the Appendix to this proxy statement under "Description of Financing Arrangements") which may compound these effects. In addition, the Company has adopted other antitakeover devices, including classification of its board of directors and share rights plans. (See "Description of Capital Stock" in the Appendix).

    Further, the Class M convertible preferred stock is convertible at a price which is less than the recent market prices for our Class A common stock. Thus, the Company will be effectively issuing Class A common stock for less consideration than it might receive if it sold Class A common stock directly to the public or other investors at the time of conversion.

PROPOSAL NO. 2
APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION
TO INCREASE AUTHORIZED SHARES

    Rural Cellular's authorized capital is currently 30,000,000 shares of capital stock, consisting of 15,000,000 shares of Class A common stock, par value $.01 per share, 5,000,000 shares of Class B common stock, par value $.01 per share, and 10,000,000 undesignated shares, par value $.01 per share, of which 450,000 shares have been designated as 11 3/8% senior exchangeable preferred stock, 200,000 shares have been designated as Series A junior participating preferred stock, and 50,000 shares have been designated as Series B junior participating preferred stock. We are proposing an amendment to our Articles of Incorporation to increase the authorized capital stock to 300,000,000 shares, consisting of 200,000,000 shares of Class A common stock, par value $.01 per share; 10,000,000 shares of Class B common stock, par value $.01 per share, and 90,000,000 undesignated shares, par value $.01 per share.

    As of            , 2000,            shares of Class A common stock,             shares of Class B common stock, and            shares of 11 3/8% senior exchangeable preferred stock were issued and outstanding. In addition,            shares of Class A common stock are reserved for issuance under stock option and stock purchase plans, and the Company intends to issue approximately            shares of Class A common stock, 25,000 shares of 11 3/8% senior exchangeable preferred stock, and 110,000 shares of junior exchangeable preferred stock in public offerings anticipated to be completed prior to the special meeting. If the issuance of the Class M convertible preferred stock is approved, and if 200,000 shares of such convertible preferred stock are issued, we expect to reserve for issuance on conversion of the Class M convertible preferred stock approximately 3,773,585 shares of Class A common stock.

    A principal reason for adopting the amendment to our Articles of Incorporation is to provide the Company with additional authorized shares to permit issuance of up to 3,773,585 shares of Class A common stock upon conversion of the Class M preferred stock, the issuance of which is discussed under Proposal No. 1 in this proxy statement. In addition, we believe that we will need additional authorized shares for issuance in future acquisitions and for other corporate purposes, including but not limited to equity financings, convertible security financings, stock dividends and stock splits, and options and other stock-based compensation for employees.

    Approval of the amendment to our Articles of Incorporation, like the issuance of the Class M convertible preferred stock, is not a condition precedent to the Triton acquisition. If the Articles of Amendment are approved and for any reason the acquisition is not completed or the Class M preferred stock is not issued, the Articles of Amendment will be implemented notwithstanding. As noted above, we believe that the increase in authorized capital stock is desirable for a variety of reasons, whether or not such increase is required in connection with the issuance of the Class M convertible preferred stock.

  Form of Articles Amendment

    The form of the amendment is set forth below.

    Section 2.01 of Article II of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

      2.01 Number and Classes of Shares. The aggregate number of shares of capital stock which this Corporation shall have the authority to issue is 300,000,000 shares, of which 200,000,000 shares shall be Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), 10,000,000 shares shall be Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), and 90,000,000 shares shall be undesignated shares of capital stock, $.01 par value per share (the "Undesignated Shares"). (The Class A Common Stock and Class B Common Stock are sometimes referred to collectively herein as the "Common Stock.") The board of directors is authorized to establish from the Undesignated Shares, by resolution adopted and filed in the manner provided by law, one or more classes or series of shares, to set forth the designation of each such class or series, and to fix the relative rights and preferences of each such class or series to the full extent permitted by law. In addition, and without limitation of the foregoing, the board of directors is authorized to designate additional shares of any designated class or series of capital stock (including Class A Common Stock, Class B Common Stock and any class of junior or preferred stock) from the Undesignated Shares. Except as otherwise provided in Section 2.02 hereof, the Board shall be authorized to issue shares of Common Stock to holders of Common Stock and to holders of any class or series of Undesignated Shares and to issue shares of any class or series of Undesignated Shares to holders of Common Stock and to holders of any class or series of Undesignated Shares, in any case, for any purpose. If at any time no Class B Common Stock remains outstanding, the board of directors is authorized to redesignate the Class B Common Stock as Class A Common Stock. Prior to the effective date of this amended and restated Section 2.01, the board of directors utilized a portion of the Undesignated Shares to establish several classes and series of capital stock and no such class or series of capital stock shall be affected in any respect by this amended and restated Section 2.02, regardless of whether a statement with respect to such capital stock has heretofore been filed with the office of the Minnesota Secretary of State pursuant to Minnesota Statutes Section 302A.401, Subd. 3(b).

Future Issuance of Authorized Shares

    Although a principal purpose of the adoption of the amendment is to provide sufficient shares for conversion of the Class M convertible preferred stock, other important purposes are to provide additional authorized capital stock for issuance in future acquisitions and for other corporate purposes, including but not limited to equity financings, convertible security financings, stock dividends and stock splits, and options and other stock-based compensation for employees. Our board of directors will have the ability to authorize the issuance of the additional shares in acquisitions and other transactions in its sole discretion and without the delay and expense of obtaining shareholder approval, except where shareholder approval for such issuance is required by applicable stock exchange rules or state law.

    In connection with the Triton acquisition, and in order to comply with Federal Communications Commission requirements, we have reached an agreement with Telephone & Data Systems, Inc. to exchange a sufficient number of its shares of our Class A and Class B common stock to reduce its ownership of our common stock to less than 5% for either shares of Class T convertible preferred stock or convertible debentures which will be created specifically for the exchange.

    Except for the issuances noted above, and except for the shares which may be issued upon conversion of the Class M preferred stock and otherwise in connection with the funding of the Triton acquisition, we currently do not have any plans, commitments, or undertakings to issue any additional shares of stock. However, we continue to actively evaluate possible acquisitions and will effect one or more such transactions if we determine that such transactions are in the best interests of the Company and its shareholders. One or more of these transactions could involve the issuance of shares of our capital stock.

Possible Effect of Increase in Authorized Shares

    One result of the proposed increase in the number of shares of capital stock authorized for future issuance is that it may discourage or make more difficult a change in control of the Company. Additional shares could be used under certain circumstances to dilute the voting power of, create voting impediments for, or otherwise frustrate the efforts of persons seeking to effect the takeover or gain control of the Company, whether or not the change of control is favored by a majority of unaffiliated shareholders. For example, such shares could be privately placed with purchasers who might side with the board of directors in opposing a hostile takeover bid. We have other defenses available against acts of third parties that are designed to effect a change of control of the Company. These defenses are described in the Appendix to this proxy statement under "Description of Capital Stock."

    Any issuance of Class A common stock would have, and any issuance of any other voting stock, including preferred stock, could have, the effect of reducing the percentage voting interest of currently outstanding common stock. It is not possible to predict in advance whether the issuance of additional shares will have a dilutive effect on earnings per share or on the trading price of the Class A common stock, as such effects depend on the specific circumstances of particular transactions, as well as events outside of our control.

    See also the discussion of this topic under Proposal No. 1, above.

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

    Our next annual meeting of shareholders is expected to be held on or about May 18, 2000, and proxy materials in connection with that meeting are expected to be mailed on or about April 5, 2000. In order to be included in the proxy materials for the annual meeting, shareholder proposals prepared in accordance with the proxy rules must have been received by us on or before December 8, 1999.

    In addition, pursuant to Rule 14a-4 under the Exchange Act, a shareholder must give notice prior to February 21, 2000, of any proposal which such shareholder intends to raise at the annual meeting. According to Rule 14a-4, if we receive notice of such proposal on or after February 21, 2000, the persons named in the proxy solicited by our board of directors for the annual meeting may exercise discretionary voting power with respect to such proposal.

    Further, under our Bylaws, a shareholder must give notice in writing to our Secretary no later than March 30, 2000, for business to be properly brought before the annual meeting. Any proposal not submitted by such date will not be considered at the annual meeting.

INDEPENDENT ACCOUNTANTS

    Arthur Andersen LLP, independent auditors, have audited the following financial statements. We have included these financial statements in this proxy statement in reliance on Arthur Andersen LLP's reports, given their authority as experts in accounting and auditing.

  •
  Our audited consolidated financial statements as of December 31, 1997 and 1998 and for each of the three years in the period ended December 31, 1998.

  •
  The consolidated financial statements of Triton Cellular Partners, L.P. and Subsidiaries as of December 31, 1998 and September 30, 1999 and for the year ended December 31, 1998 and the nine months ended September 30, 1999.

  •
  The consolidated financial statements of Point Telesystems, Inc. for the year ended December 31, 1997 and for the period from January 1, 1998 through January 15, 1998.

    The audited consolidated financial statements of Atlantic Cellular Company, L.P. and Subsidiaries as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997, included in this proxy statement, have been audited by KPMG LLP, independent certified public accountants, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in giving said report.

    Representatives of Arthur Andersen LLP are expected to be present at the special meeting, will be given an opportunity to make a statement if they choose to do so, and will be available to respond to appropriate questions from shareholders.

FORWARD-LOOKING STATEMENTS

    All statements contained in this proxy statement (including the Appendix) and in the documents incorporated by reference in this proxy statement that are not historical facts, including but not limited to statements regarding the proposed Triton acquisition and the Company's plans for future development and operation of its business, are based on current expectations. These statements are forward-looking in nature and involve a number of known and unknown risks and uncertainties. Actual results may differ materially. We caution you not to place undue reliance on any forward-looking statements, which statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. Statements regarding parties other than Rural Cellular are based upon representations of such other parties.

*  *  *

    It is important that proxies be returned promptly. We ask that you sign, date, and forward the proxy promptly.

BY ORDER OF THE BOARD OF DIRECTORS

[SIGNATURE]

Don C. Swenson
Secretary

Dated:

WHERE YOU CAN FIND MORE INFORMATION

    Rural Cellular files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that Rural Cellular files with the Securities and Exchange Commission at the Securities and Exchange Commission's public reference rooms at the following locations:

PUBLIC REFERENCE ROOM 450 Fifth Street, N.W. Room 1024 Washington, D.C. 20549	NEW YORK REGIONAL OFFICE 7 World Trade Center Suite 1300 New York, NY 10048	CHICAGO REGIONAL OFFICE Citicorp Center 500 West Madison Street Suite 1400 Chicago, IL 60661-2511

    Please call the Securities and Exchange Commission at 1-800-SEC-0330 for information on the operations of the public reference rooms. These Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet world wide web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."

    Rural Cellular has filed with the Securities and Exchange Commission a registration statement on Form S-3 (Commission File No. 333-94195) to register Class A common stock and a registration statement on Form S-3 (Commission File No. 333-94197) for its senior exchangeable preferred stock and junior exchangeable preferred stock. Both registration statements contain further information about Rural Cellular and the Triton acquisition.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    The Securities and Exchange Commission allows Rural Cellular to "incorporate by reference" information into this proxy statement, which means that Rural Cellular can disclose important information to you by referring you to other documents filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered part of this proxy statement, except for any information superseded by information contained directly in this proxy statement or in later filed documents incorporated by reference in this proxy statement.

    This proxy statement incorporates by reference the documents set forth below that Rural Cellular has previously filed with the Securities and Exchange Commission. These documents contain important business and financial information about Rural Cellular that is not included in or delivered with this proxy statement.

1.	Annual Report on Form 10-K	Fiscal year ended December 31, 1998
2.	Quarterly Reports on Form 10-Q	Quarters ended March 31, 1999, June 30, 1999, and September 30, 1999
3.	Current Reports on Form 8-K	Filed on May 5, 1999, and June 18, 1999, as amended on July 24, 1999
4.	The description of Rural Cellular common stock and rights to acquire junior preferred stock set forth in the Rural Cellular registration statements on Form 8-A	Filed under Section 12(g) of the Securities Exchange Act of 1934 on December 13, 1995 and May 19, 1999

    Rural Cellular also incorporates by reference additional documents that may be filed with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act after the date of this proxy statement and prior to the time of the special meeting which is the subject of this proxy statement. These include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

    Documents incorporated by reference are available from Rural Cellular without charge, excluding all exhibits, except that if Rural Cellular has specifically incorporated by reference an exhibit in this proxy statement, the exhibit will also be provided without charge. You may obtain documents incorporated by reference in this proxy statement by requesting them in writing or by telephone from Rural Cellular at the following address:

Rural Cellular Corporation
P.O. Box 2000
3905 Dakota Street S.W.
Alexandria, MN 56308
Telephone: (320) 762-2000

BUSINESS OF RURAL CELLULAR

    We are a leading cellular operator in the United States, primarily in rural markets, covering a total population of approximately 4.7 million and serving 427,000 cellular customers as of September 30, 1999, on a pro forma basis after giving effect to our pending acquisition of the licenses, operations, and related assets of Triton Cellular Partners, L.P. We currently provide cellular communications services in three regional clusters operating in seven states, and upon completion of the Triton acquisition, we will add two additional regional clusters operating in five states. We also own a 70% interest in Wireless Alliance, which provides personal communications services covering a total population of 708,000 and serving 11,000 customers in four states. We believe that owning and operating wireless systems in rural markets provides strong growth opportunities because these systems have lower penetration rates, a higher proportion of roamer revenues, and less competition for customers than wireless systems located in larger metropolitan areas due to their lower population density.

    Our markets generally are characterized by concentrations of small businesses, vacation destinations, and, given the distance between population centers, substantial travel time. We believe these characteristics promote strong local wireless usage and allow us to generate significant roamer revenues. We operate our wireless systems using a decentralized management approach, which allows us to achieve substantial marketing and distribution benefits, as well as operating efficiencies. This decentralized management approach allows us to develop a strong local presence in the communities we serve, which enhances our competitive position and allows us to tailor our products and services to meet our customers' specific needs. We believe that our ability to customize our products and services results in greater customer satisfaction, customer retention, and market penetration. In addition, where appropriate, we share our successful service programs and operating practices among our various markets. As a result of these strategies, we have been able to generate strong internal growth and improve the operating and financial performance of our systems.

    We follow a disciplined strategy of acquiring cellular systems primarily in rural markets. We focus on acquiring underdeveloped cellular systems that include a high concentration of highway corridors and, as a result, tend to have a significant amount of roaming activity. In November 1999, we reached an agreement to acquire the cellular licenses, operations, and related assets of Triton Cellular Partners, L.P. and its affiliates, covering portions of Alabama, Kansas, Mississippi, Oregon, and Washington, for a purchase price of approximately $1.24 billion in cash plus the assumption of specified liabilities. This is the latest in a series of acquisitions, which have included:

  •
  Glacial Lakes Cellular, covering a portion of South Dakota adjacent to our Minnesota markets, in February 1999;

  •
  Western Maine Cellular, covering a portion of Maine adjacent to our then existing Maine markets, in August 1998;

  •
  Atlantic Cellular, covering Vermont and portions of Massachusetts, New Hampshire, and New York, in July 1998; and

  •
  Unity Cellular, covering portions of Maine, in May 1997.

    In November 1996, we extended our wireless communications footprint in our Midwest region through the formation of Wireless Alliance, a joint venture between us and an affiliate of Aerial Communications, which owns and operates personal communications services licenses in Minnesota, North Dakota, South Dakota, and Wisconsin. Wireless Alliance began providing personal communications services in 1998 and continues to fund the development of its customer base.

    We believe that we have been successful in integrating our acquired systems into our operations and intend to seek opportunities to further expand our existing clusters and, where appropriate, pursue the acquisition of wireless systems in new markets with similar demographics and operating characteristics.

    We have invested substantial capital and resources to enhance the quality of our networks, expand our geographic footprint, and broaden our service offerings. As a result of our significant network investments, customers benefit from a high level of both regional and local hand-held coverage, minimal call blocking and dropped calls, seamless call delivery and hand-off, and the availability of expanded digital services. We offer a wide array of digital services, including caller identification, short message services, and numeric paging, as well as other ancillary services including voicemail and call waiting. We believe our quality network coverage combined with our enhanced services promotes increased cellular usage and greater customer satisfaction. With the exception of our Atlantic region, digital services are available in all of our markets, including the Triton regions. We plan to have digital services available in our Atlantic region by year end 2000.

Our Systems

    The following chart summarizes our existing wireless systems and the systems covered by the Triton acquisition as of September 30, 1999:

Regions	Percentage Ownership	Total Population Served(1)	Customers(2)	Penetration(2)	Square Miles	Location by State
Cellular Clusters:
Midwest	100%	705,000	75,000	10.6%	45,000	MN, SD
Maine	100	595,000	51,000	8.6	24,000	ME
Atlantic	100	1,110,000	92,000	8.3	21,000	MA, NH, NY, VT
South (pending)	100	1,435,000	86,000	6.0	71,000	AL, KS, MS
Northwest (pending)	100	890,000	123,000	13.8	81,000	OR, WA

Cellular Total		4,735,000	427,000	9.0%	242,000
PCS Cluster:
Wireless Alliance	70%	708,000	11,000	1.6%	19,000	MN, ND, SD, WI

Total		5,443,000	438,000	8.0%	261,000

(1)
1990 U.S. census figures, updated for the July 1, 1997 estimates of the U.S. Census Bureau.
(2)
Midwest, Maine, and Atlantic region customer numbers exclude paging, prepaid, and long distance customers.

Business Strategy

    Our objectives are to continue to expand our market position as the leading full service provider of wireless communications services in our markets by offering a full set of quality products and services that meet our customers' needs and providing extensive coverage and superior customer service at competitive prices. The key elements of our strategy are to:

  •
  introduce innovative marketing strategies to capitalize on new and enhanced products and services;

  •
  maximize customer satisfaction and retention;

  •
  develop efficient operating clusters and a strong local presence using a decentralized management approach;

  •
  develop and maintain superior distribution channels;

  •
  expand our market presence through strategic acquisitions and alliances;

  •
  maintain a superior network infrastructure; and

  •
  maximize financial flexibility.

Recent Developments

    In November 1999, we entered into an asset purchase agreement to acquire the Alabama, Kansas, Mississippi, Oregon, and Washington cellular licenses, operations, and related assets of Triton Cellular Partners, L.P. and its affiliates for a purchase price of approximately $1.24 billion in cash plus the assumption of specified liabilities. Subject to regulatory approvals and other conditions, the Triton acquisition is expected to close in the spring of 2000. The cellular systems being acquired are clustered in rural markets in the Northwest and South regions of the United States, with a total service area of approximately 152,000 square miles, and, as of September 30, 1999, covering a total population of approximately 2.3 million and serving 209,000 customers.

    Financing of the Triton acquisition will come from the following sources:

  •
  Up to $1.2 billion in senior secured debt from a new credit facility to be provided by a consortium of banks with TD Securities (USA) Inc. as the lead arranger, which will replace our existing credit facility;

  •
  $100 million by issuance of Class M preferred stock to Madison Dearborn Capital Partners III, LP (50%), Boston Ventures Limited Partnership V (33 1/3%), and Toronto Dominion Investments, Inc. (16 2/3%) (we have received a commitment for the purchase of up to $200 million of Class M preferred stock, but anticipate that the proceeds from the sale of our Class A common stock will reduce the amount of Class M preferred stock issued to $100.0 million);

  •
  $135 million by issuance of 25,000 additional shares of our 11 3/8% senior exchangeable preferred stock and 110,000 shares of our   % junior exchangeable preferred stock; and

  •
  $      by issuance of 2,390,000 shares of our Class A common stock.

    We believe that the financing described above will be sufficient to fund the Triton acquisition, repay our existing credit facility, and pay related fees and expenses.

    The Triton acquisition is conditioned upon our satisfying Federal Communications Commission requirements regarding cross-ownership of cellular licenses. An affiliate of Telephone & Data Systems, Inc., a significant shareholder of Rural Cellular, operates the other cellular licensee in two of the rural service areas involved in the Triton acquisition. In order to satisfy Federal Communications Commission requirements, we will issue shares of Class T convertible preferred stock or a convertible debenture to Telephone & Data Systems, Inc. in exchange for a sufficient number of shares of Class A and Class B common stock to reduce its holdings below the threshold allowed.

Other Corporate Information

    Our principal executive offices are located at 3905 Dakota Street S.W., Alexandria, Minnesota 56308. Our telephone number is 320-762-2000 and our website is located at www.rccwireless.com. The information on our website is not part of this proxy statement.

PENDING ACQUISITION

    In November 1999, we entered into an asset purchase agreement to acquire the cellular licenses, operations, and related assets of Triton Cellular Partners, L.P. and its affiliates for a purchase price of approximately $1.24 billion in cash, plus the assumption of specified liabilities.

    Under the agreement with Triton, we will acquire licenses to operate cellular systems in rural markets in the Northwest and South regions of the United States, with a total service area of approximately 152,000 square miles, and, as of September 30, 1999, covering a total population, or POPs, of 2.3 million and serving 209,000 customers.

    As of September 30, 1999, on a pro forma basis, after giving effect to the Triton acquisition, our markets cover 5.4 million POPs (4.7 million cellular POPs and 0.7 million PCS POPs), serving 427,000 cellular and 11,000 PCS customers.

    The cellular properties to be acquired from Triton include:

  •
  the Northwest region, consisting of the north central and southeastern regions of Washington and the northeast, south central, and eastern regions of Oregon; and
  •
  the South region, consisting of portions of the central, south central, and southwestern regions of Alabama, the northern region of Mississippi, and the western half of Kansas.

    The purchase price is subject to adjustment, based on the amount by which Triton's current assets exceed, or are less than, Triton's current liabilities on the closing date. We will assume Triton's current liabilities and all of Triton's obligations under contracts entered into in the ordinary course of business. We will not assume bank debt or long-term liabilities of Triton. In the event that, prior to closing, Triton breaches any representations, warranties, or covenants that would, individually or in total, reasonably be expected to have a material adverse effect on the business or operations of the cellular systems we are acquiring, we would have the right to terminate the agreement with Triton. Triton's representations and warranties do not survive the closing of the acquisition.

    The Triton acquisition will be treated as an asset purchase for federal income tax purposes. Therefore, we expect that neither Rural Cellular nor the shareholders of Rural Cellular will recognize gain or loss for federal income tax purposes as a result of the Triton acquisition.

    Closing of the Triton acquisition is expected to occur in the spring of 2000 following the latest of:

  •
  Federal Communications Commission consent to the assignment of the Triton licenses;
  •
  the expiration or early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act; and
  •
  the date on which all other conditions to closing set forth in the agreement with Triton have been satisfied, but in no event earlier than April 1, 2000.

    We have received notification of the early termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act.

    The agreement may be terminated by either party if closing has not occurred (for example, due to failure or delay in obtaining Federal Communications Commission or other regulatory approvals which are material to the transaction) on or before May 6, 2000.

    We are engaging in the Triton acquisition as a part of our overall strategy to expand our market presence through acquisitions. We believe, based on our investigation of the business of Triton, that its systems have important similarities to our existing systems, including similar demographics and operating characteristics.

    In connection with the Triton acquisition, we have agreed to exchange shares of Class T convertible preferred stock or convertible debentures for shares of our Class A and Class B common stock held by Telephone & Data Systems, Inc. in order to reduce Telephone & Data Systems, Inc.'s holdings to 5%. This reduction is required under a Federal Communications Commission rule limiting the ownership of competing cellular licenses. An affiliate of Telephone & Data Systems, Inc. operates licensees that compete with licenses that we will acquire in two rural service areas in Oregon.

BUSINESS OF TRITON

    Triton Cellular Partners, L.P. was formed in 1997 by former members of the Horizon Cellular Group executive management team and a group of private investors. Triton has grown through an acquisition strategy focusing on rural properties with attractive demographic profiles and favorable operating environments.

    Triton operates cellular licenses in rural service areas in the states of Alabama, Kansas, Mississippi, Oregon, and Washington, as more specifically described under "Business of Rural Cellular." These properties cover approximately 152,000 square miles with, as of September 30, 1999, 2.3 million population served and 209,000 customers.

    Triton operates under the CELLULARONE® brand in each of its three regions. The Triton regions are located in the Northwest, Central and Southern United States. Each market has similar characteristics including:

  •
  Lower overall penetration;

  •
  Lower population densities;

  •
  Large number of highway miles; and

  •
  Digital network upgrades in 1999.

    The Triton markets are supported by a decentralized management team consisting of over 450 employees. In addition, Triton has 44 retail locations. Sales personnel consist of approximately 110 retail and 65 major account employees and 91 independent sales agents.

    Beginning in 1998, Triton has made significant investments in its network. Through June 1999, Triton has spent a total of $39.4 million adding digital capacity and improving overall coverage and quality. Triton currently has over 260 cell sites in service.

    Triton Cellular Partners, L.P., is located at 1100 Cassatt Road, Berwyn, Pennsylvania 19312. The telephone number is 610-722-4484.

DESCRIPTION OF FINANCING ARRANGEMENTS

    The following is a summary of our current and proposed financing arrangements, with the exception of the Class M preferred stock (which is described under Proposal No. 1 in the proxy statement). This summary is qualified in its entirety by reference to the various documents governing the financing arrangements.

Existing Credit Facility

    As of the date of this proxy statement, we are party to a loan agreement dated as of July 1, 1998 with a consortium of banks. The existing credit facility comprises a revolving credit line in the maximum principal amount of $200.0 million and a $100.0 million term loan. It is anticipated that the proceeds from common and preferred stock offerings, together with the proceeds of the new credit facility described below, will pay all remaining obligations under the existing credit facility in full. As of September 30, 1999, $182.1 million was outstanding under our existing credit facility.

    Our obligations under the existing credit facility are secured by a first security interest in all of our assets, excluding our ownership interest in Cellular 2000, and in some of our real estate. Repayment is unconditionally guaranteed by some of our subsidiaries, each of which has executed a security agreement in favor of the banks granting a first perfected security interest in all of its property and assets. The security interests granted by us and our subsidiaries pledge as collateral all property, whenever acquired, including inventory, accounts, equipment, contracts and leases, general intangibles, licenses, furniture and fixtures, deposit accounts, miscellaneous items, and proceeds of any of the foregoing.

    Interest is payable quarterly on borrowings under the existing credit facility at rates based on, at our option, either (i) the 1, 2, 3, 6 or, if made available by the banks, 9 or 12 months London Interbank Offer Rate for U.S. dollar deposits, or LIBOR, or (ii) the Base Rate, which is the higher of the prime rate quoted by Toronto Dominion (Texas), Inc., which is the administrative agent for the banks, or the Federal Funds Rate plus 0.5%. In each case, an additional margin of interest is payable by us above the Base Rate or LIBOR. The margin is based on the ratio of our total debt (including debt of our subsidiaries) to our operating cash flow and that of our subsidiaries for the twelve calendar month period ending as of the end of the most recently completed fiscal quarter. The margin above the Base Rate fluctuates from zero to 1.25%. The margin above LIBOR fluctuates from 0.75% to 2.25%.

    Under specified terms and conditions, subject to the approval of a majority of the lender interests in the existing credit facility, the amount available may be increased from $300.0 million to an amount not to exceed $425.0 million. The $125.0 million incremental facility will have a maturity no earlier than 12 months after the maturity of the $300.0 million debt under the existing credit facility, with principal repayments commencing not earlier than and in amounts not larger than, the repayment of the $300.0 million debt under the existing credit facility.

    Subsequent to an event of default under the existing credit facility that continues beyond the applicable cure period, interest on outstanding amounts is payable at the highest applicable margin plus 2.0%.

    The existing credit facility requires that the outstanding commitment be reduced in quarterly installments beginning March 31, 2001. The installment amounts payable each year increase over the term of the loan agreement, with a reduction of 1.875% each quarter in the first year, increasing to a reduction of 6.875% each quarter in the final year ending December 31, 2006, when payment in full is due.

    The existing credit facility contains covenants that, subject to specified exceptions, restrict our ability to:

  •
  make capital expenditures;

  •
  sell or dispose of our assets;

  •
  incur additional debt;

  •
  incur contingent liabilities and liens;

  •
  merge with or acquire other companies or be subject to a change of control of 50% or more in ownership;

  •
  make loans or advances or stock repurchases;

  •
  engage in transactions with affiliates;

  •
  make investments; or

  •
  change our primary business activity from the wireless communications industry.

    The existing credit facility also requires that we satisfy specified financial tests and maintain specified financial ratios. We are required to enter into specified interest rate swap agreements which rank pari passu with the existing credit facility. In addition to the scheduled reductions of outstanding principal described above, we are required to reduce the amount of commitment available under the existing credit facility on each March 31, beginning on March 31, 2001, by an amount equal to 50% of our excess cash flow for the immediately preceding year or portion thereof. In addition, we must pay specified costs if we prepay LIBOR advances.

    Upon the occurrence of an event of default under the existing credit facility, the banks may cease making loans, terminate the facility, and declare all amounts outstanding to be immediately due and payable. The existing credit facility specifies a number of events of default including, among others, the failure to make timely principal and interest payments, to perform the covenants, or to maintain the required financial performance ratios.

New Credit Facility

    We have received a commitment from an affiliate of TD Securities (USA) Inc. to replace our existing credit facility. Concurrent with the closing of the Triton acquisition, we intend to close on a new credit facility in a total amount of $1.2 billion, which, together with the proceeds from common and preferred stock offerings and the issuance of the Class M preferred stock, will be used to finance the Triton acquisition, repay borrowings under our existing credit facility, pay related fees and expenses, fund additional acquisitions, and for capital expenditures and other corporate purposes. In the event the Triton acquisition does not close, the existing credit facility will remain in place, and we will not enter into the new credit facility.

    The new credit facility will be subject to negotiation of definitive terms and conditions. As of the date of this prospectus, assuming the Triton acquisition closes, it is expected that the new credit facility will consist of:

  •
  $275.0 million Senior Secured 8 year Reducing Revolving Credit Facility;

  •
  $450.0 million 8 year Senior Secured Amortizing Term Loan A;

  •
  $237.5 million 8 1/2 year Senior Secured Term Loan B/Fund Tranche; and

  •
  $237.5 million 9 year Senior Secured Term Loan C/Fund Tranche.

    Our obligations under the new credit facility will be secured by a first security interest in all of our assets, excluding certain real estate and our ownership interest in some of our subsidiaries. Repayment will be unconditionally guaranteed by some of our subsidiaries, including our wholly owned subsidiaries, each of which will execute a security agreement in favor of the lender granting a first security interest in all of its property and assets. The security interests granted by us and our wholly owned subsidiaries will include all property, whenever acquired, including inventory, accounts, equipment, contracts and leases, general intangibles, licenses, furniture and fixtures, deposit accounts, miscellaneous items, and proceeds of any of the foregoing.

    Interest will be payable on borrowings under the new credit facility at rates based on, at our option, either (i) the 1, 2, 3, 6 or, if made available by the lender, 9 or 12 months LIBOR or (ii) the Base Rate, which is the higher of the prime rate of Toronto Dominion (Texas), Inc. or the Federal Funds Rate, plus 0.5%. In each case, we will be required to pay an additional margin of interest above the Base Rate or LIBOR. The margin will be based on the ratio of our debt (including the debt of our subsidiaries) to our annualized operating cash flow as of the end of the most recently completed fiscal quarter. The margin above the Base Rate ranges from 0.50% to 2.375%. The margin above LIBOR fluctuates from 1.50% to 3.375%.

    Under specified terms and conditions, the amount available under the new credit facility may be increased from $1.2 billion to an amount not to exceed $1.375 billion. The $175.0 million incremental facility will have a maturity no earlier than 12 months after the maturity of the $1.2 billion debt under the new credit facility, with principal repayments commencing not earlier than and in amounts not larger than, the repayments under the $1.2 billion debt under the new credit facility.

    Subsequent to an event of default under the agreements governing the new credit facility that continues beyond the applicable cure period, interest on all outstanding amounts shall be payable at 2% over the highest applicable margin otherwise applicable under the Base Rate option.

    It is anticipated that the closing on the new credit facility will occur immediately prior to the closing of the Triton acquisition. Interest only will be payable for the first three years. Thereafter, the new credit facility commitment shall be reduced and outstanding borrowings will be repaid in installments increasing over its term. Payment in full of the Revolving Credit and Term Loan A will be due eight years following closing of the new credit facility. The balance of Term Loan B is due 8 1/2 years from the date of closing, and the balance of Term Loan C is due 9 years from the date of closing.

    In addition to the scheduled reductions of outstanding principal described above, we will be required to reduce the amount of commitment available under the new credit facility on each March 31, beginning on March 31, 2004, by an amount equal to 50% of our excess cash flow for the immediately preceding year or portion thereof. We must also pay specified costs if we prepay LIBOR advances. We will also be required, subject to specified exceptions, to reduce the amount of commitment available upon any material sale of assets unless the after-tax proceeds are used to acquire substitute assets in the ordinary course of business within 12 months from the date of sale.

    The new credit facility will contain covenants that, subject to specified exceptions, restrict our ability to:

  •
  make capital expenditures;

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  sell or dispose of our assets;

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  incur additional debt;

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  incur contingent liabilities and liens;

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  merge with or acquire other companies or be subject to a change of control of 50% or more in ownership;

  •
  make loans or advances or stock repurchases;

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  engage in transactions with affiliates;

  •
  make investments; or

  •
  change our primary business activity from the wireless communications industry.

    The new credit facility will also require that we satisfy specified financial tests and maintain specified financial ratios. We will be required to enter into specified interest rate swap agreements which will rank pari passu with the new credit facility.

    Upon the occurrence of an event of default under the new credit facility, the lenders may cease making loans, terminate the new credit facility, and declare all amounts outstanding to be immediately due and payable. The new credit facility specifies a number of events of default including, among others, the failure to make timely principal and interest payments, to perform the covenants, or to maintain the required financial performance ratios.

Senior Subordinated Notes Due 2008

    In 1998, we issued $125.0 million principal amount 9 5/8% senior subordinated notes due 2008. The notes are unsecured, senior subordinated obligations, subordinated in right of payment to our senior debt, including amounts outstanding under the existing credit facility prior to the consummation of the Triton acquisition and under the new credit facility after the consummation of the Triton acquisition, pari passu in right of payment with all of our future senior subordinated debt and senior in right of payment to any future subordinated debt. The notes mature on May 15, 2008. Interest on the notes accrues at a rate of 9 5/8% per annum and is payable in cash semiannually on each May 15 and November 15. After May 15, 2003, the notes may be redeemed at any time at our option, at a redemption price of 104.813% of their principal amount. The indenture governing the senior subordinated notes specifies that the redemption price declines annually at May 15th, to 103.208% at May 15, 2004, to 101.604% at May 15, 2005, and to 100.000% of the principal amount on or after May 15, 2006.

    The indenture governing the senior subordinated notes contains specified restrictions with respect to the conduct of our business and specified restrictive covenants, including, among others, limitations on our ability to:

  •
  incur additional debt;

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  pay dividends or make other distributions on our capital stock;

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  make investments in, or loans to, any person;

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  dispose of assets, create liens, or incur any debt which is subordinate in right of payment to senior debt, unless the debt is subordinate in right of payment to, or ranks pari passu with, the notes; or

  •
  effect a merger or consolidation unless specified financial tests are met.

    The indenture specifies a number of events of default, including, among others, a failure to make timely principal or interest payments or to perform the covenants contained therein. If an event of default occurs and is continuing, the trustee under the indenture or the holders of a specified principal amount of the outstanding notes may declare the principal of and accrued but unpaid interest on all the notes to be due and payable on the date provided for in accordance with the indenture. An acceleration of the notes may, under specified circumstances, be rescinded by the holders of a majority of the total principal amount of the then outstanding notes.

Senior Exchangeable Preferred Stock

    In May 1998, we issued 125,000 shares of 11 3/8% senior exchangeable preferred stock. An additional 25,000 shares are reserved for possible future issuance. Additional shares may also be used to pay dividends on the 11 3/8% senior exchangeable preferred stock if we elect to pay dividends in additional shares of this stock. We have filed a registration statement (Commission File No. 333-94197) pursuant to which we intend to sell an additional $25 million of the senior exchangeable preferred stock concurrently with this proxy solicitation.

    The senior exchangeable preferred stock, with respect to dividend rights and rights upon our liquidation, winding-up and dissolution, ranks:

  •
  senior to all classes of common stock and to each other class of capital stock established after May 14, 1998, by our board of directors, the terms of which expressly provide that it ranks junior to the senior exchangeable preferred stock as to dividend rights and rights upon our liquidation, winding-up, and dissolution;

  •
  subject to specified conditions, described below, on a parity with each other class of capital stock established after May 14, 1998, by our board of directors, the terms of which expressly provide that the class or series will rank on a parity with the senior exchangeable preferred stock as to dividend rights and rights upon our liquidation, winding-up, and dissolution; and

  •
  subject to specified conditions, described below, junior to each class of capital stock established after May 14, 1998, by our board of directors, the terms of which do not expressly provide that the class or series of capital stock will rank junior to, or on a parity with, the senior exchangeable preferred stock as to dividend rights and rights upon our liquidation, winding-up, and dissolution.

    When, as and if dividends are declared by our board of directors out of funds legally available therefor, holders of the outstanding shares of senior exchangeable preferred stock are entitled to receive dividends at a rate per annum equal to 11 3/8%.

    On or before May 15, 2003 we may, at our option, pay dividends in cash or in shares of senior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of the dividends. After May 15, 2003, dividends may be paid only in cash. After May 15, 2003, we may redeem the senior exchangeable preferred stock at any time, at a redemption price of 105.688% of the then effective liquidation preference, plus without duplication, all accumulated and unpaid dividends, if any, to but excluding the redemption date. The redemption price declines annually to 104.266% at May 15, 2004, to 102.844% at May 15, 2005, to 101.422% at May 15, 2006, and to 100.000% of the liquidation preference on or after May 15, 2007.

    The senior exchangeable preferred stock contains specified restrictions with respect to the conduct of our business and specified restrictive covenants, including, among others, limitations on our ability to:

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  incur additional debt;

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  pay dividends or make other distributions on our capital stock;

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  make investments in, or loans to, any person;

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  dispose of assets, create liens, or incur any debt which is subordinate in right of payment to senior debt, unless the debt is subordinate in right of payment to, or ranks pari passu with, our senior exchangeable preferred stock; or

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  effect a merger or consolidation unless specified financial tests are met.

    The senior exchangeable preferred stock specifies a number of events, including, among others, a failure to make timely dividend payments or to perform the covenants contained therein, that, if continuing, entitle the holders of the outstanding senior exchangeable preferred stock to elect the lesser of two directors or 25% of the members of the board of directors.

    We may, at our option, on any scheduled dividend payment date, exchange, in whole but not in part, the exchangeable preferred stock for debentures containing similar provisions regarding dividend or interest rate, covenants, and other matters.

Junior Exchangeable Preferred Stock

    We have filed a registration statement (Commission File No. 333-94197) pursuant to which we intend to sell shares of   % junior exchangeable preferred stock, with an aggregate liquidation preference of $110.0 million. An additional 50,000 shares are reserved for possible future issuance. Additional shares may also be used to pay dividends on this stock.

    The junior exchangeable preferred stock, with respect to dividend rights and rights upon our liquidation, winding-up and dissolution will rank:

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  junior to the 11 3/8% senior exchangeable preferred stock and any shares of Class T convertible preferred stock we issue;

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  senior to all classes of our common stock and to each other class of capital stock established after the date of issuance by our board of directors, the terms of which expressly provide that it ranks junior to the junior exchangeable preferred stock as to dividend rights and rights upon our liquidation, winding-up, and dissolution, including any shares of Class M preferred stock we issue;

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  subject to specified conditions described below, on a parity with each other class of capital stock established after the date of issuance by our board of directors, the terms of which expressly provide that the class or series will rank on a parity with the junior exchangeable preferred stock as to dividend rights and rights upon our liquidation, winding-up, and dissolution; and

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  subject to specified conditions, described below, junior to each class of capital stock established after the date of issuance, by our board of directors, the terms of which do not expressly provide that the class or series of capital stock will rank junior to the junior exchangeable preferred stock as to dividend rights and rights upon our liquidation, winding-up, and dissolution.

    When, as and if dividends are declared by our board of directors out of funds legally available therefor, holders of the outstanding shares of junior exchangeable preferred stock are entitled to receive dividends at a rate per annum equal to   %.

    On or before            , 2005 we may, at our option, pay dividends in cash or in shares of senior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of the dividends. After that date, dividends may be paid only in cash. After that date, we may also redeem the junior exchangeable preferred stock at any time, at a redemption price of    % of the then effective liquidation preference, plus without duplication, all accumulated and unpaid dividends, if any, to but excluding the redemption date. The redemption price declines annually to   % at            , 2006, to   % at            , 2007, to   % at 2008, and to 100.000% of the liquidation preference on or after            , 2009.

    The junior exchangeable preferred stock contains specified restrictions with respect to the conduct of our business and specified restrictive covenants, including, among others, limitations on our ability to:

  •
  incur additional debt;

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  pay dividends or make other distributions on our capital stock;

  •
  make investments in, or loans to, any person;

  •
  dispose of assets;

  •
  create liens;

  •
  incur any debt which is subordinate in right of payment to our senior debt, unless the debt is subordinate in right of payment to, or rankspari passu with, the junior exchangeable preferred stock; or

  •
  effect a merger or consolidation unless specified financial tests are met.

    The junior exchangeable preferred stock specifies a number of events, including, among others, a failure to make timely dividend payments or to perform the covenants contained therein, that, if continuing, entitle the holders of the outstanding senior exchangeable preferred stock to elect the lesser of two directors or 25% of the members of the board of directors.

    If we do not complete the Triton acquisition on or before June 30, 2000, subject to extension under some circumstances, we are required to redeem this stock at 101% of its total liquidation preference. We may, at our option, on any scheduled dividend payment date, exchange, in whole but not in part, the exchangeable preferred stock for debentures containing similar provisions regarding dividend (interest) rate, covenants, and other matters. These exchange debentures will rank on parity with any debentures issued in exchange for shares of senior exchangeable preferred stock with respect to any payment or distribution of our assets in the event of a liquidation or dissolution.

Junior Bridge Preferred Stock

    We have entered into an agreement with TD Securities (USA) Inc., First Union Investors, Inc. and First Union Securities, Inc. under which they will purchase up to 135,000 shares of junior cumulative exchangeable pay-in-kind preferred stock for $135.0 million. This is a contingent financing arrangement, intended to ensure that we have sufficient financing to fund the Triton acquisition. This stock will not be issued if, among other things, the proceeds from common and preferred stock offerings and the Class M preferred stock are sufficient to provide the funds necessary for the Triton acquisition and related expenses. The junior bridge preferred stock will have a liquidation preference of $1,000 per share. The purchase price will be $1,000 per share. The commitment of the investors to purchase the stock is conditioned on the Triton acquisition closing and obtaining the new credit facility in the amount of $1.2 billion.

    With respect to our payment of dividends and distributions upon our liquidation, dissolution and winding-up, the junior bridge preferred stock will rank junior to the senior exchangeable preferred stock and to the Class T convertible preferred stock and senior to any other class and series of our capital stock, whether presently issued or to be issued in the future.

    This junior bridge preferred stock will be entitled to dividends which increase every three months based on a formula tied to the three-month LIBOR. Dividends will accumulate from the date of issuance of the junior bridge preferred stock whether or not they have been declared and whether or not there are profits available for payment of dividends. All unpaid dividends will accrue and be compounded quarterly. During the first year after the date of issuance, the dividend rate will be not less than 13.0%, nor more than 16.5% per year.

    After one year, the dividend rate will be reset to the greater of either the rate in effect on the first anniversary date plus 50 basis points, or the treasury rate plus 900 basis points. The treasury rate is the interest rate on direct obligations of the United States maturing on or close to the eleventh anniversary date after the purchase, as published by the Board of Governors of the Federal Reserve System. In any event, the dividend rate in effect after the first anniversary date shall not be less than 14.0% and shall not exceed 17.5% per year.

    We will be required to pay the dividends on a quarterly basis. At our option, for the first five years, the dividends can be paid either in cash or by issuing additional shares of junior bridge preferred stock with a liquidation preference equal to the amount of the dividends. After the fifth anniversary of the purchase of the junior bridge preferred stock, dividends will be payable only in cash.

    If dividends are in arrears on the junior bridge preferred stock, we will not be permitted to pay dividends on or repurchase any shares of our capital stock or our preferred stock except for a mandatory or scheduled redemption of the senior preferred stock, or pro-rata redemption of the junior bridge preferred stock or an exchange of qualified junior stock for other qualified junior stock.

    In addition, we will not be permitted to pay any dividend on any class or series of capital stock prior to the first anniversary of the purchase of the junior bridge preferred stock other than preferred stock which is senior in rank to the junior bridge preferred stock and dividends on certain qualified junior stock.

    The certificate of designation governing this preferred stock contains specified restrictions with respect to the conduct of our business, including limitations on our ability to:

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  incur debt;

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  pay dividends and make other payments and investments;

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  impose restrictions on subsidiaries' ability to pay dividends;

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  enter into transactions with affiliates; and

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  merge or consolidate with other entities.

    We must redeem the junior bridge preferred stock on the eleventh anniversary date of its issuance at a price equal to the liquidation preference plus accrued and unpaid dividends to the date of redemption. We have the option to redeem this junior bridge preferred stock in whole or in part, on or prior to the first anniversary of the date of issuance at a price equal to the liquidation preference plus any accrued and unpaid dividends to the date of redemption. After the first anniversary of the date of issuance, the redemption of the junior bridge preferred stock will be subject to specified restrictions, including certain premiums for redemption.

    Under specified circumstances, we are required to redeem the junior bridge preferred stock on or prior to the first anniversary of the date of issuance, and to make an offer to purchase the bridge preferred stock after the first anniversary date. The price of this redemption or purchase is equal to the liquidation amount of each share plus accrued and unpaid dividends to the date of redemption or purchase. This requirement is triggered if we have proceeds from the incurrence of any debt, the issuance of any equity or sale of any assets after deducting, among other things, any amounts required to repay outstanding credit facilities, out-of-pocket expenses, and a reserve for any resulting taxes. This requirement will be subject to certain exceptions, including any requirement to make an offer to purchase our existing senior subordinated notes in accordance with their terms.

    In addition, we will be required to redeem or repurchase the junior bridge preferred stock in the event of a change of control. If the change of control occurs prior to the first anniversary of the issuance of the junior bridge preferred stock, we will be required to redeem all outstanding shares of junior bridge preferred stock at a redemption price equal to its liquidation preference plus accumulated and unpaid dividends to the date of redemption. If the change of control occurs after the first anniversary date, we will be required to make an offer to purchase all of the outstanding shares of the junior bridge preferred stock at a purchase price equal to 101% of the liquidation preference of the junior bridge preferred stock, plus accumulated and unpaid dividends to the date of purchase.

    The holders of the junior bridge preferred stock will not have voting rights except as required under Minnesota law. However, without an affirmative vote or consent of the holders of the outstanding shares of junior bridge preferred stock, we may not:

  •
  prior to the first anniversary of the date of issuance, incur any indebtedness other than our credit facilities, or issue any equity securities, other than as dividends payable in certain qualified stock, unless all of the proceeds from any issuance of the securities are used to redeem the junior bridge preferred stock;

  •
  issue any additional shares of junior bridge preferred stock or any class or series of capital stock ranking senior to or on a parity with the junior bridge preferred stock. We may, however, issue additional shares of senior preferred stock having an aggregate liquidation preference of not more than $25.0 million and additional shares of senior preferred stock paid as dividends on shares of senior preferred stock in accordance with pre-existing certificates of designation relating to those classes of preferred stock;

  •
  amend the certificate of designation governing the junior bridge preferred stock in any respect or our Articles of Incorporation so as to adversely affect the rights or preferences of the junior bridge preferred stock; or

  •
  effect certain business combinations unless the holders of the junior bridge preferred stock have rights and preferences in the entity surviving the combination which are no less favorable to the holders of the junior bridge preferred stock than those prior to such combination.

    In the event of certain defaults in our obligations under the junior bridge preferred stock, voting rights will be triggered for the holders of the junior bridge preferred stock. These voting rights will consist of the right to elect the lesser of two directors or 25% of our board of directors.

    At our option, we can exchange the junior bridge preferred stock in whole but not in part for a senior subordinated pay-in-kind debenture on terms and conditions similar to the junior bridge preferred stock.

    The holders of the junior bridge preferred stock will have the right to transfer it without our consent to an entity which is not engaged in the wireless communications business. However, prior to the first anniversary date after the purchase of the junior bridge preferred stock, one of the investors, TD Securities (USA) Inc., has agreed that it and/or its affiliates will continue to hold a majority of the outstanding shares and voting power of the junior bridge preferred stock.

    Within 30 days after the first anniversary of the date of issuance of the junior bridge preferred stock, we will be required to file a registration statement with respect to an offer to exchange a new series of preferred stock (with terms identical to the junior bridge preferred stock) for the junior bridge preferred stock. If not permitted to consummate such exchange offer, or if an investor would not receive freely tradable preferred stock as a result of the exchange pursuant to such exchange offer, we will (if we are eligible to do so) be required to file a shelf registration statement with respect to resales of the junior bridge preferred stock and keep such shelf registration statement effective for a period of up to two years. If we default with respect to our registration obligations, the dividend rate on the junior bridge preferred stock will increase by 0.50% for the first 90 days of such default, and by an additional 0.50% for each subsequent 90-day period until such default is cured, although the default dividend rate increases shall not exceed 2.0% in the aggregate.

DESCRIPTION OF CAPITAL STOCK

    The following description of our existing capital stock is based, in part, on the provisions of our Articles of Incorporation, as amended, and our Amended and Restated Bylaws. For a complete description, you should review our Articles of Incorporation and Bylaws.

    Our authorized capital stock consists of 15,000,000 shares of Class A common stock, par value $.01 per share, 5,000,000 shares of Class B common stock, par value $.01 per share, and 10,000,000 undesignated shares of capital stock, par value $.01 per share. As of            , 2000,       shares of Class A common stock,        shares of Class B common stock, and       shares of 11 3/8% senior exchangeable preferred stock, par value $.01 per share, were issued and outstanding.

    See Proposal No. 2 in the proxy statement concerning the proposed amendment to our Articles increasing our authorized capital stock.

Common Stock

    The Class A common stock and the Class B common stock are identical except as to voting rights. The Class A common stock has one vote per share, and the Class B common stock has ten votes per share. Holders of Class A common stock and Class B common stock vote as one class on all matters, including the election of directors, to be voted on by our shareholders, unless otherwise required by the Minnesota Business Corporation Act. Holders of the Class B common stock effectively control all matters requiring approval of our shareholders voting as a single class. As of            , 2000, there were 121 holders of record of Class A common stock and 25 holders of record of Class B common stock. The Class A common stock is publicly held and is traded on The Nasdaq National Market under the symbol "RCCC." The Class B common stock is not traded on any market. Our directors and executive officers, together with entities with which they are affiliated, control approximately 35% of the outstanding Class B common stock.

    Shares of Class B common stock are to be converted into Class A common stock on a share-for-share basis:

  •
  at any time at the option of the holder;

  •
  immediately upon the transfer of shares of Class B common stock to any holder other than an affiliate of the current holder; or

  •
  at any time upon the vote of the holders of at least two-thirds of the Class B common stock then outstanding.

    Holders of common stock have no cumulative voting rights or preemptive rights. Subject to preferences that may be applicable to any outstanding preferred stock, holders of common stock are entitled to receive ratably dividends as may be declared by our board of directors out of legally available funds. Cash dividends, if any, must be paid equally to holders of Class A common stock and Class B common stock. Dividends paid in shares of common stock are to be in shares of Class A common stock to holders of Class A common stock and in shares of Class B common stock to holders of Class B common stock. In the event of a liquidation, dissolution, or winding-up, holders of common stock will be entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preference of any then outstanding preferred stock.

    We have appointed Norwest Bank Minnesota, N.A., Shareowner Services as the transfer agent and registrar for the Class A common stock.

Undesignated Shares

    The Articles of Incorporation authorize the board of directors to establish and issue one or more series of capital stock from the undesignated shares, and to fix the relative rights and preferences of the shares, including voting powers, dividend rights, liquidation preferences, redemption rights, and conversion privileges. The issuance of undesignated shares may have the effect of delaying, deferring, or preventing a change in control without further action by the shareholders. Undesignated shares issued with voting, conversion, or redemption rights may adversely affect the voting power of the holders of the common stock and could discourage any attempt to obtain control of Rural Cellular. As of the date of this proxy statement, the board of directors has authorized the issuance of 450,000 shares of senior exchangeable preferred stock, 200,000 shares of Series A junior participating preferred stock, par value $.01 per share, 50,000 shares of Series B junior participating preferred stock, par value $.01 per share and, except for the shares being offered in common and preferred stock offerings and the shares of Class M and Class T convertible preferred stock, currently has no plan or intention to issue any additional series or class of capital stock.

Limitation on Foreign Ownership and Transfers of Control

    The Communications Act and related regulations prohibit the holding of a common carrier license by a corporation if more than 20% of the capital stock of the licensee's controlling company is owned directly or beneficially by non-U.S. citizens or if more than 25% of the capital stock of the controlling company is owned directly or beneficially by non-U.S. citizens. For this purpose, capital stock includes all equity interests, including our Class A and Class B common stock and our preferred stock. Absent Federal Communications Commission approval of foreign ownership exceeding these limits, failure to comply with these requirements may result in a Federal Communications Commission order requiring divestiture of alien ownership. In addition, fines or denial of renewal or revocation of the license is possible. The Articles of Incorporation permit us to redeem our common stock from shareholders where necessary to protect our licenses.

    The Communications Act and related regulations also require prior approval of changes in control of entities holding common carrier licenses.

Limitation of Liability and Indemnification

    As permitted by the Minnesota Business Corporation Act, our Articles of Incorporation provide that none of our directors will be liable to us or to our shareholders for monetary damages for breach of a fiduciary duty as a director other than for:

  •
  any breach of the director's duty of loyalty to us or to our shareholders;

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  acts or omissions not in good faith or involving intentional misconduct or a knowing violation of law;

  •
  approval of specified unlawful dividends or stock repurchases or redemptions; and

  •
  any transaction from which the director derived an improper personal benefit.

    In appropriate circumstances, equitable remedies such as an injunction or other forms of non-monetary relief would remain available under Minnesota law.

    Section 302A.521 of the Minnesota Business Corporation Act, our Articles of Incorporation and our Amended and Restated Bylaws provide that we must indemnify any director, officer, employee or agent made or threatened to be made a party to a proceeding, by reason of the former or present official capacity of the person, against judgments, penalties, fines, settlements, and reasonable expenses incurred by the person in connection with the proceeding if specified statutory standards are met. "Proceeding" means a threatened, pending, or completed civil, criminal, administrative, arbitration, or investigative proceeding, including one by us or in our behalf. For a complete statement of these indemnification rights, please see Section 302A.521 of the Minnesota Business Corporation Act, our Articles of Incorporation and our Amended and Restated Bylaws.

Antitakeover Effects

    In addition to the undesignated shares, specific provisions of the Minnesota Business Corporation Act, our Articles of Incorporation and our Amended and Restated Bylaws could have the effect of discouraging attempts to acquire us, including a hostile takeover, or remove incumbent management even if some or a majority of our shareholders were to deem the attempt to be in their best interest, including an attempt that might result in the payment of a premium over the market price for the shares of Class A common stock held by our shareholders.

  Classified Board of Directors, Removal, Vacancies

    Our Articles of Incorporation and our Amended and Restated Bylaws provide that the board of directors is divided into three classes of directors serving staggered three-year terms. The classification of directors has the effect of making it more difficult for shareholders to change the composition of the board of directors in a relatively short period of time. Our Articles of Incorporation and our Amended and Restated Bylaws also provide that directors may be removed only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the outstanding shares of common stock entitled to vote for the election of directors. In addition, vacancies, whether created by resignation, death, removal or an increase in the number of directors, may be filled by a vote of a majority of directors then in office, even though less than a quorum. The foregoing provisions could prevent shareholders from removing incumbent directors and filling the resulting vacancies with their own nominees.

  Advance Notice Provisions for Shareholder Proposals and Nominations of Directors

    Our Amended and Restated Bylaws establish procedures with regard to the nomination, other than by our board of directors, of candidates for election as directors and with regard to matters to be brought before a meeting of our shareholders. The nomination procedures require that a shareholder give prior written notice, in specified form, of a planned nomination to the board of directors to the company's secretary. Any person who is not so nominated will not be eligible for election as a director under the nomination procedure. A shareholder seeking to have any business conducted at an annual or special meeting must give prior written notice, in specified form, to the secretary. If business is not properly brought before a meeting in accordance with the established procedures, the business will not be transacted at the meeting. Although our Amended and Restated Bylaws do not give the board of directors the power to approve or disapprove shareholder nominations for the election of directors or any other business desired by shareholders to be conducted at an annual or any other meeting, the procedures may have the effect of precluding a nomination for the election of directors or precluding the conduct of business at a particular annual or special meeting and may discourage or deter a third party from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of the company, even if the conduct of the solicitation or attempt might be beneficial to the company and its shareholders.

  Supermajority Vote

    Our Articles of Incorporation require the affirmative vote of at least two-thirds of the voting power of all outstanding shares entitled to vote to authorize any merger, consolidation, exchange, sale, or other disposition of all or substantially all of our assets or our voluntary dissolution. Supermajority shareholder approval is not required if two-thirds of our directors approve the transaction. These actions require only majority shareholder approval if the proposed action has been approved by the affirmative vote of two-thirds of the directors.

  Amendments

    The approval of the holders of at least two-thirds of the voting power of all outstanding shares of common stock entitled to vote for the election of directors is required to amend specified provisions of our Articles of Incorporation and our Amended and Restated Bylaws, including those described above.

  Statutory Provisions

    Section 302A.671 of the Minnesota Business Corporation Act applies, with specified exceptions, to any acquisition of our voting stock resulting in the acquisition of beneficial ownership of 20% or more of the voting stock then outstanding. Section 302A.671 requires approval of any acquisition by a majority of our shareholders prior to its consummation. In general, shares acquired in the absence of approval are denied voting rights and are redeemable by us at their then fair market value within 30 days after the acquiring person has failed to provide us with a timely information statement or the date the shareholders have voted not to grant voting rights to the acquiring person's shares.

    Section 302A.673 of the Minnesota Business Corporation Act generally prohibits any shareholder that owns 10% or more of our voting shares to enter into any business combination with us, or with any of our subsidiaries, for four years following the shareholder's share acquisition date, unless the business combination is approved by a committee of all of the disinterested members of the board of directors before the interested shareholder's share acquisition.

Share Rights Plans

    The board of directors has authorized share rights plans which provide for a dividend distribution of one right for each share of our Class A and Class B common stock. With some exceptions, the rights will be distributed on the 15th day after an acquiring party accumulates 15% or more of our voting stock or a party announces an offer to acquire 15% or more of the voting stock. The rights will expire on May 20, 2009, if not previously redeemed or exercised. Each right will entitle the holder to purchase 1/100 of a share of preferred stock at a price of $120, subject to adjustment under specified circumstances. In addition, upon the occurrence of specified events, holders of the rights will be entitled to purchase a defined number of shares of an acquiring entity or shares of our common stock at half its then current market value. We will generally be entitled to redeem the rights at $.001 per right at any time prior to a triggering event.

PRICE OF COMMON STOCK

    The following table shows the high and low sale prices per share on the Nasdaq National Market of our Class A common stock as of November 5, 1999, which was the last trading day prior to the public announcement of the proposed transaction with Triton and as of February  , 2000, which was the latest practicable trading day before the printing of this proxy statement.

	High	Low
Market value per share:	$64.75	$59.50
November 5, 1999
February , 2000

SELECTED FINANCIAL AND OPERATING DATA

(In thousands, except per share amounts and operating data)

Rural Cellular

    The following tables set forth certain of our historical consolidated financial and operating data as of and for each of the five years in the period ended December 31, 1998 and the nine months ended September 30, 1998 and 1999. We derived consolidated financial data for each of the five years ended December 31 from our consolidated financial statements, which have been audited by Arthur Andersen LLP. The consolidated financial data for the nine months ended September 30, 1998 and 1999 are derived from our unaudited consolidated financial statements, which include all adjustments, consisting of normal recurring accruals, which our management considers necessary for a fair presentation of our financial position and results of operations for these periods.

    Operating results for the nine months ended September 30, 1998 and 1999 are not necessarily indicative of the results that may be expected for an entire year.

    The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements and accompanying notes included elsewhere in this proxy statement.

	Year Ended December 31					Nine Months Ended September 30
	1994	1995	1996	1997	1998	1998	1999
						(Unaudited)
Revenues:
Service	$9,784	$14,289	$23,120	$43,408	$75,633	$51,178	$78,263
Roamer	3,897	4,562	6,413	9,475	20,199	13,577	33,310
Equipment	2,008	1,476	927	1,020	2,700	1,669	5,704

Total revenues	15,689	20,327	30,460	53,903	98,532	66,424	117,277

Operating expenses:
Network costs	3,293	4,974	6,731	11,578	18,877	13,335	14,352
Cost of equipment sales	2,214	1,914	1,375	2,807	5,968	4,012	8,145
Selling, general and administrative	6,570	7,700	13,575	25,225	39,156	25,811	39,318
Depreciation and amortization	2,426	3,249	5,539	12,458	26,532	17,523	29,549

Total operating expenses	14,503	17,837	27,220	52,068	90,533	60,681	91,364

Operating income	1,186	2,490	3,240	1,835	7,999	5,743	25,913
Other income (expense):
Interest expense	(1,195)	(1,365)	(280)	(6,065)	(19,060)	(12,340)	(20,207)
Interest and dividend income	170	277	335	232	1,461	1,318	289
Other income (expense)	(37)	(37)	51	(350)	(535)	(645)	(210)
Minority interest	—	—	331	3,082	4,553	3,126	1,538

Other income (expense)	(1,062)	(1,125)	437	(3,101)	(13,581)	(8,541)	(18,590)

Income (loss) before income tax and extraordinary item	124	1,365	3,677	(1,266)	(5,582)	(2,798)	7,323
Income tax (benefit) provision	(486)	575	200	—	—	—	34

Income (loss) before extraordinary item	610	790	3,477	(1,266)	(5,582)	(2,798)	7,289
Extraordinary item—early retirement of debt	—	—	—	—	(1,042)	(1,042)	—

Net income (loss)	610	790	3,477	(1,266)	(6,624)	(3,840)	7,289
Preferred stock dividend	—	—	—	—	(9,090)	(5,398)	(11,765)

Net income (loss) applicable to common shares	$610	$790	$3,477	$(1,266)	$(15,714)	$(9,238)	$(4,476)

Net income (loss) per basic and diluted common share	$0.11	$0.13	$0.41	$(0.14)	$(1.76)	$(1.04)	$(0.50)

Weighted average common shares outstanding, basic and diluted	5,522	5,983	8,509	8,853	8,916	8,893	9,029

SELECTED FINANCIAL AND OPERATING DATA

(In thousands, except per share amounts and operating data)

	Year Ended December 31					Nine Months Ended September 30
	1994	1995	1996	1997	1998	1998	1999
						(Unaudited)
Balance sheet data:
Cash and cash equivalents	$236	$125	$237	$1,995	$2,062	$9,149	$1,073
Property and equipment, net	16,479	23,517	41,936	77,920	131,714	119,753	128,764
Total assets	22,439	30,138	60,507	181,588	480,524	475,833	495,334
Total debt	15,117	19,123	8,492	128,000	298,851	298,874	307,143
Senior exchangeable preferred stock	—	—	—	—	132,201	124,316	143,767
Total shareholders' equity	4,668	5,458	34,996	33,731	19,279	25,720	15,572
Other financial data:
EBITDA(1):
Cellular	$3,612	$5,739	$9,450	$19,860	$39,356	$26,778	$57,543
Wireless Alliance	—	—	(671)	(5,567)	(4,825)	(3,512)	(2,081)

Total	$3,612	$5,739	$8,779	$14,293	$34,531	$23,266	$55,462
EBITDA margin(1):
Cellular	23.0%	28.2%	31.0%	41.7%	44.9%	45.9%	52.0%
Wireless Alliance	—	—	—	(75.9)	(39.0)	(37.9)	(29.7)
Capital expenditures:
Cellular	$6,933	$10,011	$23,850	$26,127	$29,563	$15,726	$12,584
Wireless Alliance	—	—	364	8,801	13,300	8,230	3,110

Total	$6,933	$10,011	$23,214	$34,928	$42,863	$23,956	$15,694
Roamer revenue as a percentage of adjusted revenue(2)	28.5%	24.2%	21.7%	20.3%	23.7%	23.9%	31.4%
Operating data:
Customers at end of period:
Cellular	17,402	26,764	45,094	84,600	186,892	175,847	217,689
Wireless Alliance-PCS	—	—	—	—	5,129	2,264	11,110
Wireless Alliance-Cellular	—	—	—	17,167	11,079	15,481	1,840
Other(3)	2,089	3,783	6,890	9,312	11,550	11,469	13,790

Total	19,491	30,547	51,984	111,079	214,650	205,061	244,429
Penetration(4):
Cellular	2.9%	4.5%	7.5%	7.6%	8.0%	7.5%	9.0%
Wireless Alliance-PCS	—	—	—	—	0.7	0.3	1.6
Retention(5):
Cellular	99.2%	99.0%	98.7%	98.4%	98.5%	98.6%	98.4%
Wireless Alliance-PCS	—	—	—	—	98.2	98.8	98.1
Average monthly revenue per customer(6):
Cellular	$84	$69	$66	$55	$52	$52	$55
Wireless Alliance-PCS	—	—	—	—	64	65	52
Acquisition cost per customer(7):
Cellular	$448	$395	$307	$403	$362	$393	$367
Wireless Alliance-PCS	—	—	—	—	565	525	518
Cell sites:
Cellular	55	64	72	121	233	204	257
Wireless Alliance-PCS	—	—	—	—	53	40	57

NOTES TO RURAL CELLULAR'S SELECTED FINANCIAL AND OPERATING DATA

(1)
EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the wireless industry. EBITDA should not be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measurement of financial performance under generally accepted accounting principles and does not reflect all expenses of doing business (e.g., interest expense, depreciation). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity.

(2)
Determined for each period by dividing roamer revenue for such period by total revenues excluding equipment sales and Wireless Alliance revenues.

(3)
Comprised of prepaid cellular and paging customers.

(4)
Represents the ratio of cellular or PCS customers to total POPs at the end of the period.

(5)
Determined for each period by:

•
Dividing total cellular or PCS customers discontinuing service during the period by the average cellular or PCS customers for the period (customers at the beginning of the period plus customers at the end of the period, divided by two);

•
Dividing that result by the number of months in the period; and

•
Subtracting the result from one.

(6)
Determined for each period by:

•
Dividing the sum of access, airtime, roaming, long distance, features, connection, disconnection and other revenues for the period by average cellular or PCS customers for the period (customers at the beginning of the period plus customers at the end of the period, divided by two); and

•
Dividing that result by the number of months in the period.

(7)
Determined for each period by dividing selling and marketing expenses, cost of equipment sales net of equipment revenues, and depreciation of rental telephone equipment by the gross cellular or PCS customers added during the period.

SELECTED FINANCIAL AND OPERATING DATA

(In thousands, except operating data)

Triton

    The following tables set forth certain of Triton and its predecessor's historical consolidated financial and operating data as of and for the years ended December 31, 1997 and 1998, for the period from January 1, 1998 through January 15, 1998, and the nine months ended September 30, 1998 and 1999. We derived consolidated financial data for the year ended December 31, 1998 and the nine months ended September 30, 1999 from Triton's consolidated financial statements, which have been audited by Arthur Andersen LLP. We derived consolidated financial data for Triton's predecessor for the year ended December 31, 1997 and for the period from January 1, 1998 through January 15, 1998 from its consolidated financial statements, which have been audited by Arthur Andersen LLP. The consolidated financial data for the nine months ended September 30, 1998 are derived from Triton's unaudited financial statements, which include all adjustments, consisting of normal recurring accruals, which Triton's management considers necessary for a fair presentation of the financial position and financial results for the interim period.

    Operating results for the nine months ended September 30, 1998 and 1999 are not necessarily indicative of the results that may be expected for a full year.

    The data set forth below should be read in conjunction with the consolidated financial statements and accompanying notes included elsewhere in this proxy statement.

	Predecessor		Triton
	Year Ended December 31, 1997	January 1- January 15, 1998	Year Ended December 31, 1998	Nine Months Ended September 30, 1998	Nine Months Ended September 30, 1999
			(Unaudited)
Revenues:
Service	$12,793	$556	$31,464	$18,515	$61,053
Roamer	4,802	342	14,208	8,451	37,870
Equipment	981	66	2,605	1,722	4,744

Total revenues	18,576	964	48,277	28,688	103,667

Operating expenses:
Network costs	3,662	280	7,210	2,165	12,380
Cost of equipment sales	1,371	73	3,650	2,064	7,644
Selling, general and administrative	6,337	621	17,841	11,865	34,192
Nonrecurring compensation	—	—	—	—	53,954
Nonrecurring charges	—	—	—	—	624
Depreciation and amortization	984	46	17,950	9,893	32,993

Total operating expenses	12,354	1,020	46,651	25,987	141,787

Operating income (loss)	6,222	(56)	1,626	2,701	(38,120)
Other income (expense):
Interest expense	(687)	—	(13,797)	(9,913)	(26,076)
Interest and dividend income	666	9	—	—	283
Other income (expense)	—	—	—	2	—

Other income (expense)	(21)	9	(13,797)	(9,911)	(25,793)

Income (loss) before income tax	6,201	(47)	(12,171)	(7,210)	(63,913)
Income tax benefit	—	—	(115)	—	3,524

Net income (loss)	$6,201	$(47)	$(12,056)	$(7,210)	$(67,437)

	Predecessor		Triton
	Year Ended December 31, 1997	January 1- January 15, 1998	Year Ended December 31, 1998	Nine Months Ended September 30, 1998	Nine Months Ended September 30, 1999
			(Unaudited)
Balance sheet data:
Cash and cash equivalents	$635	$—	$3,890	$6,321	$—
Property and equipment, net	7,868	—	48,822	45,635	90,788
Total assets	11,159	—	350,682	352,403	595,906
Total debt	2,510	—	261,500	259,500	463,916
Total shareholders' equity	7,447	—	66,821	71,687	46,475
Other financial data:
EBITDA(1)	$7,206	$(10)	$19,576	$12,594	$(5,127)
EBITDA margin(1)	38.8%	(1.0)%	40.5%	43.9%	(4.9)%
Capital expenditures	$2,156	$4	$4,277	$7,929	$25,773
Roamer revenue as a percentage of adjusted revenue(2)	27.3%	38.1%	31.1%	31.3%	38.3%
Operating data:
Customers at end of period	28,026	28,089	117,709	109,507	208,843
Penetration(3)	11.9%	12.0%	7.1%	6.6%	8.8%
Retention(4)	98.6%	98.6%	98.3%	98.3%	98.2%
Average monthly revenue per customer(5)	$56	$64	$52	$44	$67
Acquisition cost per customer(6)	—	—	$280	$291	$301
Cell sites	25	25	150	—	262

NOTES TO TRITON'S SELECTED FINANCIAL AND OPERATING DATA

(1)
EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the wireless industry. EBITDA should not be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measurement of financial performance under generally accepted accounting principles and does not reflect all expenses of doing business (e.g., interest expense, depreciation). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity.

(2)
Determined for each period by dividing roamer revenue for such period by total revenues excluding equipment sales.

(3)
Represents the ratio of cellular customers to total POPs at the end of the period.

(4)
Determined for each period by

•
Dividing total cellular customers discontinuing service during the period by the average cellular customers for the period (customers at the beginning of the period plus customers at the end of the period, divided by two), and

•
Dividing that result by the number of months in the period, and

•
Subtracting the result from one.

(5)
Determined for each period by:

•
Dividing the sum of access, airtime, roaming, long distance, features, connection, disconnection, and other revenues for the period by average cellular customers for the period (customers at the beginning of the period plus customers at the end of the period, divided by two) and

•
Dividing that result by the number of months in the period.

(6)
Determined for each period by dividing selling and marketing expenses, cost of equipment sales net of equipment revenues, and depreciation of rental telephone equipment by the gross cellular customers added during the period.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

    We derived summary unaudited pro forma consolidated financial and operating data as of and for the nine months ended September 30, 1999 and for the year ended December 31, 1998 from historical consolidated financial statements of Rural Cellular Corporation and other financial statements included elsewhere in this proxy statement. Rural Cellular financial results have been adjusted based on currently available information and assumptions that we believe are reasonable to give effect to the following transactions as if each transaction had occurred as of January 1, 1998:

  •
  Our acquisition of Atlantic Cellular on July 1, 1998;

  •
  The issuance of 2,390,000 shares of our Class A common stock with total proceeds of $200.0 million;

  •
  The issuance of 25,000 shares of our 11 3/8% senior exchangeable preferred stock with total proceeds of $25.0 million;

  •
  The issuance of 110,000 shares of our    % junior exchangeable preferred stock with total proceeds of $110.0 million;

  •
  Our acquisition of Triton for a purchase price of $1.24 billion;

  •
  The issuance of $100.0 million of Class M preferred stock (we have received a commitment for the purchase of up to $200.0 million of Class M preferred stock, but anticipate that the proceeds from the sale of common stock will reduce the amount of the Class M preferred stock issued to $100.0 million);

  •
  The issuance of Class T convertible preferred stock to Telephone & Data Systems, Inc. in exchange for shares of our Class A and Class B common stock; and

  •
  A new credit facility consisting of $1.2 billion in senior secured debt, which will replace our existing credit facility.

    Pro forma results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for a full year.

    We provide the following unaudited pro forma condensed consolidated financial statements and the related notes for informational purposes only. The unaudited pro forma condensed consolidated financial data are based on currently available information and assumptions that we believe are reasonable. The accompanying data do not purport to represent what our results of operations would have been if the pro forma transactions had been completed on the dates indicated, nor do they purport to indicate our future financial position or results of operations. The "Unaudited Pro Forma Condensed Consolidated Financial Data" includes consolidated financial data both prior to, and after giving effect, to the Triton acquisition.

    The data set forth below should be read in conjunction with "Selected Financial and Operating Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," and the consolidated financial statements and accompanying notes included elsewhere in this proxy statement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

(In thousands, except per share amounts)

	Rural Cellular Historical	Adjustments for Senior Exchangeable Preferred Stock and Common Stock Offerings		Rural Cellular as Adjusted	Triton Pro Forma(4)	Other Adjustments(5)(6)(7)		Pro Forma as Adjusted
Revenues:
Service	$78,263	$—		$78,263	$63,062	$—		$141,325
Roamer	33,310	—		33,310	39,184	—		72,494
Equipment	5,704	—		5,704	4,906	—		10,610

Total revenues	117,277	—		117,277	107,152	—		224,429

Operating expenses:
Network costs	14,352	—		14,352	12,558	—		26,910
Cost of equipment sales	8,145	—		8,145	7,930	—		16,075
Selling, general and administrative	39,318	—		39,318	33,051	—		72,369
Depreciation and amortization	29,549	—		29,549	34,380	10,532	(8)	74,461

Total operating expenses	91,364	—		91,364	87,919	10,532		189,815

Operating income	25,913	—		25,913	19,233	(10,532)		34,614
Other income (expense):
Interest expense	(20,207)	11,612	(1)	(8,595)	—	(74,133)	(9)	(82,728)
Interest and dividend income	289	—		289	—	(289)	(10)	—
Other expense	(210)	—		(210)	—	—		(210)
Minority interest	1,538	—		1,538	—	—		1,538

Other income (expense)	(18,590)	11,612		(6,978)	—	(74,422)		(81,400)

Income (loss) before income tax and extraordinary item	7,323	11,612		18,935	19,233	(84,954)		(46,786)
Income tax provision	34	—		34	—	(34)	(11)	—

Income (loss) before extraordinary item	7,289	11,612		18,901	19,233	(84,920)		(46,786)
Extraordinary item-early retirement of debt	—	—		—	—	—		—

Net income (loss)	7,289	11,612		18,901	19,233	(84,920)		(46,786)
Preferred stock dividend	(11,765)	(2,961)	(2)	(14,726)	—	(17,594)	(12)	(32,320)

Net income (loss) applicable to common shares	$(4,476)	$8,651		$4,175	$19,233	$(102,514)		$(79,106)

Net income (loss) per basic and diluted common share	$(0.50)			$0.37				$(7.02)

Weighted average common shares outstanding, basic and diluted	9,029			11,419 (3)				11,265 (3)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

(In thousands)

The following notes are provided for purposes of determining pro forma effects of the transactions described above on the historical consolidated statement of operations of Rural Cellular both prior to, and after giving effect to, the Triton acquisition for the nine months ended September 30, 1999. Certain assumptions are required to present this pro forma data. The Rural Cellular stock offering price represents the average price using the high and the low stock price on January 3, 2000, the junior exchangeable preferred stock assumes an 11 7/8% dividend rate, and the interest rates related to our new credit facility are based on the recent London Interbank Offer Rates plus an estimated margin factor as described in note 9, below.

(1)
Represents a decrease in interest expense due to the repayment of $182.1 million of indebtedness from the proceeds of the issuance of $200.0 million of Class A common stock and $25.0 million of senior exchangeable preferred stock, net of related issuance costs.
Net proceeds from issuance of senior exchangeable preferred stock	$24,060
Net proceeds from issuance of Class A common stock	189,850

Net proceeds	$213,910
Increase in cash and cash equivalents	(31,767)

Reduction in long-term debt	182,143
Interest rate	8.5%

Annual reduction in interest expense	$15,482
Factor for nine months	.75

Pro forma adjustment	$11,612

(2)
Represents an increase in preferred stock dividends due to the issuance of $25.0 million of senior exchangeable preferred stock.
Senior exchangeable preferred stock dividend	$14,726
Less historical preferred stock dividend	(11,765)

Pro forma adjustment	$2,961

(3)
The following represents the weighted average number of common shares outstanding after giving effect to the issuance of Class A common stock and the conversion of 74 Class A and 80 Class B common shares owned by Telephone & Data Systems, Inc. to Class T convertible preferred stock.
Rural Cellular historical common shares outstanding	9,029
Issuance of Class A common stock	2,390

Rural Cellular common shares outstanding as adjusted	11,419
Conversion of common stock owned by Telephone & Data Systems, Inc. to Class T convertible preferred stock	(154)

Pro forma common shares outstanding as adjusted	11,265

(4)
Pro forma operating results for Triton include the financial results of the following transaction from January 1, 1999 through the date of acquisition:

•
Acquisition of the Oregon and Washington wireless telephone operations and related assets of BMCT, L.P. on February 1, 1999.

	Triton Historical Nine Months Ended September 30, 1999	BMCT, L.P. One Month Ended January 31, 1999	Adjustments		Triton Pro Forma
Revenues:
Service	$61,053	$2,009	$—		$63,062
Roamer	37,870	1,314	—		39,184
Equipment	4,744	162	—		4,906

Total revenues	103,667	3,485	—		107,152

Operating expenses:
Network costs	12,380	178	—		12,558
Cost of equipment sales	7,644	286	—		7,930
Selling, general and administrative	34,192	1,266	(2,407	)(a)	33,051
Deferred compensation	53,954	3,164	(57,118	)(b)	—
Nonrecurring charges	624	1,061	(1,685	)(c)	—
Depreciation and amortization	32,993	1,387	—		34,380

Total operating expenses	141,787	7,342	(61,210)		87,919

Operating income (loss)	(38,120)	(3,857)	61,210		19,233
Other income (expense):
Interest expense	(26,076)	(725)	26,801	(d)	—
Interest income	283	4	(287	)(d)	—
Other income (expense)	—	11	(11	)(d)	—

Other income (expense)	(25,793)	(710)	26,503		—

Income (loss) before income tax	(63,913)	(4,567)	87,713		19,233
Income tax expense (benefit)	3,524	—	(3,524	)(d)	—

Net income (loss)	$(67,437)	$(4,567)	$92,137		$19,233

  (a)
  Represents the elimination of Triton corporate selling, general, and administrative expenses offset by additional corporate expenses that we expect to incur.

  (b)
  Represents the elimination of deferred compensation expense incurred by Triton and BMCT, L.P.

  (c)
  Represents the elimination of nonrecurring expenses related to the sale of Triton and BMCT, L.P.

  (d)
  Reflects the elimination of interest expense, interest income, other income and income tax effects related to assets and liabilities not being acquired by us.

(5)
If the Triton acquisition is not consummated on or prior to June 30, 2000, subject to certain extensions, Rural Cellular is required to redeem all of the junior exchangeable preferred stock at a price equal to 101% of the total liquidation preference plus accumulated and unpaid dividends, if any, to July 15, 2000. In that event, Rural Cellular will use the net proceeds of the issuance of the junior exchangeable preferred stock, senior exchangeable preferred stock and Class A common stock to fund the redemption and to reduce outstanding debt under the existing credit facility. In addition, failure to consummate the Triton acquisition could result in forfeiting our $35.0 million escrow payment.

(6)
Other adjustments include the following for the Triton acquisition:

•
The issuance of 110,000 shares of our    % junior exchangeable preferred stock with total proceeds of $110.0 million;

•
Our acquisition of Triton for a purchase price of $1.24 billion;

•
The issuance of $100.0 million of Class M preferred stock (we have received a commitment for the purchase of up to $200.0 million of Class M preferred stock, but anticipate that the proceeds from the sale of common stock will reduce the amount of the Class M preferred stock issued to $100.0 million); and

•
A new credit facility consisting of $1.2 billion in senior secured debt, which will replace our existing credit facility.

•
In the event we issue a convertible debenture to Telephone & Data Systems, Inc. in lieu of the Class T convertible preferred stock, interest expense, preferred stock dividend, and net income will be affected.

(7)
In the event the junior exchangeable preferred stock offering is not completed, Rural Cellular has received a commitment for bridge financing from TD Securities (USA) Inc., First Union Investors, Inc., and First Union Securities, Inc. for up to $135.0 million of junior bridge preferred stock. If $110.0 million of the junior bridge preferred stock were issued, preferred stock dividends would increase from $17,594 to $18,822 for the nine months ended September 30, 1999.

(8)
Represents an increase to historical amortization and depreciation expense based on the preliminary allocation of the Triton purchase price and other costs. The fair value for fixed assets represents the net increase in value of fixed assets based on our preliminary valuation.
	Estimated Fair Value	Asset Life	Pro Forma Expense
Licenses	$829,100	40	$15,546
Goodwill	221,450	20	8,304
Subscriber lists	106,000	7	11,357

Total amortization expense			35,207
Triton pro forma amortization expense			(24,817)

Amortization adjustment			10,390
Triton fixed asset valuation adjustment	1,700	9	142

Pro forma adjustment			$10,532

(9)
Represents an increase to interest expense due to additional borrowing under our new credit facility.
	Principal	Interest Rate	Pro Forma Expense
Senior secured revolving credit facility	$128,297	8.75%	$8,517
Senior secured term loan A	450,000	8.75	29,873
Senior secured term loan B	237,500	9.13	16,442
Senior secured term loan C	237,500	9.38	16,892
Senior subordinated notes	125,000	9.63	9,023
Amortization of deferred financing costs			1,981

Pro forma expense			82,728
Rural Cellular as adjusted interest expense			(8,595)

Pro forma adjustment			$74,133

  A change of 1/8% in interest rates would increase or decrease interest expense by $1,532 per annum.

(10)
To eliminate interest income on an adjusted basis, assuming minimal cash balances will be maintained.

(11)
To eliminate tax expense as the combined entity will have a net loss and as a result no tax expense will be recorded.

(12)
Represents an increase in preferred stock dividends due to the issuance of $7.8 million of Class T convertible preferred stock, $110.0 million of junior exchangeable preferred stock, and $100.0 million of Class M preferred stock.
Class T convertible preferred stock dividend	$233
Junior exchangeable preferred stock dividend	11,361
Class M preferred stock dividend	6,000

Pro forma adjustment	$17,594

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1998

(In thousands, except per share amounts)

	Rural Cellular Historical	Atlantic Pro Forma(1)	Rural Cellular Combined	Adjustments for Senior Exchangeable Preferred Stock and Common Stock Offerings		Rural Cellular as Adjusted	Triton Pro Forma(5)	Other Adjustments (6)(7)(8)		Pro Forma as Adjusted
Revenues:
Service	$75,633	$15,688	$91,321	$—		$91,321	$73,042	$—		$164,363
Roamer	20,199	7,475	27,674	—		27,674	30,545	—		58,219
Equipment	2,700	1,843	4,543	—		4,543	5,650	—		10,193

Total revenues	98,532	25,006	123,538	—		123,538	109,237	—		232,775

Operating expenses:
Network costs	18,877	3,289	22,166	—		22,166	14,959	—		37,124
Cost of equipment sales	5,968	1,911	7,879	—		7,879	9,515	—		17,394
Selling, general and administrative	39,156	7,614	46,770	—		46,770	39,328	—		86,098
Depreciation and amortization	26,532	6,544	33,076	—		33,076	40,345	18,493	(9)	91,914

Total operating expenses	90,533	19,358	109,891	—		109,891	104,147	18,493		232,530

Operating income (loss)	7,999	5,648	13,647	—		13,647	5,090	(18,493)		245
Other income (expense):
Interest expense	(19,060)	(6,593)	(25,653)	15,482	(2)	(10,171)	—	(99,083	) (10)	(109,254)
Interest and dividend income	1,461	—	1,461	—		1,461	—	(1,461	) (11)	—
Other expense	(535)	—	(535)	—		(535)	—	—		(535)
Minority interest	4,553	—	4,553	—		4,553	—	—		4,553

Other income (expense)	(13,581)	(6,593)	(20,174)	15,482		(4,692)	—	(100,544)		(105,236)

Income (loss) before income tax and extraordinary item	(5,582)	(945)	(6,527)	15,482		8,955	5,090	(119,037)		(104,991)
Income tax provision	—	—	—	—		—	—	—		—

Income (loss) before extraordinary item	(5,582)	(945)	(6,527)	15,482		8,955	5,090	(119,037)		(104,991)
Extraordinary item-early retirement of debt	(1,042)	1,042	—	—		—	—	—		—

Net income (loss)	(6,624)	97	(6,527)	15,482		8,955	5,090	(119,037)		(104,991)
Preferred stock dividend	(9,090)	(5,332)	(14,422)	(3,382	)(3)	(17,804)	—	(21,973	)(12)	(39,777)

Net income (loss) applicable to common shares	$(15,714)	$(5,235)	$(20,949)	$12,100		$(8,849)	$5,090	$(141,010)		$(144,768)

Net loss per basic and diluted common share	$(1.76)					$(0.78)				$(12.98)

Weighted average common shares outstanding, basic and diluted	8,916					11,306 (4)				11,152 (4)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 1998

(In thousands)

    The following notes are provided for purposes of determining the pro forma effects of the transactions described above on the historical consolidated statement of operations of Rural Cellular both prior to, and after giving effect to, the Triton acquisition for the year ended December 31, 1998. Certain assumptions are required to present this pro forma data. The Rural Cellular stock offering price represents the average price, using the high and low stock price on January 3, 2000, the junior exchangeable preferred stock assumes an 11 7/8% dividend rate, and the interest rates related to our new credit facility are based on the recent London Interbank Offer Rates plus an estimated margin factor as described in note 10, below.

(1)
The following represents pro forma operating results for Atlantic Cellular:
	Atlantic Cellular Historical Six Months Ended June 30, 1998	Adjustments		Atlantic Cellular Pro Forma
Revenues:
Service	$25,006	$(9,318	)(a)	$15,688
Roamer	—	7,475	(a)	7,475
Equipment	—	1,843	(a)	1,843

Total revenues	25,006	—		25,006

Operating expenses:
Network costs	11,759	(8,470	)(a)	3,289
Cost of equipment sales	—	1,911	(a)	1,911
Selling, general and administrative	2,101	5,513	(a)(b)	7,614
Depreciation and amortization	4,964	1,580	(c)(d)	6,544

Total operating expenses	18,824	534		19,358

Operating income (loss)	6,182	(534)		5,648

Other income (expense):
Interest expense	(1,571)	(5,022	)(e)	(6,593)
Interest income	90	(90	)(c)	—
Other income (expense)	3,395	(3,395	)(c)	—
Equity in net income of unconsolidated partnership	886	(886	)(c)	—
Minority interest	13	(13	)(c)	—

Other income (expense)	2,813	(9,406)		(6,593)

Income (loss) before income tax and extraordinary item	8,995	(9,940)		(945)
Income tax provision	—	—		—

Income (loss) before extraordinary item	8,995	(9,940)		(945)
Extraordinary item-early retirement of debt	—	1,042	(f)	1,042

Net income (loss)	8,995	(8,898)		97
Preferred stock dividend	—	(5,332	)(g)	(5,332)

Net income (loss) applicable to common shares	$8,995	$(14,230)		$(5,235)

  (a)
  Represents the reclassification of certain revenues and expenses to conform to our financial statement presentation.

  (b)
  Represents the elimination of Atlantic Cellular's corporate selling, general and administrative expenses, offset by additional corporate expenses that we expect to incur.

  (c)
  Reflects the elimination of depreciation expense, interest income, other income, equity in net income of unconsolidated partnership and minority interest related to assets and liabilities not acquired by us.

  (d)
  Represents increase to historical amortization expense based on the allocation of the Atlantic Cellular purchase price. The resulting intangible assets are being amortized over 40 years for licenses and goodwill and 10 years for subscriber lists.
Amortization of intangible assets from the Atlantic Cellular acquisition	$4,218
Elimination of historical amortization	(2,420)

Pro forma adjustment	$1,798

  (e)
  Represents an increase in interest expense of $6,593 related to indebtedness we incurred to partially fund the Atlantic Cellular acquisition, offset with the elimination of $1,571 in interest expense related to Atlantic Cellular debt that we did not assume.

  (f)
  To eliminate extraordinary item related to early retirement of deferred financing costs for a credit facility that was terminated and replaced with a new facility when the Atlantic Cellular agreement was signed.

  (g)
  Represents an increase in preferred stock dividend of $5,332 related to 11 3/8% senior exchangeable preferred stock that we issued to partially fund the Atlantic Cellular acquisition.

(2)
Represents a decrease in interest expense due to the repayment of $213.9 million of indebtedness from the proceeds of the issuance of $200.0 million of class A common stock and $25.0 million of senior exchangeable preferred stock, net of related issuance costs.
Net proceeds from issuance of senior exchangeable preferred stock	$24,060
Net proceeds from issuance of Class A common stock	189,850

Net proceeds	213,910
Increase in cash and cash equivalents	(31,767)

Reduction in long-term debt	182,143
Interest rate	8.5%

Pro forma adjustment	$15,482

(3)
Represents an increase in preferred stock dividend due to the issuance of $25.0 million of senior exchangeable preferred stock.
Senior exchangeable preferred stock dividend	$17,804
Less Rural Cellular combined preferred stock dividend	(14,422)

Pro forma adjustment	$3,382

(4)
The following represents the weighted average number of common shares outstanding after giving effect to the issuance of Class A common stock and the conversion of 74 Class A and 80 Class B common shares owned by Telephone & Data Systems, Inc. to Class T convertible preferred stock.
Rural Cellular historical common shares outstanding	8,916
Issuance of Class A common stock	2,390

Rural Cellular common shares outstanding as adjusted	11,306
Conversion of common stock owned by Telephone & Data Systems, Inc. to Class T convertible preferred stock	(154)

Pro forma common shares outstanding as adjusted	11,152

(5)
Pro forma operating results for Triton include the financial results of the following transactions from January 1, 1998 through the date of acquisition:

•
Acquisition of the wireless telephone operations and related assets of Point Telesystems, Inc. on January 16, 1998;

•
Acquisition of the wireless telephone operations and related assets of Columbia River Cellular Partners, L.P. on April 16, 1998;

•
Acquisition of the wireless telephone operations and related assets of "A Markets" of U.S. Unwired, Inc. and Subsidiary on July 1, 1998;

•
Acquisition of the wireless telephone operations and related assets of AAT RSA Company, Limited Partnership on August 7, 1998; and

•
Acquisition of the wireless telephone operations and related assets of BMCT, L.P. on February 1, 1999.

	Triton Historical Year Ended December 31, 1998	Point Telesystems, Inc. January 1- January 15, 1998	"A Markets" of U.S. Unwired, Inc. and Subsidiary Six Months Ended June 30, 1998	BMCT, L.P. Year Ended December 31, 1998	Other Acquisitions	Adjustments		Triton Pro Forma
Revenues:
Service	$31,464	$556	$11,050	$23,923	$6,508	$(459	)(a)	$73,042
Roamer	14,208	342	5,448	10,172	375	—		30,545
Equipment	2,605	66	507	2,096	376	—		5,650

Total revenues	48,277	964	17,005	36,191	7,259	(459)		109,237

Operating expenses:
Network costs	7,210	280	4,040	1,949	1,939	(459	)(a)	14,959
Cost of equipment sales	3,650	73	1,833	3,243	716	—		9,515
Selling, general and administrative	17,841	621	6,501	13,421	2,419	(1,475	)(b)	39,328
Deferred compensation	—	—	—	2,353	—	(2,353	)(c)	—
Nonrecurring charges	—	—	—	1,308	—	(1,308	)(d)	—
Depreciation and amortization	17,950	46	4,802	16,379	1,168	—		40,345

Total operating expenses	46,651	1,020	17,176	38,653	6,242	(5,595)		104,147

Operating income (loss)	1,626	(56)	(171)	(2,462)	1,017	5,136		5,090
Other income (expense):
Interest expense	(13,797)	—	(3,994)	(8,783)	(782)	27,356	(e)	—
Interest and dividend income	—	9	48	136	3	(196	)(e)	—
Other income (expense)	—	—	—	—	6	(6	)(e)	—

Other income (expense)	(13,797)	9	(3,946)	(8,647)	(773)	27,154		—

Income (loss) before income tax	(12,171)	(47)	(4,117)	(11,109)	244	32,290		5,090
Income tax benefit	(115)	—	—	—	—	115	(e)	—

Net income (loss)	$(12,056)	$(47)	$(4,117)	$(11,109)	$244	$32,175		$5,090

  (a)
  Represent reclassifications of certain revenues and expenses to conform to our financial statement presentation.

  (b)
  Represents the elimination of Triton corporate selling, general and administrative expenses offset by additional corporate expenses that we expect to incur.

  (c)
  Represents the elimination of deferred compensation expense incurred by BMCT, L.P.

  (d)
  Represents the elimination of nonrecurring expenses relating to the sale of BMCT, L.P.

  (e)
  Reflects the elimination of interest expense, interest income, other income and income tax expense related to assets and liabilities not being acquired by us.

(6)
If the Triton acquisition is not consummated on or prior to June 30, 2000, subject to certain extensions, Rural Cellular is required to redeem all of the junior exchangeable preferred stock at a price equal to 101% of the total liquidation preference plus accumulated and unpaid dividends, if any, to July 15, 2000. In that event, Rural Cellular will use the net proceeds of the issuance of the junior exchangeable preferred stock, senior exchangeable preferred stock and Class A common stock to fund the redemption and to reduce outstanding debt under the existing credit facility. In addition, failure to consummate the Triton acquisition could result in forfeiting our $35.0 million escrow payment.

(7)
Other adjustments include the following for the Triton acquisition:

•
The issuance of 110,000 shares of our  % junior exchangeable preferred stock with total proceeds of $110.0 million;

•
Our acquisition of Triton for a purchase price of $1.24 billion;

•
The issuance of $100.0 million of Class M preferred stock (we have received a commitment for the purchase of up to $200.0 million of Class M preferred stock, but anticipate that the proceeds from the sale of common stock will reduce the amount of the Class M preferred stock issued to $100.0 million); and

•
A new credit facility consisting of $1.2 billion in senior secured debt, which will replace our current credit facility.

•
In the event we issue a convertible debenture to Telephone & Data Systems, Inc. in lieu of the Class T convertible preferred stock, interest expense, preferred stock dividend, and net income will be affected.

(8)
In the event the junior exchangeable preferred stock offering is not completed, Rural Cellular has received a commitment for bridge financing from TD Securities (USA) Inc., First Union Investors, Inc., and First Union Securities, Inc. for up to $135.0 million of junior bridge preferred stock. If $110.0 million of the junior bridge preferred stock were issued, preferred stock dividends would increase from $21,973 to $23,323 for the year ended December 31, 1998.

(9)
Represents an increase to historical amortization and depreciation expense based on the preliminary allocation of the Triton purchase price and other costs. The fair value for fixed assets represents the net increase in the value of fixed assets based on our preliminary valuation.
	Estimated Fair Value	Asset Life	Pro Forma Expense
Licenses	$829,100	40	$20,728
Goodwill	221,450	20	11,073
Subscriber lists	106,000	7	15,143

Total amortization expense			46,944
Triton pro forma amortization expense			(28,639)

Amortization adjustment			18,305
Triton fixed asset valuation adjustment	1,700	9	188

Pro forma adjustment			$18,493

(10)
Represents an increase to interest expense due to additional borrowings under our new credit facility.
	Principal	Interest Rate	Pro Forma Expense
Senior secured revolving credit facility	$128,297	8.75%	$11,232
Senior secured term loan A	450,000	8.75	39,393
Senior secured term loan B	237,500	9.13	21,681
Senior secured term loan C	237,500	9.38	22,275
Senior subordinated notes	125,000	9.63	12,031
Amortization of deferred financing costs			2,642

Pro forma expense			109,254
Rural Cellular as adjusted interest expense			(10,171)

Pro forma adjustment			$99,083

 A change of 1/8% in interest rates would increase or decrease interest expense by $1,532 per annum.

(11)
To eliminate interest income on an adjusted basis, assuming minimal cash balances will be maintained.

(12)
Represents an increase in preferred stock dividends due to the issuance of $7.8 million of Class T convertible preferred stock, $110.0 million of junior exchangeable preferred stock and $100.0 million of Class M preferred stock.
Class T convertible preferred stock dividend	$311
Junior exchangeable preferred stock dividend	13,662
Class M preferred stock dividend	8,000

Pro forma adjustment	$21,973

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF SEPTEMBER 30, 1999

(In thousands)

	Rural Cellular Historical	Adjustments for Senior Exchangeable Preferred Stock and Common Stock Offerings		Rural Cellular as Adjusted	Triton Pro Forma(5)	Other Adjustments(6)(7)		Pro Forma as Adjusted
Assets
Current assets:
Cash and cash equivalents	$1,073	$31,767	(1)	$32,840	$—	$(11,767	)(8)	$21,073
Accounts receivable, less allowance	22,944	—		22,944	20,759	—		43,703
Inventories	3,068	—		3,068	3,974	—		7,042
Other current assets	631	—		631	1,314	—		1,945

Total current assets	27,716	31,767		59,483	26,047	(11,767)		73,763

Property and equipment, less accumulated depreciation	128,764	—		128,764	90,735	1,700	(9)	221,199

Licenses and other assets:
Licenses and other intangible assets	321,135	—		321,135	474,988	681,562	(10)	1,477,685
Deferred financing costs, less accumulated amortization	10,949	—		10,949	—	14,980	(11)	25,929
Other assets	6,770	—		6,770	—	—		6,770

Total licenses and other assets	338,854	—		338,854	474,988	696,542		1,510,384

Total assets	$495,334	$31,767		$527,101	$591,770	$686,475		$1,805,346

Liabilities and shareholders' equity
Current liabilities:
Accounts payable	$11,906	$—		$11,906	$7,835	$—		$19,741
Advance billings and customer deposits	3,795	—		3,795	2,047	—		5,842
Accrued interest	6,305	—		6,305	—	—		6,305
Dividends payable	2,044	—		2,044	—	—		2,044
Other accrued expenses	4,802	—		4,802	8,826	—		13,628

Total current liabilities	28,852	—		28,852	18,708	—		47,560

Long-term debt	307,143	(182,143	)(2)	125,000	463,916	589,381	(12)	1,178,297

Total liabilities	335,995	(182,143)		153,852	482,624	589,381		1,225,857

Senior exchangeable preferred stock	143,767	24,060	(3)	167,827	—	—		167,827
Class T convertible preferred stock	—	—		—	—	7,780	(13)	7,780
Junior exchangeable preferred stock	—	—		—	—	106,240	(14)	106,240
Class M preferred stock	—	—		—	—	100,000	(15)	100,000

Total preferred stock	143,767	24,060		167,827	—	214,020		381,847

Partners' equity	—	—		—	109,146	(109,146	)(16)	—

Shareholders' equity:
Class A common stock, $.01 par value,	79	24	(4)	103	—	(1	)(13)	102
Class B common stock, $.01 par value,	11	—		11	—	(1	)(13)	10
Additional paid-in capital	36,476	189,826	(4)	226,302	—	(7,778	)(13)	218,524
Accumulated deficit	(20,994)	—		(20,994)	—	—		(20,994)

Total shareholders' equity	15,572	189,850		205,422	—	(7,780)		197,642

Total liabilities and shareholders' equity	$495,334	$31,767		$527,101	$591,770	$686,475		$1,805,346

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED
BALANCE SHEET

AS OF SEPTEMBER 30, 1999

(In thousands)

    The following notes are provided for purposes of determining pro forma effects of the transactions described above on the historical consolidated balance sheet of Rural Cellular both prior to, and after giving effect to, the Triton acquisition as of September 30, 1999. Certain assumptions are required to present this pro forma data. The Rural Cellular stock offering price represents the average price using the high and low stock price on January 3, 2000.

(1)
Represents proceeds from the common stock and senior exchangeable preferred stock offerings in excess of amounts used to reduce indebtedness.

(2)
Represents a reduction in long-term debt from the proceeds of the issuance of senior exchangeable preferred stock and Class A common stock.
Net proceeds from issuance of senior exchangeable preferred stock	$24,060
Net proceeds from issuance of Class A common stock	189,850

Net proceeds	213,910
Increase in cash and cash equivalents	(31,767)

Reduction in long-term debt	$182,143

(3)
Represents the issuance of senior exchangeable preferred stock.
Gross proceeds from issuance of senior exchangeable preferred stock	$25,000
Less deferred issuance costs	(940)

Pro forma adjustment	$24,060

(4)
Represents the issuance of 2,390 shares of Class A common stock at a price of $83.69 per share.
Gross proceeds from issuance of Class A common stock	$200,000
Less issuance costs	(10,150)

Pro forma adjustment	$189,850

(5)
Pro forma balance sheet for Triton consists of the following:
	Triton Historical	Adjustments		Triton Pro Forma
Assets
Current assets:
Cash	$—	$—		$—
Accounts receivable, less allowance	24,842	(4,083	)(a)	20,759
Inventories	3,974	—		3,974
Other current assets	1,314	—		1,314

Total current assets	30,130	(4,083)		26,047

Property and equipment, less accumulated depreciation	90,788	(53	)(a)	90,735

Licenses and other assets:
Licenses and other intangible assets	474,988	—		474,988

Total licenses and other assets	474,988	—		474,988

Total assets	$595,906	$(4,136)		$591,770

Liabilities and partners' equity
Current liabilities:
Accounts payable	$7,835	$—		$7,835
Advance billings and customer deposits	2,047	—		2,047
Accrued interest	2,052	(2,052	)(a)	—
Other accrued expenses	8,826	—		8,826
Due to related parties, net	1,046	(1,046	)(a)	—
Tax payable	8,244	(8,244	)(a)	—

Total current liabilities	30,050	(11,342)		18,708

Long-term debt	463,916	—		463,916
Deferred compensation	53,954	(53,954	)(b)	—
Deferred income tax	1,511	(1,511	)(b)	—

Total liabilities	549,431	(66,807)		482,624

Partners' equity	46,475	62,671	(c)	109,146

Total liabilities and partners' equity	$595,906	$(4,136)		$591,770

  (a)
  Reflects the elimination of assets and liabilities not being acquired by us.

  (b)
  Represents the elimination of deferred compensation and deferred income tax incurred by Triton that will not be assumed by us.

  (c)
  Represents adjustments in partners' capital as a result of the elimination of certain assets and liabilities that will not be assumed by us.

(6)
Other adjustments include the following for the Triton acquisition:

•
The issuance of 110,000 shares of our     % junior exchangeable preferred stock with total proceeds of $110.0 million;

•
Our acquisition of Triton for a purchase price of $1.24 billion;

•
The issuance of $100.0 million of Class M preferred stock (we have received a commitment for the purchase of up to $200.0 million of Class M preferred stock, but anticipate that the proceeds from the sale of common stock will reduce the amount of the Class M preferred stock issued to $100.0 million); and

•
A new credit facility consisting of $1.2 billion in senior secured debt, which will replace our current credit facility.

•
In the event we issue a convertible debenture to Telephone & Data Systems, Inc. in lieu of the Class T convertible preferred stock, long-term debt will increase and Class T convertible preferred stock will not be issued.

(7)
If the Triton acquisition is not consummated on or prior to June 30, 2000, subject to certain extensions, Rural Cellular is required to redeem all of the junior exchangeable preferred stock at a price equal to 101% of the total liquidation preference plus accumulated and unpaid dividends, if any, to July 15, 2000. In that event, Rural Cellular will use the net proceeds of the issuance of the junior exchangeable preferred stock, senior exchangeable preferred stock and Class A common stock to fund the redemption and to reduce outstanding debt under the existing credit facility. In addition, failure to consummate the Triton acquisition could result in forfeiting our $35.0 million escrow payment.

(8)
Represents an $11,767 decrease in cash that will be used to partially fund the Triton acquisition.

(9)
Represents an increase of $1,700 in the net book value of fixed assets based on our preliminary allocation of the Triton purchase price.

(10)
Represents an increase in licenses and intangible assets based on the preliminary allocation of the Triton purchase price.
Licenses	$829,100
Goodwill	221,450
Subscriber lists	106,000

Total valuation of acquired licenses and intangibles	1,156,550
Less current net book value of Triton's licenses and intangibles	(474,988)

Pro forma adjustment	$681,562

(11)
Represents an increase in deferred financing costs as a result of a new credit facility that will replace the existing credit facility.
Deferred financing costs related to new credit facility	$18,000
Less write-off of deferred financing costs related to existing credit facility	(3,020)

Pro forma adjustment	$14,980

(12)
Represents an increase in long-term debt as a result of a new credit facility that will replace the existing credit facility.
Senior secured revolving credit facility	$128,297
Senior secured term loan A	450,000
Senior secured term loan B	237,500
Senior secured term loan C	237,500
Senior subordinated debt	125,000

Total long term-debt	1,178,297
Elimination of Rural Cellular as adjusted debt	(125,000)
Elimination of Triton pro forma debt	(463,916)

Pro forma adjustment	$589,381

(13)
Represents the conversion of 74 Class A and 80 Class B common shares owned by Telephone & Data Systems, Inc. to Class T convertible preferred stock at a price of $50.63, resulting in a total conversion of $7,780.

(14)
Represents the issuance of junior exchangeable preferred stock.
Gross proceeds from issuance of junior exchangeable preferred stock	$110,000
Less deferred issuance costs	(3,760)

Pro forma adjustment	$106,240

(15)
Represents the issuance of $100.0 million of Class M preferred stock (we have received a commitment for the purchase of up to $200.0 million of Class M preferred stock, but anticipate that the proceeds from the sale of common stock will reduce the amount of the Class M preferred stock issued to $100.0 million).

(16)
Represents the elimination of partners' capital on an adjusted basis.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

    The following discussion and analysis should be read in conjunction with Rural Cellular and Triton's audited and unaudited financial statements and the notes thereto appearing elsewhere in this proxy statement. The discussion contains forward-looking statements that involve risks and uncertainties.

INTRODUCTION

    We have materially expanded our business over the last three years through acquisitions. For example, the acquisitions of Unity Cellular, Atlantic Cellular, and Triton Cellular Partners in 1997, 1998, and 1999, respectively, approximately doubled our number of customers at the time of each transaction, on a pro forma basis. All acquisitions have been accounted for under the purchase method of accounting and, therefore, our historical results of operations include the results of operations for each acquired system, other than the Triton acquisition, subsequent to its respective acquisition date. We anticipate closing the Triton acquisition in the spring of 2000.

    Over the past three years, our financial performance, and the year-to-year comparability of such performance, has been affected by:

  •
  the acquisitions described below;

  •
  our development of Wireless Alliance; and

  •
  the issuance of our senior subordinated notes and senior exchangeable preferred stock to fund our growth.

Accordingly, we do not believe the discussion and analysis of our historical financial condition and results of operations set forth below are indicative nor should they be relied upon as an indicator of our future performance.

  Acquisition and Joint Venture History

    We follow a disciplined strategy of acquiring and developing wireless systems, primarily in rural markets. Through September 30, 1999, we have entered into a joint venture to develop and offer personal communications services, or PCS, and have completed four acquisitions of cellular systems as described below:

  •
  In November 1996, we formed a joint venture named Wireless Alliance with an affiliate of Aerial Communications. We originally owned 51% of Wireless Alliance; as of June 1999, we increased our ownership to 70%, with an affiliate of Aerial Communications owning the remaining 30%.

  •
  Effective May 1997, we acquired the Maine wireless operations and assets of Unity Cellular Systems, Inc. and related cellular and microwave licenses from InterCel, Inc., for approximately $85.7 million.

  •
  Effective July 1998, we acquired the Vermont, New Hampshire, New York, and Massachusetts cellular telephone licenses, operations, and related assets of Atlantic Cellular Company L.P. and one of its subsidiaries, for approximately $262.5 million.

  •
  Effective August 1998, we acquired the outstanding stock of Western Maine Cellular, Inc., a wholly-owned subsidiary of Utilities, Inc., for approximately $7.5 million.

  •
  Effective February 1999, we acquired the outstanding stock of RGI Group, Inc., d/b/a Glacial Lakes Cellular 2000, for approximately $11.9 million.

GENERAL

    Rural Cellular's principal operating objective is to increase revenues and profitability through the acquisition and development of new markets and increased penetration in existing markets. We believe that owning and operating wireless systems in rural markets provides strong growth opportunities because these systems have lower penetration rates, a higher proportion of roamer revenues, and less competition for customers than wireless systems located in larger metropolitan areas due to lower population density.

    We have a disciplined strategy of acquiring cellular systems primarily in rural markets and focus on acquiring underdeveloped cellular systems that include a high concentration of highway corridors and, as a result, tend to have a significant amount of roamer activity. We intend to pursue acquisitions to the extent they enhance or extend our network.

    We operate our wireless systems using a decentralized management approach that allows us to achieve substantial marketing and distribution benefits, as well as operating efficiencies. We develop a strong local presence in the communities we serve, which enhances our competitive position and allows us to tailor our products and services to meet our customers' specific needs. We believe that our ability to customize our products and services results in greater customer satisfaction, customer retention and market penetration. We also believe that we will be able to continue to maintain high retention rates due in part to our territory manager distribution philosophy, by offering communication service packages and value-added features anticipating customer needs, and by providing high quality and knowledgeable customer service. For the nine months ended September 30, 1999, we experienced an average monthly cellular retention rate of 98.4%.

    We have continued to penetrate our existing Midwest, Atlantic, and Maine regions through innovative sales initiatives, resulting in increased revenues in the nine months ended September 30, 1999 as compared to the same period in the prior year, and intend to roll out our successful marketing strategies throughout our existing systems and newly acquired systems, including systems acquired in the Triton acquisition. As a result of these strategies, we have been able to generate strong internal growth and improve the operating and financial performance of our systems.

    Our revenues primarily consist of service, roamer and equipment revenues, each of which is described below:

  •
  Service revenues include monthly access charges, charges for airtime used in excess of the time included in the service package purchased, long distance charges derived from calls placed by our customers as well as cellular and paging equipment lease revenues. Total service revenues are affected by the number of customers, pricing, and number of minutes used. Additional charges include activation fees and charges for such features as voicemail, call waiting, and call forwarding.

  •
  Roamer revenues consist of airtime, long distance, and service fees charged for providing service to customers of other cellular systems that place or receive a call within our cellular service area and our customers that place or receive a call outside of our cellular service area. The per minute rate paid by a roamer, or the intercarrier exchange rate, is determined by an agreement between Rural Cellular and the roamer's cellular carrier. We have agreements with cellular licensees in other cellular service areas that allow us to provide service to our customers calling from or receiving calls in these territories at favorable rates.

  •
  Equipment revenues include cellular and paging equipment, accessory sales to customers, and network equipment reselling. Within certain markets, we rent equipment to customers as an alternative to selling such cellular equipment. This program has reduced equipment sales as a percentage of total revenues in these markets; however, we believe our equipment rental policy enhances customer retention and market penetration, reduces acquisition cost, and increases revenue per customer.

    Our operating expenses include network costs, cost of equipment sales, selling, general and administrative expenses and depreciation and amortization, each of which is described below:

  •
  Network costs include switching and transport expenses and the expenses associated with the maintenance and operation of our wireless network facilities, as well as charges from other service providers for resold minutes and services.

  •
  Cost of equipment sales include the costs associated with telephone equipment and accessories sold to customers. In recent years, we and other cellular providers have increased the use of discounts on phone equipment as competition between service providers has intensified. As a result, we have incurred, and expect to continue to incur, losses on equipment sales and increased marketing and selling costs per gross additional customer. We expect to continue these discounts and promotions because we believe that they will result in increased revenues from increases in the number of our cellular customers.

  •
  Selling, general and administrative includes salaries, benefits, and operating expenses such as marketing, commissions, customer support, accounting, administration, and billing.

  •
  Depreciation and amortization represents the costs associated with the depreciation of our fixed assets and the amortization of our intangible assets, primarily cellular license acquisition costs, goodwill, and customer lists. The high level of depreciation and amortization is associated with our acquisition activities and the build-out and upgrade of our network.

    In addition to the operating expenses discussed above, we also incur other income (expense), primarily interest expense related to our financing and acquisition activities.

  •
  Interest expense results from our borrowings under our credit facilities and our senior subordinated notes, the proceeds of which were used to finance our acquisitions and develop our systems.

  •
  Other income (expense) includes our minority partner's absorption of Wireless Alliance losses. We have currently realized the maximum benefit from the allocation of losses to our minority partner and will receive no further benefit until Wireless Alliance generates income.

    Preferred stock dividends are related to our issuance in May 1998 of 125,000 shares of 11 3/8% senior exchangeable preferred stock in conjunction with our acquisition of Atlantic Cellular. Dividends on the senior exchangeable preferred stock are cumulative, are payable quarterly, and may be paid, at our option, on any dividend payment date occurring on or before May 15, 2003, either in cash or by the issuance of additional shares of senior exchangeable preferred stock having an aggregate liquidation preference equal to the amount of such dividends.

    Wireless Alliance is our joint venture with an affiliate of Aerial Communications. Our policies and practices in accounting for Wireless Alliance are the same as those we use in our other regions. We follow generally accepted accounting principles in accounting for the minority ownership and eliminate all inter-company transactions on consolidation. Any allocable Wireless Alliance losses are first applied to reduce the carrying value of the minority interest in the joint venture and, thereafter consolidated with Rural Cellular's operating results. As of September 30, 1999, the minority ownership interest had been fully used to offset Wireless Alliance's losses.

    EBITDA represents the sum of earnings before interest, taxes, depreciation, and amortization. EBITDA:

  •
  is not intended to be a performance measure that should be regarded as an alternative either to operating income or net income as an indicator of operating performance or to cash flows as a measure of liquidity;

  •
  is not intended to represent funds available for debt service, dividends, reinvestment, or other discretionary uses; and

  •
  should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles.

    EBITDA is included in this prospectus because our management believes that EBITDA is a meaningful measurement commonly used in the wireless industry and by the investment community. Our definition of EBITDA may not be identical to similarly titled measures reported by other companies.

RESULTS OF OPERATIONS

    The following table presents certain consolidated statement of operations data as a percentage of total revenues as well as other operating data for the periods indicated.

	Year Ended December 31			Nine Months Ended September 30
	1996	1997	1998	1998	1999
REVENUES:
Service	75.9%	80.5%	76.8%	77.0%	66.7%
Roamer	21.1	17.6	20.5	20.5	28.4
Equipment	3.0	1.9	2.7	2.5	4.9

Total revenues	100.0	100.0	100.0	100.0	100.0

OPERATING EXPENSES:
Network costs	22.1	21.5	19.2	20.1	12.2
Cost of equipment sales	4.5	5.2	6.1	6.0	7.0
Selling, general and administrative	44.6	46.8	39.7	38.9	33.5
Depreciation and amortization	18.2	23.1	26.9	26.4	25.2

Total operating expenses	89.4	96.6	91.9	91.4	77.9

OPERATING INCOME	10.6	3.4	8.1	8.6	22.1

OTHER INCOME (EXPENSE):
Interest expense	(0.9)	(11.3)	(19.4)	(18.6)	(17.2)
Interest and dividend income	1.1	0.4	1.5	2.0	0.2
Other income (expense)	0.2	(0.6)	(0.5)	(1.0)	(0.2)
Minority interest	1.1	5.7	4.6	4.7	1.3

Other income (expense)	1.5	(5.8)	(13.8)	(12.9)	(15.9)

INCOME (LOSS) BEFORE INCOME TAX AND EXTRAORDINARY ITEM	12.1	(2.4)	(5.7)	(4.3)	6.2
INCOME TAX PROVISION	0.7	—	—	—	—

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM	11.4	(2.4)	(5.7)	(4.3)	6.2

EXTRAORDINARY ITEM—EARLY RETIREMENT OF DEBT	—	—	(1.0)	(1.6)	—

NET INCOME (LOSS)	11.4	(2.4)	(6.7)	(5.9)	6.2

PREFERRED STOCK DIVIDEND	—	—	(9.2)	(8.1)	(10.0)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	11.4%	(2.4)%	(15.9)%	(14.0)%	(3.8)%

EBITDA MARGIN	28.8%	26.5%	35.0%	35.0%	47.3%

Nine Months Ended September 30, 1999 and 1998

Revenues

    Service Revenues.  Service revenues for the nine months ended September 30, 1999 increased 52.9% to $78.3 million from $51.2 million in 1998. The revenue growth reflects the effect of 23,000 additional customers added through increased penetration in existing markets and our acquisitions of Atlantic Cellular, Western Maine Cellular, and Glacial Lakes Cellular. We expect service revenues to increase in the future primarily as a result of future acquisitions, further anticipated industry-wide growth in subscribers, and expansion of our coverage. During the nine months ended September 30, 1999, Wireless Alliance generated $6.5 million in service revenues.

    Roamer Revenues.  Roamer revenues for the nine months ended September 30, 1999 increased 145.4% to $33.3 million from $13.6 million in 1998. Roamer revenues have increased due to the activation of additional cell sites, acquisitions of new service areas, and increased industry-wide wireless usage resulting from the now popular single rate calling plans. Partially offsetting the effect of increases in roaming minutes of use during the nine months ended September 30, 1999 was the impact of lower roaming rates with two major roaming partners. Wireless Alliance generated $334,000 in PCS roamer revenue during the nine months ended September 30, 1999.

    Equipment Revenues.  Equipment revenues for the nine months ended September 30, 1999 increased 241.8% to $5.7 million from $1.7 million in the comparable period of the prior year. This growth reflects network equipment reselling and increases in direct phone sales programs.

    Key Revenue Indicators.  Our cellular penetration increased to 9.0% at September 30, 1999 as compared to 7.5% at September 30, 1998. Wireless Alliance PCS penetration increased to 1.6% at September 30, 1999 as compared to 0.3% at September 30, 1998. Cellular average monthly revenue per customer for the nine months ended September 30, 1999 increased to $55, as compared to $52 in the comparable period of the prior year. Wireless Alliance average monthly revenue per customer for the nine months ended September 30, 1999 decreased to $52, as compared to $65 in the comparable period of the prior year.

Operating Expenses

    Network Costs.  Network costs for the nine months ended September 30, 1999, have increased 7.6% over the comparable period of the prior year to $14.4 million from $13.3 million. Wireless Alliance network costs for the nine months ended September 30, 1999 decreased to $3.5 million from $7.1 million in the comparable period of the prior year. As a percentage of total revenues, network costs for the nine months ended September 30, 1999 decreased to 12.2% from 20.1% in the comparable period of the prior year. The increase in network costs resulted primarily from expenses incurred in our Atlantic region, which more than offset Wireless Alliance network cost reductions. We expect consolidated network costs to continue to decline as a percentage of revenues as revenues continue to outpace the fixed components of network costs.

    Cost of Equipment Sales.  Cost of equipment sales for the nine months ended September 30, 1999 increased 103.0% over the comparable period of the prior year to $8.1 million from $4.0 million. As a percentage of revenue, cost of equipment sales for the nine months ended September 30, 1999 increased to 7.0% as compared to 6.0% in the comparable period of the prior year. This growth was primarily due to the cost of resold network equipment combined with an increase in the number of phones sold to customers.

    Selling, General and Administrative.  Selling, general and administrative expenses for the nine months ended September 30, 1999 increased 52.3% over the comparable period of the prior year to $39.3 million from $25.8 million. The increase in selling, general and administrative expenses resulted primarily from additional costs related to the operation of our Atlantic region. Reflecting certain economies achieved through the acquisition of the Atlantic assets and the relatively fixed nature of selling, general and administrative expenses, selling, general and administrative expenses decreased as a percentage of total revenues for the nine months ended September 30, 1999 to 33.5% as compared to 38.9% in the comparable period of the prior year. Due to the seasonality of our revenue stream, selling, general and administrative expenses as a percentage of total revenues has typically been higher in the fourth quarter as compared to the first three quarters.

    Depreciation and Amortization.  Depreciation and amortization expense for the nine months ended September 30, 1999 increased 68.6% over the comparable period of the prior year to $29.6 million from $17.5 million. The increase reflects the depreciable assets acquired as part of the Atlantic Cellular acquisition, our continued construction and acquisition efforts, and our investments in network facilities, including our launch of PCS services through Wireless Alliance, and rental equipment.

Other Income (Expense)

    Interest Expense.  Interest expense for the nine months ended September 30, 1999 increased 63.8% to $20.2 million as compared to $12.3 million in the comparable period of the prior year. The increase resulted from higher average borrowings under the existing credit facility and interest related to the senior subordinated notes. Borrowings under the existing credit facility and senior subordinated notes were used to finance the acquisitions of Atlantic Cellular and Western Maine Cellular, the continued build-out of additional cell sites, and other growth initiatives.

    Other Income.  Other income for the nine months ended September 30, 1999 includes a decrease of 50.8% in the minority partner's absorption of Wireless Alliance losses, to $1.5 million from $3.1 million in the comparable period of the prior year.

Preferred Stock Dividends

    Preferred Stock Dividends.  Preferred stock dividends increased 117.9% to $11.8 million in the nine months ended September 30, 1999 as compared to $5.4 million for the comparable period in 1998. The increase primarily resulted from the senior exchangeable preferred stock having been outstanding for a full nine months in 1999, versus less than four months in the same period in 1998. The preferred stock dividends were paid by issuing additional shares of senior exchangeable preferred stock.

EBITDA

    EBITDA.  EBITDA increased 138.4% to $55.5 million in the nine months ended September 30, 1999 as compared to $23.3 million for the comparable period in 1998. For the nine months ended September 30, 1999, our cellular operations generated $57.5 million in EBITDA, which was partially offset by Wireless Alliance's negative EBITDA of $2.1 million. We expect that Wireless Alliance will continue to have negative EBITDA in the remaining quarter of 1999.

Years Ended December 31, 1998 and 1997

Revenues

    Service Revenues.  Service revenues for the year ended December 31, 1998 increased 74.2% to $75.6 million from $43.4 million in 1997. This growth was primarily due to a 26.1% increase in customers from existing markets and a 67.1% increase in customers through the acquisition of Atlantic Cellular. During the year ended December 31, 1998, Wireless Alliance generated service revenues of $12.2 million.

    Roamer Revenues.  Roamer revenues for the year ended December 31, 1998 increased 113.2% to $20.2 million from $9.5 million in 1997. Roamer revenues have increased due to the activation of additional cell sites and acquisitions of new service areas. Wireless Alliance generated an immaterial amount in roamer revenues during 1998 and had no roamer revenues in 1997 because it was exclusively engaged in reselling cellular services.

    Equipment Revenues.  Equipment revenues for the year ended December 31, 1998 increased 164.7% to $2.7 million from $1.0 million in 1997. This growth was primarily due to an increase in the number of customers, as a result of our acquisition of Atlantic Cellular, who purchase their phones as opposed to the number of customers who participate in the equipment rental program currently popular in our Midwest region.

    Key Revenue Indicators.  Our cellular penetration as of December 31, 1998 increased to 8.0% from 7.6% as of December 31, 1997. Reflecting its market launch, Wireless Alliance PCS penetration reached 0.7% for 1998. Cellular average monthly revenue per customer for the year ended December 31, 1998 decreased to $52 as compared to $55 in 1997. Wireless Alliance PCS average revenue per customer was $64 in 1998.

Operating Expenses

    Network Costs.  Network costs for the year ended December 31, 1998, increased 63.0% to $18.9 million from $11.6 million in 1997. The increase in network costs resulted primarily from expenses incurred by Wireless Alliance and our Maine and Atlantic regions, which more than offset network cost reductions in our Midwest operations. However, as a percentage of total revenues, network costs decreased to 19.2% in 1998 from 21.5% in 1997. Contributing to the reduction of network costs in the Midwest service area was the completed installation of our switch in the third quarter of 1997, thereby reducing our network costs for switching services. Network costs for Wireless Alliance increased to $9.3 million for the year ended December 31, 1998, from $6.0 million in 1997. The increase is attributable to additional network costs associated with an increase in the average number of cellular reselling customers.

    Cost of Equipment Sales.  Cost of equipment sales for the year ended December 31, 1998 increased 112.6% to $6.0 million from $2.8 million in 1997. As a percentage of total revenues, cost of equipment sales for the year ended December 31, 1998 increased to 6.1% as compared to 5.2% in the comparable period of the prior year. This growth primarily reflects our Atlantic region customers who prefer to purchase their phones as opposed to utilizing the equipment rental program currently popular in our Midwest region.

    Selling, General and Administrative.  Selling, general and administrative expenses for the year ended December 31, 1998 increased 55.2% to $39.2 million from $25.2 million in 1997. The increase in selling, general and administrative expenses over the prior year resulted primarily from additional costs related to the acquisition of Atlantic Cellular in July 1998 and from operating our Maine region during all of 1998. As a percentage of total revenues, selling, general and administrative expenses decreased to 39.7% in 1998 from 46.8% in 1997, reflecting operating efficiencies achieved through the integration of our Atlantic operation.

    Depreciation and Amortization.  Depreciation and amortization expense for the year ended December 31, 1998 increased 113.0% to $26.5 million from $12.5 million in 1997. The increase reflects our continued construction and acquisition efforts and our investments in network facilities and rental equipment. Specifically contributing to the increase was the depreciation relating to the construction of 23 additional cell sites in our Midwest region, an additional 89 cell sites from the acquisition of Atlantic Cellular, and the activation of 53 Wireless Alliance PCS cell sites. In addition, license and other intangible asset amortization resulting from acquisitions increased to $8.1 million for the year ended December 31, 1998 from $1.5 million in the prior year.

Other Income (Expense)

    Interest Expense.  Interest expense for the year ended December 31, 1998 increased to $19.1 million from $6.1 million in 1997. The increase in interest expense resulted from higher average borrowings under our credit facilities and interest related to the senior subordinated notes used to finance the acquisitions of Atlantic Cellular and Western Maine Cellular, the construction of 23 cell sites, and other growth initiatives.

    Other Income.  Other income includes an increase in the year ended December 31, 1998 in the minority partner's absorption of Wireless Alliance losses.

Extraordinary Item

    In May 1998, we repaid approximately $140.0 million of the outstanding principal amount under our $160.0 million credit facility utilizing the proceeds from our issuance of $125.0 million in senior subordinated notes and $125.0 million in senior exchangeable preferred stock. Accordingly, we recognized an extraordinary loss of approximately $1.0 million related to the early retirement of debt representing the unamortized debt issuance costs.

Preferred Stock Dividends

    Preferred Stock Dividends.  Preferred stock dividends of $9.1 million were paid in the year ended December 31, 1998. The preferred stock dividends were incurred as a result of our issuance of 125,000 shares of senior exchangeable preferred stock in May 1998. The preferred stock dividends were paid by issuing additional shares of senior exchangeable preferred stock.

EBITDA

    EBITDA.  EBITDA for the year ended December 31, 1998 increased 141.6% to $34.5 million as compared to $14.3 million in 1997. In 1998, our cellular operations generated $39.4 million in EBITDA, which was partially offset by Wireless Alliance's negative EBITDA of $4.8 million due to the significant costs associated with customer growth.

Years Ended December 31, 1997 and 1996

Revenues

    Service Revenues.  Service revenues for the year ended December 31, 1997 increased 87.8% to $43.4 million from $23.1 million in 1996. This growth was primarily due to the increase in the number of customers. Customer growth in existing markets accounted for approximately 25% of the increase in customers, while newly acquired or developing markets accounted for the other 75%. Newly acquired or developing markets include customers gained through the acquisition of our Maine region and the formation of Wireless Alliance. In 1997, Wireless Alliance generated service revenues of $7.3 million.

    Roamer Revenues.  Roamer revenues for the year ended December 31, 1997 increased 47.7% to $9.5 million from $6.4 million in 1996, reflecting the increase in the number of markets served. Markets have increased as a result of the activation of additional cell sites and acquisitions of new service areas.

    Equipment Revenues.  Equipment revenues for the year ended December 31, 1997 increased 10.0% to $1.0 million from $927,000 in 1996. This growth reflects an increase in customers, acquired through the acquisition of our Maine region, purchasing their cellular handsets and equipment as compared to our Midwest customers who more frequently rent them.

    Key Revenue Indicators.  Our cellular penetration as of December 31, 1997 increased to 7.6% from 7.5% at December 31, 1996. Cellular average monthly revenue per customer for the year ended December 31, 1997 decreased to $55 as compared to $66 in 1996.

Operating Expenses

    Network Costs.  Network costs for the year ended December 31, 1997 increased 72.0% to $11.6 million from $6.7 million in 1996 and improved as a percentage of total revenues to 21.5% in 1997 from 22.1% in 1996. The increase in network costs resulted primarily from expenses incurred by Wireless Alliance and in Maine, which more than offset network cost reductions in our Midwest operations. Contributing to the reduction of network costs in the Midwest service area was the substantial completion in late 1996 of our digital microwave network, which reduced our reliance on third-party assistance in connecting cell site communication to the switch. In addition, we completed installation of our own switch in the third quarter of 1997, thereby reducing our network costs for switching services. Network costs for Wireless Alliance increased to $6.0 million in 1997 from $220,000 in 1996. The increase is attributable to additional network costs associated with increased customers.

    Cost of Equipment Sales.  Cost of equipment sales for the year ended December 31, 1997 increased 104.1% to $2.8 million from $1.4 million in 1997. As a percentage of total revenues, cost of equipment sales for the year ended December 31, 1997 increased to 5.2% as compared to 4.5% in the comparable period of the prior year. This growth was primarily due to our recently acquired Maine customers purchasing their phones as opposed to renting them through our phone rental program currently popular in the Midwest region.

    Selling, General and Administrative.  Selling, general and administrative expenses for the year ended December 31, 1997 increased 85.8% to $25.2 million from $13.6 million in 1996. The increase in selling, general and administrative expenses over the prior year results primarily from additional costs in Maine and a $6.2 million increase in costs of Wireless Alliance.

    Depreciation and Amortization.  Depreciation and amortization expense for the year ended December 31, 1997 increased 124.9% to $12.5 million from $5.5 million in 1996. The increase reflects our continued construction and acquisition efforts and our investment in network facilities, including our newly installed switch, and rental equipment. Contributing to the increase was the depreciation relating to the construction of 15 additional cell sites and the acquisition of 35 cell sites in Maine. In addition, we shortened the depreciable life from three years to two years for new rental telephones placed in service during 1997.

Other Income (Expense)

    Interest expense.  Interest expense for the year ended December 31, 1997 increased to $6.1 million from $280,000 in 1996. The increase in interest expense was a result of higher average borrowings to finance the acquisition of our Maine region, the construction of 15 cell sites for our cellular network, and other growth initiatives.

    Other Income.  Other income includes an increase in the year ended December 31, 1997 in the minority partner's absorption of losses of Wireless Alliance.

EBITDA

    EBITDA.  EBITDA for the year ended December 31, 1997 increased 62.8% to $14.3 million as compared to $8.8 million in 1996. In 1997, our cellular operations generated $19.9 million in EBITDA, which was partially offset by Wireless Alliance's negative EBITDA of $5.6 million due to the significant costs associated with its initial customer growth.

Liquidity and Capital Resources

    Our primary liquidity requirements are for working capital, capital expenditures, debt service, acquisitions, and customer growth. In the past we have met these requirements through cash flow from operations, sales of our common and preferred stock, borrowings under our credit facility, and issuance of our senior subordinated notes. Our existing credit facility provides for borrowings up to $300.0 million. As of December 31, 1998 and September 30, 1999, we had $173.0 million and $181.0 million, respectively, outstanding under our credit facility. Under the existing credit facility, amounts may be borrowed, subject to mandatory repayments, or repaid at any time through maturity, provided that the outstanding borrowings do not exceed the total amount available under the existing credit facility.

    In connection with the Triton acquisition, we intend to enter into a new credit facility, which will provide for up to $1.2 billion in borrowing capacity. We believe that the funds available under this facility, together with the proceeds of common and preferred stock offerings and the issuance of up to $100.0 million in Class M preferred stock (we have received a commitment for the purchase of up to $200.0 million of Class M preferred stock, but anticipate that the proceeds from the common stock offering will reduce the amount issued to $100.0 million), and cash from operations, will be sufficient to fund the Triton acquisition, repay amounts owing under the existing credit facility, and fund capital expenditures and operating expenses through fiscal 2000. We anticipate that after the Triton acquisition we will have $146.7 million available under the new credit facility. In the event that the Triton acquisition does not close, we will not enter into the new credit facility and will be required to redeem the junior exchangeable preferred stock. In that event, the funds available under our existing credit facility and proceeds from common and senior exchangeable preferred stock offerings will be adequate to fund anticipated capital expenditures and operations. Capital expenditures for 2000 are expected to be approximately $40.0 million (including $3.0 million for Wireless Alliance and $7.6 million for Triton).

    Net cash provided by operating activities was $26.1 million for the nine months ended September 30, 1999. Adjustments to the $7.3 million net income to reconcile to net cash provided by operating activities included $29.5 million in depreciation and amortization and a $9.3 million increase in accounts receivable.

    Net cash used in investing activities for the nine months ended September 30, 1999 was $36.1 million. The principal uses of cash included our $11.9 million acquisition of Glacial Lakes Cellular and $15.7 million in purchases of property and equipment, of which $3.1 million was attributable to Wireless Alliance capital expenditures. These purchases reflect our continued expansion of our existing cellular coverage and the continued upgrading of existing cell sites and switching equipment. In addition, one of our affiliates was a successful bidder in the auction of local multi-point distribution system licenses, acquiring 13 licenses at a cost of $7.0 million, and was a successful bidder in the PCS C block license auction, acquiring the license for the St. Cloud, Minnesota basic trading area for $1.6 million.

    Net cash provided by financing activities was $9.0 million for the nine months ended September 30, 1999, consisting primarily of $8.0 million in additional borrowings under the $300.0 million credit facility, net of a partial repayment of $16.0 million.

    Net cash provided by operating activities was $28.6 million for the year ended December 31, 1998. Adjustments to the $6.6 million net loss to reconcile to net cash provided by operating activities included $26.5 million in depreciation and amortization and a $9.1 million increase in accounts payable, partially offset by a $4.5 million decrease in minority interest.

    Net cash used in investing activities for the year ended December 31, 1998 was $313.2 million. The principal uses of cash included our $270.0 million acquisition of the assets of Atlantic Cellular and all of the issued and outstanding stock of Western Maine Cellular and purchases of property and equipment of $41.5 million, of which $13.3 million was attributable to Wireless Alliance capital expenditures. These purchases reflect the construction and launch of Wireless Alliance's PCS network, expansion of existing coverage in our Midwest region, and the continued upgrading of existing cell sites and switching equipment.

    Net cash provided by financing activities was $284.7 million for the year ended December 31, 1998. Financing activities for such period consisted primarily of the placement in May 1998 of $125.0 million of senior subordinated notes and 125,000 shares of senior exchangeable preferred stock. The net proceeds were used to repay a portion of indebtedness and to finance the acquisitions of Atlantic Cellular and Western Maine Cellular.

OTHER MATTERS

Seasonality

    Somewhat offset by the higher year round roamer revenues generated in our Atlantic region, we experience seasonal fluctuations in revenues and operating income (loss). Our average monthly roamer revenue per cellular customer increases during the second and third calendar quarters. This increase reflects greater usage by our roamer customers who travel in our cellular service area for weekend and vacation recreation or work in seasonal industries. Because our cellular service area includes many seasonal recreational areas, we expect that roamer revenues will continue to fluctuate seasonally more than service revenues. With the Triton acquisition we will cover a more diverse geographic area, and we anticipate that this diversification will reduce the effects of seasonality on our operating results.

	1999 Quarter Ended
	March 31	June 30	September 30
	(in thousands, except per customer data)
Total revenues	$32,165	$38,170	$46,942
Operating income	3,720	8,098	14,095
EBITDA	13,446	18,025	23,991
Average monthly revenue per cellular customer	$47	$54	$63
	1998 Quarter Ended
	March 31	June 30	September 30	December 31
	(in thousands, except per customer data)
Total revenues	$14,797	$17,672	$33,955	$32,108
Operating income (loss)	(524)	364	5,903	2,256
EBITDA	3,694	5,211	14,361	11,266
Average monthly revenue per cellular customer	$46	$53	$57	$51

Year 2000 Matters

    Prior to January 1, 2000, our Y2K project team, staffed with subject matter experts, evaluated our computerized systems to ensure that our business and operational systems would be Y2K ready. As a result, we believe all of our mission critical software and hardware were remedied and made Y2K ready.

    Our cellular network has continued to function without service affecting outages due to Y2K problems. However, some network equipment suppliers were and/or continue to be unwilling or unable to give unqualified warranties that network equipment is Y2K compliant.

    The terms and conditions under which we provide cellular and paging services to our customers provide that we are not liable for any consequential or incidental damages to our customers. Service affecting outages have occurred in limited geographic areas in the past and we have not been found liable to any person for damages in excess of the limitations imposed by the terms and conditions of service. We believe it is unlikely that an outage related to Y2K readiness would lead to a different result, but we cannot assure you that our liability will be limited to that extent. As we have not experienced any outages related to Y2K, we do not anticipate that any litigation involving us would arise as a result of Y2K readiness issues.

    As the year 2000 progresses, we may experience problems associated with the year 2000 that have not yet been discovered. For example, due to the timing of our billing cycles, we have not completed an entire monthly billing cycle since December 31, 1999. We have tested our billing systems and we do not anticipate significant problems; however, a billing system interruption could have a material impact on the receipt of customer payments.

    We continue to monitor and test our systems to identify and correct any problems. Our Y2K project team will remain in place at least through the first quarter of 2000.

Quantitative and Qualitative Disclosures About Market Risk

    Incorporated by reference to our report on Form 10-K for the year ended December 31, 1998, and our report on Form 10-Q for the quarter ended September 30, 1999.

Forward-Looking Information

    Forward-looking statements herein are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. A number of factors could cause actual results, performance, achievements by us, or industry results to be materially different from any future results, performance, or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to, our ability to respond to the competitive environment in the wireless and telecommunications industries, changes in economic conditions in general and in our business, changes in legislation and regulations applicable to our business, demographic changes, changes in prevailing interest rates and the availability and terms of financing to fund the anticipated growth of our business, our ability to attract and retain qualified personnel, our significant indebtedness, our ability to achieve our growth plans, potential problems related to our Y2K readiness or the Y2K readiness of parties with whom we do business, and changes in our acquisition and capital expenditure plans. Investors are cautioned that all forward-looking statements involve risks, uncertainties, and assumptions.

    In addition, such forward-looking statements are necessarily dependent upon assumptions, estimates and data that may be incorrect or imprecise and involve known and unknown risks, uncertainties, and other factors. Accordingly, any forward-looking statements included herein do not purport to be predictions of future events or circumstances and may not be realized. All subsequent written and oral forward-looking statements attributable to Rural Cellular Corporation or persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.

INDEX TO FINANCIAL STATEMENTS

Page
Rural Cellular Corporation and Subsidiaries
Report of Independent Public Accountants	F-3
Consolidated Balance Sheets as of December 31, 1997 and 1998 and Unaudited September 30, 1999	F-4
Consolidated Statements of Operations for the Years Ended December 31, 1996, 1997, and 1998 and Unaudited Nine Months Ended September 30, 1998 and 1999	F-6
Consolidated Statements of Shareholders' Equity for the Years Ended December 31, 1996, 1997, and 1998 and Unaudited Nine Months Ended September 30, 1999	F-7
Consolidated Statements of Cash Flows for the Years Ended December 31, 1996, 1997, and 1998 and Unaudited Nine Months Ended September 30, 1998 and 1999	F-8
Notes to Consolidated Financial Statements	F-9
Atlantic Cellular Company, L.P. and Subsidiary
Independent Auditors' Report	F-28
Consolidated Balance Sheets as of December 31, 1996 and 1997 and Unaudited June 30, 1998	F-29
Consolidated Statements of Operations for the Years Ended December 31, 1995, 1996 and 1997 and Unaudited Six Months Ended June 30, 1997 and 1998	F-30
Consolidated Statements of Partners' Capital for the Years Ended December 31, 1995, 1996 and 1997 and Unaudited Six Months Ended June 30, 1998	F-31
Consolidated Statements of Cash Flows for the Years Ended December 31, 1995, 1996 and 1997 and Unaudited Six Months Ended June 30, 1997 and 1998	F-32
Notes to Consolidated Financial Statements	F-33
Triton Cellular Partners, L.P. and Subsidiaries
Report of Independent Public Accountants	F-41
Consolidated Balance Sheets as of December 31, 1998 and September 30, 1999	F-42
Consolidated Statements of Operations for the Year Ended December 31, 1998 and Nine Months Ended September 30, 1999	F-43
Consolidated Statements of Partners' Equity for the Year Ended December 31, 1998 and Nine Months Ended September 30, 1999	F-44
Consolidated Statements of Cash Flows for the Years Ended December 31, 1998 and Nine Months Ended September 30, 1999	F-45
Notes to Consolidated Financial Statements	F-46
Point Telesystems, Inc.
Report of Independent Public Accountants	F-59
Balance Sheet as of December 31, 1997	F-60
Statements of Operations and Retained Earnings for the Year Ended December 31, 1997 and for the Period from January 1, 1998 to January 15, 1998	F-61
Statements of Cash Flows for the Year Ended December 31, 1997 and for the Period from January 1, 1998 to January 15, 1998	F-62
Notes to Financial Statements	F-63

Report of Independent Public Accountants

     To Rural Cellular Corporation:

    We have audited the accompanying consolidated balance sheets of Rural Cellular Corporation (a Minnesota corporation) and subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of Rural Cellular Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Rural Cellular Corporation and subsidiaries as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                      ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
February 5, 1999

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

ASSETS

	December 31
			September 30, 1999
	1997	1998
			(Unaudited)
CURRENT ASSETS:
Cash	$1,995	$2,062	$1,073
Accounts receivable, less allowance of $1,146, $1,555 and $985	9,621	13,796	22,944
Inventories	1,774	2,321	3,068
Other current assets	766	813	631

Total current assets	14,156	18,992	27,716

PROPERTY AND EQUIPMENT, less accumulated depreciation of $23,874, $42,538 and $60,903	77,920	131,714	128,764

LICENSES AND OTHER ASSETS:
Licenses and other intangible assets, less accumulated amortization of $1,490 and $8,108 and $16,812	81,348	309,672	321,135
Deferred debt issuance costs, less accumulated amortization of $120 and $509 and $1,429	1,080	11,761	10,949
Other assets	7,084	8,385	6,770

Total licenses and other assets	89,512	329,818	338,854

	$181,588	$480,524	$495,334

The accompanying notes are an integral part of these consolidated balance sheets.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

LIABILITIES AND SHAREHOLDERS' EQUITY

	December 31
			September 30, 1999
	1997	1998
			(Unaudited)
CURRENT LIABILITIES:
Accounts payable	$7,960	$16,524	$11,906
Advance billings and customer deposits	2,541	3,229	3,795
Accrued interest	1,595	3,508	6,305
Dividends payable	—	1,880	2,044
Other accrued expenses	1,546	3,389	4,802

Total current liabilities	13,642	28,530	28,852
LONG-TERM DEBT	128,000	298,851	307,143

Total liabilities	141,642	327,381	335,995
COMMITMENTS AND CONTINGENCIES (Note 9)
MINORITY INTEREST	6,215	1,663	—
SENIOR EXCHANGEABLE PREFERRED STOCK	—	132,201	143,767
SHAREHOLDERS' EQUITY:
Class A common stock; $.01 par value; 15,000 shares authorized, 7,593, 7,780 and 7,935 shares issued and outstanding	76	78	79
Class B common stock; $.01 par value; 5,000 shares authorized, 1,260, 1,203 and 1,144 shares issued and outstanding	13	12	11
Additional paid-in capital	34,446	35,707	36,476
Accumulated deficit	(804)	(16,518)	(20,994)

Total shareholders' equity	33,731	19,279	15,572

	$181,588	$480,524	$495,334

The accompanying notes are an integral part of these consolidated balance sheets.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Years Ended December 31			Nine Months Ended September 30
	1996	1997	1998	1998	1999
				(Unaudited)
REVENUES:
Service	$23,120	$43,408	$75,633	$51,178	$78,263
Roamer	6,413	9,475	20,199	13,577	33,310
Equipment	927	1,020	2,700	1,669	5,704

Total revenues	30,460	53,903	98,532	66,424	117,277

OPERATING EXPENSES:
Network costs	6,731	11,578	18,877	13,335	14,352
Cost of equipment sales	1,375	2,807	5,968	4,012	8,145
Selling, general and administrative	13,575	25,225	39,156	25,811	39,318
Depreciation and amortization	5,539	12,458	26,532	17,523	29,549

Total operating expenses	27,220	52,068	90,533	60,681	91,364

OPERATING INCOME	3,240	1,835	7,999	5,743	25,913

OTHER INCOME (EXPENSE):
Interest expense	(280)	(6,065)	(19,060)	(12,340)	(20,207)
Interest and dividend income	335	232	1,461	1,318	289
Equity in earnings (losses) of unconsolidated affiliates	51	(350)	(535)	(645)	(210)
Minority interest	331	3,082	4,553	3,126	1,538

Other income (expense), net	437	(3,101)	(13,581)	(8,541)	(18,590)

INCOME (LOSS) BEFORE INCOME TAX AND EXTRAORDINARY ITEM	3,677	(1,266)	(5,582)	(2,798)	7,323
INCOME TAX PROVISION	200	—	—	—	34

INCOME (LOSS) BEFORE EXTRAORDINARY ITEM	3,477	(1,266)	(5,582)	(2,798)	7,289

EXTRAORDINARY ITEM—EARLY EXTINGUISHMENT OF DEBT	—	—	(1,042)	(1,042)	—

NET INCOME (LOSS)	3,477	(1,266)	(6,624)	(3,840)	7,289

PREFERRED STOCK DIVIDEND	—	—	(9,090)	(5,398)	(11,765)

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$3,477	$(1,266)	$(15,714)	$(9,238)	$(4,476)

NET INCOME (LOSS) PER BASIC AND DILUTED / COMMON SHARES	$0.41	$(0.14)	$(1.76)	$(1.04)	$(0.50)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING, BASIC AND DILUTED	8,509	8,853	8,916	8,893	9,029

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

For Years Ended December 31, 1996, 1997, and 1998 and
the (Unaudited) Nine Months Ended September 30, 1999

(In thousands)

	Class A Common Stock		Class B Common Stock
						Retained Earnings (Accumulated Deficit)
					Additional Paid-In Capital		Total Shareholders' Equity
	Shares	Amount	Shares	Amount
BALANCE, December 31, 1995	4,303	$43	1,680	$17	$8,413	$(3,015)	$5,458
Issuance of common stock, net of offering expenses	2,870	29	—	—	26,033	—	26,062
Conversion of Class B common stock to Class A common stock	330	3	(330)	(3)	—	—	—
Net income applicable to common shares	—	—	—	—	—	3,477	3,477

BALANCE, December 31, 1996	7,503	75	1,350	14	34,446	462	34,997
Conversion of Class B common stock to Class A common stock	90	1	(90)	(1)	—	—	—
Net loss applicable to common shares	—	—	—	—	—	(1,266)	(1,266)

BALANCE, December 31, 1997	7,593	76	1,260	13	34,446	(804)	33,731
Conversion of Class B common stock to Class A common stock	57	1	(57)	(1)	—	—	0
Stock issued through employee stock purchase plan	6	0	—	—	57	—	57
Stock options exercised	124	1	—	—	1,204	—	1,205
Net loss applicable to common shares	—	—	—	—	—	(15,714)	(15,714)

BALANCE, December 31, 1998	7,780	78	1,203	12	35,707	(16,518)	19,279
Conversion of Class B common stock to Class A common stock (Unaudited)	59	1	(59)	(1)	—	—	—
Stock issued through employee stock purchase plan (Unaudited)	17	—	—	—	151	—	151
Stock options exercised (Unaudited)	79	—	—	—	618	—	618
Net loss applicable to common shares (Unaudited)	—	—	—	—	—	(4,476)	(4,476)

BALANCE, September 30, 1999 (Unaudited)	7,935	$79	1,144	$11	$36,476	$(20,994)	$15,572

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Years Ended December 31			Nine Months Ended September 30
	1996	1997	1998	1998	1999
				(Unaudited)
OPERATING ACTIVITIES:
Net income (loss)	$3,477	$(1,266)	$(6,624)	$(3,840)	$7,289
Adjustments to reconcile to net cash provided by operating activities
Depreciation and amortization	5,539	12,458	26,532	17,523	29,549
Extraordinary item—early extinguishment of debt	—	—	1,042	1,042	—
Equity in (earnings) losses of unconsolidated affiliates	(52)	350	655	654	2
Change in minority interest	(331)	(3,082)	(4,552)	(3,125)	(1,663)
Other	(184)	(42)	7	(60)	769
Change in other operating elements:
Accounts receivable	(3,220)	(1,008)	(1,058)	(1,512)	(9,273)
Inventories	(682)	(27)	(230)	249	(748)
Other current assets	(246)	(262)	365	(308)	189
Accounts payable	4,872	(2,525)	9,097	1,220	(4,494)
Advance billings and customer deposits	435	797	(16)	6,230	557
Other accrued expenses	31	2,649	3,346	(83)	3,917

Net cash provided by operating activities	9,639	8,042	28,564	17,990	26,094

INVESTING ACTIVITIES:
Purchases of property and equipment, net	(24,214)	(34,928)	(41,491)	(23,956)	(15,694)
Contributions to unconsolidated affiliates	(225)	(2)	—	—	—
Acquisition of Glacial Lakes Cellular	—	—	—	—	(11,156)
Acquisition of Atlantic and Western Maine Cellular	—	—	(269,984)	(269,984)	—
Acquisition of Unicel and Northern Maine	—	(85,706)	—	—	—
Acquisition of FCC licenses	—	—	—	—	(8,655)
Other	(997)	(3,983)	(1,734)	(1,621)	(550)

Net cash used in investing activities	(25,436)	(124,619)	(313,209)	(295,561)	(36,055)

FINANCING ACTIVITIES:
Proceeds from exercise of stock options	—	—	1,262	1,227	770
Proceeds from issuance of senior subordinated notes	—	—	125,000	125,000	—
Proceeds from issuance of senior exchangeable preferred stock	—	—	125,000	125,000	—
Proceeds from issuance of common stock	26,540	—	—	—	—
Proceeds from issuance of long-term debt	14,741	137,695	193,625	188,625	24,000
Proceeds from termination of interest rate swap	—	—	1,003	1,003	360
Repayments of long-term debt	(25,372)	(18,161)	(148,625)	(143,625)	(16,000)
Payments of debt issuance costs	—	(1,199)	(12,553)	(12,505)	(158)

Net cash provided by financing activities	15,909	118,335	284,712	284,725	8,972

NET INCREASE (DECREASE) IN CASH	112	1,758	67	7,154	(989)
CASH, at beginning of period	125	237	1,995	1,995	2,062

CASH, at end of period	$237	$1,995	$2,062	$9,149	$1,073

The accompanying notes are an integral part of these consolidated financial statements.

RURAL CELLULAR CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1997 and 1998

(Including data applicable to unaudited periods)

1. Organization and Nature of Business:

    Rural Cellular Corporation and its subsidiaries (the Company or Rural Cellular) provide cellular communication service in the northern half of Minnesota and portions of New England and paging service in northern Minnesota, eastern North Dakota and portions of Maine. The Company operates cellular and paging systems under licenses granted by the Federal Communications Commission (FCC). Its operations are subject to the applicable rules and regulations of the FCC.

2. Acquisitions:

Unity Cellular System, Inc.

    In May 1997, the Company completed the acquisition of the Maine wireless telephone operations and related assets of Unity Cellular Systems, Inc. and related cellular and microwave licenses from InterCel, Inc. ("InterCel"). In addition, the Company acquired InterCel's 51% interest in the Northern Maine Cellular Partnership, and acquired the remaining 49% from an unrelated third party. The cost for all of the acquired properties in Maine was approximately $85.7 million. The acquired licenses cover the Bangor, Maine metropolitan statistical area (MSA), Maine rural service area (RSA) 2 and Maine RSA 3 (which includes Augusta, the state capitol). Rural Cellular operates its Maine operations through a wholly owned subsidiary, MRCC, Inc. Headquartered in Bangor, MRCC serves a 20,500 square-mile service area that encompasses approximately 518,000 POPs.

Atlantic Cellular Company, L.P.

    In July 1998, the Company completed the acquisition of the Massachusetts, New Hampshire, New York and Vermont cellular telephone licenses, operations and related assets of Atlantic Cellular Company L.P. and one of its subsidiaries, for approximately $262.5 million. Under the terms of the agreement, the Company acquired a contiguous, multi-state service area of 21,000 square miles, encompassing approximately 1.1 million POPs. The cellular properties acquired from Atlantic include: (i) northwestern Massachusetts (RSA 1); (ii) western New Hampshire (RSA 1); (iii) the northeastern corner of New York (RSA 2); and (iv) the entire state of Vermont (RSA 1, RSA 2, and the Burlington MSA). In addition, the Company acquired Atlantic's long distance business. The Atlantic operations are operated through a wholly-owned subsidiary, RCC Atlantic, Inc.

Western Maine Cellular, Inc.

    In August 1998, the Company completed the acquisition of the outstanding stock of Western Maine Cellular, Inc. (WMC), a wholly-owned subsidiary of Utilities, Inc. for approximately $7.5 million. WMC provides cellular service to western Maine RSA 1, which incorporates a 3,700 square-mile service area of western Maine and encompasses 83,000 POPs. WMC is operated through MRCC, Inc.

Glacial Lakes Cellular 2000.

    In February 1999, the Company acquired RGI, Inc. d/b/a Glacial Lakes Cellular 2000 (Glacial) for approximately $11.9 million. Operating under the name Cellular 2000®, Glacial provides cellular service to northeastern South Dakota (RSA 4), which includes eight counties and is adjacent to Rural Cellular's existing cellular operation in northern and central Minnesota. Glacial's service area encompasses 69,000 POPs.

Accounting Treatment

    The purchase prices for Atlantic, WMC and Glacial were allocated to the net assets based on their estimated fair values and the excess was recorded as goodwill and is being amortized over 39 years. All of the above acquisitions have been accounted for under the purchase method of accounting; accordingly, operating results have been included from the date of acquisition.

    The following unaudited pro forma information presents the consolidated results of operations as if the acquisitions of Atlantic, WMC and Glacial had occurred as of January 1, 1997. This summary is not necessarily indicative of what the results of operations of the Company and the acquired entities would have been if they had been a single entity during such period, nor does it purport to represent results of operations for any future periods.

	Years Ended December 31		Nine Months Ended September 30
	1997	1998	1998	1999
	(In thousands, except per share data)
Total revenues	$104,601	$126,613	$93,260	$117,630
Operating income	9,178	13,454	11,026	25,943

Net loss	$(28,557)	$(25,432)	$(19,972)	$(4,548)

Basic and diluted net loss per share	$(3.23)	$(2.85)	$(2.25)	$(0.50)

3. Summary of Significant Accounting Policies:

Recently Issued Accounting Pronouncements

    Rural Cellular adopted Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," effective January 1, 1998. SFAS 130 establishes standards for reporting and display of comprehensive earnings and its components in financial statements; however, the adoption of this Statement had no impact on the Company's net earnings or shareholders' equity. SFAS 130 requires minimum pension liability adjustments, unrealized gains or losses on the Company's available-for-sale securities and foreign currency translation adjustments, which prior to adoption were reported separately in shareholders' equity, to be included in other comprehensive earnings.

    Rural Cellular adopted SFAS 131, "Disclosures about Segments of an Enterprise and Related Information" effective January 1, 1998. This standard requires companies to disclose segment data based on how management makes decisions about allocating resources to segments and how it measures segment performance. SFAS 131 requires companies to disclose a measure of segment profit or loss (operating income, for example), segment assets and reconciliations to consolidated totals. It also requires entity-wide disclosures about a company's products and services, its major customers and the material countries in which it holds assets and reports revenues.

    SFAS 133, "Accounting for Derivative Instruments and for Hedging Activities," was issued in July 1998. This standard establishes accounting and reporting standards requiring that every derivative instrument be recorded on the balance sheet as either an asset or liability measured at fair value. SFAS 133 requires that changes in a derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement and requires that a company must formally document, and designate and assess the effectiveness of transactions that receive hedge accounting treatment. SFAS 133 is effective for fiscal years beginning after June 15, 2000, and cannot be applied retroactively. The Company has not yet quantified the impact of adopting SFAS 133 on its financial statements; however, SFAS 133 could increase the volatility of reported earnings and other comprehensive income once adopted.

    In April 1998, the Accounting Standards Executive Committee of the American Institute of Certified Public Accountants (AICPA) issued Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities." SOP 98-5 requires costs of start-up activities and organization costs to be expensed as incurred. The initial application of SOP 98-5 will be reported as the cumulative effect of a change in accounting principle. The Company adopted SOP 98-5 effective January 1, 1999. The adoption of SOP 98-5 has not had a material effect on its financial position or results of operations.

Principles of Consolidation

    The consolidated financial statements include the accounts of Rural Cellular and its wholly-owned subsidiaries, RCC Atlantic, Inc., MRCC, Inc., RCC Paging, Inc., RCC Atlantic Long Distance, Inc., RCC Network, Inc. and the majority owned joint venture, Wireless Alliance, LLC ("Wireless Alliance"). All significant intercompany balances and transactions have been eliminated. Investments in unconsolidated affiliates represent investments in companies in which RCC has a 20% to 50% ownership interest and which are accounted for under the equity method.

Revenue Recognition

    Rural Cellular receives revenues by providing cellular and paging services to its customers and other cellular carriers traveling (roaming) in its service areas and from sales and rentals of cellular and paging equipment and accessories. Service revenue consists of the base monthly service fee and airtime revenue. Base monthly service fees are billed one month in advance and are recognized in the month earned. Airtime revenue is recognized when service is provided. Roamer revenue consists of the fee charged to other cellular carriers' customers for roaming in its service area as well as related airtime revenue for use of the Company's cellular network. Roamer revenue is recognized when the service is rendered. The Company recognizes other service revenues from equipment installations, equipment leases and connection fees when earned.

Income Taxes

    The Company follows the liability method of accounting for income taxes and deferred income taxes are based on the estimated future tax effects of differences between the financial statement and tax bases of assets and liabilities based on enacted tax laws.

Net Income (Loss) Per Common Share

    In 1997, the Company adopted SFAS 128, "Earnings per Share." SFAS 128 replaced primary earnings per share (EPS) with basic EPS. Basic EPS is computed by dividing net income (loss) applicable to common shares by the weighted average number of shares outstanding during the year. Diluted EPS is computed by including dilutive common stock equivalents with the basic weighted average shares outstanding. At the time of adoption, all prior year EPS was restated in accordance with SFAS 128.

Inventories

    Inventories consist of cellular telephone equipment, pagers and accessories and are stated at the lower of cost, determined using the specific identification method, or market.

Property and Equipment

    Property and equipment are recorded at cost. Additions, improvements or major renewals are capitalized, while expenditures that do not enhance or extend the asset's useful life are charged to operating expenses as incurred. Depreciation is computed using the straight-line method based on the estimated useful life of the asset.

    The components of property and equipment and the useful lives of the assets are as follows:

	December 31
			September 30, 1999
	1997	1998		Useful Lives
	(In thousands)
Land	$1,965	$4,247	$4,806	—
Building and towers	23,836	43,947	48,810	15 Years
Equipment	62,164	115,661	124,451	2-10 Years
Furniture and fixtures	6,604	9,620	11,219	3-10 Years
Assets under construction	7,225	777	381	—

	101,794	174,252	189,667
Less: accumulated depreciation	(23,874)	(42,538)	(60,903)

Property and equipment, net	$77,920	$131,714	$128,764

    Network construction expenditures are recorded as assets under construction until the system or assets are placed in service, at which time the assets are transferred to the appropriate property and equipment category. As a component of assets under construction, the Company capitalizes salaries of its engineering employees during the construction period for projects that extend beyond one year.

Licenses and Other Intangible Assets

    Licenses consist of the cost of acquiring paging licenses, the value assigned to the Wireless Alliance personal communication systems (PCS) licenses, other PCS licenses, local multi-point distribution (LMDS) licenses, and the value assigned to cellular licenses acquired through the acquisitions of Unicel, Northern Maine, Atlantic, Western Maine Cellular, and Glacial Lakes Cellular. Other intangibles, resulting primarily from the acquisitions of Unicel, Northern Maine, Atlantic, Western Maine Cellular and Glacial Lakes Cellular, include the value assigned to subscriber lists and goodwill.

    The components of licenses and other intangible assets and their amortizable lives are as follows:

	December 31
			September 30, 1999	Amortizable Lives
	1997	1998
	(In thousands)
Licenses:
Cellular	$31,891	$135,407	$138,857	33 - 39 Years
PCS	9,629	9,629	11,115	40 Years
Paging	275	275	275	30 Years
LMDS	—	—	7,044	40 Years
Other intangible assets:
Goodwill	26,452	122,744	127,826	33 - 39 Years
Subscriber lists	14,591	49,725	52,830	10 Years

	82,838	317,780	337,947
Less: accumulated amortization	(1,490)	(8,108)	(16,812)

Licenses and other intangible assets, net	$81,348	$309,672	$321,135

Deferred Debt Issuance Costs

    Deferred debt issuance costs relate to the Credit Facility, the Senior Subordinated Notes and the Exchangeable Preferred Stock (see Notes 4 and 6). These costs are being amortized over the respective instruments' terms.

Other Assets

    Other assets primarily consist of costs related to spectrum relocation, restricted investments, and investments in unconsolidated affiliates. Investments in unconsolidated affiliates are accounted for using the equity method and represent the Company's ownership interests in Cellular 2000, Inc., an entity organized to own the trade name and related trademark for Cellular 2000. Restricted investments represent investments in stock of the St. Paul Bank for Cooperatives and are stated at cost, which approximates fair value. The restricted investments were purchased pursuant to the terms of a loan agreement and are restricted as to withdrawal.

Business and Credit Concentrations

    The Company's cellular customers are geographically located in the northern half of Minnesota, eastern North Dakota, western and central Maine, Vermont, New Hampshire, northeastern New York, and north central Massachusetts. No single customer accounted for a significant amount of revenues or accounts receivable.

Long-Lived Assets

    Rural Cellular periodically evaluates the value of all long-lived assets to determine if events have occurred that indicate the remaining estimated useful lives of these assets may warrant revision, or whether the remaining balance may not be recoverable. If asset recovery is in question, Rural Cellular uses an estimate of future net cash flows over the remaining useful lives of the long-lived assets to measure recoverability.

Fair Value of Financial Instruments

    SFAS 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments for which it is practicable to estimate that value, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS 107 excludes certain financial instruments and all non-financial instruments from the disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value.

    The carrying amounts and fair values of financial instruments are as follows:

	Carrying Amount			Estimated Fair Value
	December 31		September 30	December 31		September 30
	1997	1998	1999	1997	1998	1999
	(In thousands)
Financial asset:
Cash	$1,995	$2,062	$1,073	$1,995	$2,062	$1,073
Financial liabilities:
$300 million credit facility	—	173,000	181,000	—	173,000	181,000
$160 million credit facility	128,000	—	—	128,000	—	—
9 5/8% Senior Subordinated Notes	—	125,000	125,000	—	131,250	130,000
Other financial instruments:
$65 million Toronto Dominion Bank interest rate swap agreement	—	—	—	—	(1,701)	(112)
$65 million Bank Boston interest rate swap agreement	—	—	—	—	(2,238)	(77)
$35 million PNC Bank interest rate swap agreement	—	—	—	—	(819)	(302)

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reported periods. Ultimate results could differ from those estimates.

Interim Financial Information

    The accompanying balance sheet as of September 30, 1999, the statements of operations and cash flows for the nine months ended September 30, 1998 and 1999 and the statement of shareholders' equity for the nine months ended September 30, 1999 are unaudited but, in the opinion of management, include all adjustments, consisting solely of normal recurring adjustments necessary for a fair presentation of results for these interim periods. The results of operations for the nine months ended September 30, 1999 are not necessarily indicative of results to be expected for the entire year.

Reclassifications

    Certain 1997 and 1996 amounts in the accompanying consolidated financial statements have been reclassified to conform to the 1998 and September 30, 1999 presentation. These reclassifications had no effect on consolidated net income or total shareholders' equity as previously reported.

4. Long-Term Debt:

    Rural Cellular had the following long-term debt outstanding:

	December 31
			September 30, 1999
	1997	1998
	(In thousands)
$160.0 million credit facility	$128,000	$—	$—
$300.0 million credit facility	—	173,000	181,000
Deferred gain on hedge agreement	—	851	1,143
9 5/8% Senior Subordinated Notes	—	125,000	125,000

Long-term debt	$128,000	$298,851	$307,143

    $160.0 Million Credit Facility—On May 28, 1998, the Company repaid $140.0 million of the outstanding principal amount of its $160.0 million credit facility utilizing the proceeds from the issuance of Senior Subordinated Notes and $125.0 million in 11 3/8% Senior Exchangeable Preferred Stock. Accordingly, the Company recognized an extraordinary loss of $1.0 million related to the early retirement of debt, representing the unamortized debt issuance costs.

    $300.0 Million Credit Facility—On July 1, 1998, the Company entered into a revolving credit facility for $300.0 million with a syndicate of banks, which replaced the $160.0 million credit facility. At RCC's discretion, advances under the $300.0 million credit facility bear interest at the London Interbank Offering Rate (LIBOR) plus an applicable margin (1.75% and 1.25% as of December 30, 1998 and September 30, 1999, respectively) and will be based on the ratio of indebtedness to annualized operating cash flow as of the end of the most recently completed fiscal quarter. As of December 31, 1998 and September 30, 1999, the effective rate of interest on the $300.0 million credit facility, excluding the impact of the hedge agreements, was 7.07% and 7.04%, respectively. A commitment fee of 0.375% on the unused portion of the $300.0 million credit facility is payable quarterly. Borrowings under the $300.0 million credit facility are secured by a pledge of all the assets of Rural Cellular excluding our ownership in the stock of Cellular 2000, Inc. Mandatory commitment reductions will be required upon any material sale of assets. The $300.0 million credit facility is subject to various covenants including the ratio of indebtedness to annualized operating cash flow and the ratio of annualized operating cash flow to interest expense. As of December 31, 1998 and September 30, 1999, Rural Cellular was in compliance with all covenants under the $300.0 million credit facility.

    The $300.0 million credit facility is to be reduced in equal quarterly amounts as follows:

Year	Amount
(In thousands)
1999	$—
2000	—
2001	13,575
2002	18,100
2003	27,150
2004	36,200
Thereafter	85,975

Total	$181,000

    9 5/8% Senior Subordinated Notes—On May 14, 1998, the Company issued $125.0 million principal amount of 9 5/8% Senior Subordinated Notes due 2008 (Senior Subordinated Notes). Interest on the Senior Subordinated Notes began to accrue on May 14, 1998, and is payable semi-annually on May 15 and November 15 of each year, commencing on November 15, 1998. The Senior Subordinated Notes will mature on May 15, 2008, and are redeemable, in whole or in part, at the Company's option, at any time on or after May 15, 2003. In addition, at any time prior to May 15, 2001, the Company may redeem up to 25% of the aggregate principal amount of the Senior Subordinated Notes with the net cash proceeds of a qualified event at a price equal to 109.625% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of redemption; provided that at least $90.0 million in aggregate principal amount of the Senior Subordinated Notes remains outstanding immediately after such redemption. A qualified event is a public equity offering or one or more strategic equity investments which in either case results in aggregate net proceeds of not less than $50.0 million. Within 30 days after the occurrence of a change of control, the Company will be required to make an offer to purchase all outstanding Senior Subordinated Notes at a price equal to 101% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase. The Senior Subordinated Notes are unsecured senior subordinated obligations and will be subordinated in right of payment to future senior indebtedness (as defined in the Indenture related to the Senior Subordinated Notes) and effectively subordinated to all obligations of the Company's subsidiaries (including the guarantees by such subsidiaries of the $300.0 Million Credit Facility described above).

5. Financial Instruments:

    As required by the $300.0 million credit facility, Rural Cellular maintains interest rate swaps on at least 50% of the principal amount of the loans outstanding such that the weighted average term of all interest rate protection is not less than three years at all dates of determination, and as otherwise provided in the $300.0 million credit facility. Under the interest rate swap agreements, the Company will pay the difference between LIBOR and the fixed swap rate if the LIBOR exceeds the swap rate. Income and expense associated with swap transactions are accrued over the periods prescribed by the contracts. As of December 31, 1998 and September 30, 1999, the Company was party to three interest rate swaps expiring August 6, 2003, with a total outstanding notional amount of $165.0 million and a fair market value of $(4.8) million and $(491,000) respectively.

    In anticipation of the offering of the Senior Subordinated Notes and Senior Exchangeable Preferred Stock, the Company also entered into a $150.0 million hedge agreement. On May 12, 1998, Rural Cellular settled the hedge agreement, resulting in a gain of $1.0 million. This gain is being accreted as a reduction of interest expense over the lives of the underlying debt instruments.

    On February 2, 1999, Rural Cellular also entered into two swap transactions with TD Bank Financial Group, which, together, effectively lower the interest rate on the Senior Subordinated Notes from 9.625% to 8.535% through May 2003. During the period of June 2003 through May 2008, the Company will pay the difference between LIBOR and the fixed swap rate if the swap rate exceeds LIBOR, and will receive the difference between LIBOR and the fixed swap rate if LIBOR exceeds the swap rate. Settlement occurs on the semiannual reset dates specified by the terms of the contracts. The notional principal amount of the interest rates swaps outstanding was $125.0 million at February 2, 1999. As of September 30, 1999, the positive fair market value of the swap transactions was $3.3 million.

6. Senior Exchangeable Preferred Stock:

    On May 14, 1998, the Company completed the placement of 125,000 shares of 11 3/8% Senior Exchangeable Preferred Stock with a liquidation preference of $1,000 per share. The Senior Exchangeable Preferred Stock is senior to all classes of junior preferred stock and common stock of Rural Cellular with respect to dividend rights and rights on liquidation, winding-up and dissolution. The Senior Exchangeable Preferred Stock is non-voting, except as otherwise required by law and as provided in the Certificate of Designation. Dividends on the Senior Exchangeable Preferred Stock are cumulative, accrue at 11 3/8% per annum from May 14, 1998, are payable quarterly, and may be paid, at the Company's option, on any dividend payment date occurring on or before May 15, 2003, either in cash or by the issuance of additional shares of Senior Exchangeable Preferred Stock having an aggregate liquidation preference equal to the amount of such dividends. Thereafter, all dividends will be payable in cash only. As of December 31, 1998 and September 30, 1999, Rural Cellular had accrued $1.9 million and $2.0 million, respectively, in preferred stock dividends which were distributed on February 15, 1999 and November 15, 1999 respectively.

7. Shareholders' Equity:

Authorized Shares

    The Restated Articles of Incorporation authorize the issuance of 30,000,000 shares of $.01 par value stock. Of such authorized shares, 9,550,000 shares and 9,300,000 shares have not been designated as to class as of December 31, 1998 and September 30, 1999, respectively.

Initial Public Offering

    During 1996, Rural Cellular completed an initial public offering of 3,450,000 shares of Class A common stock, of which 2,869,863 shares were sold by Rural Cellular and 580,137 previously issued shares were sold by certain shareholders. The net proceeds were approximately $26.0 million and were used to repay long-term debt and to provide capital for future expansion. In connection with the initial public offering, the exercise price of 150,600 employee stock options was fixed at $10.00 per share, the price at which the stock was sold to the public in the initial public offering.

Common Stock Rights

    Class A common shareholders are entitled to one vote for each share owned and Class B common shareholders are entitled to ten votes for each share owned. Each share of Class B common stock may at any time be converted into one share of Class A common stock at the option of the holder. Additionally, all issued Class B common shares will be converted into an equivalent number of Class A common shares upon the affirmative vote of not less than 66 2/3 of the then issued Class B common shares. Further, Class B common shares are automatically converted to an equal number of Class A common shares if they are transferred to anyone who is not an affiliate of the transferring shareholder of Rural Cellular.

Stock Compensation Plans

    The stock compensation plan (the Plan) for employees authorizes the issuance of up to 1,400,000 shares of Class A common stock in the form of stock options, stock appreciation rights or other stock-based awards. The Plan provides that the exercise price of any option shall not be less than 85% of the fair market value of the Class A common stock as of the date of the grant (100% in the case of incentive stock options). Options and other awards granted under the Plan vest and become exercisable as determined by the Board of Directors or a stock option committee.

    The stock option plan for nonemployee directors authorizes the issuance of up to 210,000 shares of Class A common stock. The plan provides that the option price shall not be less than the fair market value of the Class A common stock as of the date of grant. The options vest and become exercisable over one to three years and expire between four and six years from the date of grant.

    The employee stock purchase plan authorizes the issuance of 200,000 shares of Class A common stock. Employees who satisfy certain length of service and other criteria are permitted to purchase shares at 85% of the fair market value of the Class A common stock on January 1 or December 31 of each year, whichever is lower.

    Options outstanding as of September 30, 1999 have exercise prices ranging between $8.75 and $43.25. Information related to stock options is as follows:

	December 31
							September 30, 1999
	1996		1997		1998
Options	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, beginning of period	—	$—	459,700	$9.99	735,200	$9.47	872,700	$11.17
Granted	549,700	10.32	319,750	9.09	291,250	14.66	323,250	14.53
Exercised	—	—	—	—	(123,750)	9.78	(86,478)	9.85
Canceled	(90,000)	12.00	(44,250)	8.75	(30,000)	9.13	(12,500)	10.74

Outstanding, end of period	459,700	9.99	735,200	9.47	872,700	11.17	1,096,972	12.27

Exercisable, end of period	55,200	$9.92	161,895	$9.92	264,590	$10.06	307,862	$11.31

Weighted average fair value of options granted		$5.60		$6.40		$10.94		$10.82

    Rural Cellular accounts for stock options under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized. Had compensation cost for the plans been determined consistent with SFAS 123, "Accounting for Stock-Based Compensation," the Company's results of operations and net income (loss) per share would have approximated the following pro forma amounts:

	Years Ended December 31			Nine Months Ended September 30
	1996	1997	1998	1998	1999
	(in thousands, except per share data)
Net income (loss):
As reported	$3,477	$(1,266)	$(15,714)	$(9,238)	$(4,476)
Pro forma	3,215	(1,890)	(16,790)	(10,045)	(5,925)
Basic and diluted net income (loss) per share:
As reported	$0.41	$(0.14)	$(1.76)	$(1.04)	$(0.50)
Pro forma	0.38	(0.21)	(1.88)	(1.13)	(0.66)

    The fair value of each option grant is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions used for grants in 1997, 1998 and the nine months period ended September 30, 1999: expected volatility of 51.6%, 50.5% and 53.3%, respectively; risk-free interest rates of 6.3%, 5.6% and 8.3%; and no expected dividend yield. The per share weighted average fair value of options granted in 1997, 1998 and the nine months ended September 30, 1999 was $6.40, $10.04, and $10.82, respectively.

8. Income Taxes:

    The components of the Company's income tax provisions are as follows:

	Years Ended December 31
	1996	1997	1998
	(in thousands)
Current:
Federal	$106	$–	$–
State	94	–	–

	200	–	–
Deferred	–	–	–

	$200	$–	$–

    Reconciliation between the federal income tax rate and the effective income tax rate is as follows:

	Years Ended December 31
	1996	1997	1998
Federal income tax rate	34.0%	—%	—%
Tax benefit of loss carryforwards	(29.8)	—	—
State income taxes, net of federal tax benefit	1.2	—	—

	5.4%	—%	—%

    The income tax effect of the items that create deferred income tax assets and liabilities are as follows:

	December 31
	1997	1998
	(in thousands)
Deferred income tax assets:
Operating loss carryforwards	$4,488	$14,383
Tax credit carryforwards	—	485
Temporary differences:
Allowance for doubtful accounts	450	616
Other	302	1,745
Valuation allowance	(400)	(7,781)

Total deferred income tax assets	4,840	9,448
Deferred income tax liabilities:
Depreciation	(3,971)	(6,225)
Intangible assets	(724)	(3,223)
Other	(145)	—

Net deferred income tax asset	$—	$—

    A valuation allowance was established in 1997 for net deferred income tax assets not expected to be offset by deferred income tax liabilities due to the uncertainty of the realization of future tax benefits.

    As of December 31, 1998, the Company had tax operating loss carryforwards of $36.0 million available to offset future income tax liabilities. These carryforwards expire in the years 2006 through 2018. The Tax Reform Act of 1986 contains provisions that may limit the availability and timing of usage of net operating loss carryforwards in the event of certain changes in the ownership of its common stock.

9. Commitments and Contingencies:

Employment Agreements

    Rural Cellular has employment agreements with executive officers with terms ranging from two to three years. These agreements provide for payment of amounts up to three times their annual compensation if there is a termination of their employment as a result of change in control of the Company, as defined in the agreements. The maximum contingent liability under these agreements was $3.0 million at September 30, 1999.

Legal and Regulatory Matters

    Rural Cellular is subject to various legal and regulatory matters arising in the normal course of business. Management does not believe any of these matters will have a significant effect on the Company and its financial position or results of operations.

Leases (In thousands)

    Rural Cellular leases office space and real estate under noncancelable operating leases. Future minimum payments under these leases as of September 30, 1999, are as follows:

Year	Amount
1999 (three months ended December 31, 1999)	$728
2000	2,393
2001	1,473
2002	1,193
2003	988
Thereafter	1,418

Total	$8,193

    Under the terms of the lease agreements, Rural Cellular also is responsible for certain operating expenses and taxes. Total rent expense of $379, $839 and $2,300 was charged to operations for the years ended December 31, 1996, 1997 and 1998, respectively. For the nine months ended September 30, 1998 and 1999, rent expense was $1,266 and $2,427, respectively.

10. Related-Party Transactions (in thousands):

Service Agreement

    Rural Cellular paid Switch 2000 LLC for cellular switching and interconnection services. The rates of reimbursement are negotiated by the parties to the agreement and are similar to rates charged by other service providers. Amounts billed by Switch 2000, Inc. to RCC totaled $4,824, $3,230 and $710 for the years ended December 31, 1996, 1997, and 1998, respectively. In September 1998, the Company sold its interest in Switch 2000 for book value.

Roaming Agreement

    Rural Cellular has a roaming agreement with a partnership that is affiliated with a beneficial owner of greater than 10% of our common stock. Roaming charges are passed through to the customer. The rates of reimbursement are negotiated by the parties to the agreement and reflect rates charged by other service providers. Net payments by the Company to the partnership were $331, $167 and $664 for the years ended December 31, 1996, 1997 and 1998, respectively. For the nine months ended September 30, 1998 and 1999, net payments to the partnership were $498 and $871, respectively.

11. Defined Contribution Plan (in thousands):

    Rural Cellular has a defined contribution savings and profit-sharing plan for employees who meet certain age and service requirements. Under the savings portion of the plan, employees may elect to contribute a percentage of their salaries to the plan, with the Company contributing a matching percentage of the employees' contributions. Under the profit-sharing portion of the plan, Rural Cellular contributes a percentage of employees' salaries. Contributions charged to operations for the years ended December 31, 1996, 1997 and 1998 were $74, $162 and $297, respectively. Contributions charged to operations for the nine months ended September 30, 1998 and 1999 were $191 and $391, respectively. The percentages matched under the savings portion of the plan and contributes under the profit-sharing portion of the plan are determined annually by the Company's Board of Directors.

12. Segment Information:

    Rural Cellular's consolidated financial statements consist of the business units RCC Cellular and Wireless Alliance. RCC Cellular includes cellular operations in Minnesota, Maine, Massachusetts, New Hampshire, New York and Vermont. Wireless Alliance, a joint venture that commenced cellular reselling operations in November 1996 and launched its first PCS networks in the second quarter of 1998, is 70% owned by the Company and 30% owned by APT Inc., an affiliate of Aerial Communications, Inc. Information about operations in these business units for the years ended December 31, 1998 and 1997 and the nine months ended September 30, 1998 and 1999 are as follows:

	Years Ended December 31		Nine Months Ended September 30
	1997	1998	1998	1999
	(In thousands)
Statements of Operations:
Revenues
RCC Cellular	$47,591	$87,720	$58,391	$110,581
Wireless Alliance LLC	7,339	12,369	9,273	7,008
Eliminating	(1,027)	(1,557)	(1,240)	(312)

Total revenues	53,903	98,532	66,424	117,277
Operating expenses
RCC Cellular	39,531	71,853	47,133	78,921
Wireless Alliance LLC	13,564	20,237	14,788	12,755
Eliminating	(1,027)	(1,557)	(1,240)	(312)

Total operating expenses	52,068	90,533	60,681	91,364
Operating income (loss)
RCC Cellular	8,060	15,867	11,258	31,660
Wireless Alliance LLC	(6,225)	(7,868)	(5,515)	(5,747)

Total operating income	1,835	7,999	5,743	25,913
Depreciation and amortization
RCC Cellular	11,800	23,490	15,520	25,883
Wireless Alliance LLC	658	3,042	2,003	3,666

Total depreciation and amortization	12,458	26,532	17,523	29,549
Interest expense
RCC Cellular	6,065	19,208	12,487	20,207
Wireless Alliance LLC	65	1,439	871	1,901
Eliminating	(65)	(1,587)	(1,018)	(1,901)

Total interest expense	6,065	19,060	12,340	20,207
Other Operating Data:
EBITDA(1)
RCC Cellular	$19,860	$39,357	$26,778	$57,543
Wireless Alliance LLC	(5,567)	(4,826)	(3,512)	(2,081)

Total EBITDA	14,293	34,531	23,266	55,462
Capital expenditures
RCC Cellular	26,127	29,563	15,726	12,584
Wireless Alliance LLC	8,801	13,300	8,230	3,110

Total capital expenditures	34,928	42,863	23,956	15,694
Balance Sheet Data:
Property and equipment
RCC Cellular	92,630	151,227	139,435	165,815
Wireless Alliance LLC	9,164	23,025	17,385	23,852

Total property and equipment	101,794	174,252	156,820	189,667
Total assets
RCC Cellular	175,612	480,251		504,422
Wireless Alliance LLC	24,273	34,870		33,995
Eliminating	(18,297)	(34,597)		(43,083)

Total assets	$181,588	$480,524		$495,334

(1)
EBITDA is the sum of earnings before interest, taxes, depreciation and amortization and is utilized as a performance measure within the cellular industry. EBITDA is not intended to be a performance measure that should be regarded as an alternative for other performance measures and should not be considered in isolation. EBITDA is not a measurement of financial performance under generally accepted accounting principles and does not reflect all expenses of doing business (e.g., interest expense, depreciation). Accordingly, EBITDA should not be considered as having greater significance than or as an alternative to net income or operating income as an indicator of operating performance or to cash flows as a measure of liquidity.

13. Supplemental Cash Flow Information:

	Years Ended December 31
				Nine Months Ended September 30 1999
	1996	1997	1998
	(In thousands)
Cash paid for:
Interest	$564	$4,630	$16,273	$16,302
Income taxes	805	64	—	34
Non-cash investing and financing activities:
Preferred stock dividends paid in kind	—	—	7,201	11,566
Contribution by an affiliate of Aerial Communications, Inc. of PCS licenses	6,453	3,175	—	—

14. Events Subsequent to September 30, 1999:

    On November 8, 1999 the Company announced that its subsidiary, RCC Holdings, Inc., entered into a definitive agreement to acquire the cellular telephone licenses, operations and related assets of Triton Cellular Partners, L.P. The transaction is valued at approximately $1.24 billion. Triton Cellular's Partners, L.P. multi-state service area covers approximately 152,000 square miles with approximately 2.3 million POPs. This acquisition will bring the Company's total managed POPs to approximately 5.4 million. In addition, Triton Cellular Partners, L.P.'s 209,000 cellular customers will increase the Company's customer base from approximately 244,000 at the end of third quarter 1999 to 453,000.

INDEPENDENT AUDITORS' REPORT

The Partners of Atlantic Cellular Company, L.P. and Subsidiaries:

    We have audited the accompanying consolidated balance sheets of Atlantic Cellular Company, L.P. and Subsidiaries as of December 31, 1996 and 1997 and the related consolidated statements of operations, partners' capital and cash flows for each of the years in the three-year period ended December 31, 1997. These consolidated financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Atlantic Cellular Company, L.P. and Subsidiaries at December 31, 1996 and 1997 and the results of their operations and cash flows for each of the years in the three year period ended December 31, 1997, in conformity with generally accepted accounting principles.

    As discussed in note 9, the Partnership entered into two separate purchase and sale agreements in February 1998 which will result in the sale of substantially all of the Partnership's assets.

                      KPMG LLP

Providence, Rhode Island
February 17, 1998

ATLANTIC CELLULAR COMPANY, L.P. AND SUBSIDIARIES

Consolidated Balance Sheets

	December 31,
	1996	1997	June 30, 1998
			(Unaudited)
Assets
Current assets (notes 7 and 9):
Cash and cash equivalents	$124,789	$1,014,060	$995,462
Due from Hawaiian Wireless, Inc. (notes 2(a) and 3(e))	405,235	659,568	688,398
Due from Michiana Partnership, L.P.	15,622	4,620	15,050
Accounts receivable, net of allowance for doubtful accounts of $277,000 in 1996, $447,000 in 1997 and $534,000 (unaudited) in 1998	3,890,862	3,676,212	5,928,470
Inventories of cellular telephones and equipment	1,083,699	602,882	413,735

Total current assets	5,520,207	5,957,342	8,041,115

Property and equipment (notes 4, 5, 7, 8 and 9):
Cellular telephone systems	179,053,629	162,555,149	163,891,393
PCS Licenses	—	9,996,948	—
Other property and equipment	5,490,066	4,913,454	4,994,927

	184,543,695	177,465,551	168,886,320
Less accumulated depreciation and amortization	38,439,343	41,064,781	46,028,418

Net property and equipment	146,104,352	136,400,770	122,857,902

Other assets (note 7 and 9):
Deposit (note 5)	3,000,000	—	—
Investment in equity securities	292,491	—	—
Investments in other wireless entities (note 6)	355,551	297,835	102,563
Other assets	11,900	—	—
Deferred financing costs, net of accumulated amortization	1,965,366	1,637,805	1,474,025

Total other assets	5,625,308	1,935,640	1,576,588

Total assets	$157,249,867	$144,293,752	$132,475,605

Liabilities and Partners' Capital
Current liabilities:
Accounts payable	$17,608	$19,321	$102,392
Due to Atlantic Cellular Management Company (note 2(a))	2,890,849	911,689	576,909
Accrued consulting fees (note 2(c))	75,000	75,000	—
Accrued interest (note 7)	546,638	458,089	—
Deposits on sales of other wireless entities	—	123,345	123,345
Current portion of capital lease obligations (note 8)	73,635	49,316	37,967

Total current liabilities	3,603,730	1,636,760	840,613
Notes payable — bank (note 7)	81,500,000	40,000,000	23,000,000
Capital lease obligations, net of current portion (note 8)	83,595	32,059	28,652

Total liabilities	85,187,325	41,668,819	23,869,265

Minority interests in partnerships (note 3)	7,689,420	7,536,804	7,523,144
Partners' capital	64,708,945	95,088,129	101,083,196
Valuation allowance for unrealized loss on equity securities	(335,823)	—	—

Partners' capital, net	64,373,122	95,088,129	101,083,196

Commitments (note 8)

Total liabilities and partners' capital	$157,249,867	$144,293,752	$132,475,605

See accompanying notes to consolidated financial statements.

ATLANTIC CELLULAR COMPANY, L.P. AND SUBSIDIARIES

Consolidated Statements of Operations

	Year ended December 31,
				Six months ended June 30, 1997	Six months ended June 30, 1998
	1995	1996	1997
				(Unaudited)	(Unaudited)
Revenues from cellular operations	$34,350,693	$43,283,440	$45,087,272	$22,041,848	$25,005,945

Operating costs:
Costs of cellular operations	22,605,996	25,870,905	25,604,407	13,338,297	11,758,921
Corporate overhead expenses (notes 2(a) and 3)	2,595,020	3,034,394	4,078,365	1,681,778	2,101,693
Depreciation and amortization	9,264,938	10,204,142	9,885,345	5,339,456	4,963,637

Total operating costs	34,465,954	39,109,441	39,568,117	20,359,531	18,824,251

Income (loss) from operations	(115,261)	4,173,999	5,519,155	1,682,317	6,181,694
Other income (expenses):
Gain on sale of Mountain Cellular assets (note 3(b))	—	—	28,076,875	28,076,875	—
Management fee income (note 2(a))	—	1,200,000	1,200,000	600,000	600,000
Interest expense	(6,958,712)	(6,502,602)	(4,170,338)	(2,474,266)	(1,406,765)
Interest income	142,010	145,552	201,073	100,537	89,866
Amortization of deferred financing fees	(629,637)	(590,802)	(327,561)	(163,780)	(163,780)
Consulting fees (note 2(c))	(150,000)	(150,000)	(150,000)	(75,000)	(75,000)
Loss on sale of equity securities	(206,540)	—	(50,799)	—	—
Gain (loss) on sale of equipment	—	—	(79,723)	68,176	—
Gain from sale of PCS licenses and SMR Channels	—	50,625	—	—	2,869,531
Equity in net income (loss) of Michiana Partnership, L.P. and distribution from related gain on sale	(466)	4,545	7,886	—	885,861

Total other income (expenses), net	(7,803,345)	(5,842,682)	24,707,413	26,132,542	2,799,713

Income (loss) before minority partners' share of loss	(7,918,606)	(1,668,683)	30,226,568	27,814,859	8,981,407
Minority partners' share of income (loss)	(694,557)	(221,687)	(152,616)	(82,777)	(13,660)

Net income (loss)	$(7,224,049)	$(1,446,996)	$30,379,184	$27,897,636	$8,995,067

See accompanying notes to consolidated financial statements.

ATLANTIC CELLULAR COMPANY, L.P. AND SUBSIDIARIES

Consolidated Statements of Partners' Capital

Balance at December 31, 1994	$77,160,416
Net loss	(7,224,049)

Balance at December 31, 1995	69,936,367
Stock distribution (note 3(e))	(3,780,426)
Net loss	(1,446,996)

Balance at December 31, 1996	64,708,945
Net income	30,379,184

Balance at December 31, 1997	95,088,129
Distributions (unaudited)	(3,000,000)
Net income (unaudited)	8,995,067

Balance at June 30, 1998 (unaudited)	$101,083,196

See accompanying notes to consolidated financial statements.

ATLANTIC CELLULAR COMPANY, L.P. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

	Year ended December 31			Six months ended June 30, 1997 (Unaudited)	Six months ended June 30, 1998 (Unaudited)
	1995	1996	1997
Cash flows from operating activities:
Net income (loss)	$(7,224,049)	$(1,446,996)	$30,379,184	$27,897,636	$8,995,067
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Gain on sale of Mountain Cellular assets	—	—	(28,076,875)	(28,076,875)	—
(Gain) loss on sale of equipment	—	—	79,723	(68,176)	—
Depreciation and amortization	9,849,573	10,794,944	10,212,906	5,503,236	5,127,417
Gain on sale of PCS Licenses and SMR Channels	—	(50,625)	—	—	(2,869,531)
Loss on sale of equity securities	206,540	—	50,799	50,799	—
Equity in income of unconsolidated investment	—	4,545	7,886	—	5,601
Minority partners' share of loss	(694,557)	(221,687)	(152,616)	(82,777)	(13,660)
Provision for doubtful accounts	446,793	276,610	521,517	210,910	221,899
Changes in assets and liabilities:
(Increase) decrease in due from Hawaiian Wireless, Inc.	—	(405,235)	(254,333)	78,745	(28,830)
Decrease (increase) in due from Michiana Partnership, L.P.	25,108	4,587	11,002	(117,434)	(10,430)
Increase in accounts receivable	(1,638,288)	(385,860)	(791,330)	(223,343)	(2,474,157)
Decrease (increase) in inventories	581,562	(223,907)	480,817	540,133	189,147
(Decrease) increase in accounts payable	52,982	(315,977)	1,713	551,574	83,071
Increase (decrease) in advances from Atlantic Cellular Management Company	1,107,686	622,369	(1,979,160)	(3,703,516)	(334,780)
Decrease in accrued interest	(138,406)	(78,568)	(88,549)	(546,638)	(458,089)
Decrease in accrued consulting fees				(75,000)	(75,000)
Increase in deposit	—	—	123,345	—	—

Net cash provided by operating activities	2,574,944	8,574,200	10,526,029	1,939,274	8,357,725

Cash flows from investing activities:
Net proceeds from sale of Mountain Cellular assets	—	—	41,314,294	41,314,294	—
Purchase and/or build-out of cellular telephone systems	(9,541,700)	(6,053,502)	(2,745,947)	(1,677,091)	(1,417,717)
Purchase of PCS licenses	—	—	(9,996,948)	—	—
Proceeds from sale of PCS licenses and disposal of other wireless investments	—	—	—	—	13,056,150
Other capital expenditures	(1,187,873)	(967,700)	(374,039)	—	—
Investment in specialized mobile radio systems	(1,509,511)	—	—	—	—
(Increase) decrease in other investments	8,716	(42,680)	50,000	(456,105)	—
Proceeds from sale of equity securities	373,460	—	577,514	577,514	—
Proceeds from sale of equipment	—	—	88,018	—	—
Decrease in other assets	—	—	—	11,900	—
(Increase) decrease in deposits	—	(3,000,000)	3,000,000	3,000,000	—

Net cash provided by (used in) investing activities	(11,856,908)	(10,063,882)	31,912,892	42,770,512	11,638,433

Cash flows from financing activities:
(Payments) borrowings under senior secured revolver, net	7,000,000	—	(41,500,000)	(41,500,000)	(17,000,000)
Decrease (increase) in note receivable	(1,500,000)	1,500,000	—	(2,879,300)	—
Repayment of note payable other, net	(500,000)	—	—	—	—
Payments on capital lease obligations	(27,120)	(62,500)	(49,650)	(157,230)	(14,756)
Proceeds from minority partners' capital contributions	160,800	—	—	—	—
Increase in deferred financing costs	(193,811)	(115,878)	—	—	—
Distribution to partners	—	—	—	—	(3,000,000)

Net cash provided by (used in) financing activities	4,939,869	1,321,622	(41,549,650)	(44,536,530)	(20,014,756)

Net increase (decrease) in cash and cash equivalents	(4,342,095)	(168,060)	889,271	173,256	(18,598)
Cash and cash equivalents at beginning of period	4,634,944	292,849	124,789	124,789	1,014,060

Cash and cash equivalents at end of period	$292,849	$124,789	$1,014,060	$298,045	$995,462

Supplemental cash flow information:
Non cash investing and financing activities:
- Contribution of net assets to an affiliated entity	$—	$3,928,000	$—	$—	$—
- Interest payments	$6,947,000	$6,581,000	$4,082,000	$2,474,000	$1,407,000
- Acquisition of property and equipment through capital lease	$141,000	$—	$—	$—	$—

See accompanying notes to consolidated financial statements.

ATLANTIC CELLULAR COMPANY, L.P. AND SUBSIDIARIES

Notes to Consolidated Financial Statements

December 31, 1995, 1996, and 1997

(1) Summary of Significant Accounting Policies:

    (a) Organization

    Atlantic Cellular Company, L.P. (the Partnership) is a Delaware limited partnership created on May 5, 1989 to acquire, own and operate cellular telephone systems throughout the United States. The term of the partnership will continue until December 31, 2009, unless terminated earlier under the provisions of the Partnership Agreement. On August 28, 1990 the original partnership agreement was amended to allow additional partners to join the partnership under terms and conditions set forth in the amended partnership agreement. In July 1996, the Partnership Agreement was again amended to allow for the distribution of shares of HW Holding, Inc. to individual partners under the terms and conditions set forth in the Amendment Agreement (see note 3(e)).

    The partners and their respective capital account balances at December 31, 1995, 1996, and 1997 are reflected in the accompanying Statements of Partners' Capital. Profits, losses and distributable cash are allocated to the individual partners based upon their adjusted capital contributions and subject to certain special allocations as defined in the amended partnership agreement.

    (b) Principles of Consolidation

    The consolidated financial statements include the accounts of Atlantic Cellular Company, L.P. and the following subsidiaries:

      Atlantic Cellular/New Hampshire RSA Number One Limited Partnership (NH #1)

      ACC Cellular Holdings, L.P. (ACCCH)

      Mountain Cellular, L.P. (MC)

      ACC Wireless L.P. (ACCW)

      ACC Wireless Holdings, L.P. (ACCWH)

      Hawaiian Wireless Partners, L.P. (HWP)

    The Partnership owns a direct interest in NH #1 of 50.01% and owned a direct interest in HWP of 83.7% in 1995. In 1996, HWP was dissolved as discussed in note 3(e). The remaining partnerships are owned 100% by the Partnership and its existing partners (see note 3). All significant intercompany balances and transactions have been eliminated in consolidation.

    At December 31, 1995, 1996, and 1997 ACCW owned a 17.2%, 17.2% and 6.7% interest, respectively, in Michiana Partnership, L.P. (Michiana), an unconsolidated equity investment, which was formed to acquire Specialized Mobile Radio (SMR) channels. ACCW is also the General Partner. On March 21, 1997 the partnership agreement was amended to admit additional partners and to approve the transactions contemplated by an Assignment and Assumption Agreement with an unrelated third party. Under the terms of the Assignment and Assumption Agreement essentially all assets of Michiana are to be sold during 1998. ACCW has recorded its investment in Michiana in accordance with the equity method of accounting. In addition to its investment, the Partnership was owed $20,209, $15,622 and $4,620 from Michiana at December 31, 1995, 1996, and 1997, respectively.

    (c) Cash and Cash Equivalents

    Cash equivalents represent overnight repurchase agreements whose underlying security consists of U.S. Treasury securities. At December 31, 1996 and 1997, approximately $108,000 and $997,000, respectively is held by ACCW for investment in wireless telephone systems other than cellular.

    (d) Inventories of Cellular Telephones and Equipment

    Inventories of cellular telephones and equipment are stated at cost determined on a specific identification basis.

    (e) Property and Equipment

    Costs incurred for the purchase of various personal communication service ("PCS") licenses are stated at cost. Costs incurred for the purchase of cellular telephone construction permits and licenses are capitalized and amortized using the straight-line method over twenty-five years. Costs incurred for the construction of the cellular telephone systems are stated at cost and depreciated over ten years using the straight-line method. Property and equipment are stated at cost and depreciated or amortized using the straight-line method with estimated useful lives ranging from five to ten years.

    (f)  Investment in Equity Securities

    Investment in equity securities consisted of shares of a publicly traded, unconsolidated company that owns and operates various wireless communication systems. This investment was classified as available for sale and carried at its market value. The equity securities were sold during 1997.

    (g) Investments in Other Wireless Entities

    Investment in other wireless entities includes investments made in unconsolidated partnerships, including Michiana, formed to carry on business in other wireless communication systems and/or licenses. Investments in unconsolidated partnerships are accounted for under the equity method of accounting and investments in licenses are carried at the lower of their cost or net realizable value.

    (h) Deferred Financing Costs

    Costs incurred in obtaining a revolving loan agreement from a consortium of banks in October, 1994 are being amortized on a straight line basis over eight years, the life of the debt. Costs incurred to provide interest rate protection, such as interest rate caps, required by the revolving loan agreement, are being amortized as a rate adjustment over the respective lives of the cap or swap agreements.

    (i)  Derivatives

    Premiums paid for purchased interest rate cap agreements and options to enter into interest swap agreements are amortized to interest expense over the terms of the agreement. Unamortized premiums are included in deferred financing cost in the consolidated balance sheet.

    (j)  Revenue and Expense Recognition

    Cellular airtime revenue and access charges are recognized as service is provided. Cellular airtime is billed in arrears and a majority of access charges are billed in advance. Subscriber acquisition costs are expensed when incurred. Accounts receivable consist mainly of amounts due from subscribers and other cellular companies whose subscribers use the Company's cellular service.

    (k) Financial Instruments

    Financial instruments of the Partnership consist of cash, accounts receivable, accounts payable, notes payable and capital lease obligations. The carrying amounts of these financial instruments approximate their fair value.

    (l)  Income Taxes

    No provision is made for income taxes since the income or loss of the Partnership is included in the income tax returns of the partners. Income for financial statement purposes will differ from taxable income because of the requirement to capitalize organization and pre-operating expenses and because of different methods of depreciation used for tax and financial statement purposes.

    (m) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) Related Party Transactions:

    (a) Management Contracts

    Atlantic Cellular Company, L.P. and Subsidiaries have entered into a management agreement with Atlantic Cellular Management Company, the managing general partner, to manage the business and affairs of the Partnership. Under the terms of the management agreement, Atlantic Cellular Management Company is reimbursed for all costs associated with its operation of the Partnership, which totaled approximately $2,600,000, $3,000,000 and $4,000,000 in 1995, 1996, and 1997, respectively. The Partnership advances monies to the management company which it uses to pay liabilities of the Partnership.

    On March 6, 1996, Atlantic Cellular Company, L.P. entered into a management agreement with Hawaiian Wireless, Inc. (see note 3(e)) to manage the design, construction and operation of its SMR system in the State of Hawaii. The Partnership is reimbursed for all out of pocket expenses reasonably incurred and receives an annual management fee in an amount equal to the greater of $1,200,000 or 5% of gross revenues of the SMR system, not to exceed $2,000,000 annually. This management fee amounted to $1,200,000 for both 1996 and 1997. At December 31, 1996 and 1997, respectively, the Partnership was owed $405,235 and $659,568 pursuant to the management agreement.

    (b) Reimbursement of Expenses

    Pursuant to the terms of the Partnership Agreement, all partners are reimbursed by the Partnership for any reasonable and necessary expenses, as defined in the Partnership Agreement, incurred by them on behalf of the Partnership.

    (c) Consulting Fees

    Pursuant to the amended Partnership Agreement, the Partnership was obligated for consulting fees to the following partners:

    SP Cellular Corp.—Commencing July 1, 1990, SP Cellular Corp. is entitled to an annual fee of $93,750 payable on June 27, 1991, and each succeeding year until termination of the partnership. At December 31, 1996 and 1997, $46,875 of this annual fee remained to be paid.

    Saugatuck Associates, Inc.—Commencing July 1, 1990, Saugatuck Associates, Inc. is entitled to an annual fee of $150,000 payable on June 27, 1991 and each succeeding year until June 27, 1994. Thereafter, $56,250 will be paid each June 27th until termination of the partnership. At December 31, 1996 and 1997, $28,125 of the annual fee remained to be paid.

(3) Consolidated Subsidiaries:

    (a) Atlantic Cellular/New Hampshire RSA Number One Limited Partnership

    On February 21, 1991, the Partnership entered into an agreement to purchase a 50.01% interest in the non-wireline New Hampshire Number One Rural Service Area License (the license) from New Hampshire One Cellular Telephone Company, Inc. (the Limited Partner), which owned 100% of the license. Concurrently with the transaction to purchase, the Partnership and the Limited Partner formed a new partnership, Atlantic Cellular/New Hampshire RSA Number One Limited Partnership (NH #1), and each contributed its interests in the license (50.01% and 49.99%, respectively) to NH #1. The purpose of NH #1 is to construct and operate a cellular system in the license area.

    The Partnership has a put/call option to purchase the remaining 49.99% from the Limited Partner on August 31, 1998 at fair market value under the terms of the agreement as amended on September 30, 1997. Upon transfer of any portion of the Limited Partners' interest, the Partnership is to receive 20% of the sale price in excess of the Limited Partners' adjusted capital contribution as defined by the Partnership Agreement.

    The Partnership manages NH #1 under a management agreement. The Partnership is reimbursed for all direct costs. At December 31, 1996 and 1997, the amount currently payable to/receivable from NH #1 was $226,484 and $752,092, respectively (eliminated in consolidation). Indirect costs are reimbursed based on the allocation of total indirect expenses of the Partnership to all cellular systems managed by the Partnership according to the relative size of their 1980 and 1990 U.S. Census populations, but not to exceed $437,000 per year for NH #1. In addition, the Partnership receives a management fee of $96,000 per year or 5% of gross revenues calculated on a quarterly basis, whichever is higher. The Partnership is currently restricted under the terms of a revolving loan agreement with various banks to receive payment for indirect costs and management fees. Indirect costs and management fees not paid currently are stated as a deferred account receivable and are subject to interest at 13.5%. At December 31, 1996 and 1997, the deferred account receivable amounted to $5,416,840 and $7,130,396 (eliminated in consolidation) and interest for the years ended December 31, 1995, 1996, and 1997 amounted to $425,168, $604,839 and $850,449, respectively (eliminated in consolidation).

    (b) Mountain Cellular

    On October 25, 1994, the Partnership, together with its existing partners, formed Mountain Cellular, L.P. (MC) for the sole purpose of conducting its business operations in the California Rural Service Area No. 11. As a result, the Partnership contributed its assets used solely in the California system to the new partnership. At December 31, 1996 the Partnership owned approximately 99% of MC, and the remaining 1% was owned by ACCCH.

    On April 30, 1997, the Partnership sold substantially all its assets in MC to an unrelated third party. Total proceeds of the sale were $41,500,000 plus working capital on hand at the time of the sale. At the date of sale the carrying value of the assets sold was approximately $13,200,000. Net income for MC included in the operations of the Partnership for 1997 was approximately $410,000. The proceeds of the sale were used to reduce the outstanding balance of the Partnership's revolving loan agreement.

    (c) ACC Wireless, L.P.

    On October 25, 1994, the Partnership, together with its existing partners, formed ACC Wireless, L.P. (ACCW) for the purpose of investing, developing and operating wireless telephone systems other than cellular. The Partnership contributed approximately $2,800,000 in cash plus other assets comprised of options to purchase SMR channels and equipment to the new partnership. At December 31, 1996 and 1997 the Partnership owned approximately 99% of ACCW, and the remaining 1% is owned by ACCWH.

    (d) ACC Cellular Holdings, L.P. and ACC Wireless Holdings, L.P.

    On October 25, 1994, the Partnership formed ACC Cellular Holdings, L.P. (ACCCH) and ACC Wireless Holdings, L.P. (ACCWH). Concurrent with their formation, the Partnership assigned its interest in ACCCH and ACCWH to its existing partners in the same proportion of their respective ownership ratio in ACLP.

    (e) Hawaiian Wireless Partners, L.P.

    On October 25, 1994, ACCW formed Hawaiian Wireless Partners, L.P. (HWP) by contributing options to purchase 100 SMR Channels for a 74.1% ownership. The remaining 25.9% was owned by a single minority partner, who also contributed options to purchase SMR channels. During 1995, ACCW contributed additional options plus cash to HWP, increasing its ownership interest to 83.7% at December 31, 1995. The purpose of HWP, which was consolidated with the Partnership in the 1995 financial statements, is to purchase, develop and operate enhanced specialized mobile radio systems in the State of Hawaii.

    On March 6, 1996, substantially all the net assets of HWP totaling approximately $3,900,000 were contributed to HW Holding, Inc. (HWH) in exchange for 2,386 shares of HWH Series A Convertible Preferred Stock. The 2,386 shares of HWH Series A Convertible Preferred Stock of HWH were concurrently distributed to the partners of HWP with approximately 1,989 shares being distributed to the Partnership. In July 1996, the Partnership Agreement was amended to allow for the distribution of these shares to partners per the terms and conditions set forth in the Amendment Agreement. On May 23, 1996, HWP was dissolved.

(4) Property and Equipment:

    Property and equipment consists of the following at December 31:

	1996	1997
Construction permits and licenses	$135,016,100	$121,016,080
Operating systems	44,037,529	41,539,069
PCS Licenses	—	9,996,948
Leasehold improvements	1,139,326	871,698
Other property and equipment	4,350,740	4,041,756

	$184,543,695	$177,465,551

(5) Deposit:

    On August 9, 1996 a wholly-owned subsidiary of ACC Wireless, L.P. deposited $3,000,000 with the Federal Communications Commission as part of the requirements enabling the subsidiary to participate in an auction of additional spectrum which commenced in August 1996. In January 1997, the auction terminated with the subsidiary of ACC Wireless L.P. winning high bids in nine markets for a total cost of approximately $10,000,000 (see note 9).

(6) Deposits on Sales of Other Wireless Entities:

    During 1997, an unconsolidated investee of the Partnership entered into an Assignment and Assumption Agreement with a third party to sell substantially all of its assets. The buyer was required to pay a portion of the total anticipated purchase price as a down payment. The Partnership's pro rata share of the down payment, totaling $123,345, was distributed by the investee to the Partnership. This amount has been recorded as deposits on sale of other wireless entities at December 31, 1997. It is anticipated that the Partnership will recognize a gain on its investment upon consummation of the sale which is expected to occur in 1998.

(7) Notes Payable — Bank:

    On October 25, 1994 the Partnership entered into a $90,000,000 revolving loan agreement with a consortium of banks. The loan agreement was amended on September 11, 1996 to reduce the borrowing rate, to eliminate certain financial covenants and to adjust the schedule of principal repayments. The interest rate charged to the Partnership is based on a formula related to the bank's prime lending rate and LIBOR. The weighted average interest rate charged on outstanding balances was approximately 9%, 8% and 7% for the years ended December 31, 1995, 1996, and 1997, respectively. In addition, the Partnership is required to pay quarterly fees on the unused commitment. Substantially all of the cellular assets of the Partnership are pledged as security under the loan agreement. At December 31, 1996 and 1997, the outstanding borrowings under these loan agreements were $81,500,000 and $40,000,000, respectively. In accordance with the new revolving loan agreement, the Partnership's loan commitment will be reduced quarterly as follows:

Last Days of March, June, September and December in:	Quarterly Commitment Reduction	Annual Commitment Reduction
1998	1,125,000	$4,500,000
1999	5,625,000	22,500,000
2000	5,062,500	20,250,000
2001	5,062,500	20,250,000
2002	5,625,000	22,500,000

		$90,000,000

    At December 31, 1996 and 1997 the Partnership had an interest rate cap agreement on a notional amount of $35,000,000 of the note payable through June 4, 1998. As of December 31, 1996 and 1997 the fair value of this hedge approximated its carrying value. The fair value of the hedge agreement is the amount at which the agreement could be exchanged in a current transaction between willing parties and its value or cost is estimated using option pricing models and essentially values the potential for the agreement to become in-the-money through changes in interest rates during the remaining terms.

    The loan agreements contain various covenants including limitations on indebtedness, investments and certain transactions with Partners. The Partnership was in full compliance with all covenants at December 31, 1996 and 1997.

(8) Commitments:

    The Company is obligated under various capital leases entered into during 1996 and 1997 for vehicles used in its operations that expire at various dates during the next three years. The total capitalized cost of vehicles leased at December 31, 1996 and 1997 under capital leases is approximately $250,000 and $230,000, respectively.

    In addition, the Partnership leases facilities for its cellular offices, installation and operation locations, cell sites and corporate offices under operating lease agreements. Total rent expense was approximately $1,400,000, $1,600,000 and $2,000,000 in 1995, 1996, and 1997, respectively.

    The future minimum lease payments required pursuant to capital and operating leases as of December 31, 1997 are as follows:

	Operating	Capital
Year ended December 31:
1998	$1,356,222	$63,132
1999	1,055,287	29,842
2000	874,757	3,282
2001	665,250	—
2002	372,293	—
Thereafter	209,485	—

Total minimum lease payments	$4,533,294	96,256

Less amount representing interest		14,881

Net minimum capital lease payments		81,375
Less current installments		49,316

Obligations under capital leases, excluding current installments		$32,059

(9) Subsequent Event — Sale of Cellular Operations and PCS Licenses:

    On February 13, 1998, the Partnership entered into a purchase and sale agreement (the "Agreement") with an unrelated third party for the sale of the Partnership's cellular operations. The Agreement provides that substantially all of the assets of the Partnership will be transferred to the buyer for a purchase price of $256 million or $239 million depending on whether the transaction is structured as a sale of assets or a sale of partnership interests, respectively. The ultimate purchase price is subject to potential adjustments for working capital and a failure to attain targeted cash flow and subscriber levels as defined in the Agreement. The sale is expected to be consummated in 1998.

    On February 17, 1998, the Partnership entered into a separate purchase and sale agreement with a different third party buyer for the sale of all of the Partnership's PCS licenses for approximately $13 million. The carrying value of the PCS licenses is approximately $10 million. The sale is also expected to be consummated in 1998.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Triton Cellular Partners, L.P.:

    We have audited the accompanying consolidated balance sheets of Triton Cellular Partners, L.P. and Subsidiaries as of December 31, 1998 and September 30, 1999, and the related consolidated statements of operations, partners' equity and cash flows for the year ended December 31, 1998 and the nine months ended September 30, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triton Cellular Partners, L.P. and Subsidiaries as of December 31, 1998 and September 30, 1999, and the results of its operations and its cash flows for the year ended December 31, 1998 and the nine months ended September 30, 1999, in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Philadelphia, Pennsylvania,
December 23, 1999

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands)

	December 31, 1998	September 30, 1999
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,890	$—
Accounts receivable, less allowance of $2,936 and $1,986	12,646	24,842
Inventories	1,282	3,974
Other current assets	3,131	1,314

Total current assets	20,949	30,130
PROPERTY AND EQUIPMENT, less accumulated depreciation of $3,736 and $12,898	48,822	90,788
LICENSES AND OTHER INTANGIBLE ASSETS, less accumulated amortization of $13,882 and $37,713	280,911	474,988

	$350,682	$595,906

LIABILITIES AND PARTNERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,021	$7,835
Accrued expenses	7,433	8,826
Accrued interest	5,067	2,052
Due to related parties, net	951	1,046
Income tax payable	—	8,244
Advance billings and customer deposits	1,658	2,047

Total current liabilities	16,130	30,050
LONG-TERM DEBT	261,500	463,916
DEFERRED COMPENSATION	—	53,954
DEFERRED INCOME TAXES	6,231	1,511

Total liabilities	283,861	549,431
COMMITMENTS AND CONTINGENCIES (NOTE 12)
PARTNERS' EQUITY:
Partners' contributions	78,877	125,968
Accumulated deficit	(12,056)	(79,493)

Total partners' equity	66,821	46,475

	$350,682	$595,906

The accompanying notes are an integral part of these consolidated balance sheets.

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands)

	Year Ended December 31, 1998	Nine Months Ended September 30, 1999
REVENUES:
Service	$31,464	$61,053
Roamer	14,208	37,870
Equipment	2,605	4,744

Total revenues	48,277	103,667

OPERATING EXPENSES:
Network costs	7,210	12,380
Cost of equipment sales	3,650	7,644
Sales and marketing	6,633	14,738
General and administrative	11,208	20,078
Deferred compensation	—	53,954
Depreciation and amortization	17,950	32,993

Total operating expenses	46,651	141,787

OPERATING INCOME (LOSS)	1,626	(38,120)
OTHER INCOME (EXPENSE):
Interest expense	(14,059)	(26,076)
Interest income	262	283

Other income (expense), net	(13,797)	(25,793)

LOSS BEFORE INCOME TAXES	(12,171)	(63,913)
INCOME TAX EXPENSE (BENEFIT)	(115)	3,524

NET LOSS	$(12,056)	$(67,437)

The accompanying notes are an integral part of these consolidated financial statements.

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF PARTNERS' EQUITY

(In thousands)

	Partners' Contributions	Accumulated Deficit	Total
BALANCE, December 31, 1997	$—	$—	$—
Partners' contributions	79,384	—	79,384
Costs related to capital contributions	(486)	—	(486)
Return of contribution	(21)	—	(21)
Net loss	—	(12,056)	(12,056)

BALANCE, December 31, 1998	78,877	(12,056)	66,821
Partners' contributions	47,148	—	47,148
Costs related to capital contributions	(57)	—	(57)
Net loss	—	(67,437)	(67,437)

BALANCE, September 30, 1999	$125,968	$(79,493)	$46,475

The accompanying notes are an integral part of these consolidated financial statements.

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Year Ended December 31, 1998	Nine Months Ended September 30, 1999
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(12,056)	$(67,437)
Adjustments to reconcile net loss to net cash provided by operating activities—
Depreciation and amortization	17,950	32,993
Deferred income taxes	(115)	(4,720)
Provision for bad debts	1,061	2,162
Deferred compensation	—	53,954
Accreted interest on seller notes	—	566
Change in other operating elements:
Accounts receivable	(5,565)	(10,383)
Inventories	(34)	(1,853)
Other current assets	(2,933)	2,018
Accounts payable	(3,009)	5,240
Accrued expenses	10,215	(2,492)
Income tax payable	—	8,244
Other current liabilities	657	612

Net cash provided by operating activities	6,171	18,904

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(4,277)	(25,773)
Acquisitions, net of cash acquired	(314,014)	(213,932)

Net cash used in investing activities	(318,291)	(239,705)

CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under credit facility	253,000	175,600
Financing costs	(4,346)	(5,859)
Capital contributions from partners	66,922	47,148
Costs related to capital contributions	(486)	(57)
Return of capital contribution	(21)	—
Advances from related parties, net	951	95
Other	(10)	(16)

Net cash provided by financing activities	316,010	216,911

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	3,890	(3,890)
CASH AND CASH EQUIVALENTS, beginning of period	—	3,890

CASH AND CASH EQUIVALENTS, end of period	$3,890	$—

The accompanying notes are an integral part of these consolidated financial statements.

TRITON CELLULAR PARTNERS, L.P. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

December 31, 1998 and September 30, 1999

1. Organization and Nature of the Business:

    Triton Cellular Partners, L.P. was formed on December 3, 1997 by Triton Cellular, Inc., the general partner of the partnership, and commenced operations during 1998. Triton Cellular Partners, L.P. and its subsidiaries (Triton or the Company) provide cellular communication services in Washington, Oregon, Kansas, Alabama and Mississippi. The Company operates under licenses granted by the Federal Communications Commissions (FCC). The Company's operations are subject to the applicable rules and regulations of the FCC.

2. Summary of Significant Accounting Policies:

Principles of Consolidation

    The consolidated financial statements of the Company include the accounts of Triton Cellular Partners, L.P. and its wholly owned subsidiaries. All significant intercompany accounts and balances have been eliminated in consolidation.

Cash and Cash Equivalents

    Cash and cash equivalents includes cash on hand, demand deposits and short-term investments with original maturities of three months or less.

Inventories

    Inventories, consisting primarily of wireless handsets and accessories held for resale, are valued at the lower of cost or market. Cost is determined by the first-in, first-out method.

Property and Equipment

    Property and equipment are recorded at cost. Additions, improvements or major renewals are capitalized, while expenditures that do not enhance or extend the asset's useful life are charged to operating expenses as incurred. In connection with network construction-related activities, the Company capitalizes salaries of the Company's engineering employees responsible for the design and construction. Depreciation is calculated based on the straight-line method over the estimated useful lives of the respective assets as follows:

Network infrastructure and equipment	7 years
Office furniture, fixtures and equipment	5 years
Leasehold improvements	5 years or life of lease, if shorter
Automobiles	5 years
Computer equipment and software	3 years
Buildings	40 years

Licenses and Other Intangible Assets

    Licenses primarily consist of the cost of cellular licenses acquired through acquisitions. Other intangibles, resulting primarily from acquisitions, include the value assigned to covenants not to compete, subscriber lists and goodwill. License costs are amortized over a period of 40 years using the straight-line method. Goodwill is amortized over periods ranging from 20 to 40 years using the straight-line method. Covenants not to compete are amortized using the straight-line method over the covenant period and subscriber lists are amortized using the straight-line method over the estimated average customer life.

Deferred Costs (in thousands)

    Deferred costs consist primarily of fees incurred to secure credit facilities. Deferred financing costs are being amortized over eight and one-half years, the estimated period the debt will remain outstanding.

    Amortization expense of $489 and $793 was recorded in the year ended December 31, 1998 and nine months ended September 30, 1999, respectively.

Long-Lived Assets

    The Company periodically evaluates the value of all long-lived assets to determine if events have occurred that indicate that the remaining estimated useful lives of these assets may warrant revision, or whether the remaining balance may not be recoverable. If asset recovery is in question, the Company uses an estimate of future net cash flows over the remaining useful lives of the long-lived assets to measure recoverability.

Revenue Recognition

    The Company earns revenue by providing cellular and paging services to customers of the Company and of other cellular carriers traveling (roaming) in the Company's service area and from sales of cellular and paging equipment and accessories. Service revenue consists of the base monthly service fee and airtime revenue. Base monthly service fees are primarily billed one month in advance and are recognized in the month earned. Airtime revenue is recognized when service is provided. Roamer revenue consists of the fees charged to other cellular carriers' customers for roaming in the Company's service area as well as related airtime revenue for use of the Company's cellular network. Roamer revenue is recognized when the service is rendered. The Company recognizes other service revenues from equipment installations and connection fees when earned.

Income Taxes

    As a partnership, the Company and a majority of its subsidiaries are not subject to income taxes. However, income taxes applicable to Mississippi-34 Cellular Corporation (Mississippi-34), which has not elected treatment as an S corporation, are accounted for in accordance with Statement of Financial Accounting Standards (SFAS) No. 109, "Accounting for Income Taxes." Deferred income tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred income tax assets and liabilities are measured using statutory tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Financial Instruments

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments for which it is practicable to estimate that value, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

    The carrying amounts and fair values of the Company's financial instruments are as follows:

	Carrying Amount		Estimated Fair Value
	December 31, 1998	September 30, 1999	December 31, 1998	September 30, 1999
	(In thousands)
Financial Asset:
Cash	$3,890	$—	$3,890	$—
Financial Liabilities:
$500.0 million credit facility	253,000	428,600	253,000	428,600
Notes held by sellers (see Note 3)	2,000	28,816	2,000	28,816
Purchase option payable	6,500	6,500	6,500	6,500
Other Financial Instruments:
$50.0 million JP Morgan interest rate swap agreement	—	—	(1,538)	218
$75.0 million PNC interest rate swap agreement	—	—	325	1,618
$50.0 million First Union interest rate swap agreement	—	—	518	1,363
$35.0 million Rabobank interest rate swap agreement	—	—	—	726

Customer Acquisition Costs

    Costs to acquire customers are charged to expense when incurred. Also, the Company charges advertising costs to expense when the advertisement occurs.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Business and Credit Concentrations

    The Company's cellular customers are geographically located in Washington, Oregon, Kansas, Alabama and Mississippi. Revenues from one roaming partner represent approximately 10% and 17% of the Company's consolidated revenues for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively.

New Accounting Pronouncements

    The Company adopted SFAS No. 130, "Reporting Comprehensive Income," effective January 1, 1998. SFAS No. 130 establishes standards for reporting and display of comprehensive income and its components. The adoption of this statement had no impact on the Company's financial statements.

    The Company adopted Statement of Position (SOP) 98-5, "Reporting on the Costs of Start-up Activities," effective January 1, 1998. This statement requires that the costs of start-up activities, including organization costs, be expensed as incurred and is effective for fiscal years beginning after December 31, 1998. The adoption did not have a material effect on the Company's financial position or results of operations.

    SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities. SFAS No. 133 is effective for fiscal years beginning after June 15, 2000. The Company is evaluating the impact of the implementation of this accounting standard.

3. Acquisitions:

    During 1998 and 1999, the Company acquired six businesses for an aggregate purchase price of $563.0 million, consisting of approximately $515.8 million in cash, $34.8 million in debt and $12.4 million in limited partnership interest.

Point Telesystems, Inc.

    Effective January 16, 1998, the Company acquired the Oregon cellular telephone license, operations and related assets of Point Telesystems, Inc. (Point), an independent provider of wireless communication services in Oregon, for approximately $77.7 million in cash. Point provided cellular service to western Oregon 4 RSA, a 3,946 square-mile service area that encompasses 234,800 POPs. The Company entered into an option agreement (the Option) for consideration of $1.5 million, which was paid at the closing, which entitles the Company to acquire certain cell sites in the future for $6.5 million. The Option expires February 28, 2003. Since the Company expects to exercise the Option after January 1, 2001 and prior to its expiration, the total cost of $8.0 million has been included in the purchase price and the unpaid portion of $6.5 million has been reflected in the consolidated balance sheet as long-term debt. The Company has entered into an agreement to utilize the assets covered by the Option for the period prior to exercising the Option. The ongoing payments paid pursuant to this agreement have been reflected as interest expense in the consolidated statement of operations. The average effective interest rate over the term of the Option is 5.5%.

Columbia River Cellular Partners, L.P.

    Effective April 16, 1998, the Company acquired the Washington cellular telephone licenses, operations and related assets of Columbia River Cellular Partners, L.P. (Columbia), an independent provider of wireless communication services in Washington, for approximately $34.6 million, consisting of $22.2 million in cash and a partnership interest in the Company valued at $12.4 million. Columbia provided cellular service to Washington 2 and 3 RSAs, a 16,494 square-mile service area that encompasses 198,200 POPs.

U.S. Unwired, Inc.

    Effective July 1, 1998, the Company acquired the Western Kansas (Kansas 1, 2, 6, 7, 11, 12, and 13 RSAs and interim operating authority for Oklahoma 1 RSA) and Mississippi/Alabama (Mississippi 1 RSA and interim operating authority for the Mississippi 5 RSA and Alabama 3 and 4 RSAs) cellular telephone licenses, operations and related assets from U. S. Unwired, Inc. (U.S. Unwired), an independent provider of wireless communication services, for approximately $149.9 million in cash. These licenses allow the Company to provide cellular service to a 54,773 square-mile service area that encompasses 769,800 POPs.

    Effective July 1, 1998, the Company acquired the outstanding stock of Mississippi-34 from U.S. Unwired and Bailey Cable & Wireless, Inc. for approximately $22.3 million in cash. Mississippi-34 provides cellular service to Mississippi 3 and 4 RSAs, a 7,435 square-mile service area that encompasses 287,800 POPs.

AAT RSA Company Limited Partnership

    Effective August 7, 1998, the Company acquired the Alabama cellular telephone license, operations and related assets of AAT RSA Company Limited Partnership (AAT RSA), an independent provider of wireless communication services in Alabama for approximately $39.9 million, consisting of $37.9 million in cash and a 10% junior subordinated promissory note in the amount of $2.0 million payable on August 7, 2003. AAT RSA provided cellular service to Alabama 7 RSA, a 4,372 square-mile service area that encompasses 170,800 POPs.

BMCT, L.P.

    Effective February 1, 1999, the Company acquired the Oregon and Washington cellular telephone licenses, operations and related assets of BMCT, L.P., an independent provider of wireless communications to portions of both Washington and Oregon, for approximately $208.2 million, consisting of $203.2 million in cash and a 10% junior subordinated promissory note in the amount of $5.0 million payable on February 1, 2009. BMCT, L.P. provided cellular service to Oregon 3 and 6 RSAs and Washington 8 RSA, a 60,280 square-mile service area that encompasses 486,100 POPs.

Cranford Cellular Communications, L.L.C.

    Effective June 15, 1999, the Company acquired the Alabama 5 RSA license from Cranford Cellular Communications, L.L.C. (Cranford) for approximately $22.3 million, consisting of $1.0 million in cash and a 9% promissory note in the amount of $21.3 million payable on the later of i) January 2, 2000 or ii) the date that is 60 days after the date that the FCC permit order shall become a final order. Based upon all the facts that management currently has, the Company believes that it is probable that the FCC final order will not be issued within the next year. Therefore, the payable of $21.3 miliion has been classified as long-term debt in the accompanying balance sheets. The acquired license covers a 4,479 square-mile service area that encompasses 215,400 POPs.

    The purchase price allocations have been completed on a preliminary basis, subject to adjustment should new or additional facts about the businesses become known. All of the above acquisitions have been accounted for under the purchase method of accounting with the excess of the purchase price over estimated fair value of net tangible assets being allocated to licenses, goodwill, customer lists and covenants not to compete; accordingly, operating results have been included from the date of acquisition. The following unaudited pro forma information presents the consolidated results of operations as if the above acquisitions had occurred as of January 1, 1998. This summary is not necessarily indicative of what the results of operations of the Company and the acquired entities would have been if they had been a single entity during such period, nor does it purport to represent results of operations for any future periods.

	Year Ended December 31, 1998	Nine Months Ended September 30, 1999
	(In thousands)
Total revenues	$109,237	$107,152
Operating loss	$(1,063)	$(41,977)
Net loss	$(27,458)	$(68,480)

4. Property and Equipment (in thousands):

    The Company's property and equipment consisted of the following:

	December 31, 1998	September 30, 1999
Network infrastructure and equipment	$48,855	$91,319
Office furniture, fixtures and other equipment	3,703	12,367

	52,558	103,686
Less: accumulated depreciation	(3,736)	(12,898)

Property and equipment, net	$48,822	$90,788

    Depreciation expense was $4,068 for the year ended December 31, 1998 and $9,162 for the nine months ended September 30, 1999.

5. Licenses and Other Intangible Assets (In thousands):

    The Company's intangible assets and their useful lives consisted of the following:

	December 31, 1998	September 30, 1999	Useful Lives
Licenses	$140,053	$286,976	40 years
Goodwill	110,399	143,771	20-40 years
Customer lists	25,458	52,447	4 years
Covenants not to compete	14,500	19,250	2-3 years
Bank financing	4,383	10,257	8.5 years

	294,793	512,701
Less: accumulated amortization	(13,882)	(37,713)

Other assets, net	$280,911	$474,988

    Amortization expense was $13,882 for the year ended December 31, 1998 and $23,831 for the nine months ended September 30, 1999.

6. Long-Term Debt:

    The Company's long-term debt consisted of the following:

	December 31, 1998	September 30, 1999
	(In thousands)
Credit facility	$253,000	$428,600
Note payable to AAT RSA (see Note 3)	2,000	2,233
Note payable to BMCT, L.P. (see Note 3)	—	5,333
Note payable to Cranford (see Note 3)	—	21,250
Purchase option payable to Point (see Note 3)	6,500	6,500

	261,500	463,916
Less: current portion of long-term debt	—	—

Long-term debt	$261,500	$463,916

    The Company has a credit facility agreement (the Credit Facility) with a group of commercial banks. The Credit Facility provides for 1) a $100.0 million revolving credit facility (the Revolver), 2) a $270.0 million term loan facility (Term Loan A) and 3) a $130.0 million term loan facility (Term Loan B).

    At the Company's discretion, advances under the Credit Facility bear interest at either the London Interbank Offered Rate (LIBOR) plus margin or the administrative agent's prime rate plus margin. The margin for the Revolver and Term Loan A is determined by the Company's leverage ratio and ranges between 1.5% and 2.75% for LIBOR advances and 0.5% and 1.75% for prime rate advances. With respect to Term Loan B, the margin is 3.25% for LIBOR advances and 2.25% for prime rate advances. The loan agreement requires an annual commitment fee of between .375% and 0.5% of the unused portion of the Revolver, depending on the Company's leverage ratio. Commitment fee payments are made quarterly.

    The commitment to make advances under the Revolver reduces each quarter beginning on September 30, 2001 and continuing through maturity on June 30, 2007. Balances outstanding under the term loans are required to be repaid in quarterly installments beginning on September 30, 2001 (Term Loan A) and September 30, 2002 (Term Loan B) and continuing through maturity on June 30, 2007 (Term Loan A) and December 31, 2007 (Term Loan B).

    The Credit Facility contains certain standard and customary covenants which, among other things, require the maintenance of certain financial ratios (including the ratio of indebtedness to annualized operating cash flow and the ratio of annualized operating cash flow to interest expense), the hedging of interest rate risk exposure, restrictions on partnership distributions and limitations on the sale of assets. During the periods presented, the Company was in compliance with all such covenants.

    The Credit Facility is collateralized by substantially all of the assets of the Company as well as its subsidiaries and a pledge of substantially all of the ownership interests in the Company and its subsidiaries.

    The weighted average interest rate for amounts outstanding under the Credit Facility was 7.99% at September 30, 1999 and 7.79% at December 31, 1998.

    Scheduled principal payments under the Credit Facility are as follows (in thousands):

2000	$—
2001	13,500
2002	27,650
2003	32,350
2004 and thereafter	355,100

$428,600

    In June 1999, the Company established a $5.0 million demand discretionary line of credit (the Swing Line), as a sublimit under the Revolver, with a lender under the Credit Facility. The Swing Line borrowing rate is negotiated daily based upon 1) the federal funds rate, plus 2) the applicable margin for Eurodollar advances, minus 3) the commitment fee rate. There were no borrowings outstanding as of September 30, 1999.

7. Partners' Capital:

    Limited and general partners' capital contributions are recorded when received. Total committed capital of the limited partners at December 31, 1998 and September 30, 1999 was $155.1 million and $157.7 million, respectively, of which $79.3 million and $126.3 million, respectively, has been called and received. In addition, total committed capital of the general partner at December 31, 1998 and September 30, 1999 was $165,000 and $215,000, respectively, of which $67,000 and $215,000, respectively, has been called and funded. The Partnership Agreement provides for the following classes of limited partnership interest: Class A, Special Class A, Class B, Special Class B and Classes C, D, E, F and G.

    In general, the general partner is vested with the right to operate, manage, control and make all decisions affecting the affairs of the Company's business, except those which would be unlawful, in breach of its fiduciary responsibility to the limited partners or inconsistent with the Partnership Agreement. The Company has established an advisory committee comprised of three representatives of the Class A limited partners and two members of the general partner. The general partner must receive approval from the advisory committee for significant actions including, but not limited to, acquisition of investments; sale, exchange or disposition of any investment; any capital call or distribution of cash or securities; any borrowings, loans or guarantees by the Partnership; admission of additional partners; and determinations of fair value.

    Net profits and losses, both realized and unrealized, are allocated to the limited partners and general partner as prescribed in the Partnership Agreement. As set out in the Partnership Agreement, the general partner has the discretion to determine amounts available for distribution, subject to the approval of the advisory committee. However, proceeds from disposition of an investment (less reasonable reserves established by the general partner) must be distributed within 60 days of the disposition.

    Costs related to capital contributions consist primarily of legal fees and expenses incurred in connection with the offering of limited partnership interests and the Partnership Agreement. These costs are presented in the accompanying financial statements as a reduction of total partners' equity.

8. Deferred Compensation:

    During 1998 and 1999, the Company granted performance incentive awards to certain officers and key employees in the form of Class D, E and G limited partnership interests. Class F limited partnership interests have not been issued; however, the Company expects to issue such interests prior to the consummation of the transaction described in Note 15. These performance awards vest over four years from the date of issuance or 100% upon change of control. The performance awards entitle the holder to participate in the appreciation of the Company's value as defined in the limited partnership agreement. Deferred compensation expense for the performance awards is being recognized based upon a four-year vesting schedule as defined in the limited partnership agreement and the estimated value of the performance awards at the end of the applicable period. Compensation expense was $0 for the year ended December 31, 1998 and $53.6 million for the nine months ended September 30, 1999.

    The unvested portion of the performance awards of approximately $40.5 million will continue to be recognized based upon a four-year vesting until the consummation of the transaction discussed in Note 15, at which time vesting will be accelerated to 100%.

9. Income Taxes:

    Expense (benefit) for income taxes were as follows:

	Year Ended December 31, 1998	Nine Months Ended September 30, 1999
	(In thousands)
Federal income taxes:
Current	$—	$7,172
Deferred	(100)	(4,102)

	(100)	3,070

State income taxes:
Current	—	1,072
Deferred	(15)	(618)

	(15)	454

Total income tax expense (benefit)	$(115)	$3,524

    The income tax effect of the items that create deferred tax assets and liabilities are as follows:

	December 31, 1998	September 30, 1999
	(In thousands)
Deferred tax assets:
Nondeductible accrued liabilities	$123	$149
Net operating loss carryforward	2,156	—

Net deferred tax assets	2,279	149

Deferred tax liabilities:
Intangible assets	8,197	1,196
Fixed assets	313	464

Deferred tax liabilities	8,510	1,660

Net deferred tax liabilities	$6,231	$1,511

    The Company's income tax provision, relating to Mississippi-34, was computed based on the federal statutory rate and the average state statutory rates, net of the related federal benefit. The income tax provision for the nine months ended September 30, 1999 of approximately $3.5 million primarily relates to the transfer of FCC licenses by Mississippi-34 to a related party.

    During 1999, Mississippi-34 distributed its FCC licenses to a wholly owned subsidiary, a limited liability corporation, of the Company. For book purposes the transfer of FCC licenses was recorded at net book value. For tax purposes this transaction was a taxable event resulting in an income tax provision of approximately $3.5 million and an income tax payable of approximately $8.2 million.

    The Company recorded a deferred tax liability of $6.3 million when it acquired all of the outstanding stock of Mississippi-34. This represents the tax effect of temporary differences arising from the excess of the financial statement basis of the net assets acquired over the tax basis carried over from the predecessor.

    In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management has considered the scheduled reversal of deferred tax liabilities and tax planning strategies in making this assessment. Based upon the assessment, management believes it is more likely than not that the Company will realize the benefits of the deferred tax assets at September 30, 1999.

10. Financial Instruments:

    The Company has entered into interest rate protection agreements to lock in interest rates on a portion of its variable rate debt. The Company does not use these agreements for trading or other speculative purposes. Although these agreements are subject to fluctuations in value, they are generally offset by fluctuations in the value of the underlying instrument or anticipated transaction.

    Under each interest rate swap agreement, the Company pays the difference between LIBOR and the fixed rate if LIBOR exceeds the fixed rate. Income and expense associated with the transactions are recognized over periods prescribed by the contracts.

    The following table summarizes the Company's off-balance sheet interest rate swap agreements (pay fixed rate, receive variable rate) at September 30, 1999 (in thousands):

	Settlement	Notional Amount	Fair Value	Maturity	Pay Fixed Rate	Receive Variable Rate
1.	Monthly	$50,000	$1,363	October 2001	4.7%	5.1%
2.	Monthly	75,000	1,618	September 2001	4.9	5.1
3.	Quarterly	50,000	218	June 2002	6.0	5.1
4.	Monthly	35,000	726	March 2004	5.3	5.1

11. Related-Party Transactions (in thousands):

    The Company is affiliated with Triton PCS, Inc. and Triton Management Company, Inc. by certain common ownership and management overlap. As part of this affiliation, certain costs are incurred and paid by these related parties on behalf of the Company and are subsequently reimbursed. Such costs totaled $482 and $822 for the year ended December 31, 1998 and nine months ended September 30, 1999, respectively. In addition, under an agreement between the Company and Triton Management Company, Inc., management services rendered are charged to the Company. Such amounts totaled $469 and $405 for the year ended December 31, 1998 and the nine months ended September 30, 1999, respectively. The outstanding balance due to these related parties at December 31, 1998 and September 30, 1999 was $951 and $1,046, respectively.

12. Commitments and Contingencies (in thousands):

    The Company has entered into various leases for its offices, land for cell sites, cell sites, and furniture and equipment under operating leases expiring through December 31, 2010. As of September 30, 1999, the estimated future minimum rental payments under these lease agreements having an initial or remaining term in excess of one year were as follows:

2000	$2,340
2001	2,128
2002	1,958
2003	1,815
2004	1,080
Thereafter	1,982

$11,303

    Rent expense under operating leases was $879 for year ended December 31, 1998 and $1,622 for the nine months ended September 30, 1999.

Legal and Regulatory Matters

    The Company is subject to various legal and regulatory matters arising in the normal course of business. Management does not believe any of these matters will have a significant effect on the Company and, accordingly, no provision for any liability that may result from these matters has been made.

13. 401(k) Savings Plan (in thousands):

    The Company sponsors a 401(k) savings plan which permits employees to make contributions to the savings plan on a pretax salary reduction basis in accordance with the Internal Revenue Code. Substantially all full-time employees are eligible to participate in the next quarterly open enrollment after 90 days of service. The Company matches a portion of the voluntary employee contributions. The cost of the savings plan charged to expense was $50 for the year ended December 31, 1998 and $205 for the nine-month period ended September 30, 1999.

14. Supplemental Cash Flow Information (in thousands):

	Year Ended December 31, 1998	Nine Months Ended September 30, 1999
Cash paid during the period for interest	$9,046	$27,353
Cash paid during the period for income taxes	—	29
Noncash investing and financing activities:
Value of partnership interest exchanged for assets acquired	(12,462)	—
Liabilities assumed	(15,762)	(28,942)

15. Events Subsequent to September 30, 1999:

    On November 8, 1999, the Company entered into a purchase and sale agreement (the Agreement) with an unrelated third party for the sale of the Company's cellular operations. The Agreement provides that substantially all of the assets of the Company will be transferred to the buyer for a purchase price of approximately $1.24 billion, subject to potential adjustments for working capital as defined in the Agreement. The sale is expected to be consummated in the spring of 2000.

REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS

To Point Telesystems, Inc.:

    We have audited the accompanying balance sheet of Point Telesystems, Inc. as of December 31, 1997, and the related statements of operations and retained earnings and cash flows for the period from January 1, 1998 to January 15, 1998 and for the year ended December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Point Telesystems, Inc. as of December 31, 1997, and the results of its operations and its cash flows for the period from January 1, 1998 to January 15, 1998 and for the year ended December 31, 1997 in conformity with generally accepted accounting principles.

ARTHUR ANDERSEN LLP

Minneapolis, Minnesota,
December 10, 1999

POINT TELESYSTEMS, INC.

BALANCE SHEET

As of December 31, 1997

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$635,171
Accounts receivable, less allowance for doubtful accounts of $105,000	2,321,461
Inventories	224,403
Other current assets	22,012

Total current assets	3,203,047
PROPERTY AND EQUIPMENT, less accumulated depreciation of $3,546,955	7,868,493
ORGANIZATION COSTS, less accumulated amortization of $16,234	87,880

$11,159,420

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$574,035
Advance billings and customer deposits	242,167
Accrued liabilities	387,048
Current portion of long-term debt	4,166

Total current liabilities	1,207,416
LONG-TERM DEBT	2,505,384

Total liabilities	3,712,800
COMMITMENTS AND CONTINGENCIES (Note 4)
STOCKHOLDERS' EQUITY:
Common stock, $.01 par value; 25,000 shares authorized; 9,000 shares outstanding	90
Additional paid-in capital	4,406,927
Retained earnings	3,039,603

Total stockholders' equity	7,446,620

$11,159,420

The accompanying notes are an integral part of this balance sheet.

POINT TELESYSTEMS, INC.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

	Year Ended December 31, 1997	Period From January 1, 1998 To January 15, 1998
REVENUES:
Service	$12,792,723	$556,478
Roamer	4,801,757	341,943
Equipment	981,093	65,664

Total revenues	18,575,573	964,085

OPERATING EXPENSES:
Network costs	3,662,273	280,087
Cost of equipment sales	1,370,629	73,183
Selling, general and administrative	6,337,281	620,897
Depreciation and amortization	983,615	46,026

Total operating expenses	12,353,798	1,020,193

OPERATING INCOME (LOSS)	6,221,775	(56,108)
OTHER INCOME (EXPENSE):
Interest expense	(686,808)	(130)
Interest income	666,068	8,647

Other income (expense), net	(20,740)	8,517

NET INCOME (LOSS)	6,201,035	(47,591)
DISTRIBUTIONS TO STOCKHOLDERS	(5,397,722)	(300,000)
RETAINED EARNINGS, beginning of period	2,236,290	3,039,603

RETAINED EARNINGS, end of period	$3,039,603	$2,692,012

The accompanying notes are an integral part of these financial statements.

POINT TELESYSTEMS, INC.

STATEMENTS OF CASH FLOWS

	Year Ended December 31, 1997	Period from January 1, 1998 to January 15, 1998
OPERATING ACTIVITIES:
Net income (loss)	$6,201,035	$(47,591)
Adjustments to reconcile net income (loss) to net cash provided by operating activities—
Depreciation and amortization	983,615	46,026
Change in other operating elements:
Accounts receivable	26,502	227,530
Inventories	(29,801)	12,550
Other current assets	(9,760)	2,828
Accounts payable	363,559	(579,774)
Bank overdraft	—	328,826
Customer security deposits	(6,365)	(1,850)
Accrued liabilities	(34,478)	322,172

Net cash provided by operating activities	7,494,307	310,717

INVESTING ACTIVITIES:
Purchases of property and equipment	(2,156,327)	(4,115)
Note receivable	680,516	–
Sale of investments	3,746,442	–

Net cash provided by (used in) investing activities	2,270,631	(4,115)

FINANCING ACTIVITIES:
Distributions to stockholders	(5,397,722)	(300,000)
Proceeds from long-term debt	16,249	—
Payments of long-term debt	(4,880,916)	(329)

Net cash used in financing activities	(10,262,389)	(300,329)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(497,451)	6,273
CASH AND CASH EQUIVALENTS, beginning of period	1,132,622	635,171

CASH AND CASH EQUIVALENTS, end of period	$635,171	$641,444

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid during the period for interest	$686,808	$130

The accompanying notes are an integral part of these financial statements.

POINT TELESYSTEMS, INC.

NOTES TO FINANCIAL STATEMENTS

December 31, 1997 and January 15, 1998

1. Nature of Business:

    Point Telesystems, Inc. (the Company), a Nevada S corporation, was formed on July 1, 1996 and provides cellular communication services for the Oregon-4 Rural Service Area. The Company operates its cellular services under a license granted by the Federal Communications Commission (FCC). The Company's operations are subject to the applicable rules and regulations of the FCC.

2. Summary of Significant Accounting Policies:

Recently Issued Accounting Pronouncements

    Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income," was issued in June 1997. SFAS No. 130 establishes standards for reporting and display of comprehensive earnings and its components in financial statements. This statement is effective for fiscal years beginning after December 15, 1997. The adoption of SFAS No. 130 did not materially affect the Company's results of operations or financial position.

Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Ultimate results could differ from those estimates.

Cash and Cash Equivalents

    Cash and cash equivalents are comprised of deposits and highly liquid investments with a remaining maturity of three months or less at the time of purchase. All cash equivalents are recorded at cost, which approximates market.

Inventories

    Inventories consist of cellular telephone equipment, pagers and accessories and are stated at the lower of cost, determined using the specific identification method, or market.

Property and Equipment

    Property and equipment are stated at cost. Repair and maintenance costs are charged to expense when incurred. Renewals and betterments are capitalized. Gains or losses on disposition of equipment are reflected in operations currently. Depreciation is computed using the straight-line method over the estimated useful lives of the assets, which range from 3 to 40 years. Leasehold improvements are amortized using the straight-line method over the shorter of the term of the lease or the estimated useful lives of the assets.

    Property, plant and equipment consisted of the following as of December 31, 1997:

		Useful Lives in Years
Land and buildings	$1,519,051	40
Antennas, equipment and tower	8,730,406	10
Vehicles	88,938	5
Office furniture and equipment	1,077,053	3-5

	11,415,448
Less—Accumulated depreciation	(3,546,955)

	$7,868,493

Long-Lived Assets

    The Company periodically evaluates the value of all long-lived assets to determine if events have occurred that indicate that the remaining estimated useful lives of these assets may warrant revision, or whether the remaining balance may not be recoverable. If asset recovery is in question, the Company uses an estimate of future net cash flows over the remaining useful lives of the long-lived assets to measure recoverability.

Fair Value of Financial Instruments

    SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments for which it is practicable to estimate that value, whether or not recognized in the balance sheet. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. SFAS No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

    The carrying amounts and fair values of the Company's financial instruments at December 31, 1997 approximate market.

Revenue Recognition

    Cellular airtime is recorded as revenue when services are provided. Sales of equipment and related services are recorded when goods and services are delivered. Cellular access charges are billed in advance or arrears, depending on the customer, and revenue is recognized when the services are provided.

Income Taxes

    The Company is an S corporation and is not a taxpaying entity for federal or state income tax purposes. Accordingly, no income tax effects have been recorded in the accompanying financial statements. The Company's income or loss is included in the stockholders' individual returns.

Business and Credit Concentrations

    The Company's cellular customers are geographically located in central Oregon. No single customer accounted for a significant amount of revenues or accounts receivable.

3. Long-Term Debt:

    Long-term debt is summarized as follows as of December 31, 1997:

Credit facility	$2,493,613
Auto note payable	15,937
Less: current maturities	(4,166)

Long-term debt	$2,505,384

    On July 1, 1996, the Company entered into a credit facility with US Bank of Washington permitting the Company to borrow up to $15,000,000 through June 30, 1999. Subsequent to June 30, 1999, the maximum allowable outstanding balance decreases quarterly through March 31, 2006, when the maximum outstanding balance is limited to $750,000. The remaining balance is due June 30, 2006. Interest is paid monthly at an annual rate determined by a matrix included in the credit agreement. The rate is based on the ratio of funded debt to cash flow and one of three options chosen at the time of each advance. The interest rate is adjusted 90 days after each fiscal quarter. On December 31, 1997, the interest rate was 7.5%. As of December 31, 1997, the Company was in compliance with all covenants under the credit facility.

    The Company has a $15,608 note payable to US Bank of Oregon collateralized by a vehicle, payable in monthly installments of $460 including interest at 9.50% per annum, due May 5, 2001.

    Maturities of long-term debt are as follows:

1998 (period from January 16-December 31, 1998)	$4,166
1999	4,582
2000	5,037
2001	2,152
2002	—
Thereafter	2,493,613

$2,509,550

4. Commitments and Contingencies:

Legal and Regulatory Matters

    The Company is subject to various legal and regulatory matters arising in the normal course of business. Management does not believe any of these matters will have a significant effect on the Company's financial position or results of operations. Accordingly, no provision for any liability that may result from these matters has been made.

Operating Leases

    The Company has entered into various operating leases for cell sites and office space. Most cell sites are on lease from a partnership related by common ownership. At January 15, 1998, future minimum payments for noncancelable operating leases were as follows:

1998	$284,610
1999	288,760
2000	288,760
2001	38,760
2002	38,760

$939,650

    Management expects that in the normal course of business, leases will be renewed or replaced by other leases. Cell site leases begin to expire in October 1998. Lease expense was $296,243 and approximately $12,300 for the year ended December 31, 1997 and for the period from January 1, 1998 to January 15, 1998, respectively.

5. 401(k) Retirement Plan:

    The Company sponsors a 401(k) profit-sharing plan. Employees become eligible to participate in the plan after three months of service. An eligible employee may defer up to 15% of compensation. The Company makes a matching contribution of 50% of the deferral, up to 4% of compensation or less. Matching contributions for 1997 were $26,345. In addition, at the Company's discretion, profit-sharing contributions may be made at year-end. A discretionary profit-sharing contribution of $49,458 was made for 1997. There were no contributions made for the period from January 1, 1998 to January 15, 1998.

6. Subsequent Event:

    Effective January 16, 1998, the Company consummated the sale of the Company's cellular operations to an unrelated third party. The transaction provided for the transfer of substantially all of the assets and liabilities of the Company to the buyer for a purchase price of approximately $85.7 million.

ASSET PURCHASE AGREEMENT
AMONG
TRITON COMMUNICATIONS L.L.C.,
THE OTHER TRITON PARTIES
AND
RURAL CELLULAR CORPORATION

Dated as of
November 6, 1999

LIST OF EXHIBITS AND SCHEDULES

Exhibits
*Exhibit 3.3(d)	—	Form of Instrument of Assumption
*Exhibit 8.1(b)(1)	—	Form of General Assignment and Instrument of Conveyance (FCC Licenses)
*Exhibit 8.1(b)(2)	—	Form of Bill of Sale and Assignment Agreement
*Exhibit 8.1(c)	—	Form of Real Property Lease Assignment
*Exhibit 8.1(d)	—	Form of Contract Assignment
*Exhibit 8.1(e)(i)	—	Form of Kleinbard, Bell & Brecker LLP legal opinion letter
*Exhibit 8.1(e)(ii)	—	Form of Latham & Watkins legal opinion letter
*Exhibit 8.2(j)	—	Form of Purchaser's counsel legal opinion letter
Schedules
Schedule A	—	Triton Entities and RSAs
Schedule 1	—	Certain Permitted Liens
Schedule 1.1	—	Acquisition Agreements
Schedule 2.2(l)	—	Certain Excluded Assets
*Schedule 2.4(j)	—	Stay Bonus Letter Recipients
Schedule 3.3(a)	—	Specified Indebtedness
Schedule 4.5(b)	—	Licenses
Schedule 4.7	—	Owned Real Property
Schedule 4.8(a)	—	Real Property Leases
Schedule 4.8(b)	—	Material Personal Property Leases
Schedule 4.8(c)	—	Certain Contracts
Schedule 4.11	—	Taxes
Schedule 5.5	—	FCC Matters
Schedule 5.6	—	Financing
Schedule 6.3(a)	—	Material Consents
Schedule 6.8(a)	—	Financial and Operational Reports
*Schedule 9.8(b)	—	Certain Employees

*
Omitted in accordance with Item 601(b)(2) of Regulation S-K as not material to an investment decision. The Registrant will supply any omitted exhibit or schedule to the Commission upon request.

ASSET PURCHASE AGREEMENT

    THIS ASSET PURCHASE AGREEMENT (the "Agreement") is entered into as of November 6, 1999 among Triton Communications L.L.C., a Delaware limited liability company ("Triton Communications"), Triton Cellular Alabama 5 License Company L.L.C., a Delaware limited liability company ("Alabama 5 License Company"), those operating entities listed on Schedule A attached hereto (the "Triton Operating Entities" and, collectively, with Triton Communications and Alabama 5 License Company, the "Triton Entities"), Triton Cellular Partners, L.P., a Delaware limited partnership ("Triton Cellular" and, collectively, with the Triton Entities, the "Triton Parties"), and Rural Cellular Corporation, a Minnesota corporation ("Purchaser").

W I T N E S S E T H:

    WHEREAS, the Triton License Entities (as hereinafter defined) are the sole holders of certain licenses, including cellular and microwave licenses, granted by the Federal Communications Commission (the "FCC") for the Non-Wireline Cellular Rural Service Areas set forth on Schedule A (the "RSAs");

    WHEREAS, pursuant to management agreements with the Triton License Entities, the Triton Operating Entities are the owners and operators of the cellular telephone communication systems (the "Systems") in the RSAs set forth on Schedule A opposite the Triton Operating Entities' names and, in connection therewith, are engaged in the business of marketing, selling and providing cellular telephone service in the RSAs (the "Business");

    WHEREAS, the Triton Entities desire to sell to Purchaser, and Purchaser desires to acquire from the Triton Entities, all of the Purchased Assets (as hereinafter defined) in accordance with the terms and conditions hereinafter set forth; and

    WHEREAS, the parties acknowledge that the terms and conditions set forth in this Agreement and the performance by the parties of their respective obligations hereunder are subject to and are intended to be in compliance with all FCC and other state and local governmental rules and regulations governing the transactions contemplated by this Agreement (the "Transactions").

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

    1.  Certain Definitions; Rules of Construction.

      1.1 Certain Definitions. As used in this Agreement, the following terms have the following meanings unless the context otherwise requires:

    "Accounts Receivable" has the meaning set forth in Section 2.1(b).

    "Acquisition Agreements" means the agreements listed on Schedule 1.1 (and all amendments and documents ancillary thereto) pursuant to which the Triton Entities acquired rights to the Systems, the FCC Licenses and certain of the Purchased Assets.

    "Actions" has the meaning set forth in Section 4.6.

    "Additional Consents" has the meaning set forth in Section 6.3(a).

    "Affiliate", with respect to any Person, means any other Person controlling, controlled by or under common control with such Person and, for purposes of this definition, the term "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or other ownership interests, by contract or otherwise.

    "Agent" has the meaning set forth in Section 4.9(a).

    "Agreement" has the meaning set forth in the preamble.

    "Alabama 5 Holdings Company" means Triton Cellular Alabama 5 Holdings Company L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Triton Cellular that owns all of the issued and outstanding membership interests of Alabama 5 License Company.

    "Alabama 5 License Company" has the meaning set forth in the preamble.

    "Algreg Proceedings" has the meaning set forth in Section 4.5(b).

    "Anticipated Closing Date" has the meaning set forth in Section 2.5.

    "Assumed Liabilities" has the meaning set forth in Section 2.3.

    "Balance Sheet Date" has the meaning set forth in Section 4.3.

    "BAM Proceeding" has the meaning set forth in Section 4.6.

    "BAM" has the meaning set forth in Section 4.6.

    "BMCT" means BMCT Equipment Company L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Triton-Bend.

    "Books and Records" has the meaning set forth in Section 2.1(j).

    "Breaching Party" has the meaning set forth in Section 11.1.

    "Business" has the meaning set forth in the recitals.

    "Business Day" means any day other than a Saturday, Sunday, legal holiday in the Commonwealth of Pennsylvania or other day of the year on which banks in the Commonwealth of Pennsylvania are authorized or required by Law to close.

    "Closing" has the meaning set forth in Section 2.5.

    "Closing Cash Payment" has the meaning set forth in Section 3.3(c).

    "Closing Date" has the meaning set forth in Section 2.5.

    "Closing Date Balance Sheet" has the meaning set forth in Section 3.4(c).

    "Closing Statement" has the meaning set forth in Section 3.4(c).

    "Code" shall mean the Internal Revenue Code of 1986, as amended, and the rules, regulations, orders, policies and procedures promulgated thereunder.

    "Collection Agreements" has the meaning set forth in Section 2.2(j).

    "Communications Act" has the meaning set forth in Section 4.4.

    "Confidential Information" has the meaning set forth in Section 9.1(a).

    "Consents" means all consents and approvals of (a) Governmental Authorities necessary to authorize, approve or permit the parties hereto to consummate the Transactions or for Purchaser to operate the Business after the Closing Date and (b) other Persons required pursuant to the terms of any Contract or License that constitutes a Purchased Asset.

    "Contract Assignment" has the meaning set forth in Section 8.1(d).

    "Contracts" has the meaning set forth in Section 2.1(e).

    "Cranford" means Cranford Cellular Communications, L.L.C., a New Jersey limited liability company.

    "Current Assets" means, without duplication, the following current assets of the Triton Entities and BMCT, calculated in accordance with GAAP and past practices, to the extent transferred to Purchaser and presented on the Closing Date Balance Sheet: (a) Accounts Receivable (net of reserves for subscriber receivables calculated in accordance with the past practices of the Triton Entities) other than Doubtful Accounts Receivable; (b) Inventory; (c) Prepaid Expenses and (d) any other Purchased Asset to the extent it would be classified as a current asset in accordance with GAAP, with all of the foregoing assets being determined as of 11:59 p.m. on the Closing Date.

    "Current Liabilities" means, without duplication, the following current liabilities of the Triton Entities and BMCT, calculated in accordance with GAAP and past practices, as presented on the Closing Date Balance Sheet: (a) accounts payable and accrued expenses, (b) taxes payable, (c) unearned revenue, (d) any other liability of the Triton Entities assumed by Purchaser and which would be required to be reflected on a balance sheet in accordance with GAAP, with all of the foregoing liabilities being determined as of 11:59 p.m. on the Closing Date, and (e) subject to the terms of Section 9.10, all liabilities of the Triton Entities assumed pursuant to Section 6.4.

    "Descriptive Memorandum" has the meaning set forth in Section 9.2.

    "Direction Letter" has the meaning set forth in Section 3.3(b).

    "Doubtful Accounts Receivable" has the meaning set forth in Section 2.2(i).

    "Equipment" has the meaning set forth in Section 2.1(d).

    "Escrow Agent" has the meaning set forth in Section 3.1.

    "Escrow Agreement" has the meaning set forth in Section 3.1.

    "Escrow Amount" has the meaning set forth in Section 3.1.

    "Excluded Assets" has the meaning set forth in Section 2.2.

    "Excluded Liabilities" has the meaning set forth in Section 2.4.

    "Executive Officers" means Michael E. Kalogris, Steven Skinner, James Akerhielm, James Reed, David Clark, Mark Rupp, Donnie Castleman and Freddie Sanders;provided that for purposes of Section 9.8(b) such term shall not include Michael E. Kalogris, Steven Skinner or David Clark.

    "FCC" has the meaning set forth in the recitals.

    "FCC License" has the meaning set forth in Section 2.1(a).

    "Final Order" means an action by the FCC or other applicable Governmental Authority that is not reversed, stayed, enjoined, set aside, annulled or suspended, and with respect to which no request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review filed within the deadline, if any, provided by applicable Law is pending, and as to which the deadline, if any, for filing any such request, motion, petition, application, appeal or notice, and for the entry of orders staying, reconsidering or reviewing on the FCC's or any other applicable Governmental Authority's own motion have expired.

    "Financial Statements" has the meaning set forth in Section 4.3.

    "GAAP" has the meaning set forth in Section 4.3.

    "Governmental Authority" means any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, commission or regulatory or administrative authority or instrumentality.

    "Hazardous Substance" has the meaning set forth in Section 4.12.

    "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules, regulations, orders, policies and procedures promulgated thereunder.

    "Improvements" means the buildings, towers, facilities, structures and improvements erected on any Real Property.

    "Independent Accountant" means Deloitte & Touche LLP, so long as it is independent with respect to the parties hereto.

    "Instrument of Assumption" has the meaning set forth in Section 3.3(d).

    "Instrument of Conveyance" has the meaning set forth in Section 8.1(b).

    "Intellectual Property Rights" has the meaning set forth in Section 2.1(h).

    "Inventory" has the meaning set forth in Section 2.1(c).

    "Investment Bankers" means, collectively, Daniels & Associates L.P. and J.P. Morgan & Co., Incorporated.

    "Law" means applicable common law and any statute, ordinance, code, rule or regulation enacted or promulgated by any Governmental Authority.

    "Leased Real Property" has the meaning set forth in Section 2.1(g).

    "License" means a license, permit, certificate of authority, interim operating authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, Consent or clearance issued or granted by a Governmental Authority, including Licenses to construct or operate a facility, or to transact an activity or business, to construct a tower or to use an asset or process.

    "Lien" means any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any stockholder or similar agreement, or encumbrance.

    "Losses" means all losses, taxes, liabilities, damages, lawsuits, deficiencies, claims, demands, costs or expenses, including interest, penalties and reasonable attorneys' fees and disbursements.

    "Material Adverse Change" means a change or set of circumstances or conditions that has had or is reasonably likely to result in a Material Adverse Effect.

    "Material Adverse Effect" means an effect or effects which in the aggregate are materially adverse to the Purchased Assets taken as a whole or the Business;  provided, however, that neither of the following shall constitute a Material Adverse Effect: (i) the effects of any events, circumstances or conditions resulting from changes, developments or circumstances in worldwide, national or local conditions (political, economic, regulatory or otherwise) that adversely affect the markets where the Sites are located or adversely affect industries related to the telecommunications business generally (including proposed legislation or regulation by any Governmental Authority or the introduction of any technological changes in the telecommunications industry), or adversely affect a broad group of industries generally; and (ii) any effects of competition (including competition resulting from other wireless telecommunications services or the introduction of any new technological changes in the telecommunications industry),provided that the exception contained in this clause (ii) shall not apply to effects resulting during the period from the date hereof until the Closing Date as a consequence of competition.

    "Material Consents" has the meaning set forth in Section 6.3(a).

    "Mississippi-34" means Mississippi-34 Cellular Corporation, a Mississippi corporation.

    "Net Working Capital" means (a) Current Assets minus (b) Current Liabilities, as each of such amounts are reflected on the Closing Date Balance Sheet.

    "Non-Breaching Party" has the meaning set forth in Section 11.1.

    "Notice" has the meaning set forth in Section 3.4(c).

    "Outside Date" has the meaning set forth in Section 11.2(b).

    "Owned Real Property" has the meaning set forth in Section 2.1(f).

    "Pay-Off Letters" has the meaning set forth in Section 6.10.

    "Permitted Liens" means (i) any Lien for taxes and assessments, not yet past due or otherwise being contested in good faith; (ii) any leases and any Lien arising out of deposits made to secure leases or other obligations of a like nature arising in the ordinary course of business, (iii) any Lien that does not materially interfere with the use by the Triton Entities of the property subject thereto or affected thereby (including any easements, rights of way, restrictions, installations or public utilities, minor (technical) title imperfections and restrictions, reservations in land patents, zoning ordinances or other similar liens or other encumbrances), and (iv) any Lien set forth on Schedule 1.

    "Person" means any individual, corporation, limited liability company, partnership, limited liability partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or other entity.

    "Personal Property Leases" has the meaning set forth in Section 2.1(e).

    "Preliminary Purchase Price" has the meaning set forth in Section 3.2.

    "Prepaid Expenses" has the meaning set forth in Section 2.1(i).

    "Purchase Price" has the meaning set forth in Section 3.2.

    "Purchase Price Adjustment" has the meaning set forth in Section 3.4(a).

    "Purchase Price Adjustment Estimate" has the meaning set forth in Section 3.4(b).

    "Purchased Assets" has the meaning set forth in Section 2.1.

    "Purchaser" has the meaning set forth in the preamble.

    "Real Property Lease Assignment" has the meaning set forth in Section 8.1(c).

    "Real Property Leases" has the meaning set forth in Section 2.1(e).

    "Resolution Period" has the meaning set forth in Section 3.4(c).

    "Restricted Interest" has the meaning set forth in Section 6.3(b).

    "RSAs" has the meaning set forth in the recitals.

    "SEC" has the meaning set forth in Section 6.8(c).

    "Securities Filings" has the meaning set forth in Section 6.8(c).

    "Seller Information" has the meaning set forth in Section 6.8(c).

    "Specified Indebtedness" has the meaning set forth in Section 3.3(a).

    "Stay Bonus Letter Agreements" has the meaning set forth in Section 2.4(j).

    "Systems" has the meaning set forth in the recitals.

    "Taxes" has the meaning set forth in Section 4.11.

    "TCI" has the meaning set forth in Section 9.5.

    "TDS" has the meaning set forth on Schedule 5.5.

    "To the Triton Entities' knowledge" or any similar phrase means the actual knowledge of one of the Executive Officers.

    "Transactions" has the meaning set forth in the recitals.

    "Triton-Bend" means Triton Cellular Partners of Bend L.L.C., a Delaware limited liability company and wholly-owned subsidiary of Triton Cellular.

    "Triton Cellular" has the meaning set forth in the preamble.

    "Triton Communications" has the meaning set forth in the preamble.

    "Triton Entities" has the meaning set forth in the preamble.

    "Triton License Entities" means, collectively, Triton Communications, Mississippi-34 and Alabama 5 License Company.

    "Triton Operating Entities" has the meaning set forth in the preamble.

    "Triton Parties" has the meaning set forth in the preamble.

    "Triton Representatives" means James Reed and Mark Rupp.

    "Unaudited Financial Statements" has the meaning set forth in Section 4.3.

    "WARN Act" means the Worker's Adjustment and Retraining Notification Act of 1988, as amended, and the rules, regulations, orders, policies and procedures promulgated thereunder.

    "Washington Transfer Costs" has the meaning set forth in Section 6.11.

      1.2 Rules of Construction. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified, (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, and (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement.

    2.  Purchase of Assets; Assumption of Liabilities; Closing.

      2.1 Purchased Assets. Except for the Excluded Assets and subject to the provisions of Section 6.3, at the Closing, on the terms and subject to the conditions contained in this Agreement, the Triton Entities shall sell to Purchaser, free and clear of all Liens other than Permitted Liens, all of the assets of the Business (collectively, the "Purchased Assets") including:

    (a)
    all Licenses (including all Licenses issued by the FCC ("FCC Licenses"));

    (b)
    all accounts receivable (including subscriber and roaming accounts receivable) ("Accounts Receivable");

    (c)
    all inventory (including cellular mobile telephones and related accessories) ("Inventory");

    (d)
    all furniture, fixtures, cellular systems and other equipment and machinery, cellular switches, cell site equipment, electrical power units, antennas, transmission lines, microwave equipment, tools, vehicles, supplies, computer hardware and software (collectively, "Equipment");

    (e)
    all contracts, leases and agreements (including, subject to the provisions of the last sentence of Section 12.3, any rights of the Triton Entities under any of the Acquisition Agreements, but only to the extent such rights arise after the Closing Date and such Acquisition Agreements are assigned to Purchaser in accordance with their terms) (collectively, "Contracts"), including those of the following types: real property ("Real Property Leases"), personal property ("Personal Property Leases"), switch-sharing, interconnection, agency and distribution, cell site maintenance, network services, intercarrier roaming, roaming clearinghouse and equipment purchase;

    (f)
    all lots and pieces of ground together with all easements, rights and privileges appurtenant thereto ("Owned Real Property");

    (g)
    all of the Triton Entities' interest in all Improvements located on Owned Real Property and on the real property subject to a Real Property Lease ("Leased Real Property");

    (h)
    all intellectual property rights of the Triton Entities, patents and applications therefor, trade secrets, business and marketing plans, copyrights and applications therefor, trademarks, service marks, trade names and all logos, names and slogans (collectively, "Intellectual Property Rights");

    (i)
    all prepaid expenses, including amounts paid in advance on account of rent, insurance, property taxes, utility charges, fees and deposits ("Prepaid Expenses");

    (j)
    originals or (at the option of the Triton Entities) copies of all books and records, manuals, files and operating data relating to the Business (collectively, the "Books and Records"); and

    (k)
    ownership of all (100%) of the membership interests in BMCT.

      2.2 Excluded Assets. Notwithstanding anything to the contrary contained herein or otherwise, the Purchased Assets do not include the following assets of the Triton Entities or any of their Affiliates (collectively, the "Excluded Assets"):

      (a) all cash on hand and in financial institutions and cash equivalents (including marketable securities);

      (b) all amounts due and owing from any Affiliate of the Triton Entities;

      (c) all federal, state and local income and franchise tax credits and tax refund claims;

      (d) the minute books, equity record books and tax returns of the Triton Entities;

      (e) any insurance policies maintained by the Triton Entities;

      (f)  all claims, causes of action and rights of recovery relating to Excluded Assets arising out of, or relating to, events or occurrences on or before the Closing Date, whether asserted or commenced before, on or after the Closing Date;

      (g) the Triton Entities' rights under this Agreement;

      (h) all rights to the names "Triton," "Triton Cellular," "Triton Communications" and similar names;

      (i)  all Accounts Receivable that the Triton Entities have deemed to be uncollectible, including those that in the Books and Records have either been written off as uncollectible or for which the Triton Entities have established a 100% reserve against collection, (the "Doubtful Accounts Receivable");

      (j)  any Contracts with respect to the collection of Doubtful Accounts Receivable (the "Collection Agreements"); and

      (k) any assets of Triton PCS Holdings, Inc. or any of its direct or indirect subsidiaries, provided that such assets are not used in connection with the Business; and

      (l)  those assets set forth on Schedule 2.2(l), which assets consist primarily of assets that are used by Affiliates of the Triton Entities and that do not relate exclusively to the operation of the Systems.

      2.3 Assumption of Liabilities by Purchaser. On the Closing Date, Purchaser shall assume and agree to discharge and perform, as and when due, the following liabilities and obligations of the Triton Entities (collectively the "Assumed Liabilities"):

      (a) those Liabilities accruing, arising out of, or relating to events or occurrences after the Closing Date under any Contract that is a Purchased Asset; and

      (b) amounts reflected as Current Liabilities on the Closing Date Balance Sheet, to the extent that such Current Liabilities are included in the calculation of Net Working Capital.

      2.4 Excluded Liabilities. Purchaser shall not assume any of the liabilities or obligations of the Triton Entities other than the Assumed Liabilities, and in particular shall not assume the following (collectively, the "Excluded Liabilities"), except to the extent any such liabilities or obligations are reflected on the Closing Date Balance Sheet and included as a Current Liability in the calculation of Net Working Capital:

      (a) any liabilities or obligations for legal, accounting and audit fees (except as set forth in Section 6.8(b)) and any other expenses incurred by the Triton Entities in connection with the preparation of, negotiation of, and performance under this Agreement (and the Transactions and other agreements contemplated hereby);

      (b) any liabilities or obligations for the Triton Entities' federal, state or local income taxes;

      (c) any liabilities or obligations of the Triton Entities as a borrower under any loan agreements, subordinated debt agreements or other credit facilities;

      (d) any liabilities or obligations for employees of the Business who are not employed by Purchaser at Closing in accordance with Section 6.4;

      (e) any liabilities or obligations of the Triton Entities under any Collection Agreement;

      (f)  any liabilities or obligations of the Triton Entities to any Affiliate of the Triton Entities;

      (g) any liabilities or obligations relating to the Excluded Assets;

      (h) any monetary liabilities or obligations of the Triton Entities outstanding as of the Closing Date pursuant to the Acquisition Agreements;

      (i)  any liability of BMCT which is not reflected on the Closing Date Balance Sheet (it being agreed that when transferred to Purchaser, BMCT shall have no liabilities other than current liabilities incurred in the ordinary course of business which shall be reflected on the Closing Date Balance Sheet); and

      (j)  any payments coming due either prior to or after the Closing Date pursuant to those letter agreements dated as of October 1, 1999 (the "Stay Bonus Letter Agreements") with those employees set forth on Schedule 2.4(j).

      2.5 The Closing. Unless this Agreement shall have been earlier terminated in accordance with the terms hereof, the Transactions shall be consummated (the "Closing") at the offices of Kleinbard, Bell & Brecker LLP, 1900 Market Street, Suite 700, Philadelphia, Pennsylvania 19103, or at such other place or on such other date as the Triton Entities and Purchaser may agree in writing, on the earlier to occur of (such earlier date, the "Anticipated Closing Date"): (i) the first day of the month first occurring at least five (5) Business Days after all of the conditions to Closing set forth in Article 7 have been satisfied or waived, but not prior to April 1, 2000 and (ii) provided that all of the conditions to Closing set forth in  Article 7 have been satisfied or waived, the Outside Date. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date", and the Closing shall be deemed to have occurred as of 11:59 p.m. on the Closing Date.

    3.  Escrow; Purchase Price; Adjustments to Purchase Price.

      3.1 Escrow. On November 8, 1999, Purchaser will deliver to First Union National Bank, Philadelphia, Pennsylvania, as escrow agent (the "Escrow Agent"), cash in the amount of Thirty-Five Million Dollars ($35,000,000), which amount (including, unless otherwise stated herein, any interest earned thereon, the "Escrow Amount") shall be held, administered and released by the Escrow Agent pursuant to the terms of a certain escrow agreement dated as of November 8, 1999 (the "Escrow Agreement"). Time is of the essence with respect to the obligations of Purchaser in this Section 3.1.

      3.2 Purchase Price. The purchase price for the Purchased Assets shall be an aggregate amount (the "Purchase Price") equal to One Billion Two Hundred Forty Million Dollars ($1,240,000,000) (the "Preliminary Purchase Price"), plus or minus, as applicable, the Purchase Price Adjustment.

      3.3 Manner of Payment. At Closing:

        (a) Purchaser shall pay directly to the holders thereof the indebtedness listed on Schedule 3.3.(a) which is outstanding as of the Closing Date ("Specified Indebtedness"), as specified in one or more Pay-off Letters;

        (b) Purchaser and the Triton Entities shall direct the Escrow Agent in writing (the "Direction Letter") to deliver to the Triton Entities the Escrow Amount, except for the sum of Five Million Dollars ($5,000,000), which shall continue to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement until the Purchase Price Adjustment pursuant to Section 3.4 is finally resolved;

        (c) Purchaser shall pay to the Triton Entities, by wire transfer of immediately available funds to such banks and accounts thereat as shall be specified in writing by the Triton Entities prior to Closing, an aggregate amount (the "Closing Cash Payment") equal to (i) the Preliminary Purchase Price, plus or minus (ii) the Purchase Price Adjustment Estimate, minus (iii) the Escrow Amount minus (iv) the Specified Indebtedness; and

        (d) Purchaser shall assume the Assumed Liabilities by written instrument of assumption in the form of Exhibit 3.3(d) (the "Instrument of Assumption").

      3.4 Purchase Price Adjustment.

        (a) As used herein, the term "Purchase Price Adjustment" shall mean the amount of the Net Working Capital of the Triton Entities on the Closing Date.

        (b) The Triton Entities shall prepare and submit to Purchaser, not later than three (3) Business Days prior to the Anticipated Closing Date, a written good faith estimate of the amount of the Purchase Price Adjustment accompanied by appropriate supporting documentation (the "Purchase Price Adjustment Estimate").

        (c) As promptly as practicable (but in no event more than ninety (90) days) after the Closing Date, the Triton Entities shall prepare and deliver to Purchaser for its review and comment (i) a balance sheet dated as of the close of business on the Closing Date (the "Closing Date Balance Sheet") and (ii) an accompanying closing statement (the "Closing Statement") reasonably detailing as of the close of business on the Closing Date the Triton Entities' determination of each element of the Purchase Price Adjustment, prepared in accordance with GAAP and the provisions of this Agreement. If Purchaser objects to any amounts reflected on the Closing Date Balance Sheet or the Closing Statement, Purchaser must, within fifteen (15) days after Purchaser's receipt of the Closing Date Balance Sheet and Closing Statement, give written notice (the "Notice") to the Triton Entities specifying in reasonable detail Purchaser's objections, or the Triton Entities' determination of the Purchase Price Adjustment shall be final, binding and conclusive on the parties. With respect to any disputed amounts, the parties shall meet in person and negotiate in good faith during the fifteen (15) day period (the "Resolution Period") after the date of the Triton Entities' receipt of the Notice to resolve any such disputes. If the parties are unable to resolve all such disputes within the Resolution Period, then within five (5) Business Days after the expiration of the Resolution Period, all disputes shall be submitted to the Independent Accountant who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within forty-five (45) days after such engagement. The determination of the Purchase Price Adjustment by the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne by the party who, in the Independent Accountant's determination, submitted a disputed amount that differs more significantly from the amount finally determined by the Independent Accountant. From and after the Closing Date, Purchaser will provide the Triton Entities with access to the books, records and personnel of Purchaser that the Triton Entities reasonably determine is necessary to prepare the Closing Date Balance Sheet and the Closing Statement.

        (d) If the Purchase Price Adjustment (as finally determined in accordance with the provisions set forth above) exceeds the Purchase Price Adjustment Estimate, then, within five (5) Business Days after such final determination, Purchaser shall pay to the Triton Entities such excess in immediately available funds. If the Purchase Price Adjustment Estimate exceeds the Purchase Price Adjustment (as finally determined in accordance with the provisions set forth above), then, within five (5) Business Days after such final determination, the Triton Entities shall pay to Purchaser such excess in immediately available funds or such excess shall be remitted to the Purchaser from the Escrow Agent in accordance with the provisions of the Escrow Agreement.

      3.5 Closing Costs; Transfer Taxes and Fees. Purchaser shall be responsible for and pay when due (i) any documentary and transfer taxes and any sales, use or other taxes imposed by reason of the transfers of Purchased Assets provided hereunder and any deficiency, interest or penalty asserted with respect thereto, (ii) any fees and costs of recording or filing all applicable conveyancing instruments described in Section 8.1(a) or otherwise and (iii) any Washington Transfer Costs.

      3.6 Allocation of Purchase Price. On or prior to the Anticipated Closing Date, Purchaser and the Triton Entities shall mutually agree in writing upon the allocation of the Purchase Price among the Purchased Assets. Such allocation shall be adjusted as necessary in connection with the final determination of the Purchase Price Adjustment. The parties agree that such allocation shall be based upon the relative fair market values of the Purchased Assets as of the Closing Date conforming with the requirements of Section 1060 of the Code. Purchaser and the Triton Entities agree to file all tax returns and reports, including Internal Revenue Service Form 8594, in accordance with such allocation and not to take any position inconsistent therewith unless required to do so pursuant to a "determination" as such term is defined in Section 1313 of the Code.

    4.  Representations and Warranties of the Triton Entities. The Triton Entities represent and warrant to Purchaser as follows:

      4.1 Organizational Existence. Each of the Triton Entities (other than Mississippi-34) is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware. Mississippi-34 is a corporation duly organized, validly existing and in good standing under the Laws of the State of Mississippi. Each Triton Entity has all requisite power and authority to own its properties and assets and to carry on its business as currently conducted and is in good standing in each jurisdiction in which foreign qualification is required, except where the failure to so qualify would not reasonably be expected to have a Material Adverse Effect.

      4.2 Authorization; No Conflict.

        (a) Each of the Triton Entities has the full legal right and all power and authority required to enter into, execute and deliver this Agreement and the documents and other agreements required to be executed and delivered hereunder and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by the Triton Entities have been duly authorized by all necessary action on the part of the Triton Entities. This Agreement has been duly executed and delivered and constitutes, and each of the other agreements and documents to be delivered by the Triton Entities hereunder when executed and delivered by the Triton Entities will constitute, the valid and binding obligation of the Triton Entities, enforceable against the Triton Entities in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally.

        (b) The execution, delivery and performance of this Agreement and the documents and other agreements to be delivered hereunder by the Triton Entities and the consummation of the transactions contemplated hereby and thereby by the Triton Entities will not (i) violate any provision of the Triton Entities' formative and organizational documents; (ii) subject to the receipt of any Consent, breach any of the terms of or constitute (or with notice or lapse of time or both constitute) a default under, any material Contract to which a Triton Entity is a party or by or to which it or any of its assets or properties may be bound or subject; (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority by which the Triton Entities, or the assets, properties or business of the Triton Entities are bound; or (iv) violate any Law.

      4.3 Financial Statements. The Triton Entities have delivered to Purchaser complete and accurate copies of the audited annual financial statements of Triton Cellular as of December 31, 1998 and for the year then ended (collectively, the "Financial Statements"). The Financial Statements (i) fairly present the financial condition of Triton Cellular and its consolidated subsidiaries as of such date and the results of its operations and changes in its cash flows for the periods covered thereby, and (ii) were prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"). The Triton Entities have also delivered to Purchaser copies of Triton Cellular's unaudited financial statements as of March 31, July 31, and September 30, 1999 (July 31, 1999 being referred to hereafter as the "Balance Sheet Date") and for the periods covered thereby, including the unaudited financial statement of BMCT as of September 30, 1999 (collectively, the "Unaudited Financial Statements"). The Unaudited Financial Statements (i) fairly present the financial condition of Triton Cellular and its consolidated subsidiaries as of such date and the results of its operations, as applicable, for the periods covered thereby, and (ii) were prepared in accordance with GAAP (subject to year-end adjustments which, to the knowledge of the Triton Entities, are not expected to be material, and except for the omission of certain footnotes and other presentation items required by GAAP with respect to audited financial statements).

      4.4 Compliance with Laws. Each of the Triton Entities is in, and has operated in, compliance with all applicable federal (including the Communications Act of 1934, as amended, and the rules, regulations, orders, policies and procedures promulgated thereunder (the "Communications Act")), state and local Laws and any applicable requirements of any Governmental Authority affecting its Business.

      4.5 Licenses.

        (a) The Triton Entities have (i) all of the FCC Licenses and all state Licenses necessary to operate the Systems as now operated and (ii) all other Licenses necessary to operate the Systems as now operated. Such Licenses are in full force and effect, are unimpaired in any material respect by any acts or omissions of the Triton Entities or any of their employees or agents, are valid for the balance of the current License term applicable generally to each such License, are transferable by the Triton Entities upon obtaining the applicable Consents and are sufficient to permit the continued lawful operation of the Business by Purchaser as such Business is presently conducted by the Triton Entities.

        (b) The Triton License Entities are, and immediately prior to the Closing will be, the exclusive holders of the FCC Licenses. The consents of the FCC to the assignments or transfers of control of the FCC Licenses to the Triton Entities have been granted by Final Order. A list of the FCC licenses and material state Licenses (if any) is set forth on Schedule 4.5(b). There are no existing or, to the Triton Entities' knowledge, threatened proceedings before the FCC or any state regulatory body that could reasonably be expected to result in the revocation, cancellation, suspension, or material adverse modification of the FCC Licenses and material state Licenses (if any) except for (i) proceedings that affect the cellular industry generally and (ii) certain proceedings regarding the FCC Licenses held by Alabama 5 License Company (i.e. Algreg Cellular Engineering, et al., 12 FCC Record (1997)) and proceedings on review or reconsideration therefrom (collectively, the "Algreg Proceedings")

      4.6 Litigation. Except for legal or administrative proceedings affecting the cellular telephone industry generally and except for the Algreg Proceedings, there is no action, suit, claim, arbitration, investigation or other legal or administrative proceeding (collectively, "Actions") pending or, to the Triton Entities' knowledge, threatened against the Triton Entities with respect to the Business or to the Purchased Assets. The lawsuit commenced by Bell Atlantic Mobile ("BAM") against certain of the Triton Parties and their Affiliates and certain of their respective officers (Essex County (N.J.) Docket No. ESX-C-283-98) (the "BAM Proceeding") has been dismissed with prejudice by final nonappealable order without any further liability to any of the Triton Parties or any of the Executive Officers and without the entry of any order or any settlement which could bind or affect the assets or operations of Purchaser following the Closing except that two of the Executive Officers that were formerly employed by BAM are required to continue to abide by the provisions of BAM's "Code of Business Conduct". Prior to the Closing, the Triton Entities shall furnish to Purchaser a letter from Kleinbard, Bell & Brecker LLP to that effect.

      4.7 Owned Real Property. Schedule 4.7 sets forth a list of the Owned Real Property. At Closing, the Triton Entities will transfer to Purchaser good and insurable title to the Owned Real Property free and clear of all Liens other than Permitted Liens.

      4.8 Contracts.

        (a) Schedule 4.8(a) sets forth a list of the Real Property Leases.

        (b) Schedule 4.8(b) sets forth a list of all material Personal Property Leases (none of which involve capitalized lease obligations, as defined by GAAP, except as specifically noted).

        (c) Schedule 4.8(c) sets forth a list of the Contracts (other than the Acquisition Agreements, the Real Property Leases and the Personal Property Leases) relating to the Business to which any of the Triton Entities is a party that involve the receipt or payment after the date hereof by the respective Triton Entity that is a party thereto of more than $100,000 annually.

        (4) There have been delivered to Purchaser true and complete copies of all of the Contracts set forth on Schedule 4.8(a), Schedule 4.8(b) and Schedule 4.8(c). All of the Contracts set forth on such schedules are valid, in full force and effect and binding upon the Triton Entities party thereto and, to the Triton Entities' knowledge, the other parties thereto, enforceable in accordance with their respective terms; and the Triton Entities are not in default under any of them, nor, to the Triton Entities' knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such a default. To the Triton Entities' knowledge, no other party to any Contract set forth on such schedules is in default thereunder, nor, to the Triton Entities' knowledge, does any condition exist that, with notice or lapse of time or both, would constitute such a default.

      4.9 Title; Condition.

        (a) Each of the Triton Entities has good and marketable title to all of its personal property relating to the Business. Notwithstanding anything to the contrary contained herein or otherwise on the date hereof, (i) all of the assets of the Triton Entities (other than Alabama 5 License Company) are generally subject to a security interest that has been granted by such Triton Entities to Toronto Dominion (Texas), Inc., as collateral agent ("Agent"), which security interest will be released promptly following Closing upon payment to Agent of certain amounts owed thereto, and (ii) the membership interests of Alabama 5 License Company held by Alabama 5 Holdings Company are subject to a security interest that has been granted by Alabama 5 Holdings Company to Cranford, which security interest will be released promptly following Closing upon payment to Cranford of certain amounts owed thereto at Closing. The Triton Entities will at Closing convey to Purchaser good and marketable title to all Purchased Assets constituting personal property, in each case free and clear of any Lien other than Permitted Liens, subject to the recording after Closing of the releases to be delivered by Agent and Cranford upon payment thereto.

        (b) Subject to the provisions of Section 6.1(c), at Closing the Triton Entities shall transfer to Purchaser, and Purchaser shall acquire from the Triton Entities, the Purchased Assets in their "AS-IS" condition and state of repair on the Closing Date. EXCEPT FOR THE SPECIFIC REPRESENTATIONS AND WARRANTIES SET FORTH HEREIN, THE TRITON ENTITIES MAKE NO REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, CONCERNING THE PURCHASED ASSETS, AND THE PURCHASED ASSETS ARE BEING SOLD AS-IS, WHERE-IS, WITH NO WARRANTIES AS TO CONDITION OR SUFFICIENCY, INCLUDING THE WARRANTIES OF MERCHANTABILITY, SUITABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

      4.10   No Material Adverse Change. Since the Balance Sheet Date, there has been no Material Adverse Change in the Purchased Assets or the Business.

      4.11   Taxes. Except as set forth on Schedule 4.11, since the date of each of the Triton Entities' ownership of its respective System(s), (i) such Triton Entity has timely filed or caused to be filed with the appropriate taxing authorities all required tax returns for federal, state, and local taxes (collectively, "Taxes"), (ii) all Taxes owed by such Triton Entity with respect to the Business, in respect of periods beginning before the Closing Date, have been timely paid or an adequate reserve has been established therefor in the Financial Statements and (iii) there are no pending or, to the Triton Entities' knowledge, threatened audits, investigations or claims for or relating to any additional liability in respect of Taxes.

      4.12   Environmental Matters. Neither the Business nor the operation thereof by the Triton Entities, nor the ownership or use of the Purchased Assets by the Triton Entities violates any applicable environmental Laws and no condition or event has occurred with respect to the Business or Purchased Assets that, with the giving of notice, lapse of time, or both, would constitute a violation of such Laws. There is no Hazardous Substance located on, under, or about any of the Owned Real Estate or Leased Real Estate which could require removal or remediation under applicable Law. "Hazardous Substance" means petroleum products and items defined in the environmental Laws as "hazardous substances," "hazardous wastes", "pollutants" or "contaminants" and any other toxic or reactive, corrosive, carcinogenic, flammable or hazardous substance or other pollutant.

      4.13 Subsidiaries and Interests in Other Companies. None of the Triton Entities has any general partnership interest in any Person nor has any other material proprietary interest in any other Person except for the ownership of 100% of the membership interests of BMCT.

    5.  Representations and Warranties of Purchaser. Purchaser represents and warrants to the Triton Entities as follows:

      5.1 Organizational Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Minnesota, has all requisite power and authority to enter into this Agreement and perform its obligations hereunder and is in good standing as a foreign corporation in each jurisdiction in which such qualification is required, except where the failure to so qualify would not reasonably be expected to have a material adverse effect on Purchaser or its ability to consummate the Transactions.

      5.2 Authorization; No Conflict.

        (a) Purchaser has the full legal right and all power and authority required to enter into, execute and deliver this Agreement and the documents and other agreements required to be executed and delivered hereunder and to perform fully its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary action on the part of Purchaser. This Agreement has been duly executed and delivered and constitutes, and each of the other agreements and documents to be delivered by Purchaser hereunder when executed and delivered by Purchaser will constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar Laws now or hereafter in effect affecting creditors' rights generally.

        (b) The execution, delivery and performance of this Agreement and the documents and other agreements to be delivered hereunder by Purchaser and the consummation of the transactions contemplated hereby and thereby by Purchaser will not (i) violate any provision of Purchaser's formative and organizational documents, (ii) subject to the receipt of any Consent, to Purchaser's knowledge, breach any of the terms of or constitute (or with notice or lapse of time or both constitute) a default under, any material contract to which Purchaser is a party or by or to which it or any of its assets or properties may be bound or subject, excluding in any case such violations, conflicts, breaches or defaults that would not reasonably be expected to have a material adverse effect on Purchaser or its ability to consummate the Transactions, (iii) violate any order, judgment, injunction, award or decree of any Governmental Authority by which Purchaser, or the assets, properties or business of Purchaser are bound or (iv) to Purchaser's knowledge, violate any Law except where such violation would not reasonably be expected to have a material adverse effect on Purchaser or its ability to consummate the Transactions.

      5.3 Compliance with Laws. Purchaser is in, and has operated in, compliance with all applicable Laws, except for any noncompliance that would not reasonably be expected to have a material adverse effect on Purchaser or its ability to consummate the Transactions.

      5.4 Litigation. Except for legal or administrative proceedings affecting the cellular telephone industry generally, there is no Action pending or, to Purchaser's knowledge, threatened against Purchaser with respect to its business, excluding in any case such Actions that would not reasonably be expected to have a material adverse effect on Purchaser or its ability to consummate the Transactions.

      5.5 FCC Matters. On the Closing Date, Purchaser will be (and except as set forth on Schedule 5.5, on the date hereof Purchaser is) fully qualified under the Communications Act to be a licensee of the FCC Licenses and to be approved as the assignee of the FCC Licenses. Purchaser holds no direct or indirect interest in any commercial mobile radio service that would violate Section 20.6 of the FCC's rules and regulations if the Transactions were consummated on the terms and subject to the conditions contained herein. Subject to the consummation of the transaction described on Schedule 5.5, Purchaser knows of no reason why the FCC will not grant its Consent to the assignment of the FCC Licenses from the Triton License Entities to Purchaser. Neither Purchaser, nor any "real party in interest" (as defined in Section 22.13 of the FCC's rules) (i) has had the FCC deny an application for an authorization, (ii) has had the FCC revoke an authorization granted to it, or (iii) has been the subject of an investigation by the FCC.

      5.6 Financing. Subject to the funding of the financing described in the letters attached hereto as Schedule 5.6, Purchaser shall have at the Closing the financial ability to perform Purchaser's obligations under this Agreement, including Purchaser's obligation to deliver the Closing Cash Payment at Closing.

    6.  Covenants of the Triton Entities and Purchaser. From the date hereof until Closing (or the earlier termination of this Agreement in accordance with its terms), the Triton Entities and Purchaser covenant and agree with each other as follows:

      6.1 Continuance of Business. Each of the Triton Entities will, unless otherwise consented to in writing by Purchaser (which consent will not be unreasonably withheld, conditioned or delayed):

        (a) use commercially reasonable efforts to continue to operate the Business in the usual and ordinary course and in substantial conformity with all applicable Laws;

        (b) except for inventory sold in the ordinary course of business, not assign, sell, sublease, lease, license or otherwise transfer or dispose of any material Purchased Asset, whether now owned or hereafter acquired;

        (c) use commercially reasonable efforts to maintain all of the Purchased Assets in their present condition, reasonable wear and tear and ordinary usage excepted;

        (d) use commercially reasonable efforts to maintain all Licenses;

        (e) provide to the Purchaser, promptly after the filing thereof, copies of all reports to and other filings (i) with the FCC or (ii) outside the ordinary course of business, with any other Governmental Authority;

        (f)  notify Purchaser in writing promptly after any Executive Officer's knowledge of the institution or threat of any Action against the Triton Entities before the FCC or any other Governmental Authority and notify Purchaser in writing promptly upon receipt of any court order or material administrative order relating to the Purchased Assets or the Business, including any filing in connection with the Algreg Proceeding;

        (g) use commercially reasonable efforts to proceed with planned capital expenditures as described in the Descriptive Memorandum; and

        (h) reasonably consider taking any actions reasonably requested by Purchaser in preparation for post-Closing operation of the Business, so long as such actions do not adversely interfere with the ongoing operations of the Business and are not reasonably expected to expose the Triton Entities to significant liability in event of a failure of the Closing to occur, provided that all such requests and resulting actions will be coordinated through the Triton Representatives or individuals that they may designate.

      6.2 Access to Information; Notice of Breach. At reasonable times and upon reasonable advance notice to the Triton Representatives, Purchaser shall be entitled, through its employees and representatives, to have access to and to make such investigation of the Purchased Assets, personnel and operations of the Business as Purchaser reasonably requests (including performing engineering inspections and environmental assessments at Purchaser's expense, subject to any access restrictions imposed by lessors in the case of leased property); provided, however, that any such inspection shall be done in such a manner so as not to unreasonably disrupt the Triton Entities' conduct of the Business and shall be subject to any reasonable restrictions imposed by the Triton Representatives. Purchaser agrees to provide the Triton Entities with prompt written notice if Purchaser determines that, based upon information provided to Purchaser or through its own investigation, any of the Triton Entities is in breach of any representation, warranty or covenant of the Triton Entities set forth in this Agreement. If this Agreement is terminated, Purchaser agrees to return or cause to be returned all such information provided to Purchaser or its representatives within five (5) Business Days after the date of such termination.

      6.3 Consents.

        (a) The Triton Entities shall diligently pursue and use all commercially reasonable efforts to obtain promptly (with Purchaser's active cooperation) all Consents from any Governmental Authority or third party necessary for lawful consummation of the Closing and for the assignment of the Contracts to Purchaser. In furtherance of the foregoing, Purchaser and the Triton Entities each agree to provide all information (including financial information) that is reasonably requested by any Person from whom any Consent is necessary for lawful consummation of the Closing. The Triton Entities and Purchaser have agreed that, subject to the provisions of Section 6.3(c), the only Consents relating to Contracts that the Triton Entities will be required to deliver at Closing are (i) the Consents set forth on Schedule 6.3(a) (the "Material Consents"); and (ii) not less than eighty percent (80%) of the Consents required for the assignment to Purchaser of all remaining Real Property Leases which by their terms require the Consent of a third-party for assignment to Purchaser (the "Additional Consents").

        (b) To the extent that any interest in the Contracts or other Purchased Assets is not capable of being assigned, transferred or conveyed without the Consent, waiver or authorization of a third Person (including a Governmental Authority), or if such assignment, transfer or conveyance or attempted assignment, transfer or conveyance would constitute a breach of any of the Contracts or other Purchased Assets, or a violation of any Law or is not immediately practicable, this Agreement shall not constitute an assignment, transfer or conveyance of such interest, or an attempted assignment, transfer or conveyance of such interest (any such interest being referred to herein as a "Restricted Interest"). Anything in this Agreement to the contrary notwithstanding, the Triton Entities shall not be obligated to transfer to Purchaser any Restricted Interest without first having obtained the required Consent necessary for such transfer.

        (c) With respect to any Material Consent or Additional Consent that the Triton Entities are unable to obtain and deliver to Purchaser, the Triton Entities shall use commercially reasonable efforts to provide to Purchaser, at the Triton Entities' expense, a substitute contract which provides Purchaser with benefits which are operationally and financially reasonably equivalent to the Restricted Interest. With respect to any such Material Consent or Additional Consent, if the Triton Entities obtain such a substitute contract set forth in the immediately preceding sentence, the Triton Entities shall be deemed to have delivered such Material Consent or Additional Consent, as the case may be.

        (d) Promptly (but in any event within ten (10) Business Days) after the execution hereof, the parties shall submit for filing to the FCC all information and documents required in connection with obtaining the Consent of the FCC to the Transactions.

        (e) Promptly (but in any event within thirty (30) days) after the date hereof, the parties shall file all information and documents required under HSR Act. Purchaser shall pay any filing fee(s) required under the HSR Act.

      6.4 Employees; Employee Compensation.

        (a) At Closing, Purchaser shall extend offers of employment to substantially all employees of the Business (except for the Executive Officers (other than Donnie Castleman and Freddie Sanders) and individuals presently employed at the Malvern, Pennsylvania office), which offers shall be at salary levels comparable to those existing on the date hereof and with benefits comparable to those offered to other employees of Purchaser, including credit for years of service with the Triton Entities and any other predecessors as to which the Triton Entities have given credit for prior service, for purposes of eligibility, participation, vesting, entitlement and all other relevant purposes. Purchaser shall give all such employees credit under its plans for vacation, sick pay and similar items accrued as of Closing. At least thirty (30) days prior to the Anticipated Closing Date, Purchaser shall provide written notice to the Triton Entities identifying any employees of the Business to whom Purchaser does not intend to extend offers of employment, which in no event shall be more than ten (10) employees of the Business. Nothing contained in this Agreement shall confer upon any employee of the Business any right with respect to continued employment by the Triton Entities or the Purchaser. No provision of this Agreement shall create any third party rights in any such employee, or any beneficiary or dependent thereof, with respect to the compensation, terms and conditions of employment and benefits that may be provided to such employee by Purchaser or under any benefit plan that Purchaser may maintain.

        (b) In addition to other obligations and remedies provided for herein, Purchaser hereby assumes responsibility for severance, separation, retraining, relocation or similar expenses (other than any amounts payable under the Stay Bonus Letter Agreements) that are payable to the employees of the Business that are employed by Purchaser to the extent listed on Schedule 6.4(b) hereto (which shall be attached hereto at least ten (10) days prior to the Anticipated Closing Date, assuming Purchaser's compliance with its notification obligation set forth in Section 6.4(a)) and reflected as a Current Liability on the Closing Date Balance Sheet, or otherwise result from Purchaser's failure to comply with the terms hereof, including liability arising under the WARN Act. In no event shall the foregoing sentence be used to create an inference that any employee has any right to severance or such other benefits from the Triton Entities.

      6.5 Restrictions on Certain Actions. Purchaser will not, and Purchaser will use its best efforts to ensure that all Persons whose actions or ownership interests would be attributable to Purchaser under the Communications Act or any comparable state Law will not, in any manner, directly or indirectly, solicit, initiate, encourage or participate in applications, bids, purchases or negotiations with respect to the acquisition of any interest in an FCC License that, if consummated, would have the effect under the Communications Act or any comparable state Law of preventing or delaying beyond the Anticipated Closing Date Purchaser from consummating the acquisition of the Purchased Assets as contemplated by this Agreement.

      6.6 Casualty or Condemnation. If any portion of the Purchased Assets is damaged, destroyed or lost by fire or other casualty, or if condemnation or eminent domain proceedings are proposed, threatened or commenced against a material portion of the Purchased Assets, the Triton Entities will, at their option, (i) repair, rebuild or replace the portion of the Purchased Assets damaged, destroyed or lost prior to Closing, or (ii) include an amount equal to a mutually agreed upon cost of completing the replacement or repair of such property as a deduction in the calculation of the Purchase Price; provided, however, that if the parties are unable to agree on such cost, the Independent Accountant shall be engaged to determine such cost during the period of the final determination of the Purchase Price Adjustment.

      6.7 Supplemental Disclosure. By written notice to the Purchaser given at least ten (10) days prior to the Anticipated Closing Date, the Triton Entities may supplement or amend any of the disclosure schedules attached hereto (or create one or more additional disclosure schedules, if appropriate) with respect to any matter that arises or is discovered after the date of this Agreement that, if existing or known at the date of this Agreement, would have been required to be set forth or listed in any such schedule; provided that, for purposes of determining the rights and obligations of the parties under this Agreement (other than the obligations of the Triton Entities under this Section 6.7), any such disclosure will be deemed to have been disclosed to Purchaser as of the date of this Agreement and Purchaser shall be deemed to have consented to any such disclosure unless: (i) the items disclosed have had or would reasonably be expected to have a Material Adverse Effect; (ii) the items disclosed arose other than in the ordinary course of business; (iii) in case of items that arose from events, transactions and occurrences after the date hereof, such items constitute violations of the covenants contained in Section 6.1; (iv) in the case of Contracts which require Consent for assignment to Purchaser, unless such Contract is also added to the schedule of Material Consents if Purchaser reasonably requests within ten (10) days after receiving the notice and a copy of the Contract.

      6.8 Financial Statements; Audits.

        (a) The Triton Entities shall provide Purchaser, within thirty (30) days after the end of each calendar month following the date hereof, with the internal financial and operational reports set forth on Schedule 6.8.

        (b) If requested by Purchaser, the Triton Entities shall (i) provide Purchaser with complete audited financial statements of the Business as of September 30, 1999 and/or as of December 31, 1999 and for the periods then ended, and (ii) obtain audits of the Triton Entities' predecessors for prior periods to the extent such would be required under federal securities Laws for a registered public offering of Purchaser on Form S-1 or regulatory filings, prepared in accordance with GAAP and all applicable guidelines of the Securities and Exchange Commission ("SEC"). Said audits shall be performed by Arthur Andersen LLP and/or KPMG LLP (provided as to KPMG LLP, only if Purchaser and KPMG have reached an agreement with respect to the delivery of any consents that may be required in connection with any Securities Filings), at Purchaser's expense, as expeditiously as possible. The Triton Parties shall cooperate with Purchaser in conducting and expediting said audits, including diligently attempting to obtain necessary records from predecessors, if requested, and generally providing the audit and other information reasonably requested by Purchaser for one or more public or private offerings of securities and other filings by Purchaser prior to the Closing. The Triton Parties shall use reasonable efforts to cause their auditors to cooperate with the Purchaser's auditors in connection with preparing financial statements and data (including providing customary comfort letters) in connection with any such offerings of securities.

        (c) Purchaser intends to prepare and file with the SEC certain securities filings in accordance with its public disclosure obligations required by Law (the "Securities Filings"). Purchaser agrees that no information (financial or otherwise) concerning the Triton Parties, their financial condition or results of operations, the Purchased Assets or the Systems (collectively, "Seller Information") may be included in any Securities Filings unless the Triton Parties agree in writing that any such information may be included therein or unless otherwise required by Law in the reasonable opinion of Purchaser's legal counsel. Moreover, Purchaser shall furnish to the Triton Parties and their counsel for their review and approval (which approval shall not be unreasonably withheld or delayed for more than three (3) days), in advance of any filing thereof, any Securities Filings containing any Seller Information, and Purchaser agrees to indemnify, defend and hold harmless the Triton Parties and their respective Affiliates from and against any and all Losses sustained by the Triton Parties or such Affiliates as a result of the inclusion of any Seller Information in any Securities Filings unless the Seller Information provided in writing by the Triton Parties (i) contained any statement that, at such time and in light of the circumstances under which it was made, was false or misleading with respect to any material fact, or (ii) omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein not misleading.

      6.9 No Shopping. Prior to the date on which this Agreement is terminated pursuant to Article 11 hereof, none of the Triton Parties nor any of their Affiliates, advisors or representatives shall, directly or indirectly, solicit, encourage or initiate any contact with, negotiate with or provide any information to, endorse or enter into any agreement with respect to, or take any other action to facilitate any Person or group, other than Purchaser and its representatives, concerning any inquiries or the making of any proposals concerning any merger, sale of all or substantially all of the Purchased Assets or the Business, acquisition of a substantial equity interest in TCI or any of the Triton Parties or any similar transaction involving TCI or any of the Triton Parties.

      6.10   Pay-off Letters. At least five (5) Business Days prior to the Closing Date, the Triton Entities will deliver to Purchaser pay-off statements from the holders of the Specified Indebtedness (the "Pay-off Letters") in customary form, including the pay-off amount as of the Anticipated Closing Date, including any prepayment penalties, a per-diem interest amount and applicable wire transfer instructions and a commitment to release any Liens upon receipt of such payment.

      6.11   Washington Transfer. The Triton Entities agree that at Purchaser's request they will transfer to one or more limited liability companies prior to Closing any of the tangible personal property located in the State of Washington not already owned by BMCT,  provided that the out-of pocket costs, including reasonable attorney fees, of doing so (collectively, the "Washington Transfer Costs") are borne by Purchaser.

    7.  Closing Conditions.

      7.1 Conditions to Obligations of All Parties. The obligation of each of the parties to consummate the Transactions shall be conditioned upon the satisfaction or fulfillment, at or prior to the Anticipated Closing Date, of all of the following, unless waived by each of the parties:

        (a) Any applicable waiting period under the HSR Act shall have expired or been terminated and no objection shall have been made by the Federal Trade Commission or Department of Justice.

        (b) All Consents by any Governmental Authority (other than the Consents referred to in paragraph (a) above) required to permit the consummation of the Transactions shall have been obtained or made, excluding such Consents the failure to obtain or make that would not reasonably be expected to have a Material Adverse Effect or a material adverse effect on Purchaser or materially adversely affect the Transactions.

        (c) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any Law promulgated or enacted by any Governmental Authority, shall be in effect that would impose material limitations on the ability of any party to consummate the Transactions or prohibit such consummation.

      7.2 Conditions Precedent to Purchaser's Obligations. The obligation of Purchaser to consummate the Transactions is subject to the satisfaction (or waiver by Purchaser) of the following conditions (provided that if any condition shall not have been satisfied primarily due to the action or inaction of Purchaser or any of its Affiliates, such condition shall be deemed to have been satisfied or waived by Purchaser):

        (a) Representations and Warranties on Closing Date. All representations and warranties of the Triton Entities made in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date, except for inaccuracies that (i) have not resulted in the aggregate in a Material Adverse Effect, or (ii) have occurred as a result of changes contemplated by this Agreement.

        (b) Terms, Covenants and Conditions. All of the terms, covenants and conditions of this Agreement to be complied with and performed by the Triton Entities on or prior to the Closing Date shall have been complied with and performed in all material respects.

        (c) No Material Adverse Change. There shall have been no Material Adverse Change in the Purchased Assets or the Business since the date of this Agreement.

        (d) The Consents of the FCC to the assignment of the FCC Licenses from the Triton License Entities to the Purchaser shall have been received by Final Order;  provided that this condition shall be deemed to be fulfilled if the only FCC Licenses that have not received such Consent by Final Order are microwave Licenses and the assignment of such microwave Licenses has received the FCC's Consent which becomes legally effective by release of a FCC Public Notice (as defined in FCC Law) announcing the grant and any state regulatory authority Consents shall have been obtained, except for state regulatory authority Consents the failure to obtain would not reasonably be expected to result in a material adverse effect on the ability of the Purchaser to consummate the Transactions.

        (e) Absence of Litigation. No Action shall have been instituted before any Governmental Authority by any Person (other than Purchaser or any of its Affiliates), or instituted by any Governmental Authority, to prevent the consummation of the Transactions.

        (f)  Closing Deliveries. The Triton Entities shall have delivered or caused to be delivered to Purchaser at Closing those items specified in Section 8.1.

        (g) Financing. The financing sources referred to in Schedule 5.6 shall have funded their respective commitments as described in the letters attached to Schedule 5.6, provided, that notwithstanding any other provision of this Agreement, if all of the conditions set forth in Section 7.1 and Section 7.2(a) through 7.2(f) have been waived or satisfied (unless the failure to satisfy any such condition is the result of the failure of a financing source to fund, in which case such condition shall be deemed to have been satisfied) and the reason Purchaser fails to close or terminates the Agreement is due to failure of one or more of said financing sources to fund, the Triton Parties shall be entitled (as their sole remedy) to retain the Escrow Amount as liquidated damages and not as a penalty  unless the reason the financing source(s) have failed to fund is because there has been a Material Adverse Change in the Purchased Assets or the Business since the date of this Agreement, in which case the Purchaser shall be entitled to a refund of the Escrow Amount upon termination.

        (h) Cross-Ownership. The transactions contemplated by the Recapitalization Agreement described on Schedule 5.5 shall have been consummated, provided, that notwithstanding any other provision of this Agreement, if all of the conditions set forth in Section 7.1 and Section 7.2(a) through 7.2(f) have been waived or satisfied (unless the failure to satisfy any such condition is the result of the failure to obtain FCC Consent relating to Seller's cross-ownership issues described on Schedule 5.5, in which case such condition shall be deemed to have been satisfied) and the reason Purchaser fails to close or terminates this Agreement is due to the failure to obtain FCC Consent relating to Seller's cross-ownership issues described on Schedule 5.5, the Triton Parties shall be entitled (as their sole remedy) to retain the Escrow Amount as liquidated damages and not as a penalty.

      7.3 Conditions Precedent to the Triton Entities' Obligations. The obligation of the Triton Entities to consummate the Transactions is subject to the satisfaction (or waiver by the Triton Entities) of the following conditions (provided that if any condition shall not have been satisfied due primarily to the action or inaction of the Triton Entities or any of their Affiliates, such condition shall be deemed to have been satisfied or waived by the Triton Entities):

        (a) Representations and Warranties on Closing Date. All representations and warranties of Purchaser made in this Agreement shall be true and correct on and as of the Closing Date with the same force and effect as though such representations and warranties were made on and as of the Closing Date, except for inaccuracies that have not resulted in a material adverse effect (excluding, for purposes of this Section 7.3(a) only, any materiality qualifications set forth in any such representation or warranty) on the ability of the Purchaser to consummate the Transactions.

        (b) Terms, Covenants and Conditions. All of the terms, covenants and conditions of this Agreement to be complied with and performed by Purchaser on or prior to the Closing Date shall have been complied with and performed in all material respects.

        (c) Absence of Litigation. No Action shall have been instituted before any Governmental Authority by any Person (other than the Triton Entities or any of their Affiliates), or instituted by any Governmental Authority, to prevent the consummation of the Transactions.

        (d) Closing Deliveries. Purchaser shall have delivered or caused to be delivered to the Triton Entities at Closing those items specified in Section 8.2.

    8.  Deliveries at the Closing. The following deliveries shall be made at the Closing, each of which shall be conditional on completion of all the others and all of which shall be deemed to have taken place simultaneously.

      8.1 The Triton Entities' Deliveries. The Triton Entities shall deliver or cause to be delivered to Purchaser all of the following:

        (a) one or more general warranty deeds for conveyance of the Owned Real Property, in form and substance reasonably satisfactory to the parties, duly executed by the appropriate Triton Entity;

        (b) one or more instruments of conveyance (each, an "Instrument of Conveyance"), in the form of Exhibit 8.1(b), duly executed by the appropriate Triton Entity, including assignments of FCC Licenses, Bills of Sale for tangible personal property, and appropriate conveyances for any intangible property and other Purchased Assets;

        (c) one or more assignment and assumption agreements for the Real Property Leases (each, a "Real Property Lease Assignment"), in the form of Exhibit 8.1(c), duly executed by the appropriate Triton Entity;

        (d) one or more assignment and assumption agreements for the Contracts other than the Lease Agreements (each, a "Contract Assignment"), in the form of Exhibit 8.1(d), duly executed by the appropriate Triton Entity;

        (e) the opinions of Kleinbard, Bell & Brecker LLP, corporate counsel to the Triton Entities, and Latham & Watkins, FCC counsel to the Triton Entities, dated as of the Closing Date, addressed to Purchaser and to any financial institution providing financing in connection with the transactions contemplated by this Agreement, substantially in the forms of Exhibit 8.1(e)(i) and Exhibit 8.1(e)(ii), respectively;

        (f)  a certificate dated as of the Closing Date executed by an executive officer of each of the Triton Entities confirming the matters contained in Sections 7.2 (a), (b) and (c);

        (g) a certificate of the secretary of each of the Triton Entities and TCI, as agent for the Triton Entities, attesting to (i) the organizational documents of such Triton Entity and TCI, (ii) the resolutions adopted by the governing bodies of such Triton Entity and TCI duly authorizing the execution, delivery and performance of this Agreement by TCI on behalf of such Triton Entity and the execution and delivery by TCI of all instruments and documents contemplated hereby, and (iii) the signatures of the officers or authorized representatives of such Triton Entity and TCI who have been authorized on behalf of such Triton Entity to execute and deliver this Agreement and any other agreement executed or to be executed in connection herewith;

        (h) good standing certificates of the Triton Entities from the Secretaries of State of the jurisdiction of formation of each Triton Entity and each jurisdiction where a Triton Entity is qualified to do business as a foreign entity;

        (i)  subject to the provisions of the last sentence of Section 6.3(c), the Material Consents and at least the required percentage of Additional Consents;

        (j)  the Direction Letter, duly executed by the Triton Entities;

        (k) an assignment of all of the membership interests in BMCT and any other limited liability company formed pursuant to Section 6.11; and

        (l)  Pay-off Letters or releases of all security interests in the Purchased Assets in accordance with the terms hereof, including releases of the security interests securing the Specified Indebtedness.

      8.2 Purchaser's Deliveries. Purchaser shall deliver or cause to be delivered to the Triton Entities (except as set forth in Section 8.2(a) which shall be delivered to the holders of the Specified Indebtedness) all of the following:

        (a) the payments made to discharge the Specified Indebtedness;

        (b) the Closing Cash Payment;

        (c) the Instrument of Assumption, duly executed by Purchaser;

        (d) the Instruments of Conveyance, duly executed by Purchaser;

        (e) the Real Property Lease Assignments, duly executed by Purchaser;

        (f)  the Contract Assignments, duly executed by Purchaser;

        (g) a certificate executed by an executive officer of Purchaser, confirming the matters set forth in Sections 7.3 (a) and (b);

        (h) a certificate of the secretary of Purchaser attesting to (i) the organizational documents of Purchaser, (ii) the resolutions adopted by the board of directors of Purchaser duly authorizing the execution, delivery and performance of this Agreement by Purchaser and the execution and delivery by Purchaser of all instruments and documents contemplated hereby, and (iii) the signatures of the officers or authorized representatives of Purchaser who have been authorized on behalf of Purchaser to execute and deliver this Agreement and any other agreement executed or to be executed in connection herewith;

        (i)  good standing certificates of Purchaser from the Secretaries of State of the jurisdiction of formation of Purchaser and each jurisdiction where Purchaser is qualified to do business as a foreign entity;

        (j)  an opinion of Purchaser's counsel, in the form of Exhibit 8.2(j); and

        (k) the Direction Letter, duly executed by Purchaser.

    9.  Certain Additional Covenants.

      9.1 Confidentiality; Non-Solicitation.

        (a) Until after the Closing, Purchaser shall keep secret and retain in strictest confidence, and shall not, without the express prior written consent of one of the Executive Officers, directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for its benefit or for the benefit of others) or otherwise make available in any manner whatsoever, any Confidential Information regarding the Triton Entities or the Purchased Assets to anyone except (i) to Purchaser's representatives (who shall be informed of the confidential nature of such information and who shall agree to keep such information confidential), (ii) as otherwise required by Law (including requirements of federal securities Laws in connection with public offerings or regulatory filings by Purchaser), (iii) as required to obtain the Consents required pursuant to this Agreement, (iv) as required by Purchaser's financing sources; or (v) as may be required by Purchaser to enforce its rights under this Agreement. As used in this Agreement, the term "Confidential Information" shall mean all confidential and proprietary knowledge and information concerning the Triton Entities or the Purchased Assets that is not readily available to the public (including all documents, writings, memoranda, business plans, computer software, reports, pricing, cost and sales information, financial information and statements, customer and supplier lists, trade secrets, discoveries, ideas, concepts, models, prototypes, diagrams and marketing strategies, plans and techniques).

        (b) Except in accordance with Section 6.4, Purchaser agrees not to (and agrees to use its best efforts to cause its Affiliates and representatives not to) directly or indirectly, solicit, divert, take away or induce any employee of the Triton Entities to leave the employ of the Triton Entities, or solicit, induce or influence any other Person to do so.

        (c) If Purchaser breaches, or threatens to commit a breach of, any of the provisions of Sections 9.1(a) or (b), the Triton Entities shall have the right (in addition to any other rights and remedies available to the Triton Entities at law or in equity) to equitable relief (including injunctions) against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to the Triton Entities and that money damages would not be an adequate remedy to the Triton Entities. Purchaser agrees that it will not seek, and hereby waives any requirement for, the securing or posting of a bond or proving actual damages in connection with the Triton Entities' seeking or obtaining such relief.

      9.2 Disclaimer of Other Representations and Warranties. Purchaser acknowledges and agrees that the Triton Parties do not make, and have not made, any representations or warranties relating to the Triton Parties or the Purchased Assets other than the representations and warranties of the Triton Entities expressly set forth in this Agreement. Without limiting the generality of the disclaimer set forth in the preceding sentence, the Triton Parties do not make, and the Triton Parties, their officers, employees and agents have not made, and shall not be deemed to have made any representations or warranties (i) in the Descriptive Memorandum dated August 1999 (the "Descriptive Memorandum"), and any supplements or addenda thereto, (ii) in any presentation relating to the Triton Parties or the Purchased Assets given in connection with the Transactions, or (iii) in any other information provided to or made available to Purchaser. No Person has been authorized by the Triton Parties to make any representation or warranty in respect of the Triton Parties or the Purchased Assets in connection with the Transactions that is inconsistent with or in addition to the representations and warranties of the Triton Entities expressly set forth in this Agreement.

      9.3 Indemnification of Brokerage. The Triton Parties agree to indemnify and save Purchaser harmless from any Losses on account of commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been engaged by or on behalf of the Triton Parties or any of their Affiliates (including the Investment Bankers), and to bear the cost of reasonable legal fees and expenses incurred in defending against any such claim. Purchaser agrees to indemnify and save the Triton Parties harmless from any Losses on account of commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been engaged by or on behalf of Purchaser or any of its Affiliates and to bear the cost of reasonable legal fees and expenses incurred in defending against such claim.

      9.4 Non-Recourse. Notwithstanding anything to the contrary contained herein or otherwise, this Agreement and all of the agreements and documents executed in connection herewith shall be non-recourse to the members, officers, employees and Affiliates of the Triton Parties and their respective members, officers, employees, partners, stockholders, directors and Affiliates, and if the Triton Parties are in default hereof or under such other agreements or documents, Purchaser's recourse shall be limited solely to the Triton Parties and the Triton Entities' equity in their respective assets.

      9.5 Authorized Agent of the Triton Parties. Each of the Triton Parties hereby authorizes Triton Cellular, Inc., a Delaware corporation ("TCI"), as its agent, with full power to execute, in the name of and on behalf of such Triton Party, any and all documents and agreements that such Triton Party is required to execute and deliver in connection with the Transactions, including the Closing, and to give and receive all notices, requests, consents, amendments, demands and other communications to or from such Triton Party hereunder or thereunder. Purchaser shall be entitled to rely on the full power and authority of TCI to act on behalf of the Triton Parties in accordance with this Section 9.5. Nothing contained in this Section 9.5 shall relieve the Triton Parties from complying with their respective obligations under this Agreement or any document or agreement executed in connection with Closing.

      9.6 Publicity. So long as this Agreement is in effect, the parties agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the Transactions, and no party shall issue any press release or make any such public statement prior to such consultation, except as may be required by Law (including securities Laws). No press release or other public statement by the parties hereto shall disclose any of the financial terms of the Transactions without the prior written consent of the other parties, except as may be required by Law (including securities Laws).

      9.7 Collection of Doubtful Accounts Receivable. From and after the Closing Date, if Purchaser receives any amount on account of any Doubtful Accounts Receivable, Purchaser shall promptly remit such amount to the Triton Entities.

      9.8 Confidentiality and Non-Hiring of Employees.

        (a) Preservation of Confidential Information. The Triton Parties agree, that for a period of three (3) years from the Closing Date, the Triton Parties shall keep secret and retain in strictest confidence, and shall not, without the express prior written consent of the Purchaser (except as permitted by this Agreement), directly or indirectly, disclose, disseminate, publish, reproduce, retain, use (for its benefit or for the benefit of others) or otherwise make available to any one in any manner whatsoever, any proprietary or confidential information relating to the Business, except as may be required by the Triton Parties to enforce their rights under this Agreement or as may otherwise be required by Law.

        (b) Non-Hiring of Certain Employees. Additionally, for a period of two (2) years from the Closing Date, the Triton Parties agree that neither they nor any of the Executive Officers shall hire any individual set forth on Schedule 9.8(b).

        (c) Injunctive Relief. If any of the Triton Parties breaches or threatens to commit a breach of, any of the provisions of this Section 9.8, Purchaser shall have the right, if a court or other administrative body so determines, (in addition to any other rights and remedies available to Purchaser at law or in equity) to equitable relief, against such breach or threatened breach, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable harm to Purchaser and that money damages would not be an adequate remedy to Purchaser. The Triton Parties agree that it will not seek, and hereby waive any requirement for, the securing or posting of a bond or proving actual damages in connection with Purchaser seeking or obtaining such relief.

      9.9 Collection Procedures. From and after the Closing, Purchaser shall have the right and authority, at its expense, to collect for its account all items constituting part of or proceeds of Purchased Assets and to endorse with the name of the Triton Entities any checks or drafts received on account of any such items.

      9.10   Payment of Certain Obligations. Purchaser agrees, from and after the Closing Date and continuing until final determination of the Closing Date Balance Sheet and Closing Statement in the manner provided for in Section 3.4, to telecopy to the Triton Entities (to the attention of Mark Rupp, 610-240-0442) copies of all invoices requesting payment of an amount applicable to any period prior to the Closing Date. The Triton Entities shall have ten (10) Business Days to approve or disapprove (in good faith) of the payment by Purchaser of such amount. The Triton Entities' failure to notify Purchaser within such ten (10) Business Day period shall constitute approval to pay any such amount. The Triton Entities and Purchaser agree to cooperate with each other with respect to the resolution of any dispute that arises as a result of the Triton Entities' disapproval of the payment of any such amount.

    10. Survival of Representations and Warranties; Indemnity.

      (a) Survival of Representations and Warranties. The representations and warranties of the Triton Entities and Purchaser contained herein shall survive the execution of this Agreement and shall expire on the Closing Date (or the earlier termination of this Agreement in accordance with its terms).

      (b) Indemnity by Triton Parties. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of Purchaser or any information Purchaser may have, the Triton Parties agree to indemnify, defend and hold Purchaser, and its shareholders, officers, directors employees, subsidiaries, affiliates, successors and assigns harmless from and against (i) the Excluded Liabilities; (ii) any Losses arising out of or related to the ownership of the Purchased Assets and the operation of the Business prior to the Closing except to the extent same constitute Assumed Liabilities; and (iii) the BAM Proceeding.

      (c) Indemnity by Purchaser. Notwithstanding the Closing, and regardless of any investigation made at any time by or on behalf of the Triton Parties or any information the Triton Parties may have, Purchaser agrees to indemnify, defend and hold the Triton Parties, and their respective shareholders, officers, members, directors, employees, subsidiaries, affiliates, successors and assigns harmless from and against (i) the Assumed Liabilities; and (ii) any Losses arising out of or related to the ownership of the Purchased Assets and the operation of the Business by Purchaser after the Closing except to the extent same constitute Excluded Liabilities.

    11. Breaches and Defaults; Termination; Remedies.

      11.1   Breaches and Defaults; Opportunity to Cure. Prior to the exercise by a party of any termination rights afforded under this Agreement, if either party (the "Non-Breaching Party") believes the other party (the "Breaching Party") to be in breach hereunder, the Non-Breaching Party shall provide the Breaching Party with written notice specifying in reasonable detail the nature of such breach, whereupon the Breaching Party shall have thirty (30) days from the receipt of such notice to cure such breach; provided, however, that if such breach is not capable of being cured within such period and if the Breaching Party shall have commenced action to cure such breach within such period and is diligently attempting to cure such breach, then the Breaching Party shall be afforded an additional reasonable amount of time, but not in any event to extend beyond the Outside Date, to cure such breach; provided, further, however, that Purchaser shall have no opportunity to cure the breach of its obligation to deliver any required portion of the Purchase Price to be delivered to the Triton Entities or to deliver the Escrow Amount pursuant to the terms of Section 3.1; provided further that the period for cure of any breach of Section 6.8 shall not be greater than fifteen (15) days. If the breach is not cured within such time period, then the Breaching Party shall be in default hereunder and the Non-Breaching Party shall be entitled to terminate this Agreement (as provided in Section 11.2). This right of termination shall be in addition to, and not in lieu of, any legal or equitable remedies available to the Non-Breaching Party.

      11.2   Termination. This Agreement may be terminated at any time prior to the Closing as follows:

        (a) by mutual written agreement of the parties hereto;

        (b) by Purchaser, provided Purchaser is not then in breach of this Agreement, pursuant to a written notice to the Triton Entities, (i) if any one or more of the conditions to Purchaser's obligation to close has not been fulfilled in any material respect as of the Anticipated Closing Date, (ii) subject to Section 11.1, if the Triton Entities have breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement and such breach has had a Material Adverse Effect, or (iii) subject to the provisions of the last sentence of Section 2.5, if the Closing shall not have taken place by the date that is six (6) months after the date of execution of this agreement (the "Outside Date") (unless any of the foregoing events shall have resulted primarily from Purchaser breaching any representation, warranty, covenant or agreement contained in this Agreement);

        (c) by the Triton Entities, provided the Triton Entities are not then in breach of this Agreement, pursuant to a written notice to Purchaser, (i) if any one or more of the conditions to the Triton Entities' obligation to close has not been fulfilled in any material respect as of the Anticipated Closing Date, (ii) subject to Section 11.1, if Purchaser has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement, or (iii) if the Closing shall not have taken place by the Outside Date (unless any of the foregoing events shall have resulted primarily from the Triton Entities' breach of any representation, warranty, covenant or agreement contained in this Agreement); or

        (d) by either party, by written notice to the other party, if the consummation of the Transactions shall be prohibited by a final, non-appealable order, decree or injunction of a Governmental Authority

      11.3   Effect of Termination.

        (a) In the event of any termination of this Agreement, all obligations of the parties hereto under this Agreement (except for the obligations contained in Sections 7.2(g), 7.2(h), 9.1, 9.3, 9.4, 9.5, 11.3(b) and 11.3(c) and the provisions of Article 12) shall terminate as of such date of termination and this Agreement shall thereafter become void and be of no further force and effect, and upon such termination no party hereto shall be liable to the other party, except for damages and expenses (including attorneys', accounting and other professional fees and expenses) resulting from breaches of this Agreement prior to such termination.

        (b) In the event of a termination of this Agreement by the Triton Entities in accordance with the terms of Section 11.2(c)(ii) if Purchaser has breached in any material respect any representation, warranty, covenant or agreement contained in this Agreement, then the Triton Entities shall be entitled to retain the entire Escrow Amount as liquidated damages, and not as a penalty, on account of any such termination. The parties agree that the Escrow Amount is a fair and reasonable approximation of the damages that would be incurred by the Triton Parties in the event of a pre-Closing default by Purchaser resulting in a termination of this Agreement and that it would be difficult, if not impossible, to quantify the actual damages which would be incurred as a result of any such default.

        (c) Except in the event of termination of this Agreement pursuant to Section 11.2(c)(ii) and except as provided in Section 7.2(g) or Section 7.2(h), Purchaser shall be entitled to a refund of the Escrow Amount upon termination.

    12. Miscellaneous.

      12.1   Consent to Jurisdiction. In order to enforce the provisions hereof, each of the parties hereto (a) submits and consents to the personal jurisdiction of any Pennsylvania state or federal court with respect to any suit, action or proceeding relating to this Agreement or any of the Transactions, (b) waives any objection that such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (c) waives the right to object that any such court does not have personal jurisdiction over such party, and (d) consents to the service of process in any such suit, action or proceeding upon the receipt through the United States mail of copies of such process to such party by certified mail to the addresses indicated herein or at such other addresses of which the other parties shall have received written notice. Nothing herein shall preclude any party from bringing suit or taking other legal action in any other jurisdiction or from serving legal process in any other manner permitted by law or in equity.

      12.2   Expenses. The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement and the Transactions, including all fees and expenses of agents, representatives, consultants, counsel and accountants.

      12.3   Further Assurances. Each of the parties shall execute such agreements and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the Transactions. Each such party shall use commercially reasonable efforts (which shall not include the payment of money) to fulfill or obtain the fulfillment of the conditions to the Closing, including the execution and delivery of any other agreement or document, the execution and delivery of which are conditions precedent to the Closing. Following Closing, the Triton Parties and Purchaser shall cooperate with each other so that each such party receives the benefits to the greatest extent possible to which it may be entitled under the Acquisition Agreements.

      12.4   Access to Records. From and after the Closing Date, the Triton Parties shall allow Purchaser, and its counsel, accountants and other representatives, such access to the Triton Entities' records that after the Closing are in the custody or control of the Triton Parties as Purchaser reasonably requires in order to comply with its obligations under law or under contracts constituting Assumed Liabilities. From and after the Closing Date, Purchaser shall allow the Triton Parties, and their counsel, accountants and other representatives, such access to records that after the Closing are in the custody or control of Purchaser as the Triton Parties reasonably requires in order to comply with their obligations under this Agreement or Law.

      12.5   Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant, or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

      12.6   Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally against receipt; the next Business Day if sent for next Business Day delivery by a nationally recognized overnight courier service; or upon receipt if sent by certified, registered or express mail, return receipt requested, postage prepaid. In each case notice shall be sent as follows:

      (a)
      if to the Triton Parties, to:

      Triton Cellular, Inc.
      375 Technology Drive
      Malvern, PA 19355
      Attention: Mark Rupp, Senior Vice President

      with a required copy (that shall not constitute notice) to:

      Kleinbard, Bell & Brecker LLP
      1900 Market Street/Suite 700
      Philadelphia, PA 19103
      Attention: Howard J. Davis, Esq.

      (b)
      if to Purchaser, to:

      Rural Cellular Corporation
      P. O. Box 2000
      3905 Dakota Street SW
      Alexandria, MN 56308
      Attn: Ann K. Newhall, Senior Vice President

      with a required copy (that shall not constitute notice) to:

      Moss & Barnett, P.A.
      4800 Norwest Center
      90 South 7th Street
      Minneapolis, MN 55402-4129
      Attn: Richard J. Kelber, Esq.

Any party may, by notice given in accordance with this Section to the other parties, designate another address or Person for receipt of notices hereunder.

      12.7   Entire Agreement. This Agreement (including the Schedules and Exhibits) and the agreements (including the Escrow Agreement), certificates and other documents delivered hereunder contain the entire agreement between the parties with respect to the Transactions, and supersede all prior agreements, written or oral, with respect thereto.

      12.8   Amendments and Waivers. This Agreement may be modified or amended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      12.9   Governing Law; Construction. This Agreement shall be governed and construed in accordance with the Laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of Law. As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either of the parties as the drafter.

      12.10  Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned (including by operation of Law) by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, however, that Purchaser shall be entitled to assign its rights under this Agreement to one or more Affiliates without the consent of the Triton Entities, provided that such assignment shall not relieve Purchaser of any of its obligations hereunder and Purchaser shall be entitled to assign its contractual rights hereunder to its senior institutional lenders to the extent required by applicable loan agreements.

      12.11  Beneficiaries of Agreement. The representations, warranties, covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third-party beneficiary or otherwise.

      12.12  Counterparts; Facsimile Signatures. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Facsimile signatures on this Agreement and any of the agreements and documents executed in connection herewith shall be deemed original signatures.

      12.13  Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to this Agreement, unless the context shall otherwise require.

      12.14  Computation of Days; Holidays. Whenever this Agreement provides for a period of time that is expressed in terms of a numbers of days prior to or within which actions or events are to occur or not occur, such time period shall be measured in calendar days unless otherwise expressly provided. Whenever this Agreement provides for a date, day or period of time on or prior to which actions or events are to occur or not occur, and if such date, day or last day of such period of time falls on a day that is not a Business Day, then the same shall be deemed to fall on the immediately following Business Day.

      12.15  Headings. The headings in this Agreement are for reference only, and shall not affect the meaning or interpretation of this Agreement.

[signature page to Asset Purchase Agreement]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RURAL CELLULAR CORPORATION
By:
Richard P. Ekstrand, President and
Chief Executive Officer
TRITON CELLULAR PARTNERS OF LINCOLN L.L.C.
TRITON CELLULAR PARTNERS OF FERRY L.L.C.
TRITON CELLULAR PARTNERS OF WESTERN KANSAS L.L.C.
TRITON CELLULAR PARTNERS OF LAMAR L.L.C.
TRITON CELLULAR PARTNERS OF BUTLER L.L.C.
TRITON CELLULAR PARTNERS OF BEND L.L.C.
TRITON CELLULAR PARTNERS OF TALLADEGA L.L.C.
TRITON CELLULAR ALABAMA 5 LICENSE COMPANY L.L.C.
TRITON COMMUNICATIONS L.L.C.
MISSISSIPPI-34 CELLULAR CORPORATION
By:
James W. Akerhielm, President and
Chief Executive Officer
TRITON CELLULAR PARTNERS, L.P.
By: Triton Cellular, Inc., its General Partner
By:
James W. Akerhielm, President and
Chief Executive Officer

ESCROW AGREEMENT

    THIS ESCROW AGREEMENT (this "Agreement") is made as of November 8, 1999 among Triton Communications L.L.C., a Delaware limited liability company ("Triton Communications"), and those of its affiliates that are signatories hereto (collectively with Triton Communications, "Seller"), Triton Cellular Partners, L.P., a Delaware limited partnership ("Triton Cellular", and collectively with Seller, the "Triton Parties"), Rural Cellular Corporation, a Minnesota corporation ("Purchaser"), and First Union National Bank, a national banking association ("Escrow Agent").

W I T N E S S E T H:

    WHEREAS, Purchaser and the Triton Parties have entered into an Asset Purchase Agreement dated as of November 6, 1999 (the "Purchase Agreement") relating to the purchase by Purchaser of the Purchased Assets (capitalized terms used herein but not defined herein are used herein as defined in the Purchase Agreement);

    WHEREAS, the Purchase Agreement provides, among other things, that (i) Purchaser shall deposit a certain amount of money into escrow pending consummation of the transactions contemplated by the Purchase Agreement ("Closing") and (ii) a purchase price adjustment escrow shall be established as of the Closing pending the final determination of the Purchase Price Adjustment;

    WHEREAS, on the date hereof, Purchaser has delivered to the Escrow Agent the aggregate amount of $35,000,000 (the "Deposit Escrow"), which amount Escrow Agent has agreed to hold and deliver pursuant to this Agreement; and

    WHEREAS, pursuant to the Purchase Agreement, at Closing $5,000,000 of the Deposit Escrow will be converted into a purchase price adjustment escrow (the "Purchase Price Adjustment Escrow") for Escrow Agent to hold and deliver pursuant to this Agreement.

    NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

    1.  Appointment.  Escrow Agent agrees to act as the escrow agent as set forth herein, and as such escrow agent to receive, administer and dispose of the Deposit Escrow and the Purchase Price Adjustment Escrow. All interest and other proceeds earned on the Deposit Escrow and on the Purchase Price Adjustment Escrow, as well as interest and proceeds earned thereon, are hereinafter referred to as "Interest." The Deposit Escrow and the Interest earned with respect thereto are hereinafter together referred to as the "Deposit Escrow Balance". The Purchase Price Adjustment Escrow and the Interest earned with respect thereto are hereinafter referred to as the "Purchase Price Adjustment Escrow Balance".

    2.  Written Verification.  Escrow Agent will furnish the parties hereto with (a) written verification concurrently with the deposit of the Deposit Escrow, (b) written verification concurrently with the conversion of $5,000,000 of the Deposit Escrow to the Purchase Price Adjustment Escrow, and (c) monthly statements of transactions and quarterly asset statements.

    3.  Rights, Duties and Immunities.

      (a) Acceptance by Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which all parties to this Agreement hereby agree shall govern and control the rights, duties and immunities of Escrow Agent:

        (i)  The duties and obligations of Escrow Agent shall be determined solely by the express provisions of this Agreement, and Escrow Agent shall not be liable except for the performance of such duties and obligations as are specifically set out in this Agreement, and Escrow Agent shall not be deemed to have any knowledge of or responsibility for the terms of any other agreement, including the Purchase Agreement.

        (ii) Escrow Agent shall not be responsible in any manner whatsoever for any failure or inability of Purchaser or Seller or of anyone else, to deliver moneys to Escrow Agent or otherwise to honor any of the provisions of this Agreement or the Purchase Agreement.

        (iii) Purchaser and Seller, jointly and severally, will reimburse and indemnify Escrow Agent for, and hold it harmless from and against, any Losses arising out of or in connection with its acceptance of, or the performance of its duties and obligations under, this Agreement, except for Losses caused by the willful misconduct or gross negligence of Escrow Agent. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of any cash held by it hereunder in good faith in accordance with the terms hereof, including any liability for any delays not resulting from its gross negligence or willful misconduct or any loss of interest incident to any such delays. The provisions of this section shall survive any termination of this Agreement.

        (iv) Escrow Agent shall be fully protected in acting on and relying upon any written notice, direction, request, waiver, consent, receipt or other paper or document that Escrow Agent in good faith believes to have been signed or presented by the proper party or parties.

        (v) Escrow Agent shall not be liable for any error of judgment, or for any act done or step taken or omitted by it in good faith, or for any mistake of fact or law, or for anything that it may do or refrain from doing in connection herewith, except its own willful misconduct or gross negligence.

        (vi) Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties hereunder, and it shall incur no liability and shall be fully protected in respect of any action taken, omitted or suffered by it in good faith in accordance with the opinion of such counsel.

        (vii) Escrow Agent makes no representation as to the validity, value, genuineness or collectibility of any security, document or instrument held by or delivered to it.

      (b) If a controversy arises between one or more of the parties hereto, or between any of the parties hereto and any person not a party hereto, as to whether or not or to whom Escrow Agent shall deliver the Deposit Escrow Balance or the Purchase Price Adjustment Escrow Balance, or any portion thereof, or as to any other matter arising out of or relating to the Deposit Escrow Balance, the Purchase Price Adjustment Escrow Balance or this Agreement, Escrow Agent shall not determine the same and shall not make any delivery of any disputed portion of the Deposit Escrow Balance or the Purchase Price Adjustment Escrow Balance, but shall retain the same until the rights of the parties to the dispute shall have finally been determined by written agreement among the parties in dispute or by order of a court of competent jurisdiction. Escrow Agent shall deliver the Deposit Escrow Balance or the Purchase Price Adjustment Escrow Balance, or any portion thereof, within five (5) Business Days after Escrow Agent has received joint written notice from Purchaser and Seller of any agreement among the parties or a copy of the written order of a court of competent jurisdiction, in accordance with the terms thereof. Escrow Agent shall be entitled to assume that no such controversy has arisen unless it has received a written notice that such a controversy has arisen that refers specifically to this Agreement and identifies by name and address the adverse claimants in the controversy. If a controversy of the type referred to in this section arises, Escrow Agent may, in its sole discretion (but shall not be obligated to), commence interpleader or similar actions or proceedings for the determination of the controversy.

    4.  Investment.  Escrow Agent shall invest and reinvest the Deposit Escrow, the Purchase Price Adjustment Escrow and the Interest in the investments) identified on Schedule I.

    5.  Release of Deposit Escrow Balance.  Escrow Agent shall hold the Deposit Escrow Balance until it delivers the Deposit Escrow Balance as follows:

      (a) If Escrow Agent receives written notification from Purchaser and Seller stating that the Closing will occur, Escrow Agent shall immediately liquidate any portion of the Deposit Escrow Balance invested as soon as practicable (but in no event later than the Closing Date) and, upon the Closing, Escrow Agent shall (i) retain the Purchase Price Adjustment Escrow (to be held by Escrow Agent in a newly established account and disbursed by Escrow Agent on the terms and conditions contained herein) and (ii) deliver the balance of the Deposit Escrow Balance to Seller by certified or bank check or by electronic transfer of funds as Seller shall direct to Escrow Agent in writing.

      (b)  (i) If Escrow Agent receives written notice signed by Seller stating that the anticipated Closing will not occur and that Seller is entitled to the Deposit Escrow Balance pursuant to the terms of the Purchase Agreement, Escrow Agent shall deliver or mail a copy of said notice to Purchaser. Within ten (10) Business Days after Purchaser's receipt of such notice, Purchaser shall respond in writing to Seller and Escrow Agent that Purchaser either agrees with or contests Seller's claim to the Deposit Escrow Balance.

        (ii) If Purchaser contests Seller's claim to the Deposit Escrow Balance, Escrow Agent shall continue to hold the Deposit Escrow Balance until it shall have received written notice of instructions signed by Seller and Purchaser or by a written order of a court of competent jurisdiction directing delivery of the Deposit Escrow Balance, in which case Escrow Agent shall deliver the Deposit Escrow Balance in accordance with any such instructions or order.

        (iii) If Purchaser does not deliver its response within such time period, Purchaser will be deemed to have agreed with Seller's claim to the Deposit Escrow Balance. If Purchaser agrees (or, pursuant to the immediately preceding sentence, is deemed to have agreed) with such determination, Escrow Agent shall deliver promptly the Deposit Escrow Balance to Seller.

      (c) If Escrow Agent receives written notice signed by Purchaser stating that Purchaser is entitled to the Deposit Escrow Balance, Escrow Agent shall deliver or mail a copy thereof to Seller. Within ten (10) Business Days after Seller's receipt of such notice, Seller shall respond in writing to Purchaser and Escrow Agent that Seller either agrees with or contests Purchaser's claim to the Deposit Escrow Balance. If Seller does not deliver such response within such time period, Seller will be deemed to have agreed with Purchaser's claim and Escrow Agent shall deliver the Deposit Escrow Balance to Purchaser. If Seller contests such claim, Escrow Agent shall continue to hold the Deposit Escrow Balance until it shall have received written notice of instructions signed by Seller and Purchaser or by a written order of a court of competent jurisdiction directing delivery of the Deposit Escrow Balance, in which case Escrow Agent shall deliver the Deposit Escrow Balance in accordance with any such instructions or order.

      (d) Escrow Agent shall, in addition, disburse the Deposit Escrow Balance in accordance with any written instructions given by each of Purchaser and Seller.

    6.  Release of Purchase Price Adjustment Escrow Balance  Escrow Agent shall hold the Purchase Price Adjustment Escrow Balance until it delivers the Purchase Price Adjustment Escrow Balance, or any portion thereof, as follows:

      (a) If Escrow Agent receives written notification from Purchaser and Seller stating that they have made a final determination of the Purchase Price Adjustment, Escrow Agent shall immediately liquidate any portion of the Purchase Price Adjustment Escrow Balance invested as soon as practicable and disburse the Purchase Price Adjustment Escrow Balance in accordance with such written notification.

      (b) (i) If Escrow Agent receives written notice signed by Seller stating that Seller is entitled to the Purchase Price Adjustment Escrow Balance (or any portion thereof), Escrow Agent shall deliver or mail a copy of said notice to Purchaser. Within ten (10) Business Days after Purchaser's receipt of such notice, Purchaser shall respond in writing to Seller and Escrow Agent that Purchaser either agrees with or contests Seller's claim to the Purchase Price Adjustment Escrow Balance (or any portion thereof).

        (ii) If Purchaser contests Seller's claim to the Purchase Price Adjustment Escrow Balance (or any portion thereof), Escrow Agent shall (A) deliver to Seller any undisputed portion of the Purchase Price Adjustment Escrow Balance, (B) continue to hold the disputed portion of the Purchase Price Adjustment Escrow Balance (the "Disputed Purchase Price Adjustment Escrow Balance") until it shall have received written notice of instructions signed by Seller and Purchaser or by a written order of a court of competent jurisdiction directing delivery of the Disputed Purchase Price Adjustment Escrow Balance, in which case Escrow Agent shall deliver the Disputed Purchase Price Adjustment Escrow Balance in accordance with any such instructions or order, and (C) deliver to Purchaser the remaining portion, if any, of the Purchase Price Adjustment Escrow Balance.

        (iii) If Purchaser does not deliver its response within such time period, Purchaser will be deemed to have agreed with Seller's claim to the Purchase Price Adjustment Escrow Balance (or any portion thereof) to the extent set forth in Seller's notice. If Purchaser agrees (or, pursuant to the immediately preceding sentence, is deemed to have agreed) with such determination, Escrow Agent shall deliver promptly (A) to Seller, the Purchase Price Adjustment Escrow Balance (or any portion thereof that Seller has claimed), and (B) to Purchaser, that portion, if any, of the Purchase Price Adjustment Escrow Balance to which Seller has not made a claim.

      (c)  (i) If Escrow Agent receives written notice signed by Purchaser stating that Purchaser is entitled to the Purchase Price Adjustment Escrow Balance (or any portion thereof), Escrow Agent shall deliver or mail a copy of said notice to Seller. Within ten (10) Business Days after Seller's receipt of such notice, Seller shall respond in writing to Purchaser and Escrow Agent that Seller either agrees with or contests Purchaser's claim to the Purchase Price Adjustment Escrow Balance (or any portion thereof).

        (ii) If Seller contests Purchaser's claim to the Purchase Price Adjustment Escrow Balance (or any portion thereof), Escrow Agent shall (A) deliver to Purchaser any undisputed portion of the Purchase Price Adjustment Escrow Balance, (B) continue to hold the disputed portion of the Disputed Purchase Price Adjustment Escrow Balance until it shall have received written notice of instructions signed by Purchaser and Seller or by a written order of a court of competent jurisdiction directing delivery of the Disputed Purchase Price Adjustment Escrow Balance, in which case Escrow Agent shall deliver the Disputed Purchase Price Adjustment Escrow Balance in accordance with any such instructions or order and (C) deliver to Seller the remaining portion, if any, of the Purchase Price Adjustment Escrow Balance.

        (iii) If Seller does not deliver its response within such time period, Seller will be deemed to have agreed with Purchaser's claim to the Purchase Price Adjustment Escrow Balance (or any portion thereof) to the extent set forth in Purchaser's notice. If Seller agrees (or, pursuant to the immediately preceding sentence, is deemed to have agreed) with such determination, Escrow Agent shall deliver promptly (A) to Purchaser, the Purchase Price Adjustment Escrow Balance (or any portion thereof that Purchaser has claimed), and (B) to Seller: that portion, if any, of the Purchase Price Adjustment Escrow Balance to which Purchaser has not made a claim.

      (d) Escrow Agent shall, in addition, disburse the Purchase Price Adjustment Escrow Balance (or any portion thereof) in accordance with any written instructions given by each of Purchaser and Seller.

    7.  Successor Escrow Agent

      (a) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Deposit Escrow Balance or the Purchase Price Adjustment Escrow Balance to any successor Escrow Agent designated by each of Purchaser and Seller in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of Escrow Agent shall take effect on the earlier of the appointment of a successor escrow agent or the day that is thirty (30) calendar days after the date of delivery of Escrow Agent's written notice of resignation to the other parties hereto. In the event that a successor Escrow Agent has not been appointed at the expiration of such thirty-day period, Escrow Agent's sole responsibility hereunder shall be the safekeeping of the Deposit Escrow Balance and the Purchase Price Adjustment Escrow Balance and to deliver the Deposit Escrow Balance and the Purchase Price Adjustment Escrow Balance in accordance with any written agreement signed by each of Purchaser and Seller or as any court of competent jurisdiction may order.

      (b) If Escrow Agent receives a written notice signed by each of Purchaser and Seller stating that they have selected another Escrow Agent, any portion of the Deposit Escrow Balance or the Purchase Price Adjustment Escrow Balance invested by Escrow Agent shall be promptly liquidated, and Escrow Agent shall deliver the Deposit Escrow Balance or the Purchase Price Adjustment Escrow Balance to the successor Escrow Agent named in the aforesaid notice within ten (10) calendar days of its receipt of such notice.

    8.  Fees.  For its services hereunder, Escrow Agent shall be entitled to the annual fee set forth on Schedule I, such amount to be paid in advance each year, pro rated for any partial year after the first year. Further, it is understood and agreed that if Escrow Agent is required to undertake any obligations or perform any duties other than those described above, Escrow Agent shall be entitled to a further reasonable fee therefor. Purchaser and Seller agree that all fees of Escrow Agent, including reasonable fees and expenses of outside counsel hired in accordance with Section 3(a)(vi), shall be payable one-half by Seller and one-half by Purchaser.

    9.  Tax Reporting.  For tax reporting purposes, Interest earned with respect to the Deposit Escrow shall be reported as Interest of Purchaser, and Interest earned with respect to the Purchase Price Adjustment Escrow shall be reported as Interest of Seller.

    10.  Miscellaneous.

      (a) Consent to Jurisdiction. In order to enforce the provisions hereof, each of the parties hereto (a) submits and consents to the personal jurisdiction of any Pennsylvania state or federal court with respect to any suit, action or proceeding relating to this Agreement, (b) waives any objection that such party may now or hereafter have to the laying of venue of any such suit, action or proceeding brought in any such court, and waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum, (c) waives the right to object that any such court does not have personal jurisdiction over such party, and (d) consents to the service of process in any such suit, action or proceeding upon the receipt through the United States mail of copies of such process to such party by certified mail to the addresses indicated herein or at such other addresses of which the other parties shall have received written notice. Nothing herein shall preclude any party from bringing suit or taking other legal action in any other jurisdiction or from serving legal process in any other manner permitted by law or in equity.

      (b) Expenses. The parties to this Agreement shall, except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, negotiation, execution and performance of this Agreement, including all fees and expenses of agents, representatives, consultants, counsel and accountants.

      (c) Further Assurances. Each of the parties shall execute such agreements and documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof.

      (d) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If any court determines that any covenant, or any part of any covenant is invalid or unenforceable, such covenant shall be enforced to the extent permitted by such court, and all other covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

      (e) Notices. Any notice or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given when received if delivered personally against receipt; the next Business Day if sent for next Business Day delivery by a nationally recognized overnight courier service; or upon receipt if sent by certified, registered or express mail, return receipt requested, postage prepaid. In each case notice shall be sent as follows:

        (i)    if to the Triton Parties, to:

    Triton Cellular, Inc.
    375 Technology Drive
    Malvern, PA 19355
    Attention: Mark Rupp, Senior Vice President

    with a required copy (that shall not constitute notice) to:

    Kleinbard, Bell & Brecker LLP
    1900 Market Street / Suite 700
    Philadelphia, PA 19103
    Attention: Howard J. Davis, Esquire

        (ii)   if to Purchaser, to:

    Rural Cellular Corporation
    P.O. Box 2000
    3905 Dakota Street SW
    Alexandria, MN 56308
    Attention: Ann K. Newhall, Esq., Senior Vice President

    with a required copy (that shall not constitute notice) to:

    Moss & Barnett, P.A.
    4800 Norwest Center
    90 South 7th Street
    Minneapolis, MN 55402-4129
    Attn: Richard J. Kelber, Esq.

        (iii)   if to Escrow Agent to:

    First Union National Bank
    123 South Broad Street, 11th Floor
    PA 1249
    Philadelphia, PA 19109
    Attention: Ms. Yvette Howell

Any party may, by notice given in accordance with this section to the other parties, designate another address or person for receipt of notices hereunder.

      (f)  Entire Agreement. This Agreement contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior agreements, written or oral, with respect thereto.

      (g) Amendments and Waivers. This Agreement may be modified or amended, and the terms hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.

      (h) Governing Law; Construction. This Agreement shall be governed and construed in accordance with the Laws of the Commonwealth of Pennsylvania without regard to principles of conflicts of Law. As both parties have participated in the drafting of this Agreement, any ambiguity shall not be construed against either of the parties as the drafter.

      (i)  Assignment; Binding Effect. Neither this Agreement nor any of the rights or obligations hereunder may be assigned (including by operation of law) by any party without the prior written consent of the other party. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided, however, that Purchaser shall be entitled to assign at Closing its rights under this Agreement to one or more Affiliates without the consent of the Triton Entities, provided that such assignment shall not relieve Purchaser of any of its obligations hereunder and Purchaser shall be entitled to assign its contractual rights hereunder to its senior institutional lenders to the extent required by applicable loan agreements.

      (j)  Beneficiaries of Agreement. The representations, warranties, covenants and agreements expressed in this Agreement are for the sole benefit of the other parties hereto and are not intended to benefit, and may not be relied upon or enforced by, any other party as a third-party beneficiary or otherwise.

      (k) Counterparts; Facsimile Signatures This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto. Facsimile signatures on this Agreement and any of the agreements and documents executed in connection herewith shall be deemed original signatures.

      (l)  Exhibits and Schedules. The Exhibits and Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to this Agreement, unless the context shall otherwise require.

      (m) Computation of Days; Holidays. Whenever this Agreement provides for a period of time that is expressed in terms of a numbers of days prior to or within which actions or events are to occur or not occur, such time period shall be measured in calendar days unless otherwise expressly provided. Whenever this Agreement provides for a date, day or period of time on or prior to which actions or events are to occur or not occur, and if such date, day or last day of such period of time falls on a day that is not a Business Day, then the same shall be deemed to fall on the immediately following Business Day.

      (n) Headings. The headings in this Agreement are for reference only, and shall not affect the meaning or interpretation of this Agreement.

  [Signatures contained on following page]

  [Signature page to Escrow Agreement]

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

RURAL CELLULAR CORPORATION
By:

Richard P. Ekstrand, President and Chief Executive Officer

                      TRITON CELLULAR PARTNERS OF LINCOLN L.L.C.
                      TRITON CELLULAR PARTNERS OF FERRY L.L.C.
                      TRITON CELLULAR PARTNERS OF WESTERN KANSAS L.L.C.
                      TRITON CELLULAR PARTNERS OF LAMAR L.L.C.
                      TRITON CELLULAR PARTNERS OF BUTLER L.L.C.
                      TRITON CELLULAR PARTNERS OF BEND L.L.C.
                      TRITON CELLULAR PARTNERS OF TALLADEGA L.L.C.
                      TRITON CELLULAR ALABAMA 5 LICENSE COMPANY L.L.C.
                      TRITON COMMUNICATIONS L.L.C.
                      MISSISSIPPI-34 CELLULAR CORPORATION

By:

James W. Akerhielm President and Chief Executive Officer
TRITON CELLULAR PARTNERS, L.P. By: Triton Cellular, Inc., its General Partner
By:

James W. Akerhielm President and Chief Executive Officer
FIRST UNION NATIONAL BANK
By:

SCHEDULE I
Permitted Investments; Fees

    Permitted Investment(s):

    [Evergreen Select Treasury Money Market Fund #497]

Escrow Agent's Annual Fee:

    [$               ]

DISCLOSURE SCHEDULES TO

ASSET PURCHASE AGREEMENT

dated as of November 6, 1999

among

TRITON COMMUNICATIONS L.L.C.,

THE OTHER TRITON PARTIES

AND

RURAL CELLULAR CORPORATION

    Reference is hereby made to the Asset Purchase Agreement dated as of November 6, 1999 ("Purchase Agreement") among the Triton Parties party thereto (collectively "seller"), and Rural Cellular Corporation ("Purchaser"). Capitalized terms used but not defined herein shall have the same meaning given to such terms in the Purchase Agreement.

    The following Schedules are qualified in their entirety by reference to specific provisions of the Purchase Agreement, and they are not intended to constitute, and shall not be construed as constituting, representations or warranties of Seller except as and to the extent provided in the Purchase Agreement. Inclusion of any information herein shall not be construed as an admission that such information is material to the operations or financial condition of Seller.

    All disclosures in these Schedules shall be deemed to refer solely to matters as they exist on the date of the Purchase Agreement, unless a different date is specified in the Schedule.

    Headings have been inserted on the Schedules for convenience of reference only and shall to no extent have the effect of amending or changing the express provisions of the Purchase Agreement.

Schedule A
Triton Entities and RSA's

Operating Entity	RSAs
Triton Cellular Partners of Lincoln L.L.C.	OR4
Triton Cellular Partners of Ferry L.L.C.	WA2, WA3
Triton Cellular Partners of Western Kansas L.L.C.	KS1, KS2, KS6, KS7, KS11, KS12, KS13
Mississippi-34 Cellular Corporation	MS3, MS4
Triton Cellular Partners of Lamar L.L.C.	AL3, AL4, MS1
Triton Cellular Partners of Butler L.L.C.	AL7
Triton Cellular Partners of Bend L.L.C.	OR3, OR6, WA8
Triton Cellular Partners of Talladega L.L.C.	AL5

Schedule 1
Permitted Liens

NONE

Schedule 1.1
Acquisition Agreements

1.
Asset Purchase Agreement dated December 9, 1997 with Point Telesystems, Inc.;

2.
Contribution Agreement dated January 16, 1998 with Columbia River Cellular Partners, L.P.;

3.
Asset Purchase Agreement dated March 27, 1998 with U.S. Unwired, Inc. (Mississippi and Alabama transaction);

4.
Stock Purchase Agreement dated March 27, 1998 with U.S. Unwired, Inc., and Bailey Cable & Wireless, Inc.;

5.
Asset Purchase Agreement dated March 27, 1998 with U.S. Unwired, Inc. (Kansas transaction);

6.
Asset Purchase Agreement dated June 30, 1998 with AAT RSA Company, Limited Partnership;

7.
Asset Purchase Agreement dated August 13, 1998 with BMCT, L.P.;

8.
Acquisition Agreement dated January 15, 1999 with Cranford and related Asset Purchase Agreements with Price Communications Wireless, Inc. and GTE Mobile Net of Alabama Incorporated.

Schedule 2.2(l)
Excluded Assets

    All assets located at the Triton Parties' headquarters in Malvern, Pennsylvania (exclusive of Books and Records and assets used in the operation of the Business), including the following: computers, office furniture, personal property.

Schedule 3.3(a)

Indebtedness to be Paid Off at Closing

1.
The amount payable to Toronto Dominion Texas, Inc., as collateral agent.

2.
Amounts payable pursuant to any financing leases which are not expressly identified on a Schedule to this Agreement as a Contract to be assumed by Purchaser.

3.
That certain promissory note payable by Alabama 5 License Company to Cranford in the original principal amount of $21,250,000 dated June 15, 1999.

4.
Those certain promissory notes dated August 18, 1998 payable by Triton Cellular to William J. Marraccini, Silvio Marraccini, Jacqueline Crispino and Nancy Engravido, in the aggregate principal amount of $2,000,000.

5.
That certain promissory note dated February 1, 1999 payable by Triton Cellular to BMCT, L.P.

6.
Any secured indebtedness owing by any of the Triton Entities.

Schedule 4.5(b)
FCC Licenses

Cellular Licenses

Call Sign	Location
KNKN 716	Alabama 3—Lamar RSA
KNKN 708	Alabama 4—Bibb RSA
KNKQ 444	Alabama 5—Cleburne RSA
KNKQ 378	Alabama 7—Butler RSA
KNKN 516	Kansas 1—Cheyenne RSA
KNKN 518	Kansas 11—Hamilton RSA
KNKN 741	Kansas 12—Hodgeman RSA
KNKQ 376	Kansas 13—Edwards RSA
KNKN 514	Kansas 2—Norton RSA
KNKN 469	Kansas 6—Wallace RSA
KNKN 465	Kansas 7—Trego RSA
KNKQ 341	Mississippi 1—Tunica RSA
KNKN 638	Mississippi 3—Bolivar RSA
KNKQ 345	Mississippi 4—Yalobusha RSA
KNKN 332	Oregon 3—Umatilla RSA
KNKN 231	Oregon 4—Lincoln RSA
KNKQ 393	Oregon 6—Crook RSA
KNKN 248	Washington 2—Okanogan RSA
KNKN 385	Washington 3—Ferry RSA
KNKN 277	Washington 8—Whitman RSA

Schedule 4.5(b)

FCC Licenses

Point-to-Point Microwave Licenses:

Call Sign	Location
WMJ509	Selma, AL
WMJ510	Clanton, AL
WML454	Demopolis, AL
WML455	Livingston, AL
WML456	Eutaw, AL
WMN253	Centreville, AL
WMT725	Aliceville, AL
WMV896	Linden, AL
WMW536	Reform, AL
WLW521	Hays, KS
WLW522	Russell, KS
WLW523	Heiger, KS
WML263	Colby, KS
WML264	Edson, KS
WML487	Wakeeney, KS
WMS793	Colby, KS
WMS794	Angelus, KS
WHC935	Mission, OR
WHC936	La Grande, OR
WLR453	Corvalis, OR
WLR454	Salem, OR
WLR456	Newport, OR
WLR457	Newport, OR
WLV406	Weston, OR
WLV425	Mission, OR
WLV714	Statewide, OR
WMK818	Draperville, OR
WMM423	Lincoln City, OR
WMM842	Bend, OR
WMM843	Bend, OR
WMN580	Lyons, OR
WMN581	Sweet Home, OR
WMN582	Brownsville, OR
WMQ265	Prineville, OR
WMQ267	Sisters, OR
WMR294	Pendleton, OR
WMS487	Klamath, OR
WMS815	Brownsville, OR
WMS949	Keno, OR
WMS950	Klamath Falls, OR
WPJB528	Summer Lake, OR
WPJB529	Lakeview, OR
WPJB530	Paisley, OR
WPJC721	Lebanon, OR
WPJD237	Wren, OR
WPJD238	Burnt Woods, OR
WPNB336	Burns, OR
WPNB337	Bend, OR
WPNB338	Burns, OR
WPNC487	Hermiston, OR
WPNC980	Deschutes, OR
WPNC981	Bend, OR
WPNC982	Chiloquin, OR
WPNC983	Klamath Falls, OR
WPNC984	La Pine, OR
WPNC985	Chemult, OR
WPNE733	Bend, OR
WPNE734	Reno, OR
WPNF215	La Grande, OR
WPNG654	Bend, OR
WPNG918	Prineville, OR
WPNG919	Redmond, OR
WPNG920	Prineville, OR
WPNJ774	Corvalis, OR
WPNJ775	Albany, OR
WPNL454	Sisters, OR
WPNN235	Pendleton, OR
WPNN237	Kirk, OR
WPNN489	Umatilla, OR
WPOP905	Bridgeport, OR
WPOP906	Unity, OR
WLS507	Walla Walla, WA
WLW605	Dayton, WA
WLW606	Albion, WA
WLW679	Wallula, WA
WMN792	Statewide WA/ID
WMN835	Plymouth, WA
WPJB351	Walla Walla, WA
WPJF466	Clarkston, WA
WPJF467	Pullman, WA
WPNE374	Malaga, WA
WPNE375	Wenatchee, WA
WPNE376	Wenatchee, WA
WPNL267	Wenatchee, WA
WPNL268	Omak, WA
WPNL270	Omak, WA
WPOR643	Colville, WA
WPOT299	Chewelah, WA
WPOT300	Clarkston, WA

Schedule 4.7
Owned Real Property

Reference #	Location	Description

AL4-1	Benton	Cell Site
AL4-2	Camden	Cell Site
AL4-3	Centreville	Cell Site
AL4-4	Clanton	Cell Site
AL4-5	Fort Deposit	Cell Site
AL4-6	Hayneville	Cell Site
AL4-7	Jemison	Cell Site
AL4-8	Maplesville	Cell Site
AL4-11	Selma	Cell Site
AL4-12	Verbena	Cell Site
MS4-3	Durant	Cell Site
KS1-4	Grinnell	Cell Site
WA8-14	Stout Ranch	Cell Site
WA8-16	Walla Walla	Cell Site, Switch
NA	North Bend	Store

Schedule 4.8(a)

Real Property Leases

    Please note that, depending on the provisions of applicable state law, certain leases (or portions of certain leases) set forth on the following pages of Schedule 4.8(a) (Real Property Leases) may be characterized as personal property leases.

Northwest Region:

Reference #	Site Name	Owner

Network Leases
OR3-1	Aldrich Mtn.	Oregon State Police
OR3-2	Baker	Baker Valley Enterprises
OR3-3	Beaver	USDA-Forest Service
OR3-4	Cabbage Hill	Lieuallan Ranch, Inc.
OR3-5	Carney Butte	Teleph. Util of E. Oregon
OR3-6	Elgin	Pendleton Grain Growers
OR3-7	Elkhorn Mtn.	AT&T Communications
OR3-8	Halfway	USDA-Forest Service
OR3-9	Hermiston	C&B Livestock, Inc.
OR3-10	John Day (Ground)	Dona Holmstrom
OR3-10a	John Day (Tower)	Tower Broadcasting
OR3-11	La Grande	Sonka, Steven, Raymond, and Virginia Fenn
OR3-12	Ladd Canyon	Dale & Charlene Counsell
OR3-13	Lime Hill	Chambers Cable of OR
OR3-14	Milton-Freewater	Richard & Louise Piper
OR3-15	Mt. Emily	USDA-Forest Service
OR3-16	Oxman-Durkee	Wayne & Helen Troy
OR3-17	Pendleton Airport	City of Pendleton
OR3-18	Pikes Peak	Thomas & Cynthia Beechinor
OR3-19	Ritter Butte	Tim, Paul, Kelly Walton, Kayella Simons, Lisa Roberts
OR3-20	Sheep Ridge	USDA-Forest Service
OR3-20a	Sheep Ridge Easement 1	Transator Association
OR3-20b	Sheep Ridge Easement 2	Ten-Nab, Inc.
OR3-21	Sillusi Butte	K2H Farms, Inc
OR3-22	Stage Gulch	Lloyd & Lois Piercy
OR3-23	Weston Mtn.	BL Davis Ranch, Inc
OR3-24	Spout Spg/Tollgate	USDA-Forest Service
OR3-25	Meacham	Oregon DOT
OR4-1	Agate Beach	Central Lincoln PUD
OR4-2	Albany	Point Communications Co.
OR4-3	Bald Peter	Linn Cnty Emerg. Telephone
OR4-4	Burnt Woods	Point Communications Co.
OR4-5	Cascadia	Point Communications Co.
OR4-6	Corvallis	Point Communications Co.
OR4-7	Fisher Point	USDA Forest Service
OR4-8	Green Peter	Galaxye Broadcasting
OR4-9	Hackelman	USDA Forest Service
OR4-10	Highland	Point Communications Co.
OR4-11	Hoodoo	Bend Cable Comm.
OR4-12	Junction City(Half)	Point Communications Co.
OR4-13	Knox Butte	Point Communications Co.
OR4-14	Lebanon	Point Communications Co.
OR4-15	Lincoln City	Point Communications Co.
OR4-16	Marks Ridge	Point Communications Co.
OR4-17	McCulley Mtn (Rev Sh)	Point Communications Co.
OR4-18	Monroe	Point Communications Co.
OR4-19	Newport	Point Communications Co.
OR4-20	Otter Crest	Point Communications Co.
OR4-21	Pioneer	Point Communications Co.
OR4-22	Praire Peak	Day Wireless
OR4-23	Toledo	Central Lincoln PUD
OR4-23a	Toledo	Simpson Timber
OR4-24	Vineyard Mtn	Point Communications Co.
OR4-25	Waldport	Point Communications Co.
OR4-26	Washburn	Point Communications Co.
OR4-27	Witham	City of Corvallis
OR4-28	Wren	Point Communications Co.
OR4-29	Yachats	Hampton Resources
OR4-30	Tangent	Lely Pacific
OR6-1	Adel	Dept. of Energy-BPA
OR6-2	Awbrey Butte	Deschutes County
OR6-3	Bly Ranch	William and Lillian Hill Industries
OR6-4	Burns Butte	OR-Div of State Lands
OR6-5	Chase Mtn	US Timberlands Svcs. Co
OR6-7	Dead Indian	USDA Forest Service
OR6-8	E Bend	Dotson & Wilma Merritt
OR6-9	Five Mile Butte	Willamette Industries
OR6-10	Glass Butte	US Dept of Interior-Lnd Mgt.
OR6-11	Grizzly B sector	US Dept of Interior-Lnd Mgt.
OR6-12	Juntura	Bill D. Williams
OR6-13	Lake of the Woods	USDA Forest Service
OR6-14	Lakeview (Black Cap)	Lake county, OR
OR6-15	Moore Hill (K.Falls)	Gerrard, Inc
OR6-16	N Redmond	Cinder Butte Rock Prod.
OR6-17	NW Express	Mt. Bachelor, Inc.
OR6-18	O'Dell	Bonneville Power Admin.
OR6-19	Pilot Butte	City of Bend, OR
OR6-20	Pine Marten	Mt. Bachelor, Inc.
OR6-21	Pine Mtn	USDA Forest Service
OR6-22	Post	US Timberlands Svcs. Co
OR6-23	Prineville	Pilot Butte Hereford Ranch
OR6-24	Round Pass	USDA Forest Service
OR6-25	S Bend	Robert & Shirley Windlinx
OR6-26	S Redmond	Martel & Gisela Fisher
OR6-27	Sisters	Raymond & Doris Hart
OR6-28	Solomon - Kirk	USDA Forest Service
OR6-29	Spodue Mountain	PacifiCorp
OR6-30	Steiger Butte	Three Rivers Communications
OR6-31	Summit	USDA Forest Service
OR6-32	Sunriver	USDA Forest Service
OR6-33	Swan Lake	Tri-State Telecom, Inc
OR6-34	Walker Mtn	USDA Forest Service
OR6-35	Wampus Butte	Oregon Dept. State Police
OR6-36	Meril/Malin	Hickey Ranches Inc.
OR6-37	Division & 97	Larry and Elizabeth Pool
OR6-38	Steins Mountain	State of Oregon
WA2-1	Badger Mt	Clark, Doug, and Mike Bromiley
WA2-2	Boundary Butte	UDSA
WA2-3	Chelan Butte	WA. State Dept. of Nat. Resources
WA2-4	Clark Badger	Central Communications
WA2-5	Diamond Head	UDSA
WA2-6	Dyer Hill	Joseph and Dorothy Kropp
WA2-7	Goat Mt	UDSA
WA2-8	Okanogan	KOMW Radio
WA2-9	Laurel Hill	Westcoast Broadcasting
WA2-10	McClure Mtn	UDSA
WA2-11	Natapoc Ridge	PUD District #1 of Chelan County
WA2-12	Omak butte	US Dept. of Interior
WA2-13	Pickens Mt	Central Communications
WA2-14	Round Mtn	Burlington Northern Railroad Co.
WA2-15	South Blewett	WA. State Dept. of Transportation
WA2-16	Stevens Pass	WA. State Dept. of Transportation
WA2-17	Stiens Hill	Estate of Lyle Ochs
WA2-18	Downtown Wenatchee	Cascadian Apts
WA3-1	Bisbee Mt	WA. State Dept of Transportation
WA3-2	Chewelah Mt	Compucol, Inc.
WA3-3	Collville Mt	Richard Baker
WA3-4	Cooks Mt	Pend Oreille County
WA3-5	DeerLake Mt	Boise Cascade Corp.
WA3-6	Johnny Gorge Mt	US Dept. of Interior
WA3-7	Keller Butte	US Dept. of Interior
WA3-8	Klondike Mt	PUD District #1 of Ferry County
WA3-9	Monumental Mt	WA. State Dept. of Nat. Resources
WA3-10	Ruby Mt	Crown Pacific Inland
WA3-11	Flagg Mtn (Rep)	Compucol, Inc.
WA8-1	Alpowa	Harold & Lois Heitstuman
WA8-2	Bald Butte	Flyod Harvey Rentals
WA8-3	Bluewood	Ski Bluewood
WA8-4	Clarkston	L.T.L. Investments Company
WA8-5	Colfax	R. Paul Cocking
WA8-5a	Colfax Easement	Hauser Enterprises, LLC
WA8-6	Dayton	Lestor Eaton, Jr.
WA8-7	Dayton Town	City of Dayton
WA8-8	Dodge Hill	WA Dept. of Nat. Resources
WA8-9	Harsha	Baker Boyer Bank
WA8-10	Kamiak Butte	Kamiak Butte Farm Ptnrshp
WA8-11	Naff Ridge	Galen Blank
WA8-12	Pomeroy	Molly & William Black
WA8-13	Pullman Water Tank	City of Pullman
WA8-15	Waitsburg	Ellsworth Conover
WA8-17	Walla Walla Airport	Port of Walla Walla
WA8-18	Steptoe	Whitman County
WA8-20	Nine Mile	Oasis Fruit Farm
WA8-21	Duroc/Touche	Frank Saranto
WA8-22	DIXIE	Melvern Laidlaw

Northwest Region:

Non-Network Leases

Description	Owner

Warehouse	Compass Comercial
Warehouse	Valley Storage
Colville Office	Dale Vaughn
Omak Office	Jan Asmussen
Albany Land	Point Communications
Albany Office	Point Communications
Corvallis Office	Point Communications
Lebanon Office	Bings Kitchen
Newport Office	Ross Neigebauer
Klamath Falls	Alco, Inc.
Redmond	Redmond Plaza
S. Bend	1120 SE Highway 97
2nd Street	Pearce Woodfield
Clarkston	D. Gorsette
Hermiston	Hermiston COC
Lagrande	Hyde Family
Pendelton	Clear Creek Cattle
Pullman	Pullman Prgs.
Millpoint	Compass Comercial
Heritage Mall	Heritage Mall Assoc.
Collville Space Rent	Terry's Mini-Storage
Wenatchee	PineCo LLC

South Region:

Reference #	Site Name	Owner

Network Leases
AL3-1	Aliceville	Charles & Robbie Davis
AL3-2	Butler	Kimberly - Clark
AL3-3	Demopolis	L-Square Land
AL3-4	Eutaw	L-Square Land
AL3-5	Fayette	John & Ivalene Walden
AL3-6	Linden	Matty E. Hill
AL3-7	Livingston	Livingston University
AL3-8	Pennington	James River Timberland
AL3-9	Reform	Charles & Robert McGahey
AL3-10	Vernon	J.L. Duckworth
AL3-11	Gordo	American Tower, L.P.
AL3-12	Cuba	American Tower, L.P.
AL4-9	Marion	City of Marion
AL4-10	Pine Hill	Town of Pine Hill
AL4-13	West Blocton	George Desmond
AL4-14	Uniontown	AAT Communications
AL4-15	Lowndnesboro	Pinnacle Towers Inc.
AL4-16	Selma South	American Towers
AL5-1	Rockford	Williams Pipeline
AL5-2	Childersburgh	Crown Communations
AL5-3	Sylacauga	BellSouth Mobility Inc.
AL5-4	Lincoln	A. H. & Irene Tomlin
AL5-5	Ross Mountain	Crown Communations
AL5-6	Lebanon	Crown Communations
AL5-7	Lanette	Old North Tower Corp
AL5-8	Dadeville	Smith Mountain
AL5-8a	Dadeville Easement	Joe East
AL5-9	Alexander City **	Charter Communications
AL5-10	Sturkee	Cummulus Wireless
AL5-10a	Sturkee ground	George Robertson
AL5-11	Mt Olive	Crown Communations
AL5-12	Talladega	Jimmy Woodward
AL5-13	Lake Martin	Crown Communations
AL5-14	Talladega City	American Towers
AL5-15	Heflin	BellSouth Mobility Inc.
AL7-1	Andalusia	AAT Communications
AL7-2	Elba	City of Elba
AL7-3	Enterprise	Regency Management
(Includes Switch)
AL7-4	Geneva	H. Jack Mizell
AL7-5	Georgiana	AAT Communications
AL7-6	Greenville	AAT Communications
AL7-7	Hartford	Alltel Communications
AL7-8	Lockhart	City of Lockhart
AL7-8a	Lockhart Easement	William & Doris Hicks
AL7-9	Luverne	AAT Communications
AL7-10	Opp	Covington Rural Services
AL7-11	Troy	Price Communications
AL7-12	Victoria	AAT Communications
AL7-13	Malvern	Town of Malvern
AL7-14	Orion	AAT Communications
AL7-15	Brantley	Hemphill corp
AL7-16	Highland Homes	Pinnacle Towers Inc.
MS1-1	Abbeville	Steve & Deborah Shaw
MS1-2	Batesville	Henry Heafner
MS1-3	Byhalia	Mary Munn
MS1-4	Clarksdale	Richard James Noe
MS1-5	Crenshaw	Bob D. Crenshaw
MS1-6	Holly Springs	Gregory Gresham
MS1-7	Lula	Darrel Byrd
MS1-8	Oxford	G.A. Gafford
MS1-9	Senatobia	Billy Wooten
MS1-10	Tunica	Commerce Development
MS1-11	West Clarksdale	Atkins Office Supply
MS1-12	Burgess	Telepak Inc.
MS1-13	Tunica II	Pinnacle Towers Inc.
MS1-14	Sardis	Crown Communications
MS1-15	Northeast Oxford	Alpha 1 Leasing
MS3-1	Cleveland	Jeannette Weatherly
MS3-2	Glendora	Due West Land Co.
MS3-3	Greenwood	Charles Moor
(Includes Switch)
MS3-4	Indianola	John Dodd
MS3-5	Tchula	Timber Investments
MS3-6	Vaiden	Ben Nelms
MS3-7	North Carrolton	Leflore Communications
MS4-1	Aberdeen	Calvin Barnes
MS4-2	Calhoun City	Henty Lackey
MS4-4	Grenada	Pinnacle Towers Inc.
MS4-5	Houston	Alan Futvoye
MS4-6	Oakland	Sylvia M. Grant
MS4-7	Water Valley	Fly Timber Corp.
MS4-8	West Point	Kenneth Dill
MS4-9	Scobey	Crown Communications

Non-Network Leases

Description	Owner

Enterprise Generator Pad	Regency Management
Regional Office/Call Center	Regency Management
Temp. Regional Office	Regency Management
Alexander City Store	Kenneth W. Cochran
Andalusia Store	McClain Contracting
Batesville Store	Woody Loden, IV
Clanton Store	D&M Management
Clarksdale Store	HAYCO Realty
Cleveland Store	Don McNeer
Demopolis Store	Jeanette Lowe
Enterprise Store/Switch	Regency Management
Fayette Store	AEGON USA Reality
Greenwood Store	Harmar Investments
Grenada Store	Green Realty
Grenada Store (New)	Green Realty
Oxford Store	Heritage Development
Selma Store (New)	Arlington Properties
Senatobia Store	Collonade Partnership
Sylacauga Store	Southplace Properties
Talladega Store	Community Centers Dev.
Troy Store	Han-Cro Inc.
West Point Store	Coleman Realty
Demopolis Eng. Storage	Sherrod Mini-Storage
Mini Warehouse #15C	Sunnysouth Mobile Villa
Mini Warehouse #2A, 12A	Sunnysouth Mobile Villa

Central Region:

Reference #	Site Name	Owner

Network Leases
KS1-1	Atwood	Wes-Kan Towers
KS1-2	Colby	Cellular Tower Asset Fund
KS1-3	Edson	Melia Communications
KS1-5	Oberlin	Wes-Kan Towers
KS1-6	Saint Francis (Rep)	Wes-Kan Towers
KS1-7	Goodland	American Tower, L.P.
KS2-1	Morland	Wes-Kan Towers
KS2-2	Norton	Wes-Kan Towers
KS2-3	Smith Center	Smith Center Co-op
KS2-4	Stockton	Classic Cable
KS2-5	Phillips burg	American Tower, L.P.
KS2-6	Osborne	American Tower, L.P.
KS6-1	Dighton	Classic Cable
KS6-2	Leoti	Classic Cable
KS6-3	Scott City	Wes-Kan Towers
KS6-4	Sharon Springs	Classic Cable
KS6-5	Park/Quinter	American Tower, L.P.
KS7-1	Great Bend East	Barton County
KS7-2	Hays	Cellular Tower Asset Fund
(Includes VCDX Switch)
KS7-3	Heizer (Great Bend)	Cellular Tower Asset Fund
KS7-4	Ness City	G & K Communications
KS7-5	Russell	Wes-Kan Towers
KS7-6	Wakeeny	Wes-Kan Towers
KS7-7	Lacrosse	Wes-Kan Towers
KS11-1	Garden City	Snyder Radio Inc.
KS11-2	Hugoton	Recomco Inc.
KS11-3	Johnson City	Sky High Inc.
KS11-4	Liberal	American Tower Corp.
KS11-5	Syracuse	Cellular Tower Asset Fund
KS11-6	Ulysses	Turri-Comm Inc.
KS11-7	Lakin	American Tower L.P.
KS11-8	Downtown Liberal	Panhandle Telco
KS11-8a	Downtown Liberal Land	Hibberd
KS12-1	Charleston	Wes-Kan Towers
KS12-2	Copeland	Wes-Kan Towers
KS12-3	Dodge City	Multimedia Cablevision
(Includes Switch)
KS12-4	Minneola	Wes-Kan Towers
KS13-1	Kinsley	Jack D. Noble
KS13-2	Medicine Lodge (Rep)	Multimedia Cablevision
KS13-3	Pratt	Wes-Kan Towers
KS13-4	Saint John	Wes-Kan Towers

Central Region:

Non-Network Leases

Description	Owner

Colby Store	C. Scott Barnum
Dodge City Store	Mark D. Pick
Garden City Store	Lee Properties
Great Bend Store	Moore Development
Hays Store	Bickle-Aubel Partnership
Liberal Store	Ewalt Realty
Hays Regional Switch	Bolero Ventures
Hays Storage Bldg	Wilson Moving & Storage

Schedule 4.8(b)
Personal Property Leases

  •
  Lease with Xerox Corporation dated November 11, 1998 providing for the lease of seven copiers.

  •
  Please note that, depending on the provisions of applicable state law, certain leases (or portions of certain leases) set forth on Schedule 4.8(a) (Real Property Leases) may be characterized as personal property leases.

Schedule 4.8(c)
Certain Contracts

Party	Agreement Type
Interconnect
GTE	Interconnect for Northwest
US West	Interconnect for Northwest
BellSouth	Interconnect for South
GTE	Interconnect for South
Long Distance
ITC Deltacom	Long Distance Services
LDDS	Long Distance Services
ACI	Long Distance Services
Major Roaming Agreements
AT&T Wireless Services, Inc.	Intercarrier Roamer Service Agreement
CenturyTel Wireless, Inc.	Intercarrier Roamer Service Agreement
Dobson	Intercarrier Roamer Service Agreement
GTE Wireless Inc.	Intercarrier Roamer Service Agreement
Gulph Coast Cellular	Intercarrier Roamer Service Agreement
Price Communications Wireless	Intercarrier Roamer Service Agreement
Sprint	Intercarrier Roamer Service Agreement
United States Cellular Corporation	Intercarrier Roamer Service Agreement
Western Wireless Corporation	Intercarrier Roamer Service Agreement
Billing Agreements
International Telecomunication Data Systems	Billing Services
H.O. Systems, Inc.	Billing Services and Information Management Software
GTE	Standard Billing Alternative Agreement
Switch Sharing
McCaw Cellular (AT&T)	Switch Sharing Agreement — OR-4 Rural Service Area
North American Cellular	Lease of Switch Capacity
Software & Information Services
EDS	Information Technology Services
GTE Northwest Inc.	Routing & Rating Database Maintenance
Equifax	Telecom Risk Assessment Model
Equifax	Credit Information Services
E911
State of Oregon	E911 Agreement
Technical Services Agreements
Touch America, Inc.	DS3 Service Agreement
NACN	Services Agreement
NTC (National Telemanagement Corp)	Smartpay Service Agreement
Lucent Technologies Inc.	Equipment Agreement
Management Agreements
AL-5 License Company L.L.C.	Management Agreement with Triton of Talladega L.L.C.
Triton Cellular Partners of Lincoln L.L.C.	Management Agreement with Triton Communications L.L.C.
Cellular Telephone Service Agreements
City of Corvallis	Contract for Telephone Service
NW Grain Growers	Contract for Telephone Service
Hewlett Packard	Contract for Telephone Service
Other Agreements
Point Telecommunications	OR 4 Option Agreement

Schedule 4.11
Taxes

NONE

Schedule 5.5
FCC Matters

    TDS, through its subsidiaries, (collectively, "TDS") presently holds a greater than 5% interest in RCC. TDS also holds the other cellular licenses in OR-3 and OR-6. Under the new FCC Rule §22.942, the transaction cannot be consummated unless prior to Closing TDS reduces its interest so as to avoid attribution under the FCC rule. TDS has contracted to reduce its interest prior to Closing pursuant to that certain Recapitalization Agreement dated as of October 31, 1999 between Purchaser and TDS.

Schedule 5.6
Financing

    1.  A $1.200 billion Senior Secured Credit Facility fully underwritten by TD Securities (USA) Inc. ("TD"), subject to the terms and conditions outlined in the Commitment Letter dated October 29, 1999, attached hereto as Schedule 5.6(i);

    2.  a $135 million Preferred Bridge fully underwritten by TD and First Union, subject to the terms and conditions outlined in the Commitment Letter dated October 31, 1999, attached hereto as Schedule 5.6(ii); and

    3.  a $200 million issuance of Redeemable Convertible Preferred Stock to be purchased by Madison Dearborn Partners, Boston Ventures and TD Capital, subject to the terms and conditions outlined in the Commitment Letter dated November 5, 1999, attached hereto as Schedule 5.6(iii).

Schedule 6.3(a)

Material Consents

	Agreement Type	Consent
Interconnect
GTE	Interconnect for Northwest	Consent
BellSouth	Interconnect for South	NTBUW
GTE	Interconnect for South	Consent
License Agreements
CellularOne License Agreements	License of Trade Name
Long Distance
LDDS	Long Distance Services	NTBUW
ACI	Long Distance Services	Consent
Switch Sharing
North American Cellular	Lease of Switch Capacity	NTBUW
Software & Information Services
EDS	Information Technology Services	NTBUW
JSJ Software	CODIE License for ITDS Billing Software	Consent
Technical Services Agreements
NACN	Services Agreement	NTBUW
Cellular Telephone Service Agreements
NW Grain Growers	Contract for Telephone Service	NTBUW
Revenue Sharing
Pueblo Cellular Communications	Cell Site Revenue Sharing	NTBUW
Network Sites
North Region
OR-3
Hermiston	Cell Site	NTBUW
Pendleton Airport	Cell Site	NTBUW
Pikes Peak	Cell Site	NTBUW
Sillusi Butte	Cell Site	NTBUW
OR-4
Witham	Cell Site	Consent
OR-6
Awbrey Butte	Cell Site	NTBUW
Moore Hill (K Falls)	Cell Site	Consent
Pilot Butte	Cell Site	Consent
Sunriver	Cell Site	Consent
WA-2, 3 and 8
Badger Mountain	Cell Site	NTBUW
Wenatchee Switch Site	Cell Site	Consent
Chelan Butte	Cell Site	Consent
Walla Walla Airport	Cell Site	Consent
Colleville C1 Office	Cell Site	Consent
Central Region
Hays Switch & Tower Location	Cell Site	Consent
Dodge City Switch & Tower Location	Cell Site	NTBUW
Lacrosse	Cell Site	Consent
Garden City	Cell Site	Consent
Liberal	Cell Site	Consent
Colby	Cell Site	NTBUW
Moreland	Cell Site	NTBUW
South Region
Demopolis	Cell Site	NTBUW
Batesville	Cell Site	NTBUW
Troy	Cell Site	Consent
Enterprise	Cell Site	Consent

Schedule 6.8(a)

Financial and Operational Reports

Consolidated Financial Statements for Triton Cellular Partners, L.P.

    Including Consolidating Balance Sheet
    Consolidated Statement of Operations
    Consolidated Statement of Cash Flows
    Consolidate Changes in Partner's Equity

Statement of Operations by Region

Performance Reports by Region

[LOGO]
SPECIAL MEETING OF SHAREHOLDERS
March , 2000 .m.
3905 Dakota Street S.W. Alexandria, Minnesota

Rural Cellular Corporation P.O. Box 2000 Alexandria, Minnesota 56308-2000	Proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on March   , 2000.

The shares of Class A Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Don C. Swenson, and each of them, with full power of substitution, to vote your shares of Class A Common Stock on the matters shown on the reverse side and any other matters that may properly come before the Special Meeting and all adjournments thereof.

See reverse side for voting instructions

There are two ways to vote your Proxy.	Company # Control #

VOTE BY PHONE
1-800-240-6326

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and 7-digit control number, which are located in the upper right-hand corner of this card. Then follow the simple instructions given over the phone.

Note: If voting by phone

Your telephone vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone voting is noon CST, one business day before the special meeting.

VOTE BY MAIL

Postage-paid envelope provided

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you vote by phone, do not return your proxy card.

[LOGO]

Please detach here

1.	Approve issuance of shares of Class M redeemable voting convertible preferred stock convertible into shares of Class A common stock at a conversion price of $53.00 per share, in an amount which, if converted, could result in issuance of Class A common stock comprising 20% or more of the Company's Class A common stock outstanding before such issuance.	/ / For	/ / Against	/ / Abstain
2.
	Approve an amendment to the Amended and Restated Articles of Incorporation of the Company which will increase the number of authorized shares of capital stock to 300,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 90,000,000 undesignated shares.	/ / For	/ / Against	/ / Abstain
2.	Approve an amendment to the Bylaws to increase the size of our Board of Directors to eleven members.	/ / For	/ / Against	/ / Abstain
This proxy, when properly executed, will be voted as directed or, if no direction, FOR each proposal.
Address Change? Mark Box / / Indicate changes below:	I Plan to Attend the Meeting / /	Dated:

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

[LOGO]
SPECIAL MEETING OF SHAREHOLDERS
March , 2000 .m.
3905 Dakota Street S.W. Alexandria, Minnesota

Rural Cellular Corporation P.O. Box 2000 Alexandria, Minnesota 56308-2000	Proxy

This proxy is solicited by the Board of Directors for use at the Special Meeting on March   , 2000.

The shares of Class B Common Stock you hold in your account will be voted as you specify below.

If no choice is specified, the proxy will be voted "FOR" Items 1, 2, and 3.

By signing the proxy, you revoke all prior proxies and appoint Richard P. Ekstrand and Don C. Swenson, and each of them, with full power of substitution, to vote your shares of Class B Common Stock on the matters shown on the reverse side and any other matters that may properly come before the Special Meeting and all adjournments thereof.

See reverse side for voting instructions

There are two ways to vote your Proxy.	Company # Control #

VOTE BY PHONE
1-800-240-6326

Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week. Have your proxy card in hand when you call. You will be prompted to enter your 3-digit company number and 7-digit control number, which are located in the upper right-hand corner of this card. Then follow the simple instructions given over the phone.

Note: If voting by phone

Your telephone vote authorizes the named proxies in the same manner as if you marked, signed and returned the proxy card. The deadline for telephone voting is noon CST, one business day before the special meeting.

VOTE BY MAIL

Postage-paid envelope provided

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided. If you vote by phone, do not return your proxy card.

[LOGO]

Please detach here

1.	Approve issuance of shares of Class M redeemable voting convertible preferred stock convertible into shares of Class A common stock at a conversion price of $53.00 per share, in an amount which, if converted, could result in issuance of Class A common stock comprising 20% or more of the Company's Class A common stock outstanding before such issuance.	/ / For	/ / Against	/ / Abstain
2.
	Approve an amendment to the Amended and Restated Articles of Incorporation of the Company which will increase the number of authorized shares of capital stock to 300,000,000 shares, consisting of 200,000,000 shares of Class A common stock, 10,000,000 shares of Class B common stock, and 90,000,000 undesignated shares.	/ / For	/ / Against	/ / Abstain
3.	Approve an amendment to the Bylaws to increase the size of our Board of Directors to eleven members.	/ / For	/ / Against	/ / Abstain
This proxy, when properly executed, will be voted as directed or, if no direction, FOR each proposal.
Address Change? Mark Box / / Indicate changes below:	I Plan to Attend the Meeting / /	Dated:

Signature(s) exactly as your name appears hereon (Note: Executors, guardians, trustees, etc. should add their title as such and where more than one executor, etc. is named, a majority must sign. If the signer is a corporation, please sign full corporate name by a duly authorized officer.)

QuickLinks

SOLICITATION AND REVOCATION OF PROXIES
VOTING RIGHTS
VOTES REQUIRED AND BOARD RECOMMENDATIONS
OWNERSHIP OF VOTING SECURITIES

PROPOSAL NO. 1 APPROVAL OF ISSUANCE OF CLASS M CONVERTIBLE PREFERRED STOCK
PROPOSAL NO. 2 APPROVAL OF AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED SHARES

SHAREHOLDER PROPOSALS FOR 2000 ANNUAL MEETING
INDEPENDENT ACCOUNTANTS
FORWARD-LOOKING STATEMENTS

WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

BUSINESS OF RURAL CELLULAR
Our Systems
Business Strategy
Recent Developments
Other Corporate Information
PENDING ACQUISITION
BUSINESS OF TRITON

DESCRIPTION OF FINANCING ARRANGEMENTS

DESCRIPTION OF CAPITAL STOCK
PRICE OF COMMON STOCK

SELECTED FINANCIAL AND OPERATING DATA
NOTES TO RURAL CELLULAR'S SELECTED FINANCIAL AND OPERATING DATA
NOTES TO TRITON'S SELECTED FINANCIAL AND OPERATING DATA

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

INDEX TO FINANCIAL STATEMENTS

Report of Independent Public Accountants

LIST OF EXHIBITS AND SCHEDULES

ASSET PURCHASE AGREEMENT
W I T N E S S E T H:

ESCROW AGREEMENT
W I T N E S S E T H:

SCHEDULE I Permitted Investments; Fees

Schedule A Triton Entities and RSA's
Schedule 1 Permitted Liens
Schedule 1.1 Acquisition Agreements
Schedule 2.2(l) Excluded Assets

Schedule 3.3(a)
Indebtedness to be Paid Off at Closing

Schedule 4.7 Owned Real Property

Schedule 4.8(b) Personal Property Leases
Schedule 4.8(c) Certain Contracts
Schedule 4.11 Taxes
Schedule 5.5 FCC Matters

Schedule 5.6 Financing